TD WATERHOUSE VARIABLE ANNUITY

SEPARATE ACCOUNT A

ISSUED BY:
UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
212 HIGHBRIDGE STREET
SUITE D
FAYETTEVILLE, NY 13066

ADMINISTERED BY:
HARTFORD LIFE INSURANCE COMPANY
P.O. BOX 5085
HARTFORD, CONNECTICUT 06102-5085

TELEPHONE:      1-800-862-6668 (CONTRACT OWNERS)
                1-800-862-7155 (REGISTERED REPRESENTATIVES)

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This prospectus describes information you should know before you purchase the TD Waterhouse Variable Annuity. Please read it carefully before you purchase your variable annuity.

TD Waterhouse Variable Annuity is a contract between you and Union Security Life Insurance Company of New York (formerly First Fortis Life Insurance Company) where you agree to make at least one Premium Payment and Union Security agrees to make a series of Annuity Payouts at a later date. This Contract is a flexible premium, tax-deferred, variable annuity offered to both individuals and groups. It is:

X  Flexible, because you may add Premium Payments at any time.

X Tax-deferred, which means you don't pay taxes until you take money out or until we start to make Annuity Payouts.

X Variable, because the value of your Contract will fluctuate with the performance of the underlying Funds.

At the time you purchase your Contract, you allocate your Premium Payment to "Sub-Accounts." These are subdivisions of our Separate Account, an account that keeps your Contract assets separate from our company assets. The Sub-Accounts then purchase shares of mutual funds set up exclusively for variable annuity or variable life insurance products. These are not the same mutual funds that you buy through your stockbroker or through a retail mutual fund. They may have similar investment strategies and the same portfolio managers as retail mutual funds. This Contract offers you Funds with investment strategies ranging from conservative to aggressive and you may pick those Funds that meet your investment goals and risk tolerance. The Funds are part of the following Portfolio companies: AIM Variable Insurance Funds, AllianceBernstein Variable Products Series Fund, Inc., American Investments Variable Portfolios, Inc., Federated Insurance Series, Gartmore Variable Insurance Trust, Hartford Series Fund, Inc., ING Investors Trust, ING VP Natural Resources Trust, MFS(R) Variable Insurance Trust, Neuberger Berman Advisers Management Trust, Pioneer Variable Contracts Trust, Van Eck Worldwide Insurance Trust and Wells Fargo Variable Trust Funds.

You may also allocate some or all of your Premium Payment to either the Fixed Accumulation Feature or a Guarantee Period. The Fixed Accumulation Feature pays an interest rate guaranteed for a certain time period from the time the Premium Payment is made. A Guarantee Period guarantees a rate of interest until a specified maturity date and may be subject to a Market Value Adjustment. Premium Payments allocated to the Fixed Accumulation Feature or a Guarantee Period are not segregated from our company assets like the assets of the Separate Account.

If you decide to buy this Contract, you should keep this prospectus for your records. You can also call us to get a Statement of Additional Information, free of charge. The Statement of Additional Information contains more information about this Contract, and, like this prospectus, the Statement of Additional Information is filed with the Securities and Exchange Commission ("SEC").

Although we file the prospectus and the Statement of Additional Information with the SEC, the SEC doesn't approve or disapprove these securities or determine if the information in this prospectus is truthful or complete. Anyone who represents that the SEC does these things may be guilty of a criminal offense. This prospectus and the Statement of Additional Information can also be obtained from the SEC's website (http://www.sec.gov).

This Contract IS NOT:

-   A bank deposit or obligation

-   Federally insured

-   Endorsed by any bank or governmental agency

This Contract and its features are no longer available for sale.

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PROSPECTUS DATED: MAY 3, 2010

STATEMENT OF ADDITIONAL INFORMATION DATED: MAY 3, 2010

2                          UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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TABLE OF CONTENTS

                                                                          PAGE
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DEFINITIONS                                                                    3
FEE TABLE                                                                      5
HIGHLIGHTS                                                                     7
GENERAL CONTRACT INFORMATION                                                   8
  Union Security Life Insurance Company of New York                            8
  The Separate Account                                                         8
  The Funds                                                                    8
PERFORMANCE RELATED INFORMATION                                               12
  Guarantee Periods                                                           12
THE CONTRACT                                                                  14
  Purchases and Contract Value                                                14
  Charges and Fees                                                            18
  Death Benefit                                                               18
  Surrenders                                                                  19
ANNUITY PAYOUTS                                                               20
OTHER PROGRAMS AVAILABLE                                                      22
OTHER INFORMATION                                                             24
  Legal Proceedings                                                           26
  More Information                                                            26
FEDERAL TAX CONSIDERATIONS                                                    26
INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS                          32
ACCUMULATION UNIT VALUES                                                      40
FURTHER INFORMATION ABOUT UNION SECURITY LIFE INSURANCE COMPANY OF NEW        43
YORK
TABLE OF CONTENTS TO STATEMENT OF ADDITIONAL INFORMATION                     120
APPENDIX I -- SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS                    121
APPENDIX II -- INVESTMENTS BY UNION SECURITY                                 123
FINANCIAL STATEMENTS                                                         F-1

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                          3

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DEFINITIONS

These terms are capitalized when used throughout this prospectus. Please refer to these defined terms if you have any questions as you read your prospectus.

ACCOUNT: Any of the Sub-Accounts or Guarantee Period accounts.

ACCUMULATION PERIOD: The time after you purchase the Contract until we begin to make Annuity Payouts.

ACCUMULATION UNITS: If you allocate your Premium Payment to any of the Sub-Accounts, we will convert those payments into Accumulation Units in the selected Sub-Accounts. Accumulation Units are valued at the end of each Valuation Day and are used to calculate the value of your Contract prior to Annuitization.

ACCUMULATION UNIT VALUE: The daily price of Accumulation Units on any Valuation Day.

ADMINISTRATIVE OFFICE: Hartford Life Insurance Company administers these Contracts. Their location and overnight mailing address is: 1 Griffin Road North, Windsor, CT 06095-1512. Their standard mailing address is: P.O. Box 5085, Hartford, Connecticut 06102-5085.

ANNIVERSARY VALUE: The value equal to the Contract Value as of a Contract Anniversary, adjusted for subsequent Premium Payments and partial Surrenders.

ANNUAL MAINTENANCE FEE: An annual $30 charge deducted on a Contract Anniversary or upon full Surrender if the Contract Value at either of those times is less than $50,000. The charge is deducted proportionately from each Account in which you are invested.

ANNUITANT: The person on whose life the Contract is issued. The Annuitant may not be changed after your Contract is issued.

ANNUITY CALCULATION DATE: The date we calculate the first Annuity Payout.

ANNUITY COMMENCEMENT DATE: The later of the 10th Contract Anniversary or the date the Annuitant reaches age 90, unless you elect an earlier date or we, in our sole discretion, agree to postpone to another date following our receipt of an extension request.

ANNUITY PAYOUT: The money we pay out after the Annuity Commencement Date for the duration and frequency you select.

ANNUITY PAYOUT OPTION: Any of the options available for payout after the Annuity Commencement Date or death of the Contract Owner or Annuitant.

ANNUITY PERIOD: The time during which we make Annuity Payouts.

ANNUITY UNIT: The unit of measure we use to calculate the value of your Annuity Payouts under a variable dollar amount Annuity Payout Option.

ANNUITY UNIT VALUE: The daily price of Annuity Units on any Valuation Day.

BENEFICIARY: The person entitled to receive benefits pursuant to the terms of the Contract upon the death of any Contract Owner, joint Contract Owner or Annuitant.

CHARITABLE REMAINDER TRUST: An irrevocable trust, where an individual donor makes a gift to the trust, and in return receives an income tax deduction. In addition, the individual donor has the right to receive a percentage of the trust earnings for a specified period of time.

CODE: The Internal Revenue Code of 1986, as amended.

COMMUTED VALUE: The present value of any remaining guaranteed Annuity Payouts. This amount is calculated using the Assumed Investment Return for variable dollar amount Annuity Payouts and a rate of return determined by us for fixed dollar amount Annuity Payouts.

CONTINGENT ANNUITANT: The person you may designate to become the Annuitant if the original Annuitant dies before the Annuity Commencement Date. You must name a Contingent Annuitant before the original Annuitant's death. This is only available if you own a Non-Qualified Contract.

CONTRACT: The individual Annuity Contract and any endorsements or riders. Group participants and some individuals may receive a certificate rather than a Contract.

CONTRACT ANNIVERSARY: The anniversary of the date we issued your Contract. If the Contract Anniversary falls on a Non-Valuation Day, then the Contract Anniversary will be the next Valuation Day.

CONTRACT OWNER, OWNER OR YOU: The owner or holder of the Contract described in this prospectus including any joint Owners. We do not capitalize "you" in the prospectus.

CONTRACT VALUE: The total value of the Accounts on any Valuation Day.

CONTRACT YEAR: Any 12 month period between Contract Anniversaries, beginning with the date the Contract was issued.

DEATH BENEFIT: The amount payable after the Contract Owner or the Annuitant dies.

DOLLAR COST AVERAGING: A program that allows you to systematically make transfers between Accounts available in your Contract.

GENERAL ACCOUNT: This account holds our company assets and any assets not allocated to a Separate Account.

JOINT ANNUITANT: The person on whose life Annuity Payouts are based if the Annuitant dies after Annuitization. You may

4                          UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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name a Joint Annuitant only if your Annuity Payout Option provides for a survivor. The Joint Annuitant may not be changed.

MARKET VALUE ADJUSTMENT: An adjustment that either increases or decreases the amount we pay you under certain circumstances.

NET INVESTMENT FACTOR: This is used to measure the investment performance of a Sub-Account from one Valuation Day to the next, and is also used to calculate your Annuity Payout amount.

NON-VALUATION DAY: Any day the New York Stock Exchange is not open for trading.

PAYEE: The person or party you designate to receive Annuity Payouts.

PREMIUM PAYMENT: Money sent to us to be invested in your Contract.

PREMIUM TAX: A tax charged by a state or municipality on Premium Payments.

QUALIFIED CONTRACT: A Contract that is defined as a tax-qualified retirement plan in the Code.

REQUIRED MINIMUM DISTRIBUTION: A federal requirement that individuals age 70 1/2 and older must take a distribution from their tax-qualified retirement account by December 31, each year. For employer sponsored Qualified Contracts, the individual must begin taking distributions at the age of 70 1/2 or upon retirement, whichever comes later.

SUB-ACCOUNT VALUE: The value on or before the Annuity Calculation Date, which is determined on any day by multiplying the number of Accumulation Units by the Accumulation Unit Value for that Sub-Account.

SURRENDER: A complete or partial withdrawal from your Contract.

SURRENDER VALUE: The amount we pay you if you terminate your Contract before the Annuity Commencement Date. The Surrender Value (subject to rounding) is equal to the Contract Value minus any applicable Market Value Adjustment.

UNION SECURITY: Union Security Life Insurance Company of New York, the company that issued this Contract.

VALUATION DAY: Every day the New York Stock Exchange is open for trading. Values of the Separate Account are determined as of the close of the New York Stock Exchange, generally 4:00 p.m. Eastern Time.

VALUATION PERIOD: The time span between the close of trading on the New York Stock Exchange from one Valuation Day to the next.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                          5

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                                   FEE TABLE

THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING, AND SURRENDERING THE CONTRACT.

THIS TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU PURCHASE THE CONTRACT OR SURRENDER THE CONTRACT. CHARGES FOR STATE PREMIUM TAXES MAY ALSO BE DEDUCTED WHEN YOU PURCHASE THE CONTRACT, UPON SURRENDER OR WHEN WE START TO MAKE ANNUITY PAYOUTS.

CONTRACT OWNER TRANSACTION EXPENSES

Sales Charge Imposed on Purchases (as a percentage of Premium Payments)                                 None
Maximum Contingent Deferred Sales Charge (as a percentage of Premium Payments)                          None

THIS TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY AND ON A DAILY BASIS DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING FEES AND EXPENSES OF THE UNDERLYING FUNDS.

ANNUAL MAINTENANCE FEE (1)                                                                               $30
SEPARATE ACCOUNT ANNUAL EXPENSES (as a percentage of average daily Sub-Account value)
  Mortality and Expense Risk Charge                                                                       0.45%
  Total Separate Account Annual Expenses                                                                  0.45%

(1) An annual $30 charge deducted on a Contract Anniversary or upon Surrender if the Contract Value at either of those times is less than $50,000. It is deducted proportionately from the Sub-Accounts in which you are invested at the time of the charge.

THIS TABLE SHOWS THE MINIMUM AND MAXIMUM TOTAL ANNUAL FUND OPERATING EXPENSES CHARGED BY THE UNDERLYING FUNDS THAT YOU MAY PAY ON A DAILY BASIS DURING THE TIME THAT YOU OWN THE CONTRACT. MORE DETAIL CONCERNING EACH FUND'S FEES AND EXPENSES IS CONTAINED IN THE PROSPECTUS FOR EACH FUND.

                                                                   MINIMUM            MAXIMUM
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TOTAL ANNUAL FUND OPERATING EXPENSES                                 0.35%              2.34%
(these are expenses that are deducted from Fund assets,
including management fees, Rule 12b-1 distribution
and/or service fees, and other expenses)

6                          UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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EXAMPLE

THIS EXAMPLE IS INTENDED TO HELP YOU COMPARE THE COST OF INVESTING IN THE CONTRACT WITH THE COST OF INVESTING IN OTHER VARIABLE ANNUITY CONTRACTS. THESE COSTS INCLUDE CONTRACT OWNER TRANSACTION EXPENSES, MAXIMUM SEPARATE ACCOUNT ANNUAL EXPENSES, AND TOTAL ANNUAL FUND OPERATING EXPENSES.

THE EXAMPLE ASSUMES THAT YOU INVEST $10,000 IN THE CONTRACT FOR THE TIME PERIODS INDICATED. THE EXAMPLE ALSO ASSUMES THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUMES THE MAXIMUM FEES AND EXPENSES OF ANY OF THE FUNDS.

ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE:

(1)  If you Surrender your Contract at the end of the applicable time period:

1 year                                                                      $272
3 years                                                                     $832
5 years                                                                   $1,416
10 years                                                                  $2,985

(2)  If you annuitize at the end of the applicable time period:

1 year                                                                      $242
3 years                                                                     $802
5 years                                                                   $1,386
10 years                                                                  $2,955

(3)  If you do not Surrender your Contract:

1 year                                                                      $272
3 years                                                                     $832
5 years                                                                   $1,416
10 years                                                                  $2,985

CONDENSED FINANCIAL INFORMATION

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When Premium Payments are credited to your Sub-Accounts, they are converted into Accumulation Units by dividing the amount of your Premium Payments, minus any Premium Taxes, by the Accumulation Unit Value for that day. For more information on how Accumulation Unit Values are calculated see "How is the value of my Contract calculated before the Annuity Commencement Date?". Please refer to the "Accumulation Unit Values" Section of this Prospectus for information regarding Accumulation Unit Values.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                          7

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HIGHLIGHTS

WHAT TYPE OF SALES CHARGE WILL I PAY?

This Contract is no longer available for sale.

IS THERE AN ANNUAL MAINTENANCE FEE?

We deduct a $30.00 fee each year on your Contract Anniversary or when you fully Surrender your Contract, if, on either of those dates, the value of your Contract is less than $50,000.

WHAT CHARGES WILL I PAY ON AN ANNUAL BASIS?

In addition to the Annual Maintenance Fee, you pay the following charges each year:

- MORTALITY AND EXPENSE RISK CHARGE -- This charge is deducted daily and is equal to an annual charge of 0.45% of your Contract Value invested in the Sub-Accounts.

- ANNUAL FUND OPERATING EXPENSES -- These are charges for the Funds. See the Funds' prospectuses for more complete information.

Charges and fees may have a significant impact on Contract Values and the investment performance of Sub-Accounts. This impact may be more significant with Contracts with lower Contract Values.

CAN I TAKE OUT ANY OF MY MONEY?

You may Surrender all or part of the amounts you have invested at any time before we start making Annuity Payouts. You may have to pay income tax on the money you take out and, if you Surrender before you are age 59 1/2, you may have to pay an income tax penalty. Surrenders may be subject to a Market Value Adjustment.

IS THERE A MARKET VALUE ADJUSTMENT?

Surrenders and other withdrawals from a Guarantee Period in our General Account may be subject to a Market Value Adjustment. The Market Value Adjustment may increase or reduce the General Account value of your Contract. A Market Value Adjustment will also be applied to any General Account value that is transferred from the General Account to other Sub-Accounts before the end of the Guarantee Period. The Market Value Adjustment is computed using a formula that is described in this prospectus under "Market Value Adjustment."

WHAT INVESTMENT CHOICES ARE AVAILABLE?

You may allocate your Premium Payment or Contract Values among the following investment choices:

-   The variable Sub-Accounts that invest in underlying Funds; and/or

- One or more Guarantee Periods, which may be subject to a Market Value Adjustment.

WILL UNION SECURITY PAY A DEATH BENEFIT?

There is a Death Benefit if the Contract Owner dies before we begin to make Annuity Payouts. The Death Benefit amount will remain invested in the Sub-Accounts according to your last instructions and will fluctuate with the performance of the underlying Funds until we receive proof of death and complete instructions from the Beneficiary.

If death occurs before the Annuity Commencement Date, the Death Benefit is the greater of:

- The total Premium Payments you have made to us minus any partial Surrenders and any applicable negative Market Value Adjustment; or

-   The Contract Value of your Contract.

WHAT ANNUITY PAYOUT OPTIONS ARE AVAILABLE?

When it comes time for us to make payouts, you may choose one of the following Annuity Payout Options: Life Annuity, Life Annuity with Payments for 10 or 20 years, Joint and 1/2 Contingent Survivor Annuity, and Joint and Full Survivor Annuity. We may make other Annuity Payout Options available at any time.

You must begin to take payouts by the Annuitant's 110th birthday unless you elect a later date to begin receiving payments subject to the laws and regulations then in effect and our approval. The date you select may have tax consequences, so please check with a qualified tax advisor. If you do not tell us what Annuity Payout Option you want before that time, we will make Automatic Annuity Payouts under the Life Annuity with Payments Guaranteed for 10 Years.

Depending on the investment allocation of your Contract in effect on the Annuity Commencement Date, we will make Automatic Annuity Payouts that are:

-   fixed dollar amount Automatic Annuity Payouts,

-   variable dollar amount Automatic Annuity Payouts, or

- a combination of fixed dollar amount and variable dollar amount Automatic Annuity Payouts.

8                          UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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GENERAL CONTRACT INFORMATION

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

Union Security Life Insurance Company of New York ("Union Security" or the "Company") is the issuer of the contracts. Union Security is a New York corporation founded in 1971. It is qualified to sell life, health and accident insurance and annuity contracts in New York.

Union Security is a wholly owned subsidiary of Assurant, Inc. ("Assurant" or the "Parent") Assurant is the ultimate parent of Union Security Life Insurance Company of New York. Assurant, Inc. is a premier provider of specialized insurance products and related services in North America and selected other international markets. Its stock is traded on the New York Stock Exchange under the symbol AIZ.

All of the guarantees and commitments under the contracts are general obligations of Union Security. None of Union Security's affiliated companies has any legal obligation to back Union Security's obligations under the contracts.

On April 1, 2001, Union Security entered into an agreement with Hartford Life Insurance Company ("Hartford") to co-insure the obligations of Union Security under the variable annuity Contracts and to provide administration for the Contracts. Hartford was originally incorporated under the laws of Wisconsin on January 9, 1956, and subsequently redomiciled to Connecticut. Hartford's offices are located in Simsbury, Connecticut; however, its mailing address is P.O. Box 2999, Hartford, CT 06104-2999. Hartford is ultimately controlled by The Hartford Financial Services Group, Inc., one of the largest financial service providers in the United States.

THE SEPARATE ACCOUNT

The Separate Account is where we set aside and invest the assets of some of our annuity contracts, including this Contract. The Separate Account was established on October 1, 1993 as "Separate Account A" and is registered as a unit investment trust under the Investment Company Act of 1940. This registration does not involve supervision by the SEC of the management or the investment practices of the Separate Account, Union Security or Hartford. The Separate Account meets the definition of "Separate Account" under federal securities law. This Separate Account holds only assets for variable annuity contracts. The Separate Account:

- Holds assets for your benefit and the benefit of other Contract Owners, and the persons entitled to the payouts described in the Contract.

- Is not subject to the liabilities arising out of any other business Union Security or Hartford may conduct.

- Is not affected by the rate of return of Union Security's General Account or Hartford's General Account or by the investment performance of any of Union Security's or Hartford's other Separate Accounts.

- May be subject to liabilities from a Sub-Account of the Separate Account that holds assets of other variable annuity contracts offered by the Separate Account, which are not described in this prospectus.

- Is credited with income and gains, and takes losses, whether or not realized, from the assets it holds.

We do not guarantee the investment results of the Separate Account. There is no assurance that the value of your Contract will equal the total of the payments you make to us.

THE FUNDS

FUNDING OPTION                                  INVESTMENT OBJECTIVE SUMMARY                INVESTMENT ADVISER/SUB-ADVISER
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AIM VARIABLE INSURANCE FUNDS
 INVESCO V.I. CORE EQUITY FUND --        Seeks long-term growth of capital            Invesco Advisers, Inc.
  SERIES I (1)
 INVESCO V.I. GLOBAL HEALTH CARE FUND    Seeks long-term growth of capital            Invesco Advisers, Inc.
  -- SERIES I (2)
 INVESCO V.I. TECHNOLOGY FUND -- SERIES  Seeks long-term growth of capital            Invesco Advisers, Inc.
  I (3)
ALLIANCEBERNSTEIN VARIABLE PRODUCTS
 SERIES FUND, INC.
 ALLIANCEBERNSTEIN VPS INTERNATIONAL     Long term growth of capital                  AllianceBernstein L.P.
  GROWTH PORTFOLIO -- CLASS A
 ALLIANCEBERNSTEIN VPS LARGE CAP GROWTH  Seeks long-term growth of capital            AllianceBernstein L.P.
  PORTFOLIO -- CLASS A
 ALLIANCEBERNSTEIN VPS MONEY MARKET      Maximum current income to the extent         AllianceBernstein L.P.
  PORTFOLIO -- CLASS A                   consistent with safety of principal and
                                         liquidity

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                          9

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FUNDING OPTION                                  INVESTMENT OBJECTIVE SUMMARY                INVESTMENT ADVISER/SUB-ADVISER
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AMERICAN CENTURY VARIABLE PORTFOLIOS,
 INC.
 AMERICAN CENTURY VP BALANCED FUND       Long-term capital growth and current income  American Century Investment Management,
                                         by investing approximately 60% of its        Inc.
                                         assets in equity securities and the
                                         remainder in bonds and other fixed-income
                                         securities
 AMERICAN CENTURY VP CAPITAL             Seeks capital growth                         American Century Investment Management,
  APPRECIATION FUND                                                                   Inc.
FEDERATED INSURANCE SERIES
 FEDERATED CAPITAL INCOME FUND II        High current income and moderate capital     Federated Equity Management Company of
                                         appreciation by investing in both equity     Pennsylvania
                                         and fixed-income securities that have        Sub-advised by Federated Investment
                                         relatively high relative income potential.   Management Company
 FEDERATED FUND FOR U.S. GOVERNMENT      Current income by investing primarily in a   Federated Investment Management Company
  SECURITIES II                          diversified portfolio of US government and
                                         government agency securities and mortgage
                                         backed securities.
 FEDERATED HIGH INCOME BOND FUND II      High current income by investing primarily   Federated Investment Management Company
                                         in a professionally managed, diversified
                                         portfolio of fixed-income securities.
 FEDERATED KAUFMAN FUND II               Seeks capital appreciation by investing
                                         primarily in common stocks.
HARTFORD HLS SERIES FUND II, INC.
 HARTFORD SMALL/MID CAP EQUITY HLS FUND  Seeks long-term growth of capital            HL Investment Advisors, LLC
  -- CLASS IA (4)                                                                     Sub-advised by Hartford Investment
                                                                                      Management Company
 HARTFORD SMALLCAP VALUE HLS FUND --     Seeks capital appreciation                   HL Investment Advisors, LLC
  CLASS IA                                                                            Sub-advised by Kayne Anderson Rudnick
                                                                                      Investment Management, LLC,
                                                                                      Metropolitan West Capital Management, LLC
                                                                                      and SSgA Funds Management, Inc.
HARTFORD SERIES FUND, INC.
 HARTFORD INDEX HLS FUND -- CLASS IA     Seeks to provide investment results which    HL Investment Advisors, LLC
                                         approximate the price and yield performance  Sub-advised by Hartford Investment
                                         of publicly traded common stocks in the      Management Company
                                         aggregate
ING INVESTORS TRUST
 ING GLOBAL RESOURCES PORTFOLIO          Seeks long-term capital appreciation         Directed Services Inc.
                                                                                      Sub-advised by ING Investment Management
                                                                                      Company
 ING JPMORGAN EMERGING MARKETS EQUITY    Seeks capital appreciation                   Directed Services Inc.
  PORTFOLIO                                                                           Sub-advised by J. P. Morgan Investment
                                                                                      Management, Inc.
MFS(R) VARIABLE INSURANCE TRUST
 MFS(R) GROWTH SERIES -- INITIAL         Seeks capital appreciation                   MFS Investment Management
  CLASS (5)
 MFS(R) HIGH INCOME SERIES -- INITIAL    Total return with an emphasis on high        MFS Investment Management
  CLASS                                  current income, but also considering
                                         capital appreciation
 MFS(R) STRATEGIC INCOME SERIES --       Total return with an emphasis on high        MFS Investment Management
  INITIAL CLASS                          current income, but also considering
                                         capital appreciation

10                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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FUNDING OPTION                                  INVESTMENT OBJECTIVE SUMMARY                INVESTMENT ADVISER/SUB-ADVISER
---------------------------------------------------------------------------------------------------------------------------------
NATIONWIDE VARIABLE INSURANCE TRUST (6)
 NVIT DEVELOPING MARKETS FUND -- CLASS   Seeks long-term capital appreciation         Nationwide Fund Advisers
  II (7)                                                                              Sub-advised by Gartmore Global Partners
NEUBERGER BERMAN ADVISERS MANAGEMENT     Seeks to provide growth of capital           Neuberger Berman Management LLC Sub-advised
 TRUST PARTNERS PORTFOLIO                                                             by Neuberger Berman LLC
 SHORT DURATION BOND PORTFOLIO (8)       Seeks highest available current income       Neuberger Berman Management LLC Sub-advised
                                         consistent with liquidity and low risk to    by Neuberger Berman Fixed Income LLC
                                         principal; total return is a secondary goal
PIONEER VARIABLE CONTRACTS TRUST
 PIONEER FUND VCT PORTFOLIO -- CLASS I   Long-term growth of capital and reasonable   Pioneer Investment Management, Inc.
                                         current income
 PIONEER GROWTH OPPORTUNITIES VCT        Capital growth                               Pioneer Investment Management, Inc.
  PORTFOLIO -- CLASS I
VAN ECK VIP TRUST (9)
 VAN ECK VIP GLOBAL BOND FUND (10)       Seeks high total return -- income plus       Van Eck Associates Corporation
                                         capital appreciation -- by investing
                                         globally, primarily in a variety of debt
                                         securities
 VAN ECK VIP GLOBAL HARD ASSETS FUND     Seeks long-term capital appreciation by      Van Eck Associates Corporation
  (11)                                   investing primarily in "hard assets"
                                         securities; income is a secondary
                                         consideration
WELLS FARGO VARIABLE TRUST FUNDS (12)
 WELLS FARGO ADVANTAGE VT DISCOVERY      Seeks long-term capital appreciation         Wells Fargo Funds Management, LLC
  FUND                                                                                Sub-advised by Wells Capital Management
                                                                                      Incorporated

NOTES

(1)  Formerly AIM V.I. Core Equity Fund -- Series I

(2)  Formerly AIM V.I. Global Health Care Fund -- Series I

(3)  Formerly AIM V.I. Technology Fund -- Series I

(4)  Formerly Hartford MidCap Growth HLS Fund -- Class IA

(5)  Formerly MFS(R) Emerging Growth Series -- Initial Class

(6)  Formerly Gartmore Variable Insurance Trust

(7)  Formerly Gartmore NVIT Developing Markets Fund -- Class II

(8)  Formerly Lehman Brothers Short Duration Bond Portfolio

(9)  Formerly Van Eck Worldwide Insurance Trust

(10) Formerly Van Eck Worldwide Bond Fund

(11) Formerly Van Eck Worldwide Hard Assets Fund

(12) Formerly Strong Variable Insurance Funds, Inc.

We do not guarantee the investment results of any of the underlying Funds. Since each underlying Fund has different investment objectives, each is subject to different risks. These risks and the Funds' expenses are more fully described in the Funds' prospectus, and the Funds' Statement of Additional Information which may be ordered from us. The Funds' prospectus should be read in conjunction with this Prospectus before investing.

The Funds may not be available in all states.

MIXED AND SHARED FUNDING -- Shares of the Funds may be sold to our other separate accounts and our insurance company

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         11

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affiliates or other unaffiliated insurance companies to serve as the underlying investment for both variable annuity contracts and variable life insurance policies, a practice known as "mixed and shared funding." As a result, there is a possibility that a material conflict may arise between the interests of Contract Owners, and of owners of other contracts whose contract values are allocated to one or more of these other separate accounts investing in any one of the Funds. In the event of any such material conflicts, we will consider what action may be appropriate, including removing the Fund from the Separate Account or replacing the Fund with another underlying fund. There are certain risks associated with mixed and shared funding. These risks are disclosed in the Funds' prospectus.

VOTING RIGHTS -- We are the legal owners of all Fund shares held in the Separate Account and we have the right to vote at the Fund's shareholder meetings. To the extent required by federal securities laws or regulations, we will:

- Notify you of any Fund shareholders' meeting if the shares held for your Contract may be voted.

- Send proxy materials and a form of instructions that you can use to tell us how to vote the Fund shares held for your Contract.

-   Arrange for the handling and tallying of proxies received from Contract
    Owners.

- Vote all Fund shares attributable to your Contract according to instructions received from you, and

- Vote all Fund shares for which no voting instructions are received in the same proportion as shares for which instructions have been received.

If any federal securities laws or regulations, or their present interpretation, change to permit us to vote Fund shares on our own, we may decide to do so. You may attend any Shareholder Meeting at which shares held for your Contract may be voted. After we begin to make Annuity Payouts to you, the number of votes you have will decrease. As a result of proportional voting, a small number of Contract Owners could determine the outcome of a proposition subject to shareholder vote.

SUBSTITUTIONS, ADDITIONS, OR DELETIONS OF FUNDS -- We reserve the right, subject to any applicable law, to make certain changes to the Funds offered under your Contract. We may, in our sole discretion, establish new Funds. New Funds will be made available to existing Contract Owners as we determine appropriate. We may also close one or more Funds to additional Premium Payments or transfers from existing Sub-Accounts. Unless otherwise directed, investment instructions will be automatically updated to reflect the Fund surviving after any merger, substitution or liquidation.

We may eliminate the shares of any of the Funds from the Contract for any reason and we may substitute shares of another registered investment company for the shares of any Fund already purchased or to be purchased in the future by the Separate Account. To the extent required by the Investment Company Act of 1940 (the "1940 Act"), substitutions of shares attributable to your interest in a Fund will not be made until we have the approval of the Commission and we have notified you of the change.

In the event of any substitution or change, we may, by appropriate endorsement, make any changes in the Contract necessary or appropriate to reflect the substitution or change. If we decide that it is in the best interest of Contract Owners, the Separate Account may be operated as a management company under the 1940 Act or any other form permitted by law, may be deregistered under the 1940 Act in the event such registration is no longer required, or may be combined with one or more other Separate Accounts.

ADMINISTRATIVE AND DISTRIBUTION SERVICES -- Union Security has entered into agreements with the investment advisers or distributors of many of the Funds. Under the terms of these agreements, Union Security, or its agents, provide administrative and distribution related services and the Funds pay fees that are usually based on an annual percentage of the average daily net assets of the Funds. These agreements may be different for each Fund or each Fund family and may include fees under a distribution and/or servicing plan adopted by a Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940.

FEES WE RECEIVE FROM FUNDS AND RELATED PARTIES -- We receive substantial and varying administrative service payments and Rule 12b-1 fees from certain Funds or related parties. These types of payments and fees are sometimes referred to as "revenue sharing" payments. We consider revenue sharing payments and fees among a number of factors when deciding to add or keep a fund on the menu of Funds that we offer through the Contract. We collect these payments and fees under agreements between us and a Fund's principal underwriter, transfer agent, investment adviser and/or other entities related to the Fund. We expect to make a profit on these fees.

The availability of these types of arrangements creates an incentive for us to seek and offer Funds (and classes of shares of such Funds) that pay us revenue sharing. Other funds (or available classes of shares) may have lower fees and better overall investment performance.

As of December 31, 2009, we have entered into arrangements to receive administrative service payments and/or Rule 12b-1 fees from each of the following Fund complexes (or affiliated entities): AIM Advisors, Inc., AllianceBernstein Variable Products Series Funds & Alliance Bernstein Investments, American Century Investment Services, Inc., DWS Scudder Distributors, Inc., Federated Securities Corp, Gartmore Variable Insurance Trust, Gartmore Distribution Services, Gartmore Asset Management Trust, ING Fund Services, MFS Fund Distributors, Inc. & Massachusetts Financial Services Company, Neuberger Berman Management Inc., Pioneer Variable Contracts Trust & Pioneer Investment Management, Inc. & Pioneer Funds Distributor, Inc., Van Eck Securities Corp; Van Eck Fund, Inc., Van Eck World Wide Investment Trust Funds, LLC, and Wells Fargo Variable Trust & Wells Fargo Fund Management, LLC.

12                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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We are affiliated with Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc. (collectively, the "HLS Funds") based on our affiliation with their investment advisers HL Investment Advisors, LLC and Hartford Investment Management Company. In addition to investment advisory fees, we, or our other insurance company affiliates, receive fees to provide, among other things, administrative, processing, accounting and shareholder services for the HLS Funds.

Not all Fund complexes pay the same amounts of revenue sharing payments and/or Rule 12b-1 fees. Therefore, the amount of fees we collect may be greater or smaller based on the Funds you select. Revenue sharing and Rule 12b-1 fees did not exceed 0.50% and 0.35%, respectively, in 2009, of the annual percentage of the average daily net assets (for instance, in 2009, assuming that you invested in a Fund that paid us the maximum fees and you maintained a hypothetical average balance of $10,000, we would collect $85 from that fund). We will endeavor to update this listing annually and interim arrangements may not be reflected. For the fiscal year ended December 31, 2009, revenue sharing and Rule 12b-1 fees did not exceed approximately $51,000. These fees do not take into consideration indirect benefits received by offering HLS Funds as investment options.

PERFORMANCE RELATED INFORMATION

The Separate Account may advertise certain performance-related information concerning the Sub-Accounts. Performance information about a Sub-Account is based on the Sub-Account's past performance only and is no indication of future performance.

When a Sub-Account advertises its standardized total return, it will usually be calculated from the date of either the Separate Account's inception or the Sub-Account's inception, whichever is later, one year, five years, and ten years or some other relevant periods if the Sub-Account has not been in existence for at least ten years. Total return is measured by comparing the value of an investment in the Sub-Account at the beginning of the relevant period to the value of the investment at the end of the period. Total return calculations reflect a deduction for Total Annual Fund Operating Expenses, any Contingent Deferred Sales Charge, Separate Account Annual Expenses without any optional charge deductions, and the Annual Maintenance Fee.

The Separate Account may also advertise non-standardized total returns that pre-date the inception of the Separate Account. These non-standardized total returns are calculated by assuming that the Sub-Accounts have been in existence for the same periods as the underlying Funds and by taking deductions for charges equal to those currently assessed against the Sub-Accounts. Non-standardized total return calculations reflect a deduction for Total Annual Fund Operating Expenses and Separate Account Annual Expenses without any optional charge deductions, and do not include deduction for Contingent Deferred Sales Charge or the Annual Maintenance Fee. This means the non-standardized total return for a Sub-Account is higher than the standardized total return for a Sub-Account. These non-standardized returns must be accompanied by standardized returns.

If applicable, the Sub-Accounts may advertise yield in addition to total return. This yield is based on the 30-day SEC yield of the Underlying Fund less the recurring charges at the Separate Account level.

A money market Sub-Account may advertise yield and effective yield. The yield of a Sub-Account over a seven-day period and then annualized, i.e. the income earned in the period is assumed to be earned every seven days over a 52-week period and stated as a percentage of the investment. Effective yield is calculated similarly but when annualized, the income earned by the investment is compounded in the course of a 52-week period. Yield and effective yield include the recurring charges at the Separate Account level.

We may provide information on various topics to Contract Owners and prospective Contract Owners in advertising, sales literature or other materials. These topics may include the relationship between sectors of the economy and the economy as a whole and its effect on various securities markets, investment strategies and techniques (such as systematic investing, Dollar Cost Averaging and asset allocation), the advantages and disadvantages of investing in tax-deferred and taxable instruments, customer profiles and hypothetical purchase scenarios, financial management and tax and retirement planning, and other investment alternatives, including comparisons between the Contract and the characteristics of and market for such alternatives.

GUARANTEE PERIODS

Any amount you allocate to our General Account under this Contract earns a guaranteed interest rate beginning on the date you make the allocation. The guaranteed interest rate continues for the number of years you select, up to a maximum of ten years. We call this a Guarantee Period. At the end of your Guarantee Period, your Contract Value, including accrued interest, will be allocated to a new Guarantee Period that is the same length as your original Guaranteed Period. However, you may reallocate your Contract Value to different then available Guarantee Periods or to the Sub-Accounts. If you decide to reallocate your Contract Value, you must do so by sending us a written request. We must receive your written request at least three business days before the end of your Guarantee Period. The first day of your new Guarantee Period or other reallocation will be the day after the end of your previous Guarantee Period. We will notify you at least 45 days and not more than 75 days before the end of your Guarantee Period.

Each Guarantee Period has its own guaranteed interest rate, which may differ from other Guarantee Periods. We may, at our discretion, change the guaranteed interest rate for future Guarantee Periods. These changes will not affect the

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guaranteed interest rates we are paying on current Guarantee Periods. The guaranteed interest rate will never be less than an effective annual rate of 3%. Union Security's Management makes the final determination on the guaranteed interest rates to be declared. We cannot predict or assure the level of any future guaranteed interest rates in excess of an effective annual rate of 3%.

We declare the guaranteed interest rates from time to time as market conditions dictate. We advise you of the guaranteed interest rate for a Guarantee Period at the time we receive a Premium Payment from you, or at the time we execute a transfer you have requested, or at the time a Guarantee Period is renewed. You may obtain information concerning the guaranteed interest rates that apply to the various Guarantee Periods. You may obtain this information from our home office or from your sales representative at any time.

We do not have a specific formula for establishing the guaranteed interest rates for the Guarantee Periods. Guaranteed interest rates may be influenced by the available interest rates on the investments we acquire with the amounts you allocate for a particular Guarantee Period. Guaranteed interest rates do not necessarily correspond to the available interest rates on the investments we acquire with the amounts you allocate for a particular Guarantee Period. In addition, when we determine guaranteed interest rates, we may consider:

-   the duration of a Guarantee Period;

-   regulatory and tax requirements;

-   sales and administrative expenses we bear;

-   risks we assume;

-   our profitability objectives; and

-   general economic trends.

MARKET VALUE ADJUSTMENT

Except as described below, we will apply a Market Value Adjustment to any general account value that is surrendered, transferred, or otherwise paid out (annuitized) before the end of a Guarantee Period. For example, we will apply a Market Value Adjustment to the general account value that we pay as an amount applied to distributions on the death of the Annuitant, an Annuity Payout option, or as an amount paid as a single sum in lieu of an Annuity Payout.

The purpose of the Market Value Adjustment is to generally transfer the risk to you of prematurely liquidating your investment. The Market Value Adjustment reflects both the amount of time left in your Guarantee period and the difference between the rate of interest credited to your current Guarantee period and the interest rate we are crediting to a new Guarantee Period with a duration equal to the amount of time left in your Guarantee Period. If your Guarantee Period's rate of interest is lower than the sum of the new Guarantee Period interest rate and the Market Value Adjustment factor, then the application of the Market Value Adjustment will reduce the amount you receive or transfer. Conversely, if your Guarantee Period's rate of interest is higher than the sum of the rate of interest we are crediting for the new Guarantee Period and the Market Value Adjustment factor, then the application of the Market Value Adjustment will increase the amount you receive or transfer. You will find a sample Market Value Adjustment calculation in Appendix I.

We do not apply a Market Value Adjustment to withdrawals and transfers of the general account value in the following circumstances:

    1. Surrenders during a 30 day period that begins 15 days before the end of the Guarantee Period in which the general account value was being held, and that ends 15 days after the end of the Guarantee Period in which the general account value was being held; and

    2. Surrenders or transfers from a Guarantee Period on a periodic, automatic basis. This exception only applies to such withdrawals or transfers under a formal company program. We may impose conditions and limitations on any formal company program for the withdrawal or transfer of general account values. Ask your representative about the availability of such a program in your state and applicable conditions and limitations.

DOLLAR COST AVERAGING PLUS ("DCA PLUS") PROGRAMS -- You may enroll in one or more special pre-authorized transfer programs known as our DCA Plus Programs (the "Programs"). Under these Programs, Contract Owners who enroll may allocate a minimum of $5,000 of their Premium Payment into a Program (we may allow a lower minimum Premium Payment for qualified plan transfers or rollovers, including IRAs) and pre-authorize transfers from our Fixed Accumulation Feature to any of the Sub-Accounts under either a 6-Month Transfer Program or 12-Month Transfer Program subject to Program rules. The 6-Month Transfer Program and the 12-Month Transfer Program will generally have different credited interest rates. Under the 6-Month Transfer Program, the interest rate can accrue up to 6 months and all Premium Payments and accrued interest must be transferred from the Program to the selected Sub-Accounts in 3 to 6 months. Under the 12-Month Transfer Program, the interest rate can accrue up to 12 months and all Premium Payments and accrued interest must be transferred to the selected Sub-Accounts in 7 to 12 months. This will be accomplished by monthly transfers for the period selected and with the final transfer of the entire amount remaining in the Program.

The pre-authorized transfers will begin within 15 days of receipt of the Program payment provided we receive complete enrollment instructions. If we do not receive complete Program enrollment instructions within 15 days of receipt of the initial Program payment, the Program will be voided and the entire balance in the Program will be transferred to the Accounts designated by you. If you do not designate an Account, we will return your Program payment to you for further instruction. If your Program payment is less than the required minimum amount, we will apply it to your Contract according to your instructions on record for a subsequent Premium Payment.

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Under the DCA Plus Programs, the credited interest rate is not earned on the full amount of your Premium Payment for the entire length of the Program. This is because Program transfers to the Sub-Accounts decrease the amount of your Premium Payment remaining in the Program.

All Program payments, including any subsequent Program payment, must meet the Program minimum. Any subsequent Program payments we receive during an active Program transfer period which are received during the same interest rate effective period will be credited to the current Program. Any subsequent Program payments we receive during an active Program transfer period which are received during a different interest rate effective period will be used to start a new Program. That Program will be credited with the interest rate in effect on the date we start the new Program. Unless you send us different instructions, the new Program will be the same length of time as your current Program and will allocate the subsequent Program payments to the same Sub-Accounts.

The DCA Plus program may credit a higher interest rate but it does not ensure a profit or protect you against a loss in declining markets.

Hartford may limit the total number of DCA Programs and DCA Plus Programs to 5 Programs open at any one time.

We determine, in our sole discretion, the interest rates credited to the Program. These interest rates may vary depending on the Contract you purchased. Please consult your Registered Representative to determine the interest rate for your Program.

You may elect to terminate the transfers by calling or writing us of your intent to cancel enrollment in the Program. Upon cancellation, all the amounts remaining in the Program will be immediately transferred to the Sub-Accounts you selected for the Program unless you provide us with different instructions.

We may discontinue, modify or amend the Programs or any other interest rate program we establish. Any change to a Program will not affect Contract Owners currently enrolled in the Program.

If you make systematic transfers from the Fixed Accumulation Feature under a Dollar Cost Averaging Program or DCA Plus Program, you must wait 6 months after your last systematic transfer before moving Sub-Account Values back to the Fixed Accumulation Feature.

THE CONTRACT

PURCHASES AND CONTRACT VALUE

WHAT TYPES OF CONTRACTS ARE AVAILABLE?

The Contract is an individual or group tax-deferred variable annuity contract. It is designed for retirement planning purposes and may be purchased by any individual, group or trust, including:

- Any trustee or custodian for a retirement plan qualified under Sections 401(a) or 403(a) of the Code;

-   Individual Retirement Annuities adopted according to Section 408 of the
    Code;

- Employee pension plans established for employees by a state, a political subdivision of a state, or an agency of either a state or a political subdivision of a state; and

- Certain eligible deferred compensation plans as defined in Section 457 of the Code.

We will no longer accept additional Premium Payments into any individual annuity contract funded through a 403(b) plan.

The examples above represent Qualified Contracts, as defined by the Code. In addition, individuals and trusts can also purchase Contracts that are not part of a tax qualified retirement plan. These are known as Non-Qualified Contracts.

If you are purchasing the Contract for use in an IRA or other qualified retirement plan, you should consider other features of the Contract besides tax deferral, since any investment vehicle used within an IRA or other qualified plan receives tax-deferred treatment under the Code.

HOW DO I PURCHASE A CONTRACT?

This Contract is no longer available for new sales.

Premium Payments sent to us must be made in U.S. dollars and checks must be drawn on U.S. banks. We do not accept cash, third party checks or double endorsed checks. We reserve the right to limit the number of checks processed at one time. If your check does not clear, your purchase will be cancelled and you could be liable for any losses or fees incurred. A check must clear our account through our Administrative Office to be considered to be in good order.

Premium Payments may not exceed $1 million without our prior approval. We reserve the right to impose special conditions on anyone who seeks our approval to exceed this limit.

You and your Annuitant must not be older than age 85 on the date that your Contract is issued. You must be of minimum legal age in the state where the Contract is being purchased or a guardian must act on your behalf. Optional riders are subject to additional maximum issue age restrictions.

It is important that you notify us if you change your address. If your mail is returned to us, we are likely to suspend future mailings until an updated address is obtained. In addition, we may rely on a third party, including the US Postal Service, to update your current address. Failure to give us a current address may result in payments due and payable on your annuity contract being considered abandoned property under state law, and remitted to the applicable state.

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HOW ARE PREMIUM PAYMENTS APPLIED TO MY CONTRACT?

Your initial Premium Payment will be invested within two Valuation Days of our receipt of both a properly completed application order request and the Premium Payment. If we receive your subsequent Premium Payment before the close of the New York Stock Exchange, it will be priced on the same Valuation Day. If we receive your Premium Payment after the close of the New York Stock Exchange, it will be invested on the next Valuation Day. If we receive your subsequent Premium Payment on a Non-Valuation Day, the amount will be invested on the next Valuation Day. Unless we receive new instructions, we will invest the Premium Payment based on your last allocation instructions on record. We will send you a confirmation when we invest your Premium Payment.

If the request or other information accompanying the initial Premium Payment is incomplete when received, we will hold the money in a non-interest bearing account for up to five Valuation Days (from the Valuation Day that we actually receive your initial Premium Payment at our Administrative Office together with the Premium Payment) while we try to obtain complete information. If we cannot obtain the information within five Valuation Days, we will either return the Premium Payment and explain why the Premium Payment could not be processed or keep the Premium Payment if you authorize us to keep it until you provide the necessary information.

CAN I CANCEL MY CONTRACT AFTER I PURCHASE IT?

If, for any reason, you are not satisfied with your Contract, simply return it within ten days after you receive it with a written request for cancellation that indicates your tax-withholding instructions. In some states, you may be allowed more time to cancel your Contract. We may require additional information, including a signature guarantee, before we can cancel your Contract.

Unless otherwise required by state law, we will pay you your Contract Value as of the Valuation Date we receive your request to cancel and will refund any sales or contract charges incurred during the period you owned the Contract. The Contract Value may be more or less than your Premium Payments depending upon the investment performance of your Account. This means that you bear the risk of any decline in your Contract Value until we receive your notice of cancellation. In certain states, however, we are required to return your Premium Payment without deduction for any fees or charges.

HOW IS THE VALUE OF MY CONTRACT CALCULATED BEFORE THE ANNUITY COMMENCEMENT DATE?

The Contract Value is the sum of all Accounts. There are two things that affect your Sub-Account value: (1) the number of Accumulation Units and (2) the Accumulation Unit Value. The Sub-Account value is determined by multiplying the number of Accumulation Units by the Accumulation Unit Value. On any Valuation Day your Contract Value reflects the investment performance of the Sub-Accounts and will fluctuate with the performance of the underlying Funds.

When Premium Payments are credited to your Sub-Accounts, they are converted into Accumulation Units by dividing the amount of your Premium Payments, minus any Premium Taxes, by the Accumulation Unit Value for that day. The more Premium Payments you make to your Contract, the more Accumulation Units you will own. You decrease the number of Accumulation Units you have by requesting Surrenders, transferring money out of an Account, settling a Death Benefit claim or by annuitizing your Contract.

To determine the current Accumulation Unit Value, we take the prior Valuation Day's Accumulation Unit Value and multiply it by the Net Investment Factor for the current Valuation Day.

The Net Investment Factor is used to measure the investment performance of a Sub-Account from one Valuation Day to the next. The Net Investment Factor for each Sub-Account equals:

- The net asset value per share plus applicable distributions per share of each Fund at the end of the current Valuation Day divided by

- The net asset value per share of each Fund at the end of the prior Valuation Day; multiplied by

- The daily expense factor for the mortality and expense risk charge adjusted for the number of days in the period, and any other applicable charges.

We will send you a statement at least annually, which tells you how many Accumulation Units you have, their value and your total Contract Value.

A Contract's Guarantee Period value is guaranteed by Union Security. We bear the investment risk with respect to amounts allocated to a Guarantee Period, except to the extent that (1) we may vary the guaranteed interest rate for future Guarantee Periods (subject to the 3% effective annual minimum) and (2) the Market Value Adjustment imposes investment risks on you. The Contract's Guarantee Period value on any Valuation Date is the sum of its general account values in each Guarantee Period on that date. The general account value in a Guarantee Period is equal to the following amounts, in each case increased by accrued interest at the applicable guaranteed interest rate:

- The amount of Premium Payments or transferred amounts allocated to the Guarantee Period; less

-   The amount of any transfers or Surrenders out of the Guarantee Period.

CAN I TRANSFER FROM ONE SUB-ACCOUNT TO ANOTHER?

You may make transfers between the Sub-Accounts offered in this Contract according to our policies and procedures as amended from time to time.

WHAT IS A SUB-ACCOUNT TRANSFER?

A Sub-Account transfer is a transaction requested by you that involves reallocating part or all of your Contract Value among the Funds available in your Contract. Your transfer request will be processed as of the end of the Valuation Day that it received is in good order. Otherwise, your request will be processed on

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the following Valuation Day. We will send you a confirmation when we process your transfer. You are responsible for verifying transfer confirmations and promptly advising us of any errors within 30 days of receiving the confirmation.

WHAT HAPPENS WHEN I REQUEST A SUB-ACCOUNT TRANSFER?

Many Contract Owners request Sub-Account transfers. Some request transfers into (purchases) a particular Sub-Account, and others request transfers out of (redemptions) a particular Sub-Account. In addition, some Contract Owners allocate new Premium Payments to Sub-Accounts, and others request Surrenders. We combine all the daily requests to transfer out of a Sub-Account along with all Surrenders from that Sub-Account and determine how many shares of that Fund we would need to sell to satisfy all Contract Owners' "transfer-out" requests. At the same time, we also combine all the daily requests to transfer into a particular Sub-Account or new Premium Payments allocated to that Sub-Account and determine how many shares of that Fund we would need to buy to satisfy all Contract Owners' "transfer-in" requests.

In addition, many of the Funds that are available as investment options in our variable annuity products are also available as investment options in variable life insurance policies, retirement plans, funding agreements and other products offered by us or our affiliates. Each day, investors and participants in these other products engage in similar transfer transactions.

We take advantage of our size and available technology to combine sales of a particular Fund for many of the variable annuities, variable life insurance policies, retirement plans, funding agreements or other products offered by us or our affiliates. We also combine many of the purchases of that particular Fund for many of the products we offer. We then "net" these trades by offsetting purchases against redemptions. Netting trades has no impact on the net asset value of the Fund shares that you purchase or sell. This means that we sometimes reallocate shares of a Fund rather than buy new shares or sell shares of the Fund.

For example, if we combine all transfer-out (redemption) requests and Surrenders of a stock Fund Sub-Account with all other sales of that Fund from all our other products, we may have to sell $1 million dollars of that Fund on any particular day. However, if other Contract Owners and the owners of other products offered by us, want to transfer-in (purchase) an amount equal to $300,000 of that same Fund, then we would send a sell order to the Fund for $700,000 (a $1 million sell order minus the purchase order of $300,000) rather than making two or more transactions.

WHAT RESTRICTIONS ARE THERE ON MY ABILITY TO MAKE A SUB-ACCOUNT TRANSFER?

FIRST, YOU MAY MAKE ONLY ONE SUB-ACCOUNT TRANSFER REQUEST EACH DAY. We limit each Contract Owner to one Sub-Account transfer request each Valuation Day. We count all Sub-Account transfer activity that occurs on any one Valuation Day as one "Sub-Account transfer;" however, you cannot transfer the same Contract Value more than once a Valuation Day.

EXAMPLES

TRANSFER REQUEST PER VALUATION DAY                                 PERMISSIBLE?
--------------------------------------------------------------------------------
Transfer $10,000 from a money market Sub-Account to a growth           Yes
Sub-Account
Transfer $10,000 from a money market Sub-Account to any number         Yes
of other Sub-Accounts (dividing the $10,000 among the other
Sub-Accounts however you chose)
Transfer $10,000 from any number of different Sub-Accounts to          Yes
any number of other Sub-Accounts
Transfer $10,000 from a money market Sub-Account to a growth            No
Sub-Account and then, before the end of that same Valuation Day, transfer the same $10,000 from the growth Sub-Account to an
international Sub-Account

SECOND, YOU ARE ALLOWED TO SUBMIT A TOTAL OF 20 SUB-ACCOUNT TRANSFERS EACH CONTRACT YEAR (THE "TRANSFER RULE") BY U.S. MAIL, VOICE RESPONSE UNIT, INTERNET OR TELEPHONE. Once you have reached the maximum number of Sub-Account transfers, you may only submit any additional Sub-Account transfer requests and any trade cancellation requests in writing through U.S. Mail or overnight delivery service. In other words, Voice Response Unit, Internet or telephone transfer requests will not be honored. We may, but are not obligated to, notify you when you are in jeopardy of approaching these limits. For example, we will send you a letter after your 10th Sub-Account transfer to remind you about the Transfer Rule. After your 20th transfer request, our computer system will not allow you to do another Sub-Account transfer by telephone, Voice Response Unit or via the Internet. You will then be instructed to send your Sub-Account transfer request by U.S. Mail or overnight delivery service.

We reserve the right to aggregate your Contracts (whether currently existing or those recently surrendered) for the purposes of enforcing these restrictions.

The Transfer Rule does not apply to Sub-Account transfers that occur automatically as part of a Company-sponsored asset allocation or Dollar Cost Averaging program. Reallocations made based on a Fund merger, substitution or liquidation also do not count toward this transfer limit. Restrictions may vary based on state law.

We make no assurances that the Transfer Rule is or will be effective in detecting or preventing market timing.

THIRD, POLICIES HAVE BEEN DESIGNED TO RESTRICT EXCESSIVE SUB-ACCOUNT
TRANSFERS. You should not purchase this Contract if you want to make frequent Sub-Account transfers for any reason. In particular, don't purchase this Contract if you plan to engage in "market timing," which includes frequent transfer activity into and out of the same Fund, or frequent Sub-Account transfers in order to exploit any inefficiencies in the pricing of a Fund. Even

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if you do not engage in market timing, certain restrictions may be imposed on you, as discussed below:

Generally, you are subject to Fund trading policies, if any. We are obligated to provide, at the Fund's request, tax identification numbers and other shareholder identifying information contained in our records to assist Funds in identifying any pattern or frequency of Sub-Account transfers that may violate their trading policy. In certain instances, we have agreed to serve as a Fund's agent to help monitor compliance with that Fund's trading policy.

We are obligated to follow each Fund's instructions regarding enforcement of their trading policy. Penalties for violating these policies may include, among other things, temporarily or permanently limiting or banning you from making Sub-Account transfers into a Fund or other funds within that fund complex. We are not authorized to grant exceptions to a Fund's trading policy. Please refer to each Fund's prospectus for more information. Transactions that cannot be processed because of Fund trading policies will be considered not in good order.

In certain circumstances, fund trading policies do not apply or may be limited. For instance:

- Certain types of financial intermediaries may not be required to provide us with shareholder information.

- "Excepted funds" such as money market funds and any Fund that affirmatively permits short-term trading of its securities may opt not to adopt this type of policy. This type of policy may not apply to any financial intermediary that a Fund treats as a single investor.

- A Fund can decide to exempt categories of contract holders whose contracts are subject to inconsistent trading restrictions or none at all.

- Non-shareholder initiated purchases or redemptions may not always be monitored. These include Sub-Account transfers that are executed: (i) automatically pursuant to a company- sponsored contractual or systematic program such as transfers of assets as a result of "dollar cost averaging" programs, asset allocation programs, automatic rebalancing programs, annuity payouts, loans, or systematic withdrawal programs; (ii) as a result of the payment of a Death Benefit; (iii) as a step-up in Contract Value pursuant to a Contract Death Benefit or guaranteed minimum withdrawal benefit; (iv) as a result of any deduction of charges or fees under a Contract; or (v) as a result of payments such as loan repayments, scheduled contributions, scheduled withdrawals or surrenders, retirement plan salary reduction contributions, or planned premium payments.

POSSIBILITY OF UNDETECTED ABUSIVE TRADING OR MARKET TIMING. We may not be able to detect or prevent all abusive trading or market timing activities. For instance,

- Since we net all the purchases and redemptions for a particular Fund for this and many of our other products, transfers by any specific market timer could be inadvertently overlooked.

- Certain forms of variable annuities and types of Funds may be attractive to market timers. We cannot provide assurances that we will be capable of addressing possible abuses in a timely manner.

- These policies apply only to individuals and entities that own this Contract or have the right to make transfers (regardless of whether requests are made by you or anyone else acting on your behalf). However, the Funds that make up the Sub-Accounts of this Contract are also available for use with many different variable life insurance policies, variable annuity products and funding agreements, and are offered directly to certain qualified retirement plans. Some of these products and plans may have less restrictive transfer rules or no transfer restrictions at all.

- In some cases, we were unable to count the number of Sub-Account transfers requested by group annuity participants co-investing in the same Funds ("Participants") or enforce the Transfer Rule because we do not keep Participants' account records for a Contract. In those cases, the Participant account records and Participant Sub-Account transfer information are kept by such owners or its third party service provider. These owners and third party service providers may provide us with limited information or no information at all regarding Participant Sub-Account transfers.

HOW AM I AFFECTED BY FREQUENT SUB-ACCOUNT TRANSFERS?

We are not responsible for losses or lost investment opportunities associated with the effectuation of these policies. Frequent Sub-Account transfers may result in the dilution of the value of the outstanding securities issued by a Fund as a result of increased transaction costs and lost investment opportunities typically associated with maintaining greater cash positions. This can adversely impact Fund performance and, as a result, the performance of your Contract. This may also lower the Death Benefit paid to your Beneficiary or lower Annuity Payouts for your Payee as well as reduce value of other optional benefits available under your Contract.

Separate Account investors could be prevented from purchasing Fund shares if we reach an impasse on the execution of a Fund's trading instructions. In other words, a Fund complex could refuse to allow new purchases of shares by all our variable product investors if the Fund and we cannot reach a mutually acceptable agreement on how to treat an investor who, in a Fund's opinion, has violated the Fund's trading policy.

In some cases, we do not have the tax identification number or other identifying information requested by a Fund in our records. In those cases, we rely on the Contract Owner to provide the information. If the Contract Owner does not provide the information, we may be directed by the Fund to restrict the Contract Owner from further purchases of Fund shares. In those cases, all participants under a plan funded by the Contract will also be precluded from further purchases of Fund shares.

FIXED ACCUMULATION FEATURE TRANSFERS -- During each contract year during the Accumulation Period, you may make

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transfers out of the Fixed Accumulation Feature to Sub-Account. The transfers must be for $500 or more. All transfer allocations must be in whole numbers (e.g. 1%). You may transfer either:

- 50% of your total amount in the Fixed Accumulation Feature, unless the balance is less than $1000, then you may transfer the entire amount, or

-   An amount equal to the largest previous transfer.

FIXED ACCUMULATION FEATURE TRANSFER RESTRICTIONS -- We reserve the right to defer transfers from the Fixed Accumulation Feature for up to 6 months from the date of your request. After any transfer, you must wait 6 months before moving Sub-Account Values back to the Fixed Accumulation Feature. After the Annuity Commencement Date, you may not make transfers from the Fixed Accumulation Feature.

POWER OF ATTORNEY -- You may authorize another person to make transfers on your behalf by submitting a completed power of attorney form. Once we have the completed form on file, we will accept transfer instructions from your designated third party, subject to any transfer restrictions in place, until we receive new instructions in writing from you. You will not be able to make transfers or other changes to your Contract if you have authorized someone else to act under a power of attorney.

CHARGES AND FEES

The following charges and fees are associated with the Contract:

MORTALITY AND EXPENSE RISK CHARGE

For assuming mortality and expense risks under the Contract, we deduct a daily charge at an annual rate of 0.45% of Sub-Account Value. The mortality and expense risk charge is broken into charges for mortality risks and for an expense risk:

- MORTALITY RISK -- There are two types of mortality risks that we assume, those made while your Premium Payments are accumulating and those made once Annuity Payouts have begun.

During the period your Premium Payments are accumulating, we are required to cover any difference between the Death Benefit paid and the Surrender Value. These differences may occur during periods of declining value or in periods where the Contingent Deferred Sales Charges would have been applicable. The risk that we bear during this period is that actual mortality rates, in aggregate, may exceed expected mortality rates.

Once Annuity Payouts have begun, we may be required to make Annuity Payouts as long as the Annuitant is living, regardless of how long the Annuitant lives. The risk that we bear during this period is that the actual mortality rates, in aggregate, may be lower than the expected mortality rates.

- EXPENSE RISK -- We also bear an expense risk that the Contingent Deferred Sales Charges and the Annual Maintenance Fee collected before the Annuity Commencement Date may not be enough to cover the actual cost of selling, distributing and administering the Contract.

Although variable Annuity Payouts will fluctuate with the performance of the underlying Fund selected, your Annuity Payouts will not be affected by (a) the actual mortality experience of our Annuitants, or (b) our actual expenses if they are greater than the deductions stated in the Contract. Because we cannot be certain how long our Annuitants will live, we charge this percentage fee based on the mortality tables currently in use. The mortality and expense risk charge enables us to keep our commitments and to pay you as planned.

ANNUAL MAINTENANCE FEE

The Annual Maintenance Fee is a flat fee that is deducted from your Contract Value to reimburse us for expenses relating to the administrative maintenance of the Contract and the Accounts. The annual $30 charge is deducted on a Contract Anniversary or when the Contract is fully Surrendered if the Contract Value at either of those times is less than $50,000. The charge is deducted proportionately from each Account in which you are invested.

WHEN IS THE ANNUAL MAINTENANCE FEE WAIVED?

We will waive the Annual Maintenance Fee if your Contract Value is $50,000 or more on your Contract Anniversary or when you fully Surrender your Contract. We reserve the right to waive the Annual Maintenance Fee under certain other conditions.

PREMIUM TAXES

We deduct Premium Taxes, imposed on us, by a state or other government agency. Some states collect the taxes when Premium Payments are made; others collect at Annuitization. Since we pay Premium Taxes when they are required by applicable law, we may deduct them from your Contract when we pay the taxes, upon Surrender, or on the Annuity Commencement Date. The Premium Tax rate varies by state or municipality and currently ranges from 0% - 3.5%.

CHARGES AGAINST THE FUNDS

The Separate Account purchases shares of the Funds at net asset value. The net asset value of the Fund shares reflects investment advisory fees and administrative expenses already deducted from the assets of the Funds. These charges are described in the Fund prospectuses.

DEATH BENEFIT

WHAT IS THE DEATH BENEFIT AND HOW IS IT CALCULATED?

The Death Benefit is the amount we will pay if the Contract Owner dies before we begin to make Annuity Payouts. The Death Benefit is calculated when we receive a certified death certificate or other legal document acceptable to us along with complete instructions from all beneficiaries on how to pay the death benefit.

Until we receive proof of death and the completed instructions from the Beneficiary, the Death Benefit will remain invested in the same Accounts, according to the Contract Owner's last

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instructions. Therefore, the Death Benefit amount will fluctuate with the performance of the underlying Funds. When there is more than one Beneficiary, we will calculate the Accumulation Units for each Sub-Account for each Beneficiary's portion of the proceeds.

If death occurs before the Annuity Commencement Date, the Death Benefit is the greater of:

- The total Premium Payments you have made to us minus any partial Surrenders and any applicable negative Market Value Adjustment; or

-   The Contract Value of your Contract.

HOW IS THE DEATH BENEFIT PAID?

The Death Benefit may be taken in one lump sum or under any of the Annuity Payout Options then being offered by us. On the date we receive proof of death and complete instructions from the Beneficiary, we will compute the Death Benefit to be paid out or applied to a selected Annuity Payout Option. When there is more than one Beneficiary, we will calculate the Death Benefit amount for each Beneficiary's portion of the proceeds and then pay it out or apply it to a selected Annuity Payout Option according to each Beneficiary's instructions. If we receive the complete instructions on a Non-Valuation Day, computations will take place on the next Valuation Day.

If your Beneficiary elects to receive the Death Benefit amount as a lump sum payment, we may transfer that amount to our General Account and issue the Beneficiary a draftbook. The Beneficiary can write one draft for the total payment of the Death Benefit, or keep the money in the General Account and write drafts as needed. We will credit interest at a rate determined periodically in our sole discretion. For Federal income tax purposes, the Beneficiary will be deemed to have received the lump sum payment on transfer of the Death Benefit amount to the General Account. The interest will be taxable in the tax year that it is credited. If the Beneficiary resides or the Contract was purchased in a state that imposes restrictions on this method of lump sum payment, we may issue a check to the Beneficiary.

The Beneficiary may elect, under the Annuity Proceeds Settlement Option, "Death Benefit Remaining with the Company," to leave proceeds from the Death Benefit with us for up to five years from the date of death if the death occurred before the Annuity Commencement Date. Once we receive a certified death certificate or other legal document acceptable to us, the Beneficiary can: (a) make Sub-Account transfers and (b) take Surrenders.

The Beneficiary of a non-qualified Contract or IRA may also elect the Single Life Expectancy Only option. This option allows the Beneficiary to take the Death Benefit invested in a series of payments spread over a period equal to the Beneficiary's remaining life expectancy. Distributions are calculated based on IRS life expectancy tables. This option is subject to different limitations and conditions depending on whether the Contract is non-qualified or an IRA.

REQUIRED DISTRIBUTIONS -- If the Contract Owner dies before the Annuity Commencement Date, the Death Benefit must be distributed within five years after death, or be distributed under a distribution option or Annuity Payout Option that satisfies the Alternatives to the Required Distributions described below.

If the Contract Owner dies on or after the Annuity Commencement Date under an Annuity Payout Option that permits the Beneficiary to elect to continue Annuity Payouts or receive the Commuted Value, any remaining value must be distributed at least as rapidly as under the payment method being used as of the Contract Owner's death.

If the Contract Owner is not an individual (e.g. a trust), then the original Annuitant will be treated as the Contract Owner in the situations described above and any change in the original Annuitant will be treated as the death of the Contract Owner.

WHAT SHOULD THE BENEFICIARY CONSIDER?

ALTERNATIVES TO THE REQUIRED DISTRIBUTIONS -- The selection of an Annuity Payout Option and the timing of the selection will have an impact on the tax treatment of the Death Benefit. To receive favorable tax treatment, the Annuity Payout Option selected: (a) cannot extend beyond the Beneficiary's life or life expectancy, and (b) must begin within one year of the date of death.

If these conditions are NOT met, the Death Benefit will be treated as a lump sum payment for tax purposes. This sum will be taxable in the year in which it is considered received.

SPOUSAL CONTRACT CONTINUATION -- If the Contract Owner dies and the Beneficiary is the Contract Owner's spouse, the Beneficiary may elect to continue the Contract as the Contract Owner, receive the death benefit in one lump sum payment or elect an Annuity Payout Option. If the Contract continues with the spouse as Contract Owner, we will adjust the Contract Value to the amount that we would have paid as the Death Benefit payment, had the spouse elected to receive the Death Benefit as a lump sum payment. Spousal Contract Continuation will only apply one time for each Contract.

SURRENDERS

WHAT KINDS OF SURRENDERS ARE AVAILABLE?

FULL SURRENDERS BEFORE THE ANNUITY COMMENCEMENT DATE -- When you Surrender your Contract before the Annuity Commencement Date and while the Annuitant is living, the Surrender Value of the Contract will be made in a lump sum payment. The Surrender Value is the Contract Value minus any applicable Market Value Adjustment and Premium Taxes. The Surrender Value may be more or less than the amount of the Premium Payments made to a Contract.

PARTIAL SURRENDERS BEFORE THE ANNUITY COMMENCEMENT DATE -- You may request a partial Surrender of Contract Values at any time before the Annuity Commencement Date and while the Annuitant is living. There are two restrictions:

- The partial Surrender amount must be at least equal to $1,000, our current minimum for partial Surrenders, and

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- The Contract must have a minimum Contract Value of $1,000 after the Surrender. We reserve the right to close your Contract and pay the full Surrender Value if the Contract Value is under the minimum after the Surrender. The minimum Contract Value in Texas must be $1,000 after the Surrender with no Premium Payments made during the prior two Contract Years.

HOW DO I REQUEST A SURRENDER?

Requests for full Surrenders must be in writing. Requests for partial Surrenders can be made in writing or by telephone. We will send your money within seven days of receiving complete instructions. However, we may postpone payment of Surrenders whenever: (a) the New York Stock Exchange is closed, (b) trading on the New York Stock Exchange is restricted by the SEC, (c) the SEC permits and orders postponement, or (d) the SEC determines that an emergency exists to restrict valuation.

WRITTEN REQUESTS -- To request a full or partial Surrender, complete a Surrender Form or send us a letter, signed by you, stating:

- the dollar amount that you want to receive, either before or after we withhold taxes and deduct for any applicable charges,

-   your tax withholding amount or percentage, if any, and

-   your mailing address.

If there are joint Contract Owners, both must authorize all Surrenders. For a partial Surrender, specify the Accounts that you want your Surrender to come from, otherwise, the Surrender will be taken in proportion to the value in each Account.

You may submit this form via facsimile.

TELEPHONE REQUESTS -- To request a partial Surrender by telephone, we must have received your completed Telephone Redemption Program Enrollment Form. If there are joint Contract Owners, both must sign this form. By signing the form, you authorize us to accept telephone instructions for partial Surrenders from either Contract Owner. Telephone authorization will remain in effect until we receive a written cancellation notice from you or your joint Contract Owner, we discontinue the program; or you are no longer the owner of the Contract. There are some restrictions on telephone surrenders, please call us with any questions.

We may record telephone calls and use other procedures to verify information and confirm that instructions are genuine. We will not be liable for losses or expenses arising from telephone instructions reasonably believed to be genuine. WE MAY MODIFY THE REQUIREMENTS FOR TELEPHONE REDEMPTIONS AT ANY TIME.

Telephone Surrender instructions received before the close of the New York Stock Exchange will be processed on that Valuation Day. Otherwise, your request will be processed on the next Valuation Day.

COMPLETING A POWER OF ATTORNEY FORM FOR ANOTHER PERSON TO ACT ON YOUR BEHALF MAY PREVENT YOU FROM MAKING SURRENDERS VIA TELEPHONE.

WHAT SHOULD BE CONSIDERED ABOUT TAXES?

There are certain tax consequences associated with Surrenders:

PRIOR TO AGE 59 1/2 -- If you make a Surrender prior to age 59 1/2, there may be adverse tax consequences including a 10% federal income tax penalty on the taxable portion of the Surrender payment. Surrendering before age 59 1/2 may also affect the continuing tax-qualified status of some Contracts.

WE DO NOT MONITOR SURRENDER REQUESTS. TO DETERMINE WHETHER A SURRENDER IS PERMISSIBLE, WITH OR WITHOUT FEDERAL INCOME TAX PENALTY, PLEASE CONSULT YOUR PERSONAL TAX ADVISER.

MORE THAN ONE CONTRACT ISSUED IN THE SAME CALENDAR YEAR -- If you own more than one contract issued by us or our affiliates in the same calendar year, then these contracts may be treated as one contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. Please consult your tax adviser for additional information.

INTERNAL REVENUE CODE SECTION 403(b) ANNUITIES -- As of December 31, 1988, all
section 403(b) annuities have limits on full and partial Surrenders. Contributions to your Contract made after December 31, 1988 and any increases in cash value after December 31, 1988 may not be distributed unless you are: (a) age 59 1/2, (b) no longer employed, (c) deceased, (d) disabled, or (e) experiencing a financial hardship (cash value increases may not be distributed for hardships prior to age 59 1/2). Distributions prior to age 59 1/2 due to financial hardship; unemployment or retirement may still be subject to a penalty tax of 10%.

We will no longer accept any incoming 403(b) exchanges or applications for 403(b) individual annuity contracts.

WE ENCOURAGE YOU TO CONSULT WITH YOUR QUALIFIED TAX ADVISER BEFORE MAKING ANY SURRENDERS. PLEASE SEE THE "FEDERAL TAX CONSIDERATIONS" SECTION FOR MORE INFORMATION.

ANNUITY PAYOUTS

THIS SECTION DESCRIBES WHAT HAPPENS WHEN WE BEGIN TO MAKE REGULAR ANNUITY PAYOUTS FROM YOUR CONTRACT. YOU, AS THE CONTRACT OWNER, SHOULD ANSWER FIVE
QUESTIONS:

-   When do you want Annuity Payouts to begin?

-   Which Annuity Payout Option do you want to use?

-   How often do you want to receive Annuity Payouts?

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-   What level of Assumed Investment Return should you choose?

-   Do you want Annuity Payouts to be fixed or variable or a combination?

Please check with your Registered Representative to select the Annuity Payout Option that best meets your income needs.

1. WHEN DO YOU WANT ANNUITY PAYOUTS TO BEGIN?

You select an Annuity Commencement Date when you purchase your Contract or at any time before you begin receiving Annuity Payouts. You may change the Annuity Commencement Date by notifying us within thirty days prior to the date. The Annuity Commencement Date cannot be deferred beyond the Annuitant's 91st birthday. The date you select may have tax consequences, so please check with a qualified tax advisor. If this Contract is issued to the trustee of a Charitable Remainder Trust, the Annuity Commencement Date may be deferred to the Annuitant's 100th birthday.

The Annuity Calculation Date is when the amount of your Annuity Payout is determined. This occurs within five Valuation Days before your selected Annuity Commencement Date.

All Annuity Payouts, regardless of frequency, will occur on the same day of the month as the Annuity Commencement Date. After the initial payout, if an Annuity Payout date falls on a Non-Valuation Day, the Annuity Payout is computed on the prior Valuation Day. If the Annuity Payout date does not occur in a given month due to a leap year or months with only 28 days (i.e. the 31st), the Annuity Payout will be computed on the last Valuation Day of the month.

2. WHICH ANNUITY PAYOUT OPTION DO YOU WANT TO USE?

Your Contract contains the Annuity Payout Options described below. The Annuity Proceeds Settlement Option is an option that can be elected by the Beneficiary and is described in the "Death Benefit" section. We may at times offer other Annuity Payout Options. Once we begin to make Annuity Payouts, the Annuity Payout Option cannot be changed.

LIFE ANNUITY

We make Annuity Payouts as long as the Annuitant is living. When the Annuitant dies, we stop making Annuity Payouts. A Payee would receive only one Annuity Payout if the Annuitant dies after the first payout, two Annuity Payouts if the Annuitant dies after the second payout, and so forth.

LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 OR 20 YEARS

We will make Annuity Payouts as long as the Annuitant is living, but we at least guarantee to make Annuity Payouts for a time period you select either 10 or 20 years. If the Annuitant dies before the guaranteed number of years have passed, then the Beneficiary may elect to continue Annuity Payouts for the remainder of the guaranteed number of years.

JOINT AND FULL SURVIVOR ANNUITY

We will make Annuity Payouts as long as the Annuitant and Joint Annuitant are living. When one Annuitant dies, we continue to make Annuity Payouts to the Contract Owner until that second Annuitant dies.

JOINT AND 1/2 CONTINGENT SURVIVOR ANNUITY

We make Payouts as long as both the Annuitant and Joint Annuitant are alive. If the Annuitant dies first, we will make Payouts equal to 1/2 the original payout. If the Joint Annuitant dies first, we will continue to make Payouts at the full amount.

We may offer other Annuity Payout Options available.

-   YOU CANNOT SURRENDER YOUR CONTRACT ONCE ANNUITY PAYOUTS BEGIN.

- For Qualified Contracts, if you elect an Annuity Payout Option with a Period Certain, the guaranteed number of years must be less than the life expectancy of the Annuitant at the time the Annuity Payouts begin. We compute life expectancy using the IRS mortality tables.

- AUTOMATIC ANNUITY PAYOUTS -- If you do not elect an Annuity Payout Option, Annuity Payouts will automatically begin on the Annuity Commencement Date under the Life Annuity with Payments for a Period Certain Annuity Payout Option with a ten-year period certain. Automatic Annuity Payouts will be fixed dollar amount Annuity Payouts, variable dollar amount Annuity Payouts, or a combination of fixed or variable dollar amount Annuity Payouts, depending on the investment allocation of your Account in effect on the Annuity Commencement Date.

3.    HOW OFTEN DO YOU WANT THE PAYEE TO RECEIVE ANNUITY PAYOUTS?

In addition to selecting an Annuity Commencement Date and an Annuity Payout Option, you must also decide how often you want the Payee to receive Annuity Payouts. You may choose to receive Annuity Payouts:

-   monthly,

-   quarterly,

-   semiannually, or

-   annually.

Once you select a frequency, it cannot be changed. If you do not make a selection, the Payee will receive monthly Annuity Payouts. You must select a frequency that results in an Annuity Payout of at least $50. If the amount falls below $50, we have the right to change the frequency to bring the Annuity Payout up to at least $50.

4.    WHAT IS THE ASSUMED INVESTMENT RETURN?

The Assumed Investment Return ("AIR") is the investment return before we start to make Annuity Payouts. It is a critical assumption for calculating variable dollar amount Annuity Payouts. The first Annuity Payout will be based upon the AIR. The remaining Annuity Payouts will fluctuate based on the performance of the underlying Funds. The AIR for this Contract is 3%.

For example, if the Sub-Accounts earned exactly the same as the AIR, then the second monthly Annuity Payout Option is the

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same as the first. If the Sub-Accounts earned more than the AIR, then the second monthly Annuity Payout Option is higher than the first. If the Sub-Accounts earned less than the AIR, then the second monthly Annuity Payout Option is lower than the first.

Level variable dollar Annuity Payouts would be produced if the investment returns remained constant and equal to the AIR. In fact, Annuity Payouts will vary up or down as the investment rate varies up or down from the AIR.

5. DO YOU WANT FIXED DOLLAR AMOUNT OR VARIABLE DOLLAR AMOUNT ANNUITY PAYOUTS OR A COMBINATION OF BOTH?

You may choose an Annuity Payout Option with fixed dollar amounts, variable dollar amounts or a combination depending on your income needs.

FIXED DOLLAR AMOUNT ANNUITY PAYOUTS -- Once a fixed dollar amount Annuity Payout begins, you cannot change your selection to receive variable dollar amount Annuity Payout. You will receive equal fixed dollar amount Annuity Payouts throughout the Annuity Payout period. Fixed dollar amount Annuity Payout amounts are determined by multiplying the Contract Value, minus any applicable Premium Taxes, by an annuity rate. The annuity rate is set by us and is not less than the rate specified in the fixed dollar amount Annuity Payout Option tables in your Contract.

VARIABLE DOLLAR AMOUNT ANNUITY PAYOUTS -- A variable dollar amount Annuity Payout is based on the investment performance of the Sub-Accounts. The variable dollar amount Annuity Payouts may fluctuate with the performance of the underlying Funds. To begin making variable dollar amount Annuity Payouts, we convert the first Annuity Payout amount to a set number of Annuity Units and then price those units to determine the Annuity Payout amount. The number of Annuity Units that determines the Annuity Payout amount remains fixed unless you transfer units between Sub-Accounts.

The dollar amount of the first variable Annuity Payout depends on:

-   the Annuity Payout Option chosen,

-   the Annuitant's attained age and gender (if applicable), and,

- the applicable annuity purchase rates based on the 1983a Individual Annuity Mortality table

-   the Assumed Investment Return

The total amount of the first variable dollar amount Annuity Payout is determined by dividing the Contract Value minus any applicable Premium Taxes, by $1,000 and multiplying the result by the payment factor defined in the Contract for the selected Annuity Payout Option.

The dollar amount of each subsequent variable dollar amount Annuity Payout is equal to the total of Annuity Units for each Sub-Account multiplied by Annuity Unit Value for each Sub-Account.

The Annuity Unit Value of each Sub-Account for any Valuation Period is equal to the Accumulation Unit Value Net Investment Factor for the current Valuation Period multiplied by the Annuity Unit Factor, multiplied by the Annuity Unit Value for the preceding Valuation Period. The Annuity Unit Factor for a 3% AIR is 0.999919%.

COMBINATION ANNUITY PAYOUTS -- You may choose to receive a combination of fixed dollar amount and variable dollar amount annuity payouts as long as they total 100% of your Annuity Payout. For example, you may choose to receive 40% fixed dollar amount and 60% variable dollar amount to meet your income needs. Combination Annuity Payouts are not available during the first two Contract Years.

TRANSFER OF ANNUITY UNITS -- After the Annuity Calculation Date, you may transfer dollar amounts of Annuity Units from one Sub-Account to another four times per year. On the day you make a transfer, the dollar amounts are equal for both Sub-Accounts and the number of Annuity Units will be different. We will transfer the dollar amount of your Annuity Units the day we receive your written request if received before the close of the New York Stock Exchange. Otherwise, the transfer will be made on the next Valuation Day. All Sub-Account transfers must comply with our Sub-Account transfer restriction policies. For more information on Sub-Account restrictions, please see the sub-section entitled "Can I transfer from one Sub-Account to another?" under the section entitled "The Contract."

OTHER PROGRAMS AVAILABLE

We may discontinue, modify or amend any of these Programs or any other programs we establish. Any changes to a Program will not affect Contract Owners currently enrolled in the Program. If you are enrolled in any of these programs while a Fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Contract Value invested in such underlying Fund will be transferred automatically to the designated surviving Fund in the case of mergers and any available Money Market Fund in the case of Fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving Fund or a Money Market Fund for any continued and future investments.

INVESTEASE(R) -- InvestEase, which was formerly called "PAC," is an electronic transfer program that allows you to have money automatically transferred from your checking or savings account, and invested in your Contract. It is available for Premium Payments made after your initial Premium Payment. The minimum amount for each transfer is $50. You can elect to have transfers occur either monthly or quarterly, and they can be made into any Account available in your Contract excluding the DCA Plus Programs.

AUTOMATIC INCOME PROGRAM -- The Automatic Income Program allows you to Surrender a percentage of your total Premium Payments each Contract Year. You can Surrender

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from the Accounts you select systematically on a monthly, quarterly, semiannual, or annual basis. Please see Federal Tax Considerations and Information Regarding Tax-Qualified Retirement Plans for more information regarding the tax consequences associated with your Contract.

STATIC ASSET ALLOCATION MODELS

This feature allows you to select an asset allocation model of Funds based on several potential factors including your risk tolerance, time horizon, investment objectives, or your preference to invest in certain funds or fund families. Based on these factors, you can select one of several asset allocation models, with each specifying percentage allocations among various Funds available under your Contract. Asset allocation models can be based on generally accepted investment theories that take into account the historic returns of different asset classes (e.g., equities, bonds or cash) over different time periods, or can be based on certain potential investment strategies that could possibly be achieved by investing in particular funds or fund families and are not based on such investment theories.

If you choose to participate in one of these asset allocation models, you must invest all of your Premium Payment into one model. You may invest in an asset allocation model through the Dollar Cost Averaging Program where the Fixed Accumulation Feature, or a Dollar Cost Averaging Plus Program is the source of the assets to be invested in the asset allocation model you have chosen. You can also participate in these asset allocation models while enrolled in the Automatic Income Program.

You may participate in only one asset allocation model at a time. Asset allocation models cannot be combined with other asset allocation models or with individual sub-account elections. You can switch asset allocation models up to twelve times per year. Your ability to elect or switch into and between asset allocation models may be restricted based on fund abusive trading restrictions.

Your investments in an asset allocation model will be rebalanced quarterly to reflect the model's original percentages.

We have no discretionary authority or control over your investment decisions. These asset allocation models are based on then available Funds and do not include the Fixed Accumulation Feature. We make available educational information and materials (e.g., risk tolerance questionnaire, pie charts, graphs, or case studies) that can help you select an asset allocation model, but we do not recommend asset allocation models or otherwise provide advice as to what asset allocation model may be appropriate for you.

While we will not alter allocation percentages used in any asset allocation model, allocation weightings could be affected by mergers, liquidations, fund substitutions or closures. Individual availability of these models is subject to fund company restrictions. Please refer to WHAT RESTRICTIONS ARE THERE ON YOUR ABILITY TO MAKE A SUB-ACCOUNT TRANSFER? for more information.

You will not be provided with information regarding periodic updates to the Funds and allocation percentages in the asset allocation models, and we will not reallocate your Account Value based on those updates. Information on updated asset allocation models may be obtained by contacting your Registered Representative. If you wish to update your asset allocation model, you may do so by terminating your existing model and re-enrolling into a new one. Investment alternatives other than these asset allocation models are available that may enable you to invest your Contract Value with similar risk and return characteristics. When considering an asset allocation model for your individual situation, you should consider your other assets, income and investments in addition to this annuity.

-   Asset Rebalancing

In asset rebalancing, you select a portfolio of Funds, and we will rebalance your assets at the specified frequency to reflect the original allocation percentages you selected. You can choose how much of your Contract Value you want to invest in this program. You can also combine this program with others such as the Automatic Income Program and Dollar Cost Averaging Program (subject to restrictions). You may designate only one set of asset allocation instructions at a time.

-   Dollar Cost Averaging

We offer three dollar cost averaging programs:

       -   DCA Plus

       -   Fixed Amount DCA

       -   Earnings/Interest DCA

DOLLAR COST AVERAGING PROGRAMS -- We currently offer two different types of Dollar Cost Averaging Programs in addition to the DCA Plus Program. If you enroll, you may select either the Fixed Amount DCA Program or the Earnings/Interest DCA Program. The Fixed Amount DCA Program allows you to regularly transfer an amount you select from the Fixed Accumulation Feature or any Fund into a different Fund. The Earnings/Interest DCA Program allows you to regularly transfer the interest from the Fixed Accumulation Feature or the earnings from one Fund into a different Fund. For either Program, you may select transfers on a monthly or quarterly basis, but you must at least make three transfers during the Program. The Fixed Amount DCA Program begins at the end of the length of the transfer period you selected plus two business days. That means if you select a monthly transfer, your Earnings/Interest DCA Program will begin one month plus two business days after your enrollment.

OTHER PROGRAM CONSIDERATIONS

- You may terminate your enrollment in any Program (other than Dollar Cost Averaging Programs) at any time.

- We may discontinue, modify or amend any of these Programs at any time. We will automatically and unilaterally amend your enrollment instructions if:

       - any Fund is merged or substituted into another Fund -- then your allocations will be directed to the surviving Fund;

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       - any Fund is liquidated -- then your allocations will be directed to any available money market Fund.

     You may always provide us with updated instructions following any of these events.

- Continuous or periodic investment neither insures a profit nor protects against a loss in declining markets. Because these Programs involve continuous investing regardless of fluctuating price levels, you should carefully consider your ability to continue investing through periods of fluctuating prices.

- If you make systematic transfers from the Fixed Accumulation Feature under a Dollar Cost Averaging Program or DCA Plus Program, you must wait 6 months after your last systematic transfer before moving Sub-Account Values back to the Fixed Accumulation Feature.

- We make available educational information and materials (e.g., pie charts, graphs, or case studies) that can help you select a model portfolio, but we do not recommend models or otherwise provide advice as to what model portfolio may be appropriate for you.

- Asset allocation does not guarantee that your Contract Value will increase nor will it protect against a decline if market prices fall. If you choose to participate in an asset allocation program, you are responsible for determining which model portfolio is best for you. Tools used to assess your risk tolerance may not be accurate and could be useless if your circumstances change over time. Although each model portfolio is intended to maximize returns given various levels of risk tolerance, a model portfolio may not perform as intended. Market, asset class or allocation option class performance may differ in the future from historical performance and from the assumptions upon which the model portfolio is based, which could cause a model portfolio to be ineffective or less effective in reducing volatility. A model portfolio may perform better or worse than any single Fund, allocation option or any other combination of Funds or allocation options. In addition, the timing of your investment and automatic rebalancing may affect performance. Quarterly rebalancing and periodic updating of model portfolios can cause their component Funds to incur transactional expenses to raise cash for money flowing out of Funds or to buy securities with money flowing into the Funds. Moreover, large outflows of money from the Funds may increase the expenses attributable to the assets remaining in the Funds. These expenses can adversely affect the performance of the relevant Funds and of the model portfolios. In addition, these inflows and outflows may cause a Fund to hold a large portion of its assets in cash, which could detract from the achievement of the Fund's investment objective, particularly in periods of rising market prices. For additional information regarding the risks of investing in a particular fund, see that Fund's prospectus.

- Additional considerations apply for qualified Contracts with respect to Static Asset Allocation Model programs. Neither we, nor any third party service provider, nor any of their respective affiliates, is acting as a fiduciary under The Employee Retirement Income Security Act of 1974, as amended (ERISA) or the Code, in providing any information or other communication contemplated by any Program, including, without limitation, any model portfolios. That information and communications are not intended, and may not serve as a primary basis for your investment decisions with respect to your participation in a Program. Before choosing to participate in a Program, you must determine that you are capable of exercising control and management of the assets of the plan and of making an independent and informed decision concerning your participation in the Program. Also, you are solely responsible for determining whether and to what extent the Program is appropriate for you and the assets contained in the qualified Contract. Qualified Contracts are subject to additional rules regarding participation in these Programs. It is your responsibility to ensure compliance of any recommendation in connection with any model portfolio with governing plan documents.

-   These Programs may be adversely affected by Fund trading policies.

OTHER INFORMATION

ASSIGNMENT -- A Non-Qualified Contract may be assigned. We must be properly notified in writing of an assignment. Any Annuity Payouts or Surrenders requested or scheduled before we record an assignment will be made according to the instructions we have on record. We are not responsible for determining the validity of an assignment. Assigning a Non-Qualified Contract may require the payment of income taxes and certain penalty taxes. Please consult a qualified tax adviser before assigning your Contract.

A Qualified Contract may not be transferred or otherwise assigned, unless allowed by applicable law.

CONTRACT MODIFICATION -- The Annuitant may not be changed. However, if the Annuitant is still living, the Contingent Annuitant may be changed at any time prior to the Annuity Commencement Date by sending us written notice.

We may modify the Contract, but no modification will affect the amount or term of any Contract unless a modification is required to conform the Contract to applicable federal or state law. No modification will effect the method by which Contract Values are determined.

HOW CONTRACTS ARE SOLD -- Woodbury Financial Services ("WFS") serves as principal underwriter for the Contracts. WFS is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as a broker-dealer and is a member of Financial Industry Regulatory Authority (FINRA). The principal business address of WFS is 7755 3rd Street North, Oakdale, MN 55128.

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Contracts will be sold by individuals who have been appointed by us as insurance agents and who are registered representatives of broker-dealers that have entered into selling agreements with Woodbury. We generally bear the expenses of providing services pursuant to Contracts, including the payment of expenses relating to the distribution of prospectuses for sales purposes as well as any advertising or sales literature (provided, however, we may offset some or all of these expenses by, among other things, administrative service fees received from Fund complexes).

Commissions -- We pay compensation to broker-dealers, financial institutions and other affiliated broker-dealers ("Financial Intermediaries") for the sale of the Contracts according to selling agreements with Financial Intermediaries. Affiliated broker-dealers also employ wholesalers in the sales process. Wholesalers typically receive commissions based on the type of Contract or optional benefits sold. Commissions are based on a specified amount of Premium Payments or Contract Value. Your Registered Representative may be compensated on a fee for services and/or commission basis.

We pay an up-front commission of up to 7% of your Contract Value at the time of sale to the Financial Intermediary that your Registered Representative is associated with. Your Registered Representative's Financial Intermediary may also receive on-going or trail commissions of generally not more than 1% of your Contract Value. Registered Representatives may have multiple options on how they wish to allocate their commissions and/or compensation. Compensation paid to your Registered Representative may also vary depending on the particular arrangements between your Registered Representative and their Financial Intermediary. We are not involved in determining your Registered Representative's compensation. You are encouraged to ask your Registered Representative about the basis upon which he or she will be personally compensated for the advice or recommendations provided in connection with this transaction.

Additional Payments -- In addition to commissions and any Rule 12b-1 fees, we or our affiliates pay significant additional compensation ("Additional Payments") to some Financial Intermediaries (who may or may not be affiliates), in connection with the promotion, sale and distribution of our variable annuities. Additional Payments are generally based on average net assets (or on aged assets) of the Contracts attributable to a particular Financial Intermediary; on sales of the Contracts attributable to a particular Financial Intermediary and/or on reimbursement of sales expenses. Additional Payments may take the form of, among other things: (1) sponsorship of due diligence meetings to educate Financial Intermediaries about our variable products; (2) payments for providing training and information relating to our variable products; (3) expense allowances and reimbursements; (4) override payments and bonuses; (5) personnel education or training; (6) marketing support fees (or allowances) for providing assistance in promoting the sale of our variable products; and/or (7) shareholder services, including sub-accounting and the preparation of account statements and other communications.

We are among several insurance companies that pay Additional Payments to certain Financial Intermediaries to receive "preferred" or recommended status. These privileges include our ability to gain additional or special access to sales staff, provide and/or attend training and other conferences; placement of our products on customer lists ("shelf-space arrangements"); and otherwise improve sales by featuring our products over others. We also may pay Additional Payments to certain key Financial Intermediaries based on assets under management.

Consistent with FINRA Conduct Rules, we provide cash and non-cash compensation in the form of: (1) occasional meals and entertainment; (2) occasional tickets to sporting events; (3) nominal gifts (not to exceed $100 annually); (4) sponsorship of sales contests and/or promotions in which participants receive prizes such as travel awards, merchandise and recognition; (5) sponsorship of training and educational events; and/or (6) due diligence meetings. In addition to FINRA rules governing limitations on these payments, we also follow our guidelines and those of Financial Intermediaries which may be more restrictive than FINRA rules.

Additional Payments create a potential conflict of interest in the form of an additional financial incentive to the Registered Representative and/or Financial Intermediary to recommend the purchase of this Contract over another variable annuity or another investment option.

As of December 31, 2009, we have entered into arrangements to make Additional Payments (excluding Marketing Expense Allowances) to the following Financial
Intermediaries:

AIG Advisors Group, Inc. (FSC Securities Corporation, Royal Alliance Associates, Inc., Sagepoint Financial, Inc.) and Woodbury Financial Services, Inc.

Inclusion on this list does not imply that these sums necessarily constitute "special cash compensation" as defined by FINRA Conduct Rule 2830(l)(4). We will endeavor to update this listing annually and interim arrangements may not be reflected. We assume no duty to notify any investor whether their Registered Representative is or should be included in any such listing.

For the fiscal year ended December 31, 2009, Additional Payments did not in the aggregate exceed approximately $428 thousand (excluding corporate-sponsorship related perquisites) or approximately 0.04% based on average assets.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements of Union Security Life Insurance Company of New York as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 included in this Registration Statement have been audited by PricewaterhouseCoopers LLP and are included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The business address of PricewaterhouseCoopers LLP is 300 Madison Avenue, New York, NY 10017.

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LEGAL PROCEEDINGS

We are regularly involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. We may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations. While we cannot predict the outcome of any pending or future litigation, examination, or investigation and although no assurances can be given, we do no believe that any pending matter will have a material adverse effect on our financial condition or results of operations.

On January 21, 2010, the SEC filed a civil complaint in the United States District Court for the Southern District of New York in connection with the previously disclosed SEC investigation into a finite reinsurance arrangement entered into by the Parent. In the complaint, the SEC charged the Parent with violating Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934, as amended, and Rules 12b-20, 13a-11 and 13a-13 thereunder. As previously disclosed by the Parent in a Current Report on Form 8-K on January 21, 2010, the Parent entered into a settlement with the SEC in which the Parent consented, without admitting or denying the allegations in the complaint, to the entry of a judgment requiring payment of a civil penalty of $3.5 million and enjoining the Parent from violating the aforementioned federal securities laws. The court approved the settlement in a final judgment entered on January 25, 2010 and the Parent has paid the penalty.

As part of the settlement, the SEC granted permanent relief to the Company, exempting it from limitations on serving as depositor to investment companies under Section 9(a) of the Investment Company Act of 1940.

The validity of the securities offered in this prospectus is being passed upon for us by in house counsel. Advice on certain federal securities law issues was provided by Sullivan & Cromwell LLP, New York, NY.

MORE INFORMATION

You may call your Registered Representative if you have any questions or write or call us at the address below:

P.O. Box 5085
Hartford, Connecticut 06102-5085

Telephone:  1-800-862-6668 (Contract Owners)
            1-800-862-7155 (Registered Representatives)

FINANCIAL STATEMENTS

You can find financial statements of the Separate Account and Union Security in the Statement of Additional Information. To receive a copy of the Statement of Additional Information free of charge, call your representative or complete the form at the end of this prospectus and mail the form to us at the address indicated on the form.

As of May 1, 2009, Union Security intends to rely on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934, as amended, and accordingly does not intend to file with the U.S. Securities Exchange Commission annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, or any other reports under such Act.

FEDERAL TAX CONSIDERATIONS

A. INTRODUCTION

The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain of the expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Contract, based on our understanding of the existing provisions of the Internal Revenue Code ("Code"), Treasury Regulations thereunder, and public interpretations thereof by the IRS (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences. The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trust or estates that are subject to United States federal income tax, regardless of the source of their income. See "Annuity Purchases by Nonresident Aliens and Foreign Corporations," regarding annuity purchases by non-U.S. Persons or residents.

This summary has been prepared by us after consultation with tax counsel, but no opinion of tax counsel has been obtained. We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Contract or any transaction involving a Contract. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Contract.

In addition, although this discussion addresses certain tax consequences if you use the Contract in various arrangements, including Charitable Remainder Trusts, tax-qualified retirement arrangements, deferred compensation plans, split-dollar insurance arrangements, or other employee benefit arrangements, this discussion is not exhaustive. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently, e.g., by legislation or regulations that affect compensatory or employee benefit arrangements. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which to you depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax

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treatment of the proposed arrangement and of any Contract used in it.

Pursuant to Section 3 of the federal Defense of Marriage Act ("DOMA"), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder's spouse.

The federal, as well as state and local, tax laws and regulations require the Company to report certain transactions with respect to Your contract (such as an exchange of or a distribution from the contract) to the Internal Revenue Service and state and local tax authorities, and generally to provide You with a copy of what was reported. This copy is not intended to supplant Your own records. It is Your responsibility to ensure that what You report to the Internal Revenue Service and other relevant taxing authorities on your income tax returns is accurate based on Your books and records. You should review whatever is reported to the taxing authorities by the Company against your own records, and in consultation with your own tax advisor, and should notify the Company if You find any discrepancies in case corrections have to be made.

THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CONTRACT IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CONTRACT UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.

B. TAXATION OF THE COMPANY AND THE SEPARATE ACCOUNT

The Separate Account is taxed as part of the Company which is taxed as a life insurance company under Subchapter L of Chapter 1 of the Code. Accordingly, the Separate Account will not be taxed as a "regulated investment company" under Subchapter M of Chapter 1 of the Code. Investment income and any realized capital gains on assets of the Separate Account are reinvested and taken into account in determining the value of the Accumulation and Annuity Units. As a result, such investment income and realized capital gains are automatically applied to increase reserves under the Contract.

Currently, no taxes are due on interest, dividends and short-term or long-term capital gain earned by the Separate Account with respect to the Contracts. The Company is entitled to certain tax benefits related to the investment of company assets, including assets of the Separate Account. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you since the Company is the owner of the assets from which the tax benefits are derived.

C. TAXATION OF ANNUITIES -- GENERAL PROVISIONS AFFECTING CONTRACTS NOT HELD IN TAX-QUALIFIED RETIREMENT PLANS

Section 72 of the Code governs the taxation of annuities in general.

    1.   NON-NATURAL PERSONS AS OWNERS

Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural Contract Owner generally could be required to include in gross income currently for each taxable year the excess of (a) the sum of the Contract Value as of the close of the taxable year and all previous distributions under the Contract over (b) the sum of net premiums paid for the taxable year and any prior taxable year and the amount includable in gross income for any prior taxable year with respect to the Contract under Section 72(u). However, Section 72(u) does not apply to:

- A contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural owner holds the contract as an agent for the natural person),

- A contract acquired by the estate of a decedent by reason of such decedent's death,

- Certain contracts acquired with respect to tax-qualified retirement arrangements,

- Certain contracts held in structured settlement arrangements that may qualify under Code Section 130, or

- A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the contract's purchase.

A non-natural Contract Owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable Remainder Trusts.

Pursuant to Code Section 72(s), if the Contract Owner is a non-natural person, the primary annuitant is treated as the "holder" in applying the required distribution rules described below. These rules require that certain distributions be made upon the death of a "holder." In addition, for a non-natural owner, a change in the primary annuitant is treated as the death of the "holder." However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.

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    2.   OTHER CONTRACT OWNERS (NATURAL PERSONS).

A Contract Owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.

The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from Contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts which were purchased prior to August 14, 1982.

       a.   DISTRIBUTIONS PRIOR TO THE ANNUITY COMMENCEMENT DATE.

i. Total premium payments less amounts received which were not includable in gross income equal the "investment in the contract" under Section 72 of the Code.

ii. To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract." It is unclear what value should be used in determining the "income on the contract." We believe that the current Contract Value (determined without regard to surrender charges) generally is an appropriate measure. However, in some instances the IRS could take the position that the value should be the current Contract Value (determined without regard to surrender charges) increased by some measure of the value of certain future cash-value type benefits.

iii. Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a withdrawal or partial surrender) is deemed to come first from any such "income on the contract" and then from "investment in the contract," and for these purposes such "income on the contract" shall be computed by reference to any aggregation rule in subparagraph 2.c. below. As a result, any such amount received or deemed received (1) shall be includable in gross income to the extent that such amount does not exceed any such "income on the contract," and (2) shall not be includable in gross income to the extent that such amount does exceed any such "income on the contract." If at the time that any amount is received or deemed received there is no "income on the contract" (e.g., because the gross value of the Contract does not exceed the "investment in the contract" and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income, and will simply reduce the "investment in the contract."

iv. The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.

v. In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. This transfer rule does not apply, however, to certain transfers of property between Spouses or incident to divorce.

vi. In general, any amount actually received under the Contract as a Death Benefit, including an optional Death Benefit, if any, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.

       b.  DISTRIBUTIONS AFTER ANNUITY COMMENCEMENT DATE.

Annuity payments made periodically after the Annuity Commencement Date are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the "investment in the contract" to the total amount of the payments to be made after the Annuity Commencement Date (the "exclusion ratio").

i. When the total of amounts excluded from income by application of the exclusion ratio is equal to the investment in the contract as of the Annuity Commencement Date, any additional payments (including surrenders) will be entirely includable in gross income.

ii. If the annuity payments cease by reason of the death of the Annuitant and, as of the date of death, the amount of annuity payments excluded from gross income by the exclusion ratio does not exceed the investment in the contract as of the Annuity Commencement Date, then the remaining portion of unrecovered investment shall be allowed as a deduction for the last taxable year of the Annuitant.

iii. Generally, non-periodic amounts received or deemed received after the Annuity Commencement Date are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining "investment in the contract" shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph c. may apply).

       c.   AGGREGATION OF TWO OR MORE ANNUITY CONTRACTS.

Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Contracts subject to such aggregation, the values under the Contracts and the investment in the contracts

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will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. In addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(12) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.

       d. 10% PENALTY TAX -- APPLICABLE TO CERTAIN WITHDRAWALS AND ANNUITY PAYMENTS.

i. If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.

ii.  The 10% penalty tax will not apply to the following distributions:

       1. Distributions made on or after the date the recipient has attained the age of 59 1/2.

       2. Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary annuitant.

       3.   Distributions attributable to a recipient's becoming disabled.

       4. A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the recipient (or the joint lives or life expectancies of the recipient and the recipient's designated Beneficiary).

       5. Distributions made under certain annuities issued in connection with structured settlement agreements.

       6. Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982 (see next subparagraph e.).

       7. Distributions purchased by an employer upon termination of certain qualified plans and held by the employer until the employee separates from service.

If the taxpayer avoids this 10% penalty tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.

       e. SPECIAL PROVISIONS AFFECTING CONTRACTS OBTAINED THROUGH A TAX-FREE EXCHANGE OF OTHER ANNUITY OR LIFE INSURANCE CONTRACTS PURCHASED PRIOR TO AUGUST 14, 1982.

If the Contract was obtained by a tax-free exchange of a life insurance or annuity Contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come
(1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior Contract, (2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor Contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract" and
(4) last from the remaining "investment in the contract." As a result, to the extent that such amount received or deemed received does not exceed such pre-8/14/82 investment, such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange Contracts are generally subject to the rules described in this subparagraph e.

       f.   REQUIRED DISTRIBUTIONS

i.   Death of Contract Owner or Primary Annuitant

      Subject to the alternative election or Spouse beneficiary provisions in ii or iii below:

       1. If any Contract Owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;

       2. If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract shall be distributed within 5 years after such death; and

       3. If the Contract Owner is not an individual, then for purposes of 1. or 2. above, the primary annuitant under the Contract shall be treated as the Contract Owner, and any change in the primary annuitant shall be treated as the death of the Contract Owner. The primary annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.

ii.  Alternative Election to Satisfy Distribution Requirements

      If any portion of the interest of a Contract Owner described in i. above is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not

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      extend beyond the life or life expectancy of the beneficiary. Such distributions must begin within a year of the Contract Owner's death.

iii.  Spouse Beneficiary

      If any portion of the interest of a Contract Owner is payable to or for the benefit of his or her Spouse, and the Annuitant or Contingent Annuitant is living, such Spouse shall be treated as the Contract Owner of such portion for purposes of section i. above. This spousal contract continuation shall apply only once for this Contract.

iv.  Civil Union or Domestic Partner

      Upon the death of the Contract Owner prior to the Annuity Commencement Date, if the designated beneficiary is the surviving civil union or domestic partner of the Contract Owner pursuant to a civil union or domestic partnership recognized under state law, then such designated beneficiary's right to continue the Contract as the succeeding Contract Owner will be contingent, among other things, upon the treatment of such designated beneficiary as the spouse of the Contract Owner under Code
      Section 72(s) (or any successor provision). Currently, Federal tax law only recognizes spouses if they are married individuals of the opposite sex. Consequently, such designated beneficiary who is not recognized as a "spouse" under Federal tax law will not be able to continue the Contract and the entire interest in the Contract must be distributed within five years of the Contract Owner's death or under the Alternative Election.

       g.   ADDITION OF RIDER OR MATERIAL CHANGE.

The addition of a rider to the Contract, or a material change in the Contract's provisions, could cause it to be considered newly issued or entered into for tax purposes, and thus could cause the Contract to lose certain grandfathered tax status. Please contact your tax adviser for more information.

       h.  PARTIAL EXCHANGES.

The IRS in Rev. Rul. 2003-76 confirmed that the owner of an annuity contract can direct its insurer to transfer a portion of the contract's cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a "partial exchange"). However, Rev. Rul. 2003-76 also refers to caveats and additional guidance in the companion Notice 2003-51, which discusses cases in which a partial exchange is followed by a surrender, withdrawal or other distribution from either the old contract or the new contract. Notice 2003-51 specifically indicates that the IRS is considering (1) under what circumstances it should treat a partial exchange followed by such a distribution within 24 months as presumptively for "tax avoidance" purposes (e.g., to avoid the income-out-first rules on amounts received under Code
Section 72) and (2) what circumstances it should treat as rebutting such a presumption (e.g., death, disability, reaching age 59 1/2, divorce or loss of employment). Notice 2003-51 was superseded by Revenue Procedure 2008-24, effective for partial exchanges completed on or after June 30, 2008. Partial exchanges completed on or after this date will qualify for tax free treatment if: (1) no amounts are withdrawn from, or received in surrender of, either of the contracts involved in the exchange during the 12 months beginning on the date on which amounts are treated as received as premiums or other consideration paid for the contract received in the exchange (the date of transfer); or (2) the taxpayer demonstrates that certain conditions (e.g., death, disability, reaching age 59 1/2, divorce, loss of employment) occurred between the date of transfer and the date of the withdrawal or surrender. A transfer within the scope of the revenue procedure, but not treated as a tax-free exchange, will be treated as a taxable distribution, followed by a payment for a second contract. Two annuity contracts that are the subject of a tax-free exchange pursuant to the revenue procedure will not be aggregated, even if issued by the same insurance company. We advise you to consult with a qualified tax adviser as to potential tax consequences before attempting any partial exchange.

The applicability of the IRS's partial exchange guidance to the splitting of an annuity contract is not clear. You should consult with a tax adviser if you plan to split an annuity contract as part of an exchange of annuity contracts.

    3.   DIVERSIFICATION REQUIREMENTS.

The Code requires that investments supporting your Contract be adequately diversified. Code Section 817(h) provides that a variable annuity contract will not be treated as an annuity contract for any period during which the investments made by the separate account or Fund are not adequately diversified. If a contract is not treated as an annuity contract, the contract owner will be subject to income tax on annual increases in cash value.

The Treasury Department's diversification regulations under Code Section 817(h) require, among other things, that:

- no more than 55% of the value of the total assets of the segregated asset account underlying a variable contract is represented by any one investment,

-   no more than 70% is represented by any two investments,

-   no more than 80% is represented by any three investments, and

-   no more than 90% is represented by any four investments.

In determining whether the diversification standards are met, all securities of the same issuer, all interests in the same real property project, and all interests in the same commodity are each treated as a single investment. In the case of government securities, each government agency or instrumentality is treated as a separate issuer.

A separate account must be in compliance with the diversification standards on the last day of each calendar quarter or within 30 days after the quarter ends. If an insurance company inadvertently fails to meet the diversification requirements, the company may still comply within a

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reasonable period and avoid the taxation of contract income on an ongoing basis. However, either the insurer or the contract owner must agree to make adjustments or pay such amounts as may be required by the IRS for the period during which the diversification requirements were not met.

Fund shares may also be sold to tax-qualified plans pursuant to an exemptive order and applicable tax laws. If Fund shares are sold to non-qualified plans, or to tax-qualified plans that later lose their tax-qualified status, the affected Funds may fail the diversification requirements of Code Section 817(h), which could have adverse tax consequences for Contract Owners with premiums allocated to affected Funds. In order to prevent a Fund diversification failure from such an occurrence, the Company obtained a private letter ruling ("PLR") from the IRS. As long as the Funds comply with certain terms and conditions contained in the PLR, Fund diversification will not be prevented if purported tax-qualified plans invest in the Funds. The Company and the Funds will monitor the Funds' compliance with the terms and conditions contained in the PLR.

    4.   TAX OWNERSHIP OF THE ASSETS IN THE SEPARATE ACCOUNT.

In order for a variable annuity contract to qualify for tax income deferral, assets in the separate account supporting the contract must be considered to be owned by the insurance company, and not by the contract owner, for tax purposes. The IRS has stated in published rulings that a variable contract owner will be considered the "owner" of separate account assets for income tax purposes if the contract owner possesses sufficient incidents of ownership in those assets, such as the ability to exercise investment control over the assets. In circumstances where the variable contract owner is treated as the "tax owner" of certain separate account assets, income and gain from such assets would be includable in the variable contract owner's gross income. The Treasury Department indicated in 1986 that it would provide guidance on the extent to which contract owners may direct their investments to particular Sub-Accounts without being treated as tax owners of the underlying shares. Although no such regulations have been issued to date, the IRS has issued a number of rulings that indicate that this issue remains subject to a facts and circumstances test for both variable annuity and life insurance contracts.

Rev. Rul. 2003-92, amplified by Rev. Rul. 2007-7, statesindicates that, where interests in a partnership offered in an insurer's separate account are not available exclusively through the purchase of a variable insurance contract (e.g., where such interests can be purchased directly by the general public or others without going through such a variable contract), such "public availability" means that such interests should be treated as owned directly by the contract owner (and not by the insurer) for tax purposes, as if such contract owner had chosen instead to purchase such interests directly (without going through the variable contract). None of the shares or other interests in the fund choices offered in our Separate Account for your Contract are available for purchase except through an insurer's variable contracts or by other permitted entities.

Rev. Rul. 2003-91 indicates that an insurer could provide as many as 20 fund choices for its variable contract owners (each with a general investment strategy, e.g., a small company stock fund or a special industry fund) under certain circumstances, without causing such a contract owner to be treated as the tax owner of any of the Fund assets. The ruling does not specify the number of fund options, if any, that might prevent a variable contract owner from receiving favorable tax treatment. As a result, although the owner of a Contract has more than 20 fund choices, we believe that any owner of a Contract also should receive the same favorable tax treatment. However, there is necessarily some uncertainty here as long as the IRS continues to use a facts and circumstances test for investor control and other tax ownership issues. Therefore, we reserve the right to modify the Contract as necessary to prevent you from being treated as the tax owner of any underlying assets.

D. FEDERAL INCOME TAX WITHHOLDING

The portion of an amount received under a Contract that is taxable gross income to the Payee is also subject to federal income tax withholding, pursuant to Code
Section 3405, which requires the following:

       1. Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless an individual elects not to have such tax withheld ("election out"). We will provide such an "election out" form at the time such a distribution is requested. If the necessary "election out" form is not submitted to us in a timely manner, generally we are required to withhold 10 percent of the includable amount of distribution and remit it to the IRS.

       2. Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is generally subject to federal income tax withholding as if the Payee were a married individual claiming 3 exemptions, unless the individual elects otherwise. An individual generally may elect out of such withholding, or elect to have income tax withheld at a different rate, by providing a completed election form. We will provide such an election form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold tax as if the recipient were married claiming 3 exemptions, and remit this amount to the IRS.

Generally no "election out" is permitted if the distribution is delivered outside the United States and any possession of the United States. Regardless of any "election out" (or any amount of tax actually withheld) on an amount received from a Contract, the Payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A Payee also may be required to pay penalties under estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the Payee's total tax liability.

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E. GENERAL PROVISIONS AFFECTING QUALIFIED RETIREMENT PLANS

The Contract may be used for a number of qualified retirement plans. If the Contract is being purchased with respect to some form of qualified retirement plan, please refer to the section entitled "Information Regarding Tax-Qualified Retirement Plans" for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.

F. ANNUITY PURCHASES BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal income tax and mandatory withholding on U.S. source taxable annuity distributions at a 30% rate, unless a lower treaty rate applies and any required tax forms are submitted to us. If withholding applies, we are required to withhold tax at the 30% rate, or a lower treaty rate if applicable, and remit it to the IRS. In addition, purchasers may be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence.

G. ESTATE, GIFT AND GENERATION-SKIPPING TAX AND RELATED TAX CONSIDERATIONS

Any amount payable upon a Contract Owner's death, whether before or after the Annuity Commencement Date, is generally includable in the Contract Owner's estate for federal estate tax purposes. Similarly, prior to the Contract Owner's death, the payment of any amount from the Contract, or the transfer of any interest in the Contract, to a beneficiary or other person for less than adequate consideration may have federal gift tax consequences. In addition, any transfer to, or designation of, a non-Spouse beneficiary who either is (1) 37 1/2 or more years younger than a Contract Owner or (2) a grandchild (or more remote further descendent) of a Contract Owner may have federal generation-skipping-transfer ("GST") tax consequences under Code Section 2601. Regulations under Code Section 2662 may require us to deduct any such GST tax from your Contract, or from any applicable payment, and pay it directly to the IRS. However, any federal estate, gift or GST tax payment with respect to a Contract could produce an offsetting income tax deduction for a beneficiary or transferee under Code Section 691(c) (partially offsetting such federal estate or GST tax) or a basis increase for a beneficiary or transferee under Code
Section 691(c) or Section 1015(d). In addition, as indicated above in "Distributions Prior to the Annuity Commencement Date," the transfer of a Contract for less than adequate consideration during the Contract Owner's lifetime generally is treated as producing an amount received by such Contract Owner that is subject to both income tax and the 10% penalty tax. To the extent that such an amount deemed received causes an amount to be includable currently in such Contract Owner's gross income, this same income amount could produce a corresponding increase in such Contract Owner's tax basis for such Contract that is carried over to the transferee's tax basis for such Contract under Code
Section 72(e)(4)(C)(iii) and Section 1015.

H. TAX DISCLOSURE OBLIGATIONS

In some instances certain transactions must be disclosed to the IRS or penalties could apply. See, for example, IRS Notice 2004-67. The Code also requires certain "material advisers" to maintain a list of persons participating in such "reportable transactions," which list must be furnished to the IRS upon request. It is possible that such disclosures could be required by The Company, the Owner(s) or other persons involved in transactions involving annuity contracts. It is the responsibility of each party, in consultation with their tax and legal advisers, to determine whether the particular facts and circumstances warrant such disclosures.

INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS

This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract by a tax-qualified retirement plan. State income tax rules applicable to tax-qualified retirement plans often differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners, participants and beneficiaries are encouraged to consult their own tax advisors as to specific tax consequences.

The Contracts are available to a variety of tax-qualified retirement plans and arrangements (a "Qualified Plan" or "Plan"). Tax restrictions and consequences for Contracts or accounts under each type of Qualified Plan differ from each other and from those for Non-Qualified Contracts. In addition, individual Qualified Plans may have terms and conditions that impose additional rules. Therefore, no attempt is made herein to provide more than general information about the use of the Contract with the various types of Qualified Plans. Participants under such Qualified Plans, as well as Contract Owners, annuitants and beneficiaries, are cautioned that the rights of any person to any benefits under such Qualified Plans may be subject to terms and conditions of the Plans themselves or limited by applicable law, regardless of the terms and conditions of the Contract issued in connection therewith. Qualified Plans generally provide for the tax deferral of income regardless of whether the Qualified Plan invests in an annuity or other investment. You should consider if the Contract is a suitable investment if you are investing through a Qualified Plan.

THE FOLLOWING IS ONLY A GENERAL DISCUSSION ABOUT TYPES OF QUALIFIED PLANS FOR WHICH THE CONTRACTS MAY BE AVAILABLE. WE ARE NOT THE PLAN ADMINISTRATOR FOR ANY QUALIFIED PLAN. THE PLAN ADMINISTRATOR OR CUSTODIAN, WHICHEVER IS APPLICABLE, (BUT NOT US) IS RESPONSIBLE FOR ALL PLAN ADMINISTRATIVE DUTIES INCLUDING, BUT NOT LIMITED TO, NOTIFICATION OF DISTRIBUTION OPTIONS, DISBURSEMENT OF PLAN BENEFITS, HANDLING ANY

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PROCESSING AND ADMINISTRATION OF QUALIFIED PLAN LOANS, COMPLIANCE WITH REGULATORY REQUIREMENTS AND FEDERAL AND STATE TAX REPORTING OF INCOME/DISTRIBUTIONS FROM THE PLAN TO PLAN PARTICIPANTS AND, IF APPLICABLE, BENEFICIARIES OF PLAN PARTICIPANTS AND IRA CONTRIBUTIONS FROM PLAN PARTICIPANTS. OUR ADMINISTRATIVE DUTIES ARE LIMITED TO ADMINISTRATION OF THE CONTRACT AND ANY DISBURSEMENTS OF ANY CONTRACT BENEFITS TO THE OWNER, ANNUITANT OR BENEFICIARY OF THE CONTRACT, AS APPLICABLE. OUR TAX REPORTING RESPONSIBILITY IS LIMITED TO FEDERAL AND STATE TAX REPORTING OF INCOME/DISTRIBUTIONS TO THE APPLICABLE PAYEE AND IRA CONTRIBUTIONS FROM THE OWNER OF A CONTRACT, AS RECORDED ON OUR BOOKS AND RECORDS. IF YOU ARE PURCHASING A CONTRACT THROUGH A QUALIFIED PLAN, YOU SHOULD CONSULT WITH YOUR PLAN ADMINISTRATOR AND/OR A QUALIFIED TAX ADVISER. YOU ALSO SHOULD CONSULT WITH A QUALIFIED TAX ADVISER AND/OR PLAN ADMINISTRATOR BEFORE YOU WITHDRAW ANY PORTION OF YOUR CONTRACT VALUE.

The tax rules applicable to Qualified Contracts and Qualified Plans, including restrictions on contributions and distributions, taxation of distributions and tax penalties, vary according to the type of Qualified Plan, as well as the terms and conditions of the Plan itself. Various tax penalties may apply to contributions in excess of specified limits, plan distributions (including loans) that do not comply with specified limits, and certain other transactions relating to such Plans. Accordingly, this summary provides only general information about the tax rules associated with use of a Qualified Contract in such a Qualified Plan. In addition, some Qualified Plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. Owners, participants, and beneficiaries are responsible for determining that contributions, distributions and other transactions comply with applicable tax (and non-tax) law and any applicable Qualified Plan terms. Because of the complexity of these rules, Owners, participants and beneficiaries are advised to consult with a qualified tax adviser as to specific tax consequences.

We do not currently offer the Contracts in connection with all of the types of Qualified Plans discussed below, and may not offer the Contracts for all types of Qualified Plans in the future.

1. INDIVIDUAL RETIREMENT ANNUITIES ("IRAS").

In addition to "traditional" IRAs governed by Code Sections 408(a) and (b) ("Traditional IRAs"), there are Roth IRAs governed by Code Section 408A, SEP IRAs governed by Code Section 408(k), and SIMPLE IRAs governed by Code Section 408(p). Also, Qualified Plans under Code Section 401, 403(b) or 457(b) that include after-tax employee contributions may be treated as deemed IRAs subject to the same rules and limitations as Traditional IRAs. Contributions to each of these types of IRAs are subject to differing limitations. The following is a very general description of each type of IRA for which a Contract is available.

    a.   TRADITIONAL IRAS

Traditional IRAs are subject to limits on the amounts that may be contributed each year, the persons who may be eligible, and the time when minimum distributions must begin. Depending upon the circumstances of the individual, contributions to a Traditional IRA may be made on a deductible or non-deductible basis. Failure to make required minimum distributions ("RMDs") when the Owner reaches age 70 1/2 or dies, as described below, may result in imposition of a 50% penalty tax on any excess of the RMD amount over the amount actually distributed. In addition, any amount received before the Owner reaches age 59 1/2 or dies is subject to a 10% penalty tax on premature distributions, unless a special exception applies, as described below. Under Code Section 408(e), an IRA may not be used for borrowing (or as security for any loan) or in certain prohibited transactions, and such a transaction could lead to the complete tax disqualification of an IRA.

You (or your surviving spouse if you die) may rollover funds tax-free from certain existing Qualified Plans (such as proceeds from existing insurance contracts, annuity contracts or securities) into a Traditional IRA under certain circumstances, as indicated below. However, mandatory tax withholding of 20% may apply to any eligible rollover distribution from certain types of Qualified Plans if the distribution is not transferred directly to the Traditional IRA. In addition, under Code Section 402(c)(11) a non-spouse "designated beneficiary" of a deceased Plan participant may make a tax-free "direct rollover" (in the form of a direct transfer between Plan fiduciaries, as described below in "Rollover Distributions") from certain Qualified Plans to a Traditional IRA for such beneficiary, but such Traditional IRA must be designated and treated as an "inherited IRA" that remains subject to applicable RMD rules (as if such IRA had been inherited from the deceased Plan participant). In addition, such a Plan is not required to permit such a rollover.

IRAs generally may not invest in life insurance contracts. However, an annuity contract that is used as an IRA may provide a death benefit that equals the greater of the premiums paid or the contract's cash value. The Contract offers an enhanced death benefit that may exceed the greater of the Contract Value or total premium payments. The tax rules are unclear as to what extent an IRA can provide a death benefit that exceeds the greater of the IRA's cash value or the sum of the premiums paid and other contributions into the IRA. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

    b.  SEP IRAS

Code Section 408(k) provides for a Traditional IRA in the form of an employer-sponsored defined contribution plan known as a Simplified Employee Pension ("SEP") or a SEP IRA. A SEP IRA can have employer, and in limited circumstances employee and salary reduction contributions, as well as higher overall contribution limits than a Traditional IRA, but a SEP is also subject to special tax-qualification requirements (e.g., on participation, nondiscrimination and withdrawals) and sanctions. Otherwise, a SEP IRA is generally subject to the same tax rules as for a Traditional IRA, which are described above. Please note that the IRA rider for the Contract has provisions that are

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designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

    c.   SIMPLE IRAS

The Savings Incentive Match Plan for Employees of small employers ("SIMPLE Plan") is a form of an employer-sponsored Qualified Plan that provides IRA benefits for the participating employees ("SIMPLE IRAs"). Depending upon the SIMPLE Plan, employers may make plan contributions into a SIMPLE IRA established by each eligible participant. Like a Traditional IRA, a SIMPLE IRA is subject to the 50% penalty tax for failure to make a full RMD, and to the 10% penalty tax on premature distributions, as described below. In addition, the 10% penalty tax is increased to 25% for amounts received during the 2-year period beginning on the date you first participated in a qualified salary reduction arrangement pursuant to a SIMPLE Plan maintained by your employer under Code Section 408(p)(2). Contributions to a SIMPLE IRA may be either salary deferral contributions or employer contributions, and these are subject to different tax limits from those for a Traditional IRA. Please note that the SIMPLE IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an SIMPLE IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

A SIMPLE Plan may designate a single financial institution (a Designated Financial Institution) as the initial trustee, custodian or issuer (in the case of an annuity contract) of the SIMPLE IRA set up for each eligible participant. However, any such Plan also must allow each eligible participant to have the balance in his SIMPLE IRA held by the Designated Financial Institution transferred without cost or penalty to a SIMPLE IRA maintained by a different financial institution. Absent a Designated Financial Institution, each eligible participant must select the financial institution to hold his SIMPLE IRA, and notify his employer of this selection.

If we do not serve as the Designated Financial Institution for your employer's SIMPLE Plan, for you to use one of our Contracts as a SIMPLE IRA, you need to provide your employer with appropriate notification of such a selection under the SIMPLE Plan. If you choose, you may arrange for a qualifying transfer of any amounts currently held in another SIMPLE IRA for your benefit to your SIMPLE IRA with us.

    d.  ROTH IRAS

Code Section 408A permits eligible individuals to establish a Roth IRA. Contributions to a Roth IRA are not deductible, but withdrawals of amounts contributed and the earnings thereon that meet certain requirements are not subject to federal income tax. In general, Roth IRAs are subject to limitations on the amounts that may be contributed by the persons who may be eligible to contribute, certain Traditional IRA restrictions, and certain RMD rules on the death of the Contract Owner. Unlike a Traditional IRA, Roth IRAs are not subject to RMD rules during the Contract Owner's lifetime. Generally, however, upon the Owner's death the amount remaining in a Roth IRA must be distributed by the end of the fifth year after such death or distributed over the life expectancy of a designated beneficiary. The Owner of a Traditional IRA or other qualified plan assets may convert a Traditional IRA to a Roth IRA under certain circumstances. The conversion in the year of conversion (special rules apply to 2010 conversions) of a Traditional IRA to a Roth IRA will subject the fair market value of the converted Traditional IRA to federal income tax in the year of conversion. In addition to the amount held in the converted Traditional IRA, the fair market value may include the value of additional benefits provided by the annuity contract on the date of conversion, based on reasonable actuarial assumptions. Tax-free rollovers from a Roth IRA can be made only to another Roth IRA under limited circumstances, as indicated below. Distributions from eligible Qualified Plans can be "rolled over" directly (subject to tax) into a Roth IRA under certain circumstances. Anyone considering the purchase of a Qualified Contract as a Roth IRA or a "conversion" Roth IRA should consult with a qualified tax adviser. Please note that the Roth IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as a Roth IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

2. QUALIFIED PENSION OR PROFIT-SHARING PLAN OR SECTION 401(k) PLAN

Provisions of the Code permit eligible employers to establish a tax-qualified pension or profit sharing plan (described in Section 401(a), and Section 401(k) if applicable, and exempt from taxation under Section 501(a)). Such a Plan is subject to limitations on the amounts that may be contributed, the persons who may be eligible to participate, the amounts of "incidental" death benefits, and the time when RMDs must commence. In addition, a Plan's provision of incidental benefits may result in currently taxable income to the participant for some or all of such benefits. Amounts may be rolled over tax-free from a Qualified Plan to another Qualified Plan under certain circumstances, as described below. Anyone considering the use of a Qualified Contract in connection with such a Qualified Plan should seek competent tax and other legal advice.

In particular, please note that these tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification.

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3. TAX SHELTERED ANNUITY UNDER SECTION 403(b) ("TSA")

Code Section 403(b) permits public school employees and employees of certain types of charitable, educational and scientific organizations described in Code
Section 501(c)(3) to purchase a "tax-sheltered annuity" ("TSA") contract and, subject to certain limitations, exclude employer contributions to a TSA from such an employee's gross income. Generally, total contributions may not exceed the lesser of an annual dollar limit or 100% of the employee's "includable compensation" for the most recent full year of service, subject to other adjustments. There are also legal limits on annual elective deferrals that a participant may be permitted to make under a TSA. In certain cases, such as when the participant is age 50 or older, those limits may be increased. A TSA participant should contact his plan administrator to determine applicable elective contribution limits. Special provisions may allow certain employees different overall limitations.

A TSA is subject to a prohibition against distributions from the TSA attributable to contributions made pursuant to a salary reduction agreement, unless such distribution is made:

    a.   after the employee reaches age 59 1/2;

    b.  upon the employee's separation from service;

    c.   upon the employee's death or disability;

    d. in the case of hardship (as defined in applicable law and in the case of hardship, any income attributable to such contributions may not be distributed); or

    e. as a qualified reservist distribution upon certain calls to active duty.

An employer sponsoring a TSA may impose additional restrictions on your TSA through its plan document.

Please note that the TSA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as a TSA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification. In particular, please note that tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification. In addition, a life insurance contract issued after September 23, 2007 is generally ineligible to qualify as a TSA under Reg. Section 1.403(b)-8(c)(2).

Amounts may be rolled over tax-free from a TSA to another TSA or Qualified Plan (or from a Qualified Plan to a TSA) under certain circumstances, as described below. However, effective for TSA contract exchanges after September 24, 2007, Reg. 1.403(b)-10(b) allows a TSA contract of a participant or beneficiary under a TSA Plan to be exchanged tax-free for another eligible TSA contract under that same TSA Plan, but only if all of the following conditions are satisfied: (1) such TSA Plan allows such an exchange, (2) the participant or beneficiary has an accumulated benefit after such exchange that is no less than such participant's or beneficiary's accumulated benefit immediately before such exchange (taking into account such participant's or beneficiary's accumulated benefit under both TSA contracts immediately before such exchange), (3) the second TSA contract is subject to distribution restrictions with respect to the participant that are no less stringent than those imposed on the TSA contract being exchanged, and (4) the employer for such TSA Plan enters into an agreement with the issuer of the second TSA contract under which such issuer and employer will provide each other from time to time with certain information necessary for such second TSA contract (or any other TSA contract that has contributions from such employer) to satisfy the TSA requirements under Code Section 403(b) and other federal tax requirements (e.g., plan loan conditions under Code Section 72(p) to avoid deemed distributions). Such necessary information could include information about the participant's employment, information about other Qualified Plans of such employer, and whether a severance has occurred, or hardship rules are satisfied, for purposes of the TSA distribution restrictions. Consequently, you are advised to consult with a qualified tax advisor before attempting any such TSA exchange, particularly because it requires an agreement between the employer and issuer to provide each other with certain information. We are no longer accepting any incoming exchange request, or new contract application, for any individual TSA contract.

4. DEFERRED COMPENSATION PLANS UNDER SECTION 457 ("SECTION 457 PLANS")

Certain governmental employers, or tax-exempt employers other than a governmental entity, can establish a Deferred Compensation Plan under Code
Section 457. For these purposes, a "governmental employer" is a State, a political subdivision of a State, or an agency or an instrumentality of a State or political subdivision of a State. A Deferred Compensation Plan that meets the requirements of Code Section 457(b) is called an "Eligible Deferred Compensation Plan" or "Section 457(b) Plan." Code Section 457(b) limits the amount of contributions that can be made to an Eligible Deferred Compensation Plan on behalf of a participant. Generally, the limitation on contributions is the lesser of (1) 100% of a participant's includible compensation or (2) the applicable dollar amount ($16,500 for 2010). The Plan may provide for additional "catch-up" contributions. In addition, under Code Section 457(d) a Section 457(b) Plan may not make amounts available for distribution to participants or beneficiaries before (1) the calendar year in which the participant attains age 70 1/2, (2) the participant has a severance from employment (including death), or (3) the participant is faced with an unforeseeable emergency (as determined in accordance with regulations).

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Under Code Section 457(g) all of the assets and income of an Eligible Deferred Compensation Plan for a governmental employer must be held in trust for the exclusive benefit of participants and their beneficiaries. For this purpose, annuity contracts and custodial accounts described in Code Section 401(f) are treated as trusts. This trust requirement does not apply to amounts under an Eligible Deferred Compensation Plan of a tax-exempt (non-governmental) employer. In addition, this trust requirement does not apply to amounts held under a Deferred Compensation Plan of a governmental employer that is not a Section 457(b) Plan. Where the trust requirement does not apply, amounts held under a
Section 457 Plan must remain subject to the claims of the employer's general creditors under Code Section 457(b)(6).

5. TAXATION OF AMOUNTS RECEIVED FROM QUALIFIED PLANS

Except under certain circumstances in the case of Roth IRAs or Roth accounts in Qualified plans, amounts received from Qualified Contracts or Plans generally are taxed as ordinary income under Code Section 72, to the extent that they are not treated as a tax-free recovery of after-tax contributions or other "investment in the contract." For annuity payments and other amounts received after the Annuity Commencement Date from a Qualified Contract or Plan, the tax rules for determining what portion of each amount received represents a tax-free recovery of "investment in the contract" are generally the same as for Non-Qualified Contracts, as described above.

For non-periodic amounts from certain Qualified Contracts or Plans, Code Section 72(e)(8) provides special rules that generally treat a portion of each amount received as a tax-free recovery of the "investment in the contract," based on the ratio of the "investment in the contract" over the Contract Value at the time of distribution. However, in determining such a ratio, certain aggregation rules may apply and may vary, depending on the type of Qualified Contract or Plan. For instance, all Traditional IRAs owned by the same individual are generally aggregated for these purposes, but such an aggregation does not include any IRA inherited by such individual or any Roth IRA owned by such individual.

In addition, penalty taxes, mandatory tax withholding or rollover rules may apply to amounts received from a Qualified Contract or Plan, as indicated below, and certain exclusions may apply to certain distributions (e.g., distributions from an eligible Government Plan to pay qualified health insurance premiums of an eligible retired public safety officer). Accordingly, you are advised to consult with a qualified tax adviser before taking or receiving any amount (including a loan) from a Qualified Contract or Plan.

6. PENALTY TAXES FOR QUALIFIED PLANS

Unlike Non-Qualified Contracts, Qualified Contracts are subject to federal penalty taxes not just on premature distributions, but also on excess contributions and failures to make required minimum distributions ("RMDs"). Penalty taxes on excess contributions can vary by type of Qualified Plan and which person made the excess contribution (e.g., employer or an employee). The penalty taxes on premature distributions and failures to make timely RMDs are more uniform, and are described in more detail below.

    a.   PENALTY TAXES ON PREMATURE DISTRIBUTIONS

Code Section 72(t) imposes a penalty income tax equal to 10% of the taxable portion of a distribution from certain types of Qualified Plans that is made before the employee reaches age 59 1/2. However, this 10% penalty tax does not apply to a distribution that is either:

    (i) made to a beneficiary (or to the employee's estate) on or after the employee's death;

    (ii) attributable to the employee's becoming disabled under Code Section 72(m)(7);

    (iii) part of a series of substantially equal periodic payments (not less frequently than annually -- "SEPPs") made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of such employee and a designated beneficiary ("SEPP Exception"), and for certain Qualified Plans (other than IRAs) such a series must begin after the employee separates from service;

    (iv) (except for IRAs) made to an employee after separation from service after reaching age 55 (or made after age 50 in the case of a qualified public safety employee separated from certain government plans);

    (v) (except for IRAs) made to an alternate payee pursuant to a qualified domestic relations order under Code Section 414(p) (a similar exception for IRAs in Code Section 408(d)(6) covers certain transfers for the benefit of a spouse or ex-spouse);

    (vi) not greater than the amount allowable as a deduction to the employee for eligible medical expenses during the taxable year; or

    (vii) certain qualified reservist distributions under Code Section 72(t)(2)(G) upon a call to active duty.

In addition, the 10% penalty tax does not apply to a distribution from an IRA that is either:

    (viii) made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions are met;

    (ix) not in excess of the amount of certain qualifying higher education expenses, as defined by Code Section 72(t)(7); or

    (x) for a qualified first-time home buyer and meets the requirements of Code Section 72(t)(8).

If the taxpayer avoids this 10% penalty tax by qualifying for the SEPP Exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the employee has reached age 59 1/2 and

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(b) 5 years have elapsed since the first of these periodic payments.

For any premature distribution from a SIMPLE IRA during the first 2 years that an individual participates in a salary reduction arrangement maintained by that individual's employer under a SIMPLE Plan, the 10% penalty tax rate is increased to 25%.

    b.  RMDS AND 50% PENALTY TAX

If the amount distributed from a Qualified Contract or Plan is less than the amount of the required minimum distribution ("RMD") for the year, the participant is subject to a 50% penalty tax on the amount that has not been timely distributed.

An individual's interest in a Qualified Plan generally must be distributed, or begin to be distributed, not later than the Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the later of --

    (i)  the calendar year in which the individual attains age 70 1/2, or

    (ii) (except in the case of an IRA or a 5% owner, as defined in the Code) the calendar year in which a participant retires from service with the employer sponsoring a Qualified Plan that allows such a later Required Beginning Date.

A special rule applies to individuals who attained age 70 1/2 in 2009. Such individuals should consult with a qualified tax adviser before taking RMDs in 2010.

The entire interest of the individual must be distributed beginning no later than the Required Beginning Date over --

    (a) the life of the individual or the lives of the individual and a designated beneficiary (as specified in the Code), or

    (b) over a period not extending beyond the life expectancy of the individual or the joint life expectancy of the individual and a designated beneficiary.

If an individual dies before reaching the Required Beginning Date, the individual's entire interest generally must be distributed within 5 years after the individual's death. However, this RMD rule will be deemed satisfied if distributions begin before the close of the calendar year following the individual's death to a designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary). If such beneficiary is the individual's surviving spouse, distributions may be delayed until the deceased individual would have attained age 70 1/2.

If an individual dies after RMDs have begun for such individual, any remainder of the individual's interest generally must be distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.

The RMD rules that apply while the Contract Owner is alive do not apply with respect to Roth IRAs. The RMD rules applicable after the death of the Owner apply to all Qualified Plans, including Roth IRAs. In addition, if the Owner of a Traditional or Roth IRA dies and the Owner's surviving spouse is the sole designated beneficiary, this surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.

The RMD amount for each year is determined generally by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the account value as of the close of business on the last day of the previous calendar year. RMD incidental benefit rules also may require a larger annual RMD amount, particularly when distributions are made over the joint lives of the Owner and an individual other than his or her spouse. RMDs also can be made in the form of annuity payments that satisfy the rules set forth in Regulations under the Code relating to RMDs.

In addition, in computing any RMD amount based on a contract's account value, such account value must include the actuarial value of certain additional benefits provided by the contract. As a result, electing an optional benefit under a Qualified Contract may require the RMD amount for such Qualified Contract to be increased each year, and expose such additional RMD amount to the 50% penalty tax for RMDs if such additional RMD amount is not timely distributed.

7. TAX WITHHOLDING FOR QUALIFIED PLANS

Distributions from a Qualified Contract or Qualified Plan generally are subject to federal income tax withholding requirements. These federal income tax withholding requirements, including any "elections out" and the rate at which withholding applies, generally are the same as for periodic and non-periodic distributions from a Non-Qualified Contract, as described above, except where the distribution is an "eligible rollover distribution" from a Qualified Plan (described below in "ROLLOVER DISTRIBUTIONS"). In the latter case, tax withholding is mandatory at a rate of 20% of the taxable portion of the "eligible rollover distribution," to the extent it is not directly rolled over to an IRA or other Eligible Retirement Plan (described below in "ROLLOVER DISTRIBUTIONS"). Payees cannot elect out of this mandatory 20% withholding in the case of such an "eligible rollover distribution."

Also, special withholding rules apply with respect to distributions from non-governmental Section 457(b) Plans, and to distributions made to individuals who are neither citizens nor resident aliens of the United States.

Regardless of any "election out" (or any actual amount of tax actually withheld) on an amount received from a Qualified Contract or Plan, the payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A payee also may be required to pay penalties under estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the payee's total tax liability.

8. ROLLOVER DISTRIBUTIONS

The current tax rules and limits for tax-free rollovers and transfers between Qualified Plans vary according to (1) the type of transferor Plan and transferee Plan, (2) whether the amount involved is transferred directly between Plan (a "direct transfer"

38                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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or a "direct rollover") or is distributed first to a participant or beneficiary who then transfers that amount back into another eligible Plan within 60 days (a "60-day rollover"), and (3) whether the distribution is made to a participant, spouse or other beneficiary. Accordingly, we advise you to consult with a qualified tax adviser before receiving any amount from a Qualified Contract or Plan or attempting some form of rollover or transfer with a Qualified Contract or Plan.

For instance, generally any amount can be transferred directly from one type of Qualified Plan to the same type of Plan for the benefit of the same individual, without limit (or federal income tax), if the transferee Plan is subject to the same kinds of restrictions as the transfer or Plan and certain other conditions to maintain the applicable tax qualification are satisfied. Such a "direct transfer" between the same kinds of Plan is generally not treated as any form of "distribution" out of such a Plan for federal income tax purposes.

By contrast, an amount distributed from one type of Plan into a different type of Plan generally is treated as a "distribution" out of the first Plan for federal income tax purposes, and therefore to avoid being subject to such tax, such a distribution must qualify either as a "direct rollover" (made directly to another Plan) or as a "60-day rollover." The tax restrictions and other rules for a "direct rollover" and a "60-day rollover" are similar in many ways, but if any "eligible rollover distribution" made from certain types of Qualified Plan is not transferred directly to another Plan by a "direct rollover," then it is subject to mandatory 20% withholding, even if it is later contributed to that same Plan in a "60-day rollover" by the recipient. If any amount less than 100% of such a distribution (e.g., the net amount after the 20% withholding) is transferred to another Plan in a "60-day rollover", the missing amount that is not rolled over remains subject to normal income tax plus any applicable penalty tax.

Under Code Sections 402(f)(2)(A) and 3405(c)(3) an "eligible rollover distribution" (which is both eligible for rollover treatment and subject to 20% mandatory withholding absent a "direct rollover") is generally any distribution to an employee of any portion (or all) of the balance to the employee's credit in any of the following types of "Eligible Retirement Plan": (1) a Qualified Plan under Code Section 401(a) ("Qualified 401(a) Plan"), (2) a qualified annuity plan under Code Section 403(a) ("Qualified Annuity Plan"), (3) a TSA under Code Section 403(b), or (4) a governmental Section 457(b) Plan. However, an "eligible rollover distribution" does not include any distribution that is either --

    a.   an RMD amount;

    b. one of a series of substantially equal periodic payments (not less frequently than annually) made either (i) for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and a designated beneficiary, or (ii) for a specified period of 10 years or more; or

    c.   any distribution made upon hardship of the employee.

Before making an "eligible rollover distribution," a Plan administrator generally is required under Code Section 402(f) to provide the recipient with advance written notice of the "direct rollover" and "60-day rollover" rules and the distribution's exposure to the 20% mandatory withholding if it is not made by "direct rollover." Generally, under Code Sections 402(c), 403(b)(8) and 457
(e)(16), a "direct rollover" or a "60-day rollover" of an "eligible rollover distribution" can be made to a Traditional IRA or to another Eligible Retirement Plan that agrees to accept such a rollover. However, the maximum amount of an "eligible rollover distribution" that can qualify for a tax-free "60-day rollover" is limited to the amount that otherwise would be includable in gross income. By contrast, a "direct rollover" of an "eligible rollover distribution" can include after-tax contributions as well, if the direct rollover is made either to a Traditional IRA or to another form of Eligible Retirement Plan that agrees to account separately for such a rollover, including accounting for such after-tax amounts separately from the otherwise taxable portion of this rollover. Separate accounting also is required for all amounts (taxable or not) that are rolled into a governmental Section 457(b) Plan from either a Qualified
Section 401(a) Plan, Qualified Annuity Plan, TSA or IRA. These amounts, when later distributed from the governmental Section 457(b) Plan, are subject to any premature distribution penalty tax applicable to distributions from such a "predecessor" Qualified Plan.

Rollover rules for distributions from IRAs under Code Sections 408(d)(3) and 408A(d)(3) also vary according to the type of transferor IRA and type of transferee IRA or other Plan. For instance, generally no tax-free "direct rollover" or "60-day rollover" can be made between a "NonRoth IRA" (Traditional, SEP or SIMPLE IRA) and a Roth IRA, and a transfer from NonRoth IRA to a Roth IRA, or a "conversion" of a NonRoth IRA to a Roth IRA, is subject to special rules. In addition, generally no tax-free "direct rollover" or "60-day rollover" can be made between an "inherited IRA" (NonRoth or Roth) for a beneficiary and an IRA set up by that same individual as the original owner. Generally, any amount other than an RMD distributed from a Traditional or SEP IRA is eligible for a "direct rollover" or a "60-day rollover" to another Traditional IRA for the same individual. Similarly, any amount other than an RMD distributed from a Roth IRA is generally eligible for a "direct rollover" or a "60-day rollover" to another Roth IRA for the same individual. However, in either case such a tax-free 60-day rollover is limited to 1 per year (365-day period); whereas no 1-year limit applies to any such "direct rollover." Similar rules apply to a "direct rollover" or a "60-day rollover" of a distribution from a SIMPLE IRA to another SIMPLE IRA or a Traditional IRA, except that any distribution of employer contributions from a SIMPLE IRA during the initial 2-year period in which the individual participates in the employer's SIMPLE Plan is generally disqualified (and subject to the 25% penalty tax on premature distributions) if it is not rolled into another SIMPLE IRA for that individual. Amounts other than RMDs distributed from a Traditional or SEP IRA (or SIMPLE IRA after the initial 2-year period) also are eligible for a "direct rollover" or a "60-day rollover" to an Eligible Retirement Plan (e.g., a

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TSA) that accepts such a rollover, but any such rollover is limited to the amount of the distribution that otherwise would be includable in gross income (i.e., after-tax contributions are not eligible).

Special rules also apply to transfers or rollovers for the benefit of a spouse (or ex-spouse) or a nonspouse designated beneficiary, Plan distributions of property, and obtaining a waiver of the 60-day limit for a tax-free rollover from the IRS. The Katrina Emergency Tax Relief Act of 2005 (KETRA) allows certain amounts to be recontributed within three years as a rollover contribution to a plan from which a KETRA distribution was taken.

40                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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ACCUMULATION UNIT VALUES

(FOR AN ACCUMULATION UNIT OUTSTANDING THROUGHOUT THE PERIOD)

The following information should be read in conjunction with the financial statements for the Separate Account included in the Statement of Additional Information, which is incorporated by reference in this prospectus.

                                                                   AS OF DECEMBER 31,
SUB-ACCOUNT                               2009           2008           2007           2006           2005
-----------------------------------------------------------------------------------------------------------------
AIM V.I. CORE EQUITY FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $13.706        $19.708        $18.311        $16.804             --
  Accumulation Unit Value at end of
   period                                $17.505        $13.706        $19.708        $18.311             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  2              3              3              3             --
AIM V.I. GLOBAL HEALTH CARE FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $16.897        $23.779        $21.355        $20.384        $18.933
  Accumulation Unit Value at end of
   period                                $21.477        $16.897        $23.779        $21.355        $20.384
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  4              4              5              5              7
AIM V.I. TECHNOLOGY FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                              $8.019        $14.514        $13.537        $12.308        $12.101
  Accumulation Unit Value at end of
   period                                $12.565         $8.019        $14.514        $13.537        $12.308
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  2              2              3              4             12
ALLIANCEBERNSTEIN VPS INTERNATIONAL
 GROWTH PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                              $5.377        $10.560        $10.383             --             --
  Accumulation Unit Value at end of
   period                                 $7.472         $5.377        $10.560             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  6             20             21             --             --
ALLIANCEBERNSTEIN VPS LARGE CAP GROWTH
 PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $14.857        $24.734        $21.810        $22.006        $19.198
  Accumulation Unit Value at end of
   period                                $20.340        $14.857        $24.734        $21.810        $22.006
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  1              8              8              8              9
ALLIANCEBERNSTEIN VPS MONEY MARKET
 PORFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $14.476        $14.269        $13.735        $13.240        $12.997
  Accumulation Unit Value at end of
   period                                $14.436        $14.476        $14.269        $13.735        $13.240
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 22             37             24             26             24
AMERICAN CENTURY VP BALANCED FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $16.379        $20.651        $19.769        $18.115        $17.341
  Accumulation Unit Value at end of
   period                                $18.830        $16.379        $20.651        $19.769        $18.115
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  8              8              8              8              9
AMERICAN CENTURY VP CAPITAL
 APPRECIATION FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $12.413        $23.170        $15.963        $13.680        $11.257
  Accumulation Unit Value at end of
   period                                $16.939        $12.413        $23.170        $15.963        $13.680
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  1              2              3              2              3

                                                                 AS OF DECEMBER 31,
SUB-ACCOUNT                               2004           2003           2002           2001           2000
--------------------------------------  --------------------------------------------------------------------
AIM V.I. CORE EQUITY FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                  --             --             --             --             --
  Accumulation Unit Value at end of
   period                                     --             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 --             --             --             --             --
AIM V.I. GLOBAL HEALTH CARE FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $17.680        $13.899        $18.480        $21.236        $16.342
  Accumulation Unit Value at end of
   period                                $18.933        $17.680        $13.899        $18.480        $21.236
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 10             11             12             13             23
AIM V.I. TECHNOLOGY FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $11.617         $8.032        $15.178        $28.144        $36.917
  Accumulation Unit Value at end of
   period                                $12.101        $11.617         $8.032        $15.178        $28.144
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 25             31             31             46             45
ALLIANCEBERNSTEIN VPS INTERNATIONAL
 GROWTH PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                  --             --             --             --             --
  Accumulation Unit Value at end of
   period                                     --             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 --             --             --             --             --
ALLIANCEBERNSTEIN VPS LARGE CAP GROWTH
 PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $17.754        $14.421        $20.887        $25.357        $30.515
  Accumulation Unit Value at end of
   period                                $19.198        $17.754        $14.421        $20.887        $25.357
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 10             15             32             39             39
ALLIANCEBERNSTEIN VPS MONEY MARKET
 PORFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $12.964        $12.954        $12.945             --             --
  Accumulation Unit Value at end of
   period                                $12.997        $12.964        $12.954             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 31             80            154             --             --
AMERICAN CENTURY VP BALANCED FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $15.868        $13.343        $14.819        $15.456        $15.952
  Accumulation Unit Value at end of
   period                                $17.341        $15.868        $13.343        $14.819        $15.456
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 12              5              5              5              8
AMERICAN CENTURY VP CAPITAL
 APPRECIATION FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $10.511         $8.764        $11.172        $15.691        $14.453
  Accumulation Unit Value at end of
   period                                $11.257        $10.511         $8.764        $11.172        $15.691
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  4              4              5              6             10

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         41

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                                                                   AS OF DECEMBER 31,
SUB-ACCOUNT                               2009           2008           2007           2006           2005
-----------------------------------------------------------------------------------------------------------------
FEDERATED CAPITAL INCOME FUND II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $12.073        $15.232        $14.707        $12.775        $12.074
  Accumulation Unit Value at end of
   period                                $15.418        $12.073        $15.232        $14.707        $12.775
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 --             --             --             --             --
FEDERATED CLOVER VALUE FUND II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $14.433        $21.902        $24.355        $20.944        $20.033
  Accumulation Unit Value at end of
   period                                $16.483        $14.433        $21.902        $24.355        $20.944
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  2              8              8              9              9
FEDERATED FUND FOR U.S. GOVERNMENT
 SECURITIES II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $17.638        $16.991        $16.058        $15.489        $15.250
  Accumulation Unit Value at end of
   period                                $18.473        $17.638        $16.991        $16.058        $15.489
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  8             13             12             13             13
FEDERATED HIGH INCOME BOND FUND II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $13.667        $18.551        $18.017        $16.333        $15.982
  Accumulation Unit Value at end of
   period                                $20.796        $13.667        $18.551        $18.017        $16.333
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 --             --             --             --              1
GARTMORE NVIT DEVELOPING MARKETS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $12.682        $30.230        $21.160        $15.794        $12.063
  Accumulation Unit Value at end of
   period                                $20.481        $12.682        $30.230        $21.160        $15.794
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  2              3              7              7              7
HARTFORD INDEX HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $13.146        $20.998        $20.049        $17.444        $16.767
  Accumulation Unit Value at end of
   period                                $16.509        $13.146        $20.998        $20.049        $17.444
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  5              9             13             15             17
ING GLOBAL RESOURCES PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                              $8.229        $14.010        $10.000             --             --
  Accumulation Unit Value at end of
   period                                $11.265         $8.229        $14.010             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  7              9             10             --             --
ING JPMORGAN EMERGING MARKETS EQUITY
 PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                              $9.355        $19.239        $13.923        $10.270        $10.077
  Accumulation Unit Value at end of
   period                                $16.021         $9.355        $19.239        $13.923        $10.270
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  6              3              3              3              1
MFS(R) GROWTH SERIES
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $14.473        $23.231        $19.258        $17.930        $16.495
  Accumulation Unit Value at end of
   period                                $19.837        $14.473        $23.231        $19.258        $17.930
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 --              1             --             --             --

                                                                 AS OF DECEMBER 31,
SUB-ACCOUNT                               2004           2003           2002           2001           2000
--------------------------------------  --------------------------------------------------------------------
FEDERATED CAPITAL INCOME FUND II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $11.026         $9.178        $12.116        $14.115        $15.561
  Accumulation Unit Value at end of
   period                                $12.074        $11.026         $9.178        $12.116        $14.115
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  3              3              3              3              7
FEDERATED CLOVER VALUE FUND II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $18.331        $14.420        $18.155        $19.046        $18.671
  Accumulation Unit Value at end of
   period                                $20.033        $18.331        $14.420        $18.155        $19.046
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 10              9              9              9              8
FEDERATED FUND FOR U.S. GOVERNMENT
 SECURITIES II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $14.785        $14.508        $13.364        $12.542        $11.352
  Accumulation Unit Value at end of
   period                                $15.250        $14.785        $14.508        $13.364        $12.542
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 14             14             25             35             21
FEDERATED HIGH INCOME BOND FUND II
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $14.534        $11.946        $11.834        $11.733        $12.956
  Accumulation Unit Value at end of
   period                                $15.982        $14.534        $11.946        $11.834        $11.733
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  3              5              8              7             11
GARTMORE NVIT DEVELOPING MARKETS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $10.115         $7.285             --             --             --
  Accumulation Unit Value at end of
   period                                $12.063        $10.115             --             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 10              8             --             --             --
HARTFORD INDEX HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $15.257        $11.961        $15.493        $17.748        $19.700
  Accumulation Unit Value at end of
   period                                $16.767        $15.257        $11.961        $15.493        $17.748
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 20             24             22             42             28
ING GLOBAL RESOURCES PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                  --             --             --             --             --
  Accumulation Unit Value at end of
   period                                     --             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 --             --             --             --             --
ING JPMORGAN EMERGING MARKETS EQUITY
 PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                  --             --             --             --             --
  Accumulation Unit Value at end of
   period                                     --             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 --             --             --             --             --
MFS(R) GROWTH SERIES
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $14.668        $11.314        $17.158        $25.912        $32.324
  Accumulation Unit Value at end of
   period                                $16.495        $14.668        $11.314        $17.158        $25.912
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 --              1              6             12             14

42                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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                                                                   AS OF DECEMBER 31,
SUB-ACCOUNT                               2009           2008           2007           2006           2005
-----------------------------------------------------------------------------------------------------------------
MFS(R) HIGH INCOME SERIES
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $12.927        $18.102        $17.867        $16.261        $15.989
  Accumulation Unit Value at end of
   period                                $18.671        $12.927        $18.102        $17.867        $16.261
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  1              1              1              1              2
MFS(R) STRATEGIC INCOME SERIES
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $14.403        $16.447        $15.934        $15.005        $14.793
  Accumulation Unit Value at end of
   period                                $17.815        $14.403        $16.447        $15.934        $15.005
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  1              1              1              1              1
PARTNERS PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $10.935        $23.073        $21.198        $18.972        $16.144
  Accumulation Unit Value at end of
   period                                $16.990        $10.935        $23.073        $21.198        $18.972
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  3              1              2              2              2
PIONEER FUND VCT PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                              $8.633        $13.192        $12.622        $10.871        $10.285
  Accumulation Unit Value at end of
   period                                $10.760         $8.633        $13.192        $12.622        $10.871
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  1              2              2              2              2
PIONEER GROWTH OPPORTUNITIES VCT
 PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $13.103        $20.403        $21.318        $20.279        $19.094
  Accumulation Unit Value at end of
   period                                $18.857        $13.103        $20.403        $21.318        $20.279
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  1              5              8              8             10
SHORT DURATION BOND PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $12.820        $14.876        $14.262        $13.749        $13.614
  Accumulation Unit Value at end of
   period                                $14.463        $12.820        $14.876        $14.262        $13.749
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  1              2              2              2              2
VAN ECK WORLDWIDE BOND FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $18.477        $17.914        $16.402        $15.473        $16.029
  Accumulation Unit Value at end of
   period                                $19.494        $18.477        $17.914        $16.402        $15.473
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  2              3              2              3              1
VAN ECK WORLDWIDE HARD ASSETS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $20.075        $37.429        $25.866        $20.871        $13.823
  Accumulation Unit Value at end of
   period                                $31.483        $20.075        $37.429        $25.866        $20.871
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  3              3              5              5              7
WELLS FARGO ADVANTAGE VT DISCOVERY
 FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $15.642        $28.237        $23.188        $20.317        $16.799
  Accumulation Unit Value at end of
   period                                $21.847        $15.642        $28.237        $23.188        $20.317
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  2              1              1              1              2

                                                                 AS OF DECEMBER 31,
SUB-ACCOUNT                               2004           2003           2002           2001           2000
--------------------------------------  --------------------------------------------------------------------
MFS(R) HIGH INCOME SERIES
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $14.715        $12.531        $12.272        $12.077        $12.998
  Accumulation Unit Value at end of
   period                                $15.989        $14.715        $12.531        $12.272        $12.077
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  2              5             12             11             15
MFS(R) STRATEGIC INCOME SERIES
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $13.794        $12.553        $11.633        $11.154        $10.685
  Accumulation Unit Value at end of
   period                                $14.793        $13.794        $12.553        $11.633        $11.154
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  2              2              2              4              6
PARTNERS PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $13.630        $10.135        $13.422        $13.880        $13.835
  Accumulation Unit Value at end of
   period                                $16.144        $13.630        $10.135        $13.422        $13.880
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  2              5              4              6              8
PIONEER FUND VCT PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $10.063             --             --             --             --
  Accumulation Unit Value at end of
   period                                $10.285             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  8             --             --             --             --
PIONEER GROWTH OPPORTUNITIES VCT
 PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $15.679        $11.019        $17.757        $14.973        $16.023
  Accumulation Unit Value at end of
   period                                $19.094        $15.679        $11.019        $17.757        $14.973
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 11             10             14             28             13
SHORT DURATION BOND PORTFOLIO
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $13.570        $13.309        $12.691        $11.718        $11.023
  Accumulation Unit Value at end of
   period                                $13.614        $13.570        $13.309        $12.691        $11.718
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  4             10             13              8              4
VAN ECK WORLDWIDE BOND FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $14.751        $12.540        $10.354        $10.954        $10.807
  Accumulation Unit Value at end of
   period                                $16.029        $14.751        $12.540        $10.354        $10.954
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  3              1              2              1              2
VAN ECK WORLDWIDE HARD ASSETS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $11.199         $7.754         $8.016         $8.992         $8.108
  Accumulation Unit Value at end of
   period                                $13.823        $11.199         $7.754         $8.016         $8.992
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  5              1             --              3              3
WELLS FARGO ADVANTAGE VT DISCOVERY
 FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                  --             --             --             --             --
  Accumulation Unit Value at end of
   period                                     --             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 --             --             --             --             --

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         43

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FURTHER INFORMATION ABOUT UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

ITEM 3.  RISK FACTORS

Certain factors may have a material adverse effect on our business, financial condition and results of operations and you should carefully consider them. It is not possible to predict or identify all such factors.

Amounts in this section are presented in U.S. dollars and in thousands, except for number of shares.

GENERAL ECONOMIC, FINANCIAL MARKET AND POLITICAL CONDITIONS MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS.

General economic, financial market and political conditions may have a material adverse effect on our results of operations and financial condition. These may include, among others, insurance industry cycles, fluctuations in industry rates, monetary policy, demographics, and legislative and competitive factors. Recently, concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the declining global mortgage and real estate markets, the loss of consumer confidence and a reduction in consumer spending have contributed to increased volatility and diminished expectations for the economy and the markets going forward. These factors, combined with increased unemployment, have precipitated an economic slowdown and fears of a global recession. This may affect our operational results in various ways, including but not limited to the following:

- individuals and businesses (i) may choose not to purchase our insurance products and other related products and services, (ii) may terminate existing policies or contracts or permit them to lapse, (iii) may choose to reduce the amount of coverage purchased, or (iv) in the case of business customers of Assurant Employee Benefits, may have fewer employees requiring insurance coverage due to reductions in their staffing levels;

- disability insurance claims and claims on other specialized insurance products tend to rise; or

- clients are more likely to experience financial distress or to declare bankruptcy or liquidation, which could have a material and adverse impact on the remittance of premiums and the collection of receivables such as unearned premiums.

For the fiscal year ended on December 31, 2009, the Company recognized net realized losses on fixed maturity and equity securities totaling $373 after tax and reported gross unrealized losses on fixed maturity and equity securities of $1,209. If the recent economic downturn continues to negatively affect companies, industry sectors or countries, the Company may have additional investment losses and further increases in other-than-temporary impairments. As part of the Parent's process, our investment portfolio is regularly monitored to ensure investments that may be other-than-temporarily impaired are identified in a timely fashion, properly valued, and any impairments are charged against earnings in the proper period. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held, and the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery. However, the determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Inherently, there are risks and uncertainties involved in making these judgments. Therefore, changes in facts and circumstances and critical assumptions could also result in management's decision that further impairments have occurred.

A.M. BEST RATES THE FINANCIAL STRENGTH OF THE COMPANY AND A.M. BEST, MOODY'S AND S&P RATE THE FINANCIAL STRENGTH OF CERTAIN AFFILIATES. A DECLINE IN THESE RATINGS COULD AFFECT OUR STANDING IN THE INSURANCE INDUSTRY AND CAUSE OUR SALES AND EARNINGS TO DECREASE.

Ratings are an increasingly important factor in establishing the competitive position of insurance companies. A.M. Best ratings reflect their opinions of an insurance company's financial strength, operating performance, strategic position and ability to meet our obligations to policyholders. Additionally, Moody's and S&P rates the financial strength of certain of our affiliates. The Company's and its affiliates ratings are subject to periodic review by A.M. Best, Moody's, and S&P, and we cannot assure you that we will be able to retain these ratings. In 2008, A.M. Best downgraded our financial strength ratings and issuer credit ratings from "A" to "A-" and from "a" to "a-", respectively. A.M. Best also took identical actions on the ratings of an affiliate, Union Security Insurance Company ("USIC"). Additionally, S&P lowered the counterparty credit and financial strength ratings of USIC, and affiliate from "A" to "A-".Given recent economic developments that have negatively affected the entire insurance industry, we believe that the Company and its affiliates could be more susceptible to ratings downgrades.

If our ratings or certain affiliate ratings are lowered from their current levels by A.M. Best, our competitive position in the respective insurance industry segments could be negatively impacted and it could be more difficult for us to market our products. Rating agencies may take action to lower our ratings in the future due to, among other things, perceived concerns about our liquidity or solvency, the competitive environment in the insurance industry, which may adversely affect our revenues, the inherent uncertainty in determining reserves for future claims, which may cause us to increase our reserves for claims, the outcome of pending litigation and regulatory investigations, which may adversely affect our financial position and reputation and possible changes in the methodology or criteria applied by the rating agencies. In addition, rating agencies

44                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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have come under recent scrutiny over their ratings on various mortgage-backed products. As a result, they may have become more conservative in their methodology and criteria, which could adversely affect our ratings. Finally, rating agencies or regulators could increase capital requirements for the Company or its affiliates, which in turn could negatively affect our financial position as well.

As customers and their advisors place importance on our financial strength ratings, we may lose customers and compete less successfully if we are downgraded. In addition, ratings impact our ability to attract investment capital on favorable terms. If our financial strength ratings or certain affiliates ratings are reduced from their current levels by A.M. Best, Moody's, or S&P, our cost of borrowing would likely increase, our sales and earnings could decrease and our results of operations and financial condition could be materially adversely affected.

As of December 31, 2009, contracts representing approximately 10% of the Company's net earned premiums contain provisions requiring the Company to maintain minimum A.M. Best financial strength ratings of "A-" or better. The Company's clients may terminate the agreements and in some instances recapture in force business if the Company's ratings fall below "A-".

OUR EARNINGS COULD BE MATERIALLY AFFECTED BY AN IMPAIRMENT OF GOODWILL.

If we experience a decline in our results of operations and cash flows, or other indicators of impairment exist, we may incur a material non-cash charge to earnings relating to impairment of our goodwill, which could have a material adverse effect on our results.

In the fourth quarter, we conducted our annual assessment of goodwill using the methodologies discussed above. After completing the Step 1 analysis, we determined that the Company had a fair value less than its estimated net book value. Accordingly, Management performed a Step 2 test for the Company. Step 2 utilizes acquisition accounting guidance and requires the fair value calculation of all individual assets and liabilities of the Company (excluding goodwill, but including any unrecognized intangible assets). The net fair value of assets less liabilities was then compared to the Company's total fair value as calculated in Step 1. The excess of fair value over the net asset value equals the implied fair value of goodwill. The implied fair value of goodwill was then compared to the carrying value of goodwill to determine the Company's impairment. Based on our Step 2 test it was determined that $924 of goodwill of the Company was impaired, resulting in a non-cash charge. This impairment reflects the challenging near term growth environment for the Company and an increased net book value, primarily related to its investment portfolio. Please see the section entitled "Management's Discussion & Analysis -- Valuation and Recoverability of Goodwill" for more information.

Union Security Life is also subject to additional risks associated with our business. These risks include, among others:

- RELIANCE ON RELATIONSHIPS WITH SIGNIFICANT CLIENTS, DISTRIBUTORS AND OTHER PARTIES. If our significant clients, distributors and other parties with which we do business decline to renew or seek to terminate our relationships or contractual arrangements, our results of operations and financial condition could be materially adversely affected. We are also subject to the risk that these parties may face financial difficulties, reputational issues or problems with respect to their own products and services, which may lead to decreased sales of products and services.

- FAILURE TO ATTRACT AND RETAIN SALES REPRESENTATIVES OR DEVELOP AND MAINTAIN DISTRIBUTION SOURCES. Our sales representatives interface with clients and third party distributors. Our inability to attract and retain our sales representatives or an interruption in, or changes to, our relationships with various third-party distributors could impair our ability to compete and market our insurance products and services and materially adversely affect our results of operations and financial condition. In addition, our ability to market our products and services depends on our ability to tailor our channels of distribution to comply with changes in the regulatory environment.

- FAILURE TO ACCURATELY PREDICT BENEFITS AND OTHER COSTS AND CLAIMS. We may be unable to accurately predict benefits, claims and other costs or to manage such costs through our loss limitation methods, which could have a material adverse effect on our results of operations and financial condition if claims substantially exceed our expectations.

- CHANGES IN REGULATION. Legislation or other regulatory reform that increases the regulatory requirements imposed on us or that changes the way we are able to do business may significantly harm our business or results of operations in the future.

  During 2009 and early 2010, health care reform was a major initiative of President Obama and the U.S. Congress. Certain health reform legislation that would address the affordability and availability of health insurance and reduce the number of uninsureds was passed by the Senate in 2009 and by the House of Representatives on March 21, 2010. President Obama subsequently signed the "Patient Protection and Affordable Care Act" on March 23, 2010. While Assurant is still assessing the exact impact of this reform, we believe it could materially affect Assurant's business, particularly the health and employee benefits businesses, by, among other things, increasing costs, affecting our distribution, exposing us to expanded liability, requiring us to modify the way in which we conduct business or putting us at risk for loss of business. Additionally, our operating results and financial condition could be materially and adversely affected by this reform.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         45

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- REINSURERS' FAILURE TO FULFILL OBLIGATIONS. In the past, the Parent has sold, and in the future we may sell, businesses through reinsurance ceded to third parties. For example, in 2001 we sold the insurance operations of its FFG division to The Hartford and in 2000 we sold our LTC division to John Hancock, now a subsidiary of Manulife Financial Corporation. Most of the assets backing reserves coinsured under these sales are held in trusts or separate accounts. However, if the reinsurers become insolvent, we would be exposed to the risk that the assets in the trust and/or the separate accounts would be insufficient to support the liabilities that would revert to us.

The A.M. Best ratings of The Hartford and John Hancock are currently A and A+, respectively. A.M. Best maintains a negative outlook on the issuer credit and financial strength ratings of The Hartford. The A.M. Best ratings of John Hancock are stable.

We also have the risk of becoming responsible for administering these businesses in the event of reinsurer insolvency. We do not currently have the administrative systems and capabilities to process this business. Accordingly, we would need to obtain those capabilities in the event of an insolvency of one or more of the reinsurers of these businesses. We might be forced to obtain such capabilities on unfavorable terms with a resulting material adverse effect on our results of operations and financial condition.

- RISKS RELATED TO LITIGATION AND REGULATORY ACTIONS. From time to time we may be involved in various regulatory investigations and examinations relating to our insurance and other related business operations. We are subject to comprehensive regulation and oversight by insurance departments in jurisdictions in which we do business. These insurance departments have broad administrative powers with respect to all aspects of the insurance business and, in particular, monitor the manner in which an insurance company offers, sells and administers its products. Therefore, we may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations and practices.

The prevalence and outcomes of any such actions cannot be predicted, and no assurances can be given that such actions or any litigation would not materially adversely affect our results of operations and financial condition. In addition, if we were to experience difficulties with our relationship with a regulatory body in a given jurisdiction, it could have a material adverse effect on our ability to do business in that jurisdiction.

One particular area of focus which has affected our parent, Assurant, has been the accounting treatment for finite reinsurance or other non-traditional or loss mitigation insurance products. On January 21, 2010, the SEC filed a civil complaint in the United States District Court for the Southern District of New York in connection with the previously disclosed SEC investigation into a finite reinsurance arrangement entered into by the Parent. In the complaint, the SEC charged the Parent with violating Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934, as amended, and Rules 12b-20, 13a-11 and 13a-13 thereunder. As previously disclosed by the Parent in a Current Report on Form 8-K on January 21, 2010, the Parent entered into a settlement with the SEC in which the Company consented, without admitting or denying the allegations in the complaint, to the entry of a judgment requiring payment of a civil penalty of $3,500 and enjoining the Parent from violating the aforementioned federal securities laws. The court approved the settlement in a final judgment entered on January 25, 2010 and the Parent has paid the penalty.

As part of the settlement, the SEC granted permanent relief to the Company, exempting it from limitations on serving as depositor to investment companies under Section 9(a) of the Investment Company Act of 1940. If the Company fails to continue to meet the conditions in the application for permanent relief, then the Company could lose its ability to act as depositor of the separate accounts related to the FFG businesses sold to the Hartford in 2001. This could result in significant costs to restructure the modified coinsurance structure currently in place.

We depend on the Parent, for certain administrative, strategic and operational support. We cannot predict at this time the effect that current litigation, investigations and regulatory activity will have on the Parent or our business, but any adverse outcome could potentially have a material adverse affect on our business, results of operations or financial condition.

For additional risks that relate to our business and additional detail on the risks outlined above, please see the Risk Factors in Assurant's 2009 Annual Report on Form 10-K filed with the SEC and available on Assurant's website at www.assurant.com.

ITEM 10. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Raj B. Dave, who has given a legal opinion as to the validity of the Contracts, serves as Assistant Secretary of the Company.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT

(A) DESCRIPTION OF THE BUSINESS

LEGAL ORGANIZATION

Union Security Life Insurance Company of New York is a stock life insurance company formed in 1971 and organized under the laws of the State of New York. It is a direct wholly-owned subsidiary of Assurant, Inc. ("Assurant" or the "Parent"),

46                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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which owns and operates companies that provide specialty insurance products and related services in North America and selected other markets. Assurant is traded on the New York Stock Exchange under the symbol AIZ.

In this report, references to the "Company," "Union Security Life," "we," "us" or "our" refer to Union Security Life Insurance Company of New York. References to "Assurant" or the "Parent" refer to Assurant, Inc.

BUSINESS ORGANIZATION

Union Security Life, which is licensed to sell life, health and annuity insurance only in New York State, writes insurance products that are marketed in New York State by the Assurant Employee Benefits, Assurant Solutions and Assurant Specialty Property operating segments (see Assurant's 2009 Form 10-K for a full description of each of these segments). Within the Assurant Employee Benefits segment, we write group life, group dental, group long-term disability and group short-term disability insurance products. Within the Assurant Solutions and Assurant Specialty Property segments, we market, sell and issue credit life, credit disability and mortgage products. Of our total gross revenues, less net realized losses on investments, generated during 2009, approximately 92% was from the Assurant Employee Benefits segment, approximately 7% from the Assurant Solutions and Assurant Specialty Property segments, and the remaining from the other Assurant segments. It is possible that our sales of credit life and credit disability for the Assurant Solutions segment will decline, as almost all of the largest credit card issuing institutions in the U.S. have switched from offering credit insurance to their credit card customers to offering their own banking-approved debt protection programs. Debt protection is not an insurance product, but rather a service that is voluntarily added by customers as an addendum to a loan.

As a direct wholly-owned subsidiary of Assurant, Union Security Life does not have any publicly issued equity or debt securities. We have been, however, subject to certain filing requirements under the federal securities laws, because we have issued certain variable and market value adjusted insurance contracts, which are required to be registered with the U.S. Securities and Exchange Commission (the "SEC") as securities. Effective April 2001, Assurant and its subsidiaries exited this line of business and sold the business segment, FFG, to The Hartford. This sale was accomplished by means of coinsurance and modified coinsurance. As a result, The Hartford is contractually responsible for servicing the insurance contracts, including the payment of benefits, oversight of investment management, overall contract administration and funding of reserves. If The Hartford fails to fulfill its obligations, however, we will be obligated to perform the services and make the required payments and funding for the remaining contract liabilities.

As of December 31, 2009, we had approximately 11 employees in our sales offices in New York, New York. In addition, two Assurant employees, subject to a lease arrangement, spent at least a portion of their time working for us at our headquarters in Fayetteville, New York.

For additional information that relates to Assurant's businesses, we refer you to Assurant's 2009 Annual Report on Form 10-K filed with the SEC and available on the SEC's website at www.sec.gov or through Assurant's website at www.assurant.com

(B) DESCRIPTION OF THE PROPERTY

Our Parent leases office space for the Company in Fayetteville, New York that serves as our headquarters. We also lease office space in New York City that serves as our sales office for employee benefit product sales. We believe that our leased properties are adequate for our current business operations.

(C) LEGAL PROCEEDINGS

The Company is involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. We may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations. While the Company cannot predict the outcome of any pending or future litigation, examination or investigation and although no assurances can be given, the Company does not believe that any pending matter will have a material adverse effect on our financial condition or results of operations.

On January 21, 2010, the SEC filed a civil complaint in the United States District Court for the Southern District of New York in connection with the previously disclosed SEC investigation into a finite reinsurance arrangement entered into by the Parent. In the complaint, the SEC charged the Parent with violating Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934, as amended, and Rules 12b-20, 13a-11 and 13a-13 thereunder. As previously disclosed by the Parent in a Current Report on Form 8-K on January 21, 2010, the Parent entered into a settlement with the SEC in which the Parent consented, without admitting or denying the allegations in the complaint, to the entry of a judgment requiring payment of a civil penalty of $3.5 million and enjoining the Parent from violating the aforementioned federal securities laws. The court approved the settlement in a final judgment entered on January 25, 2010 and the Parent has paid the penalty.

As part of the settlement, the SEC granted permanent relief to the Company, exempting it from limitations on serving as depositor to investment companies under Section 9(a) of the Investment Company Act of 1940.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         47

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(D) NOT APPLICABLE.

(E) FINANCIAL STATEMENTS

48                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of Union Security Life Insurance Company of New York:

In our opinion, the accompanying balance sheets and the related statements of operations, changes in stockholder's equity and cash flows present fairly, in all material respects, the financial position of Union Security Life Insurance Company of New York (the "Company"), a direct wholly-owned subsidiary of Assurant, Inc. at December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the accompanying financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and financial statement schedules are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with standards of the Public Company Accounting Oversight Board (United States), which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the financial statements, the Company changed the manner in which it accounts for other-than-temporary impairment of debt securities on April 1, 2009.

PricewaterhouseCoopers LLP

April 23, 2010
New York, New York

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         49

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               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                                 BALANCE SHEET
                         AT DECEMBER 31, 2009 AND 2008

                                              DECEMBER 31,
                                                  2009                    DECEMBER 31,
                                                                              2008
                                                      (IN THOUSANDS EXCEPT PER
                                                      SHARE AND SHARE AMOUNTS)
-------------------------------------------------------------------------------------------
ASSETS
 Investments:
 Fixed maturity securities available for
  sale, at fair value (amortized
  cost -- $101,309 in 2009 and $96,696
  in 2008)                                        $106,623                     $92,058
 Equity securities available for sale,
  at fair value
  (cost -- $7,791 in 2009 and $8,173 in
  2008)                                              7,574                       6,196
 Commercial mortgage loans on real
  estate, at amortized cost                         27,302                      28,396
 Policy loans                                           78                          73
 Short-term investments                              3,891                       6,870
 Other investments                                   1,432                       1,829
                                               -----------                 -----------
                       TOTAL INVESTMENTS           146,900                     135,422
                                               -----------                 -----------
 Cash and cash equivalents                           2,807                      11,319
 Premiums and accounts receivable, net               3,287                       2,962
 Reinsurance recoverables                          130,074                     109,131
 Accrued investment income                           1,585                       1,516
 Tax receivable                                         --                          65
 Deferred acquisition costs                            595                         923
 Deferred income taxes, net                            363                       4,778
 Goodwill                                            1,114                       2,038
 Other assets                                           48                         108
 Assets held in separate accounts                   12,821                      13,145
                                               -----------                 -----------
                            TOTAL ASSETS          $299,594                    $281,407
                                               -----------                 -----------
LIABILITIES
 Future policy benefits and expenses               $72,713                     $52,837
 Unearned premiums                                   9,391                       9,791
 Claims and benefits payable                       131,243                     141,692
 Commissions payable                                 2,098                       4,682
 Reinsurance balances payable                          994                         714
 Funds held under reinsurance                          104                          68
 Deferred gain on disposal of businesses             3,244                       3,668
 Accounts payable and other liabilities              3,733                       4,715
 Due to affiliates                                   1,807                         406
 Tax payable                                           765                          --
 Liabilities related to separate
  accounts                                          12,821                      13,145
                                               -----------                 -----------
                       TOTAL LIABILITIES           238,913                     231,718
                                               -----------                 -----------
COMMITMENTS AND CONTINGENCIES (NOTE 16)
STOCKHOLDER'S EQUITY
 Common stock, par value $20 per share,
  100,000 shares authorized, issued, and
  outstanding                                        2,000                       2,000
 Additional paid-in capital                         43,006                      43,006
 Retained earnings                                  12,255                       8,982
 Accumulated other comprehensive income
  (loss)                                             3,420                      (4,299)
                                               -----------                 -----------
              TOTAL STOCKHOLDER'S EQUITY            60,681                      49,689
                                               -----------                 -----------
     TOTAL LIABILITIES AND STOCKHOLDER'S
                                  EQUITY          $299,594                    $281,407
                                               -----------                 -----------

             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

50                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                            STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

                                          YEARS ENDED DECEMBER 31,
                                    2009            2008            2007
                                               (IN THOUSANDS)
--------------------------------------------------------------------------------
REVENUES
 Net earned premiums and other
  considerations                    $42,841         $64,853         $60,212
 Net investment income                8,161           8,810           9,096
 Net realized losses on
  investments, excluding
  other-than-temporary
  impairment losses                    (415)           (979)           (232)
  Total other-than-temporary
   impairment losses                   (376)         (5,094)           (641)
  Portion of gain recognized in
   other comprehensive income,
   before taxes                         (35)             --              --
                                  ---------       ---------       ---------
 Net other-than-temporary
  impairment losses recognized
  in earnings                          (411)         (5,094)           (641)
 Amortization of deferred gain
  on disposal of businesses             424             744             842
 Fees and other income                  593              80              70
                                  ---------       ---------       ---------
                  TOTAL REVENUES     51,193          68,414          69,347
                                  ---------       ---------       ---------
BENEFITS, LOSSES AND EXPENSES
 Policyholder benefits               25,993          39,627          40,690
 Amortization of deferred
  acquisition costs                     986           1,444           1,432
 Underwriting, general and
  administrative expenses            11,936          17,146          15,608
 Goodwill impairment                    924              --              --
                                  ---------       ---------       ---------
      TOTAL BENEFITS, LOSSES AND
                        EXPENSES     39,839          58,217          57,730
                                  ---------       ---------       ---------
 Income before provision for
  income taxes                       11,354          10,197          11,617
 Provision for income taxes           3,916           3,815           3,957
                                  ---------       ---------       ---------
                      NET INCOME     $7,438          $6,382          $7,660
                                  ---------       ---------       ---------

             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         51

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               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                  YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

                                                                                               ACCUMULATED
                                   COMMON               ADDITIONAL                                OTHER
                                   STOCK                  PAID-IN            RETAINED         COMPREHENSIVE
                                                          CAPITAL            EARNINGS         INCOME (LOSS)          TOTAL
                                                                      (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 2007           $2,000                 $43,006             $11,389             $2,354             $58,749
Dividends                              --                      --             (12,000)                --             (12,000)
Cumulative effect of change
 in accounting principles              --                      --                (146)                --                (146)
Comprehensive income:
 Net income                            --                      --               7,660                 --               7,660
Other comprehensive income:
 Net change in unrealized
  gains on securities, net
  of taxes                             --                      --                  --             (1,120)             (1,120)
                                                                                                                    --------
 Total comprehensive income                                                                                            6,540
                                   ------                 -------            --------            -------            --------
  BALANCE, DECEMBER 31, 2007       $2,000                 $43,006              $6,903             $1,234             $53,143
                                   ------                 -------            --------            -------            --------
Dividends                              --                      --              (4,303)                --              (4,303)
Comprehensive income:
 Net income                            --                      --               6,382                 --               6,382
Other comprehensive income:
 Net change in unrealized
  gains on securities, net
  of taxes                             --                      --                  --             (5,533)             (5,533)
                                                                                                                    --------
 Total comprehensive income                                                                                              849
                                   ------                 -------            --------            -------            --------
  BALANCE, DECEMBER 31, 2008       $2,000                 $43,006              $8,982            $(4,299)            $49,689
                                   ------                 -------            --------            -------            --------
Dividends                              --                      --              (4,399)                --              (4,399)
Cumulative effect of change
 in accounting principles
 (Note 2)                              --                      --                 234               (234)                 --
Comprehensive income:
 Net income                            --                      --               7,438                 --               7,438
Other comprehensive income:
 Net change in unrealized
  losses on securities, net
  of taxes                             --                      --                  --              7,802               7,802
 Net change in
  other-than-temporary
  impairment gains
  recognized in other
  comprehensive income, net
  of taxes                                                                                           151                 151
                                                                                                                    --------
Total other comprehensive
 income                                                                                                                7,953
                                                                                                                    --------
 Total comprehensive income                                                                                           15,391
                                   ------                 -------            --------            -------            --------
  BALANCE, DECEMBER 31, 2009       $2,000                 $43,006             $12,255             $3,420             $60,681
                                   ------                 -------            --------            -------            --------

             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

52                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

                                                  YEARS ENDED DECEMBER 31,
                                            2009            2008            2007
                                                       (IN THOUSANDS)
----------------------------------------------------------------------------------------
OPERATING ACTIVITIES
 Net income                                  $7,438          $6,382          $7,660
 Adjustments to reconcile net income to
  net cash provided by operating
  activities:
 Change in reinsurance recoverable          (20,943)         (2,310)         (5,538)
 Change in premiums and accounts
  receivable                                  1,076             409              12
 Change in deferred acquisition costs           328             114             (74)
 Change in accrued investment income            (69)             30              35
 Change in insurance policy reserves and
  expenses                                    9,027           4,999           9,081
 Change in accounts payable and other
  liabilities                                  (982)            151          (1,113)
 Change in commissions payable               (2,584)            257            (209)
 Change in reinsurance balances payable         280            (647)            847
 Change in funds held under reinsurance          36              (7)             (1)
 Amortization of deferred gain on
  disposal of businesses                       (424)           (744)           (842)
 Change in income taxes                       1,129           1,862            (286)
 Net realized losses on investments             826           6,073             873
 Goodwill impairment                            924              --              --
 Other                                         (211)            (13)            (58)
                                          ---------       ---------       ---------
NET CASH (USED IN) PROVIDED BY OPERATING
                              ACTIVITIES     (4,149)         16,556          10,387
                                          ---------       ---------       ---------
INVESTING ACTIVITIES
 Sales of:
 Fixed maturity securities available for
  sale                                        9,666          19,499          19,739
 Equity securities available for sale           960           2,921           3,081
 Maturities, prepayments, and scheduled
  redemption of:
 Fixed maturity securities available for
  sale                                        4,851           5,886           6,289
 Purchase of:
 Fixed maturity securities available for
  sale                                      (19,303)        (24,454)        (19,089)
 Equity securities available for sale          (603)         (5,263)         (3,093)
 Change in commercial mortgage loans on
  real estate                                 1,094           2,350          (9,060)
 Change in short-term investments             2,979          (6,282)          1,813
 Change in other invested assets                397             362             333
 Change in policy loans                          (5)             31              16
                                          ---------       ---------       ---------
NET CASH PROVIDED BY (USED IN) INVESTING
                              ACTIVITIES        $36         $(4,950)            $29
                                          ---------       ---------       ---------
FINANCING ACTIVITIES
 Dividends paid                              (4,399)         (4,303)        (12,000)
                                          ---------       ---------       ---------
   NET CASH USED IN FINANCING ACTIVITIES     (4,399)         (4,303)        (12,000)
                                          ---------       ---------       ---------
 Change in cash and cash equivalents         (8,512)          7,303          (1,584)
 Cash and cash equivalents at beginning
  of period                                  11,319           4,016           5,600
                                          ---------       ---------       ---------
 Cash and cash equivalents at end of
  period                                     $2,807         $11,319          $4,016
                                          ---------       ---------       ---------
Supplemental information:
 Income taxes paid, net of refunds           $2,788          $1,952          $4,243
                                          ---------       ---------       ---------

             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         53

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UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(IN THOUSANDS EXCEPT SHARE DATA)

--------------------------------------------------------------------------------

1. NATURE OF OPERATIONS

Union Security Life Insurance Company of New York (the "Company") is a provider of life insurance products including group disability insurance, group dental insurance, group life insurance and credit insurance. The Company is a wholly-owned subsidiary of Assurant, Inc. (the "Parent"). The Parent's common stock is traded on the New York Stock Exchange under the symbol AIZ.

The Company is domiciled in New York and is qualified to sell life, health and annuity insurance in the state of New York.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Amounts are presented in United States of America ("U.S.") dollars and all amounts are in thousands, except for number of shares.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. The items on the Company's balance sheet affected by the use of estimates include but are not limited to, investments, premiums and accounts receivable, reinsurance recoverables, deferred acquisition costs ("DAC"), deferred income taxes and associated valuation allowances, goodwill, future policy benefits and expenses, unearned premiums, claims and benefits payable, deferred gain on disposal of businesses, and commitments and contingencies. The estimates are sensitive to market conditions, investment yields, mortality, morbidity, commissions and other acquisition expenses, policyholder behavior and other factors. Actual results could differ from the estimates reported. The Company believes the amounts reported are reasonable and adequate.

COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) is comprised of net income, net unrealized gains and losses on securities classified as available-for-sale and net unrealized gains and losses on other-than-temporarily impaired securities, less deferred income taxes.

RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform to the 2009 presentation.

REVENUE RECOGNITION

The Company recognizes revenue when realized or realizable and earned. Revenue generally is realized or realizable and earned when persuasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable, and collectability is reasonably assured.

FAIR VALUE

The Company uses an exit price for its fair value measurements. An exit price is defined as the amount received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In measuring fair value, the Company gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. See Note 4 for further information.

INVESTMENTS

Fixed maturity and equity securities are classified as available-for-sale, as defined in the investments guidance, which is included within the Financial Accounting Standards Board's ("FASB") Accounting Standards Codification ("ASC") Topic 320, INVESTMENTS-DEBT AND EQUITY SECURITIES and reported at fair value. If the fair value is higher than the amortized cost for fixed maturity securities or the purchase cost for equity securities, the excess is an unrealized gain; and, if lower than cost, the difference is an unrealized loss. The net unrealized gains and losses, less deferred income taxes, are included in accumulated other comprehensive income (loss) ("AOCI").

Commercial mortgage loans on real estate are reported at unpaid balances, adjusted for amortization of premium or discount, less allowance for losses. The allowance is based on management's analysis of factors including actual loan loss experience, specific events based on geographical, political or economic conditions, industry experience, loan groupings that have probable and estimable losses and individually impaired loan loss analysis. A loan is considered individually impaired when it becomes probable the Company will be unable to collect all amounts due, including principal and interest, according

54                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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to the contractual terms of the loan agreement. Changes in the allowance for loan losses are recorded in net realized losses on investments, excluding other-than-temporary impairment losses.

Policy loans are reported at unpaid principal balances, which do not exceed the cash surrender value of the underlying policies.

Short-term investments include money market funds and short maturity investments. These amounts are reported at cost, which approximates fair value.

Other investments consist primarily of investments in certified capital companies ("CAPCOs"). The Company's CAPCOs consist of debt instruments that are recorded at amortized cost, which approximates fair value.

The Company monitors its investment portfolio to identify investments that may be other-than-temporarily impaired. In addition, securities, aggregated by issuer, whose market price is equal to 80% or less of their original purchase price or which had a discrete credit event resulting in the debtor defaulting or seeking bankruptcy protection are added to a potential write-down list, which is discussed at quarterly meetings attended by members of the Company's investment, accounting and finance departments. See Note 3 for further information.

Realized gains and losses on sales of investments are recognized on the specific identification basis.

Investment income is recorded as earned net of investment expenses. The Company uses the interest method to recognize interest income on its commercial mortgage loans.

The Company anticipates prepayments of principal in the calculation of the effective yield for mortgage-backed securities and structured securities. The retrospective method is used to adjust the effective yield.

CASH AND CASH EQUIVALENTS

The Company considers cash on hand, all operating cash and working capital cash to be cash equivalents. These amounts are carried at cost, which approximates fair value. Cash balances are reviewed at the end of each reporting period to determine if negative cash balances exist. If negative cash balances do exist, the cash accounts are netted with other positive cash accounts of the same bank provided the right of offset exists between the accounts. If the right of offset does not exist, the negative cash balances are reclassified to accounts payable.

RECEIVABLES

The Company records a receivable when revenue has been earned but the cash has not been collected. The Company maintains allowances for doubtful accounts for probable losses resulting from the inability to collect payments.

REINSURANCE

Reinsurance recoverables include amounts related to paid benefits and estimated amounts related to unpaid policy and contract claims, future policyholder benefits and policyholder contract deposits. The cost of reinsurance is recognized over the terms of the underlying reinsured policies using assumptions consistent with those used to account for the policies. Amounts recoverable from reinsurers are estimated in a manner consistent with claim and claim adjustment expense reserves or future policy benefits reserves and are reported in the balance sheets. The cost of reinsurance related to long-duration contracts is recognized over the life of the underlying reinsured policies. The ceding of insurance does not discharge the Company's primary liability to insureds. An allowance for doubtful accounts is recorded on the basis of periodic evaluations of balances due from reinsurers, reinsurer solvency, management's experience and current economic conditions.

Reinsurance balances payable include amounts related to ceded premiums and estimated amounts related to assumed paid or incurred losses, which are reported based upon ceding entities' estimations.

Funds held under reinsurance represent amounts contractually held from assuming companies in accordance with reinsurance agreements.

Reinsurance premiums assumed are calculated based upon payments received from ceding companies together with accrual estimates, which are based on both payments received and in-force policy information received from ceding companies. Any subsequent differences arising on such estimates are recorded in the period in which they are determined.

INCOME TAXES

The Company reports its taxable income in a consolidated federal income tax return along with other affiliated subsidiaries of the Parent. Income tax expense or benefit is allocated among the affiliated subsidiaries by applying corporate income tax rates to taxable income or loss determined on a separate return basis according to a tax allocation agreement.

Current federal income taxes are recognized based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income taxes are recorded for temporary differences between the financial reporting basis and income tax basis of assets and liabilities, based on enacted tax laws and statutory tax rates

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         55

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applicable to the periods in which the Company expects the temporary differences to reverse. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized.

The Company classifies net interest expense related to tax matters and any applicable penalties as a component of income tax expense.

DEFERRED ACQUISITION COSTS

The costs of acquiring new business that vary with and are primarily related to the production of new business are deferred to the extent that such costs are deemed recoverable from future premiums or gross profits. Acquisition costs primarily consist of commissions, policy issuance expenses, premium taxes and certain direct marketing expenses.

Premium deficiency testing is performed annually and generally reviewed quarterly. Such testing involves the use of best estimate assumptions including the anticipation of interest income to determine if anticipated future policy premiums are adequate to recover all DAC and related claims, benefits and expenses. To the extent a premium deficiency exists, it is recognized immediately by a charge to the statement of operations and a corresponding reduction in DAC. If the premium deficiency is greater than unamortized DAC, a liability will be accrued for the excess deficiency.

Acquisition costs relating to monthly pay credit insurance business consist mainly of direct marketing costs and are deferred and amortized over the estimated average terms and balances of the underlying contracts.

Acquisition costs relating to group term life, group disability and group dental consist primarily of compensation to sales representatives. These acquisition costs are front-end loaded; thus, they are deferred and amortized over the estimated terms of the underlying contracts.

PROPERTY AND EQUIPMENT

Property and equipment are reported at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over estimated useful lives with a maximum of 7 years for furniture and a maximum of 5 years for equipment. Expenditures for maintenance and repairs are charged to income as incurred. Expenditures for improvements are capitalized and depreciated over the remaining useful life of the asset.

Property and equipment also includes capitalized software costs, which represent costs directly related to obtaining, developing or upgrading internal use software. Such costs are capitalized and amortized using the straight-line method over their estimated useful lives.

GOODWILL

Goodwill represents the excess of acquisition costs over the net fair value of identifiable assets acquired and liabilities assumed in a business combination. Goodwill is deemed to have an indefinite life and is not amortized, but rather is tested at least annually for impairment. The Company reviews goodwill annually in the fourth quarter for impairment, or more frequently if indicators of impairment exist. The Company regularly assesses whether any indicators of impairment exist. Such indicators include, but are not limited to: a significant decline in expected future cash flows due to changes in company-specific factors or the broader business climate. The evaluation of such factors requires considerable management judgment.

The goodwill impairment test has two steps. The Company first compares its estimated fair value with its net book value. If the estimated fair value exceeds its net book value, goodwill is deemed not to be impaired, and no further testing is necessary. If the net book value exceeds its estimated fair value, the Company would perform a second test to measure the amount of impairment if any. To determine the amount of any impairment, the Company would determine the implied fair value of goodwill in the same manner as if the Company were being acquired in a business combination. Specifically, the Company would determine the fair value of all of the assets and liabilities, including any unrecognized intangible assets, in a hypothetical calculation that would yield the implied fair value of goodwill. If the implied fair value of goodwill were less than the recorded goodwill, the Company would record an impairment charge for the difference.

In the fourth quarters of 2009 and 2008, the Company conducted its annual assessments of goodwill. Based on the results of the 2009 assessment, the Company concluded that the net book value of its goodwill exceeded its estimated fair value and therefore performed a Step 2 test. Based on the results of the Step 2 test, the Company recorded a $924 impairment charge. Based on the results of the 2008 assessment, the Company concluded that its estimated fair value exceeded its net book value and therefore goodwill was not impaired. See Notes 4 and 13 for further information.

OTHER ASSETS

Other assets primarily include prepaid items and intangible assets. Intangible assets that have finite lives, including but not limited to, customer relationships, customer contracts and other intangible assets, are amortized over their estimated useful lives. Intangible assets deemed to have indefinite useful lives, primarily certain state licenses, are not amortized and are subject to at least annual impairment tests. Impairment exists if the carrying amount of the indefinite-lived intangible asset exceeds its fair value. For other intangible assets subject to amortization, impairment is recognized if the carrying amount is

56                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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not recoverable and exceeds the fair value of the intangible asset. There were no impairments of finite-lived or indefinite-lived intangible assets in either 2009 or 2008.

SEPARATE ACCOUNTS

Assets and liabilities associated with separate accounts relate to premium and annuity considerations for variable life and annuity products for which the contract-holder, rather than the Company, bears the investment risk. Separate account assets (with matching liabilities) are reported at fair value. Revenues and expenses related to the separate account assets and liabilities, to the extent of benefits paid or provided to the separate account policyholders, are excluded from the amounts reported in the accompanying statements of operations because the accounts are administered by reinsurers.

Prior to April 2, 2001, Fortis Financial Group ("FFG") had issued variable insurance products registered as securities under the Securities Act of 1933, as amended. These products featured fixed premiums, a minimum death benefit, and policyholder returns linked to an underlying portfolio of securities. The variable insurance products issued by FFG have been 100% reinsured with The Hartford Financial Services Group, Inc. and certain of its subsidiaries ("The Hartford").

RESERVES

Reserves are established in accordance with GAAP, using generally accepted actuarial methods and are based on a number of factors. These factors include experience derived from historical claim payments and actuarial assumptions to arrive at loss development factors. Such assumptions and other factors include trends, the incidence of incurred claims, the extent to which all claims have been reported, and internal claims processing charges. The process used in computing reserves cannot be exact, since actual claim costs are dependent upon such complex factors as inflation, changes in doctrines of legal liabilities and damage awards. The methods of making such estimates and establishing the related liabilities are periodically reviewed and updated.

Reserves do not represent an exact calculation of exposure, but instead represent our best estimates, generally involving actuarial projections at a given time, of what we expect the ultimate settlement and administration of a claim or group of claims will cost based on our assessment of facts and circumstances then known. The adequacy of reserves will be impacted by future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both external and internal events, including but not limited to: changes in the economic cycle, changes in the social perception of the value of work, emerging medical perceptions regarding physiological or psychological causes of disability, emerging health issues and new methods of treatment or accommodation, inflation, judicial trends, legislative changes and claims handling procedures.

Many of these items are not directly quantifiable, particularly on a prospective basis. Reserve estimates are refined as experience develops. Adjustments to reserves, both positive and negative, are reflected in the statement of operations of the period in which such estimates are updated. Because establishment of reserves is an inherently uncertain process involving estimates of future losses, there can be no certainty that ultimate losses will not exceed existing claims reserves. Future loss development could require reserves to be increased, which could have a material adverse effect on our earnings in the periods in which such increases are made.

Long Duration Contracts

The Company's long duration contracts include traditional life insurance policies (no longer offered), FFG and long term care ("LTC") contracts disposed.

Risks related to the reserves recorded for all long duration have been 100% ceded via reinsurance. While the Company has not been released from the contractual obligation to the policyholders, changes in and deviations from economic mortality, morbidity, and expense assumptions used in the calculation of these reserves will not directly affect our results of operations unless there is a default by the assuming reinsurer.

Short Duration Contracts

The Company's short duration contracts include group term life contracts, group disability contracts, medical contracts, dental contracts, and credit life contracts. For short duration contracts, claims and benefits payable reserves are recorded when insured events occur. The liability is based on the expected ultimate cost of settling the claims. The claims and benefits payable reserves include (1) case reserves for known but unpaid claims as of the balance sheet date; (2) incurred but not reported ("IBNR") reserves for claims where the insured event has occurred but has not been reported to the Company as of the balance sheet date; and (3) loss adjustment expense reserves for the expected handling costs of settling the claims.

For group disability, the case reserves and the IBNR reserves are recorded at an amount equal to the net present value of the expected future claims payments. Group long-term disability and group term life waiver of premiums reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is reviewed quarterly by taking into consideration actual and expected earned rates on our asset portfolio. Group long term disability and group term life reserve adequacy studies are performed annually, and morbidity and mortality assumptions are adjusted where appropriate

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         57

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Changes in the estimated liabilities are recorded as a charge or credit to policyholder benefits as estimates are revised.

DEFERRED GAIN ON DISPOSAL OF BUSINESSES

The Company recorded a deferred gain on disposal of businesses utilizing reinsurance. On March 1, 2000, the Parent sold its LTC business using a coinsurance contract. On April 2, 2001, the Company sold its FFG business using coinsurance and a modified coinsurance contract. Since the form of sales did not discharge the Company's primary liability to the insureds, the gain on these disposals was deferred and reported as a liability. The liability is decreased and recognized as revenue over the estimated life of the contracts' terms. The Company reviews and evaluates the estimates affecting the deferred gain on disposal of businesses annually or when significant information affecting the estimates becomes known to the Company.

PREMIUMS

Long Duration Contracts

Premiums for LTC insurance and traditional life insurance contracts within FFG are recognized as revenue when due from the policyholder. For universal life insurance and investment-type annuity contracts within FFG, revenues consist of charges assessed against policy balances. For the FFG and LTC businesses previously sold, all revenue is ceded.

Short Duration Contracts

The Company's short duration contracts are those on which the Company recognizes revenue on a pro-rata basis over the contract term. The Company's short duration contracts primarily include group term life, group disability, dental, and credit life and disability.

TOTAL OTHER-THAN-TEMPORARY IMPAIRMENT LOSSES

For debt securities with credit losses and non-credit losses or gains, total other-than-temporary impairment ("OTTI") losses is the total of the decline in fair value from either the most recent OTTI determination or a prior period end in which the fair value declined until the current period end valuation date. This amount does not include any securities that had fair value increases. For equity securities and debt securities that the Company has the intent to sell or if it is more likely than not that it will be required to sell, for equity securities that have an OTTI or for debt securities if there are only credit losses, total other-than-temporary impairment losses is the total amount by which the fair value of the security is less than its amortized cost basis at the period end valuation date and the decline in fair value is deemed to be other-than-temporary.

FEE AND OTHER INCOME

The Company derives fee and other income primarily from providing administrative services. Fee income is recognized when services are performed.

UNDERWRITING, GENERAL AND ADMINISTRATIVE EXPENSES

Underwriting, general and administrative expenses consist primarily of commissions, premium taxes, licenses, fees, salaries and personnel benefits and other general operating expenses.

LEASES

The Company records expenses for operating leases on a straight-line basis over the lease term.

CONTINGENCIES

The Company follows the guidance on contingencies, which is included within ASC Topic 450, CONTINGENCIES, which requires the Company to evaluate each contingent matter separately. A loss contingency is recorded if reasonably estimable and probable. The Company establishes reserves for these contingencies at the best estimate, or if no one estimated number within the range of possible losses is more probable than any other, the Company records an estimated reserve at the low end of the estimated range. Contingencies affecting the Company primarily relate to litigation matters which are inherently difficult to evaluate and are subject to significant changes. The Company believes the contingent amounts recorded are adequate and reasonable.

RECENT ACCOUNTING PRONOUNCEMENTS -- ADOPTED

On July 1, 2009, the Company adopted the new guidance on GAAP, which is within ASC Topic 105, GAAP. The new guidance establishes a single source of authoritative accounting and reporting guidance recognized by the FASB for nongovernmental entities (the "Codification"). The Codification does not change current GAAP, but is intended to simplify user access to all authoritative GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The adoption of the new guidance did not have an impact on the Company's financial position or results of operations. References to accounting guidance contained in the Company's financial statements and disclosures have been updated to reflect terminology consistent with the Codification. Plain English references to the accounting guidance have been made along with references to the ASC topic number and name.

58                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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On October 1, 2009, the Company adopted the new guidance on measuring the fair value of liabilities, which is within ASC Topic 820, FAIR VALUE MEASUREMENTS AND DISCLOSURES. When the quoted price in an active market for an identical liability is not available, this new guidance requires that either the quoted price of the identical or similar liability when traded as an asset or another valuation technique that is consistent with the fair value measurements and disclosures guidance be used to fair value the liability. The adoption of this new guidance did not have an impact on the Company's financial position or results of operations.

On June 30, 2009, the Company adopted the new subsequent events guidance, which is within ASC Topic 855, SUBSEQUENT EVENTS. This new guidance establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The adoption of the new guidance did not have an impact on the Company's financial position or results of operations. See Note 17 for further information.

On April 1, 2009, the Company adopted the new OTTI guidance, which is within ASC Topic 320, INVESTMENTS- DEBT AND EQUITY SECURITIES. This new guidance amends the previous guidance for debt securities and modifies the presentation and disclosure requirements for debt and equity securities. In addition, it amends the requirement for an entity to positively assert the intent and ability to hold a debt security to recovery to determine whether an OTTI exists and replaces this provision with the assertion that an entity does not intend to sell or it is not more likely than not that the entity will be required to sell a security prior to recovery of its amortized cost basis. Additionally, this new guidance modifies the presentation of certain OTTI debt securities to only present the impairment loss within the results of operations that represents the credit loss associated with the OTTI with the remaining impairment loss being presented within other comprehensive income (loss) ("OCI"). At adoption, the Company recorded a cumulative effect adjustment to reclassify the non-credit component of previously recognized OTTI securities which resulted in an increase of $234 (after-tax) in retained earnings and a decrease of $234 (after-tax) in AOCI. See Note 3 for further information.

On April 1, 2009, the Company adopted the new guidance on determining fair value in illiquid markets, which is within ASC Topic 820, FAIR VALUE MEASUREMENTS AND DISCLOSURES. This new guidance clarifies how to estimate fair value when the volume and level of activity for an asset or liability have significantly decreased. This new guidance also clarifies how to identify circumstances indicating that a transaction is not orderly. Under this new guidance, significant decreases in the volume and level of activity of an asset or liability, in relation to normal market activity, requires further evaluation of transactions or quoted prices and exercise of significant judgment in arriving at fair values. This new guidance also requires additional interim and annual disclosures. The adoption of this new guidance did not have an impact on the Company's financial position or results of operations.

On January 1, 2009, the Company adopted the revised business combinations guidance, which is within ASC Topic 805, BUSINESS COMBINATIONS. The revised guidance retains the fundamental requirements of the previous guidance in that the acquisition method of accounting be used for all business combinations, that an acquirer be identified for each business combination and for goodwill to be recognized and measured as a residual. The revised guidance expands the definition of transactions and events that qualify as business combinations to all transactions and other events in which one entity obtains control over one or more other businesses. The revised guidance broadens the fair value measurement and recognition of assets acquired, liabilities assumed and interests transferred as a result of business combinations. It also increases the disclosure requirements for business combinations in the consolidated financial statements. The adoption of the revised guidance did not have an impact on the Company's financial position or results of operations. However, should the Company enter into any business combination in 2010 or beyond, our financial position or results of operations could incur a significantly different impact than had it recorded the acquisition under the previous business combinations guidance. Earnings volatility could result, depending on the terms of the acquisition.

On January 1, 2009, the Company adopted the new consolidations guidance, which is within ASC Topic 810, CONSOLIDATION. The new guidance requires that a noncontrolling interest in a subsidiary be separately reported within equity and the amount of consolidated net income attributable to the noncontrolling interest be presented in the statement of operations. The new guidance also calls for consistency in reporting changes in the parent's ownership interest in a subsidiary and necessitates fair value measurement of any noncontrolling equity investment retained in a deconsolidation. The adoption of the new guidance did not have an impact on the Company's financial position or results of operations.

On January 1, 2009, the Company applied the fair value measurements and disclosures guidance, which is within ASC Topic 820, FAIR VALUE MEASUREMENTS AND DISCLOSURES, for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The application of this guidance for those assets and liabilities did not have an impact on the Company's financial position or results of operations. The Company's non-financial assets measured at fair value on a non-recurring basis include goodwill and intangible assets. In a business combination, the non-financial assets and liabilities of the acquired company would be measured at fair value in accordance with the fair value measurements and disclosures guidance. The requirements of this guidance include using an exit price based on an orderly transaction between market participants at the measurement date assuming the highest and best use of the asset by market participants. To perform a market valuation, the Company is required to use a market, income or cost approach valuation technique(s). The Company performed its annual impairment analyses of goodwill and indefinite-lived intangible assets in the fourth quarter of 2009. Step 1 of the impairment

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         59

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test indicated that the net book value of the Company's goodwill was greater than its estimated fair value. Based on the results of the Step 1 test, the Company was required to measure the fair value of its goodwill in Step 2 of the impairment test. As mentioned above, the application of this guidance which was used to measure the fair value of goodwill in Step 2 of the impairment test did not have an impact on the Company's financial position or results of operations during 2009.

On January 1, 2008, the Company adopted the fair value measurements and disclosures guidance, which is within ASC Topic 820, FAIR VALUE MEASUREMENTS AND DISCLOSURES. This guidance defined fair value, addressed how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP and expanded disclosures about fair value measurements. This guidance was applied prospectively for financial assets and liabilities measured on a recurring basis as of January 1, 2008. The adoption of this guidance did not have an impact on the Company's financial position or results of operations. See Note 4 for further information.

RECENT ACCOUNTING PRONOUNCEMENTS -- NOT YET ADOPTED

In June 2009, the FASB issued new guidance on the accounting for a variable interest entity ("VIE"), which is within ASC Topic 810, CONSOLIDATION. This new guidance amends the consolidation guidance applicable to VIEs to require a qualitative assessment in the determination of the primary beneficiary of the VIE, to require an ongoing reconsideration of the primary beneficiary, to amend the events that trigger a reassessment of whether an entity is a VIE and to change the consideration of kick-out rights in determining if an entity is a VIE. This new guidance provides two transition alternatives: (i) retrospective application with a cumulative-effect adjustment to retained earnings as of the beginning of the first year adjusted; or (ii) application as of the date of adoption with a cumulative-effect adjustment to retained earnings recognized on that date. This new guidance is effective as of the beginning of the Company's first fiscal year beginning after November 15, 2009, and for interim periods within those fiscal years. Therefore, the Company is required to adopt this guidance on January 1, 2010. The adoption of this new guidance will not have a material impact on the Company's financial position and results of operations.

3. INVESTMENTS

The following tables show the cost or amortized cost, gross unrealized gains and losses and fair value and OTTI of our fixed maturity and equity securities as of the dates indicated:

                                                                     DECEMBER 31, 2009
                             Cost or                    Gross                    Gross
                            Amortized                 Unrealized              Unrealized                                OTTI in
                               Cost                     Gains                   Losses             Fair Value           AOCI (1)
------------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY
 SECURITIES:
 United States
  Government and
  government agencies
  and authorities                 $452                      $87                    $ --                  $539              $ --
 States,
  municipalities and
  political
  subdivisions                  23,975                    1,537                      (9)               25,503                --
 Foreign governments               760                       85                      --                   845                --
 Asset-backed                      144                        6                      --                   150                --
 Commercial
  mortgage-backed                4,905                       97                      (1)                5,001                --
 Residential
  mortgage-backed                6,796                      368                     (22)                7,142               (22)
 Corporate                      64,277                    3,768                    (602)               67,443                12
                            ----------                 --------                 -------            ----------            ------
 TOTAL FIXED MATURITY
           SECURITIES         $101,309                   $5,948                   $(634)             $106,623              $(10)
                            ----------                 --------                 -------            ----------            ------
EQUITY SECURITIES:
 Non-redeemable
  preferred stocks              $7,791                     $358                   $(575)               $7,574              $ --
                            ----------                 --------                 -------            ----------            ------

(1) Represents the amount of other-than-temporary gains (losses) in AOCI, which, from April 1, 2009, were not included in earnings under the new OTTI guidance for debt securities.

60                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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                                                                        DECEMBER 31, 2008
                                       COST OR                   GROSS                     GROSS
                                      AMORTIZED                UNREALIZED               UNREALIZED
                                        COST                     GAINS                    LOSSES                  FAIR VALUE
---------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
 United States Government and
  government agencies and
  authorities                              $426                     $167                      $ --                      $593
 States, municipalities and
  political subdivisions                 23,966                      363                      (340)                   23,989
 Foreign governments                        762                       51                       (23)                      790
 Asset-backed                               247                        3                        --                       250
 Commercial mortgage-backed               5,707                       --                      (828)                    4,879
 Residential mortgage-backed              7,919                      282                        --                     8,201
 Corporate                               57,669                    1,022                    (5,335)                   53,356
                                      ---------                 --------                 ---------                 ---------
TOTAL FIXED MATURITY SECURITIES         $96,696                   $1,888                   $(6,526)                  $92,058
                                      ---------                 --------                 ---------                 ---------
EQUITY SECURITIES:
 Non-redeemable preferred
  stocks                                 $8,173                      $42                   $(2,019)                   $6,196
                                      ---------                 --------                 ---------                 ---------

The cost or amortized cost and fair value of fixed maturity securities at December 31, 2009 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                 COST OR
                                                AMORTIZED
                                                  COST           FAIR VALUE
----------------------------------------------------------------------------
Due in one year or less                               $941              $969
Due after one year through five years               25,705            27,001
Due after five years through ten years              24,722            26,115
Due after ten years                                 38,096            40,245
                                               -----------       -----------
                                   TOTAL            89,464            94,330
Asset-backed                                           144               150
Commercial mortgage-backed                           4,905             5,001
Residential mortgage-backed                          6,796             7,142
                                               -----------       -----------
                                   TOTAL          $101,309          $106,623
                                               -----------       -----------

Major categories of net investment income were as follows:

                                                 YEARS ENDED DECEMBER 31,
                                            2009           2008           2007
-------------------------------------------------------------------------------------
Fixed maturity securities                   $6,012         $6,199         $6,673
Equity securities                              590            578            617
Commercial mortgage loans on real estate     1,628          1,908          1,451
Policy loans                                     6              7              8
Short-term investments                          51            106            138
Other investments                              138            171            202
Cash and cash equivalents                       39            134            282
                                          --------       --------       --------
                 TOTAL INVESTMENT INCOME     8,464          9,103          9,371
Investment expenses                           (303)          (293)          (275)
                                          --------       --------       --------
                   NET INVESTMENT INCOME    $8,161         $8,810         $9,096
                                          --------       --------       --------

No material investments of the Company were non-income producing for the years ended December 31, 2009, 2008, and 2007.

The following table summarizes the proceeds from sales of available-for-sale securities and the gross realized gains and gross realized losses that have been included in earnings as a result of those sales.

                                               YEARS ENDED DECEMBER 31,
                                         2009            2008            2007
--------------------------------------------------------------------------------
Proceeds from sales                      $10,626         $22,418         $22,822
Gross realized gains                         218             776             576
Gross realized losses                        381           1,737             771

For securities sold at a loss during 2009, the average period of time these securities were trading continuously at a price below book value was approximately 19 months.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         61

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After a period of declining market values in the fixed maturity and equity security markets, the credit markets have shown continued improvement throughout 2009. This is primarily due to specific U.S. government intervention which resulted in a lower threat of systemic collapse, enhanced liquidity in the market, and improved economic prospects. As a result, many securities in the portfolio have shown improved market values throughout the year.

We recorded net realized (losses) gains, including other-than-temporary impairments, in the statement of operations as follows:

                                               YEARS ENDED DECEMBER 31,
                                       2009           2008           2007
--------------------------------------------------------------------------------
Net realized (losses) gains related
 to sales:
 Fixed maturity securities              $(161)          $(259)         $103
 Equity securities                         (2)           (686)         (298)
 Commercial mortgage loans on real
  estate                                 (252)            (34)          (37)
                                      -------       ---------       -------
TOTAL NET REALIZED LOSSES RELATED TO
                               SALES     (415)           (979)         (232)
                                      -------       ---------       -------
Net realized losses related to
 other-than-temporary impairments:
 Fixed maturity securities               (388)         (2,982)         (415)
 Equity securities                        (23)         (2,112)         (226)
                                      -------       ---------       -------
TOTAL NET REALIZED LOSSES RELATED TO
    OTHER-THAN-TEMPORARY IMPAIRMENTS     (411)         (5,094)         (641)
                                      -------       ---------       -------
           TOTAL NET REALIZED LOSSES    $(826)        $(6,073)        $(873)
                                      -------       ---------       -------

OTHER-THAN-TEMPORARY IMPAIRMENTS

Adoption of the New OTTI Guidance

On April 1, 2009, the Company adopted the new OTTI guidance, which is within ASC Topic 320. See Note 2 for further information. The new OTTI guidance requires entities to separate an OTTI of a debt security into two components when there are credit related losses associated with the impaired debt security for which the Company asserts that it does not have the intent to sell, and it is more likely than not that it will not be required to sell before recovery of its cost basis. Prior to April 1, 2009, the Company had to determine whether it had the intent and ability to hold the investment for a sufficient period of time for the value to recover. When the analysis of the above factors resulted in the Company's conclusion that declines in market values were other-than-temporary, the cost of the securities was written down to market value and the reduction in value was reflected as a realized loss in the statement of operations. Under the new OTTI guidance, the amount of the OTTI related to a credit loss is recognized in earnings, and the amount of the OTTI related to other, non-credit, factors (E.G., interest rates, market conditions, etc.) is recorded as a component of other comprehensive income. In instances where no credit loss exists but it is more likely than not that the Company will have to sell the debt security prior to the anticipated recovery, the decline in market value below amortized cost is recognized as an OTTI in earnings. In periods after the recognition of an OTTI on debt securities, the Company accounts for such securities as if they had been purchased on the measurement date of the OTTI at an amortized cost basis equal to the previous amortized cost basis less the OTTI recognized in earnings. For debt securities for which OTTI were recognized in earnings, the difference between the new amortized cost basis and the cash flows expected to be collected will be accreted or amortized into net investment income.

The new OTTI guidance required that the Company record, as of April 1, 2009, the date of adoption, a cumulative effect adjustment to reclassify the noncredit component of a previously recognized OTTI from retained earnings to other comprehensive income. For purposes of calculating the cumulative effect adjustment, the Company reviewed OTTI it had recorded through realized losses on securities held at March 31, 2009, which were $2,730, and estimated the portion related to credit losses (I.E., where the present value of cash flows expected to be collected are lower than the amortized cost basis of the security) and the portion related to all other factors. The Company determined that $2,357 of the OTTI previously recorded related to specific credit losses and $373 related to all other factors. Under the new OTTI guidance, the Company increased the amortized cost basis of these debt securities by $360 and recorded a cumulative effect adjustment, net of tax, in its shareholders' equity section. The cumulative effect adjustment had no effect on total shareholders' equity as it increased retained earnings and reduced accumulated other comprehensive income.

For the twelve months ended December 31, 2009, the Company recorded $376 of OTTI of which $411 was related to credit losses and recorded as net OTTI losses recognized in earnings, while the remaining $(35) related to all other factors was recorded as an unrealized gain component of AOCI.

62                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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The following table sets forth the amount of credit loss impairments recognized within the results of operations on fixed maturity securities held by the Company as of the dates indicated, for which a portion of the OTTI loss was recognized in AOCI, and the corresponding changes in such amounts.

BALANCE, APRIL 1, 2009                     $ 2,357
Additions for credit loss impairments           22
 recognized in the current period on
 securities not previously impaired
Additions for credit loss impairments          158
 recognized in the current period on
 securities previously impaired
Reductions for credit loss impairments        (710)
 previously recognized on securities
 which matured, paid down, prepaid, or
 were sold during the period
                                          --------
BALANCE, DECEMBER 31, 2009                  $1,827
                                          --------

We regularly monitor our investment portfolio to ensure investments that may be other-than-temporarily impaired are identified in a timely fashion, properly valued, and charged against earnings in the proper period. The determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held, the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery for equity securities and the intent to sell or whether it is more likely than not that the Company will be required to sell for fixed maturity securities. Inherently, there are risks and uncertainties involved in making these judgments. Changes in circumstances and critical assumptions such as a continued weak economy, a more pronounced economic downturn or unforeseen events which affect one or more companies, industry sectors, or countries could result in additional impairments in future periods for other-than-temporary declines in value. Any equity security whose price decline is deemed other-than-temporary is written down to its then current market value with the amount of the impairment reported as a realized loss in that period. The impairment of a fixed maturity security that the Company has the intent to sell or that it is more likely than not that the Company will be required to sell is deemed other-than-temporary and is written down to its market value at the Balance Sheet date with the amount of the impairment reported as a realized loss in that period. For all other-than-temporarily impaired fixed maturity securities that do not meet either of these two criteria, the Company is required to analyze its ability to recover the amortized cost of the security by calculating the net present value of projected future cash flows. For these other-than-temporarily impaired fixed maturity securities, the net amount recognized in earnings is equal to the difference between the amortized cost of the fixed maturity security and its net present value.

The Company considers different factors to determine the amount of projected future cash flows and discounting methods for corporate debt and residential and commercial mortgage-backed or asset-backed securities. For corporate debt securities, the split between the credit and non-credit losses is driven principally by assumptions regarding the amount and timing of projected future cash flows. The net present value is calculated by discounting the Company's best estimate of projected future cash flows at the effective interest rate implicit in the security at the date of acquisition. For residential and commercial mortgage-backed and asset-backed securities, cash flow estimates, including prepayment assumptions, are based on data from widely accepted third-party data sources or internal estimates. In addition to prepayment assumptions, cash flow estimates vary based on assumptions regarding the underlying collateral including default rates, recoveries and changes in value. The net present value is calculated by discounting the Company's best estimate of projected future cash flows at the effective interest rate implicit in the fixed maturity security prior to impairment at the Balance Sheet date. The discounted cash flows becomes the new amortized cost basis of the fixed maturity security.

In periods subsequent to the recognition of an other-than-temporary impairment, the Company generally accretes the discount (or amortize the reduced premium) into net investment income, up to the non-discounted amount of projected future cash flows, resulting from the reduction in cost basis, based upon the amount and timing of the expected future cash flows over the estimated period of cash flows.

Realized gains and losses on sales of investments are recognized on the specific identification basis.

The investment category and duration of the Company's gross unrealized losses on fixed maturity securities and equity securities at December 31, 2009 and 2008 were as follows:

                                                                 DECEMBER 31, 2009
                                             LESS THAN 12 MONTHS                   12 MONTHS OR MORE
                                         FAIR            UNREALIZED           FAIR            UNREALIZED
                                         VALUE             LOSSES             VALUE             LOSSES
-----------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
 States, municipalities and political      $543               $(9)              $ --              $ --
  subdivisions
 Commercial mortgage-backed                 250                (1)                --                --
 Residential mortgage-backed                165               (22)                --                --
 Corporate                                3,923               (75)             6,277              (527)
                                        -------            ------            -------            ------
       TOTAL FIXED MATURITY SECURITIES   $4,881             $(107)            $6,277             $(527)
                                        -------            ------            -------            ------
EQUITY SECURITIES:
 Non-redeemable preferred stocks           $ --              $ --             $2,602             $(575)
                                        -------            ------            -------            ------

                                                 DECEMBER 31, 2009
                                                          TOTAL
                                               FAIR            UNREALIZED
                                              VALUE              LOSSES
--------------------------------------  ------------------------------------
FIXED MATURITY SECURITIES:
 States, municipalities and political            $543               $(9)
  subdivisions
 Commercial mortgage-backed                       250                (1)
 Residential mortgage-backed                      165               (22)
 Corporate                                     10,200              (602)
                                             --------            ------
       TOTAL FIXED MATURITY SECURITIES        $11,158             $(634)
                                             --------            ------
EQUITY SECURITIES:
 Non-redeemable preferred stocks               $2,602             $(575)
                                             --------            ------

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         63

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                                                                   DECEMBER 31, 2008
                                               LESS THAN 12 MONTHS                     12 MONTHS OR MORE
                                          FAIR             UNREALIZED            FAIR             UNREALIZED
                                         VALUE               LOSSES              VALUE              LOSSES
----------------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
 States, municipalities and political    $11,999               $(310)              $498                $(30)
  subdivisions
 Foreign government                          484                 (23)                --                  --
 Commercial mortgage-backed                4,879                (828)                --                  --
 Corporate                                24,987              (3,322)             6,526              (2,013)
                                        --------            --------            -------            --------
       TOTAL FIXED MATURITY SECURITIES   $42,349             $(4,483)            $7,024             $(2,043)
                                        --------            --------            -------            --------
EQUITY SECURITIES:
 Non-redeemable preferred stocks          $3,692               $(928)            $1,896             $(1,091)
                                        --------            --------            -------            --------

                                                  DECEMBER 31, 2008
                                                           TOTAL
                                               FAIR             UNREALIZED
                                              VALUE               LOSSES
--------------------------------------  --------------------------------------
FIXED MATURITY SECURITIES:
 States, municipalities and political         $12,497               $(340)
  subdivisions
 Foreign government                               484                 (23)
 Commercial mortgage-backed                     4,879                (828)
 Corporate                                     31,513              (5,335)
                                             --------            --------
       TOTAL FIXED MATURITY SECURITIES        $49,373             $(6,526)
                                             --------            --------
EQUITY SECURITIES:
 Non-redeemable preferred stocks               $5,588             $(2,019)
                                             --------            --------

Total gross unrealized losses represent less than 9% and 16% of the aggregate fair value of the related securities at December 31, 2009 and 2008, respectively. Approximately 9% and 63% of these gross unrealized losses have been in a continuous loss position for less than twelve months at December 31, 2009 and 2008, respectively. The total gross unrealized losses are comprised of 88 and 249 individual securities at December 31, 2009 and 2008, respectively. In accordance with its policy described above, the Company concluded that for these securities an adjustment to its results of operations for other-than-temporary impairments of the gross unrealized losses was not warranted at December 31, 2009 and 2008. These conclusions are based on a detailed analysis of the underlying credit and expected cash flows of each security. As of December 31, 2009, the gross unrealized losses that have been in a continuous loss position for twelve months or more were concentrated in non-redeemable preferred stocks and in the financial, energy, and consumer cyclical industries of the Company's corporate fixed maturity securities. For these concentrations, gross unrealized losses of twelve months or more were $1,001, or 91%, of the total. The gross unrealized losses are primarily attributable to widening credit spreads associated with an underlying shift in overall credit risk premium. As of December 31, 2009, the Company did not intend to sell the securities and it was not more likely than not that the Company would be required to sell the securities before the anticipated recovery of their amortized cost basis.

The cost or amortized cost and fair value of available for sale fixed maturity securities in an unrealized loss position at December 31, 2009, by contractual maturity, is shown below:

                                            COST OR
                                        AMORTIZED COST          FAIR VALUE
-------------------------------------------------------------------------------
Due in one year or less                          $75                   $62
Due after one year through five                1,127                 1,087
 years
Due after five years through ten               3,553                 3,487
 years
Due after ten years                            6,599                 6,107
                                           ---------             ---------
                              TOTAL           11,354                10,743
Commercial mortgage-backed                       251                   250
Residential mortgage-backed                      187                   165
                                           ---------             ---------
                              TOTAL          $11,792               $11,158
                                           ---------             ---------

The Company has exposure to sub-prime and related mortgages within our fixed maturity security portfolio. At December 31, 2009, approximately 2.3% of the residential mortgage-backed holdings had exposure to sub-prime mortgage collateral. This represented approximately 0.2% of the total fixed income portfolio and 3.5% of the total unrealized loss position. There is one security with sub-prime exposure, which is below investment grade. All residential mortgage-backed securities, including those with sub-prime exposure, are reviewed as part of the ongoing other-than-temporary impairment monitoring process.

The Company has made commercial mortgage loans, collateralized by the underlying real estate, on properties located throughout the U.S. and Canada. At December 31, 2009, approximately 49% of the outstanding principal balance of commercial mortgage loans was concentrated in the states of California, Texas, and New York. Although the Company has a diversified loan portfolio, an economic downturn could have an adverse impact on the ability of its debtors to repay their loans. The outstanding balance of commercial mortgage loans range in size from $426 to $2,647 at December 31, 2009 and from $435 to $2,700 at December 31, 2008. The mortgage loan valuation allowance for losses was $355 and $103 at December 31, 2009 and 2008, respectively.

At December 31, 2009, there are no outstanding loan commitments.

The Company has short term investments and fixed maturities of $539 and $593 at December 31, 2009 and 2008, respectively, on deposit with various governmental authorities as required by law.

64                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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4. FAIR VALUE DISCLOSURES

Inputs and Valuation Techniques for Financial Assets and Liabilities Disclosures

The fair value measurements and disclosures guidance, which is within ASC Topic 820, defines fair value, establishes a framework for measuring fair value, creates a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In accordance with this guidance, the Company has categorized its recurring basis financial assets and liabilities into a three-level fair value hierarchy based on the priority of the inputs to the valuation technique.

The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The levels of the fair value hierarchy and its application to the Company's financial assets and liabilities are described below:

- Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Financial assets and liabilities utilizing Level 1 inputs include certain U.S. mutual funds, money market funds and certain foreign securities.

- Level 2 inputs utilize other than quoted prices included in Level 1 that are observable for the asset, either directly or indirectly, for substantially the full term of the asset. Level 2 inputs include quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active and inputs other than quoted prices that are observable in the marketplace for the asset. The observable inputs are used in valuation models to calculate the fair value for the asset. Financial assets utilizing Level 2 inputs include corporate, municipal, foreign government and private placement bonds, U.S. Government and agency securities, residential and commercial mortgage-backed securities, asset-backed securities, non-redeemable preferred stocks and certain U.S. and foreign mutual funds.

- Level 3 inputs are unobservable but are significant to the fair value measurement for the asset, and include situations where there is little, if any, market activity for the asset. These inputs reflect management's own assumptions about the assumptions a market participant would use in pricing the asset. Financial assets utilizing Level 3 inputs include certain non-redeemable preferred stocks and corporate and foreign bonds that were quoted by brokers and could not be corroborated by Level 2 inputs.

A review of fair value hierarchy classifications is conducted on a quarterly basis. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.

The following tables present the Company's fair value hierarchy for those recurring basis assets and liabilities as of December 31, 2009 and 2008.

                                                     DECEMBER 31, 2009
FINANCIAL ASSETS                   Total           Level 1          Level 2         Level 3
--------------------------------------------------------------------------------------------
Fixed maturity securities:
 United States Government and
  government agencies and
  authorities                          $539            $ --              $539           $ --
 State, municipalities and
  political subdivisions             25,503              --            25,503             --
 Foreign governments                    845              --               845             --
 Asset-backed                           150              --               150             --
 Commercial mortgage-backed           5,001              --             5,001             --
 Residential mortgage-backed          7,142              --             7,142             --
 Corporate                           67,443              --            66,285          1,158
 Non-redeemable preferred
  stocks                              7,574              --             7,574             --
 Short term investments               3,891           3,891                               --
 Cash equivalents                       953(b)          953                               --
 Assets held in separate
  accounts                           12,271(b)        8,782(a)          3,489             --
                                -----------       ---------       -----------       --------
        TOTAL FINANCIAL ASSETS     $131,312         $13,626          $116,528         $1,158
                                -----------       ---------       -----------       --------

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         65

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                                                     DECEMBER 31, 2008
FINANCIAL ASSETS                   Total           Level 1          Level 2         Level 3
--------------------------------------------------------------------------------------------
Fixed maturity securities:
 United States Government and          $593            $ --              $593           $ --
  government agencies and
  authorities
 State, municipalities and           23,989              --            23,989             --
  political subdivisions
 Foreign governments                    790              --               790             --
 Asset-backed                           250              --               250             --
 Commercial mortgage-backed           4,879              --             4,879             --
 Residential mortgage-backed          8,201              --             8,201             --
 Corporate                           53,356              --            52,514            842
 Non-redeemable preferred             6,196              --             5,991            205
  stocks
 Short term investments               6,870           6,621               249             --
 Cash equivalents                     8,941  (b)      8,941                --             --
 Assets held in separate             12,626  (b)      9,067  (a)        3,559             --
  accounts
                                -----------  ---  ---------  ---  -----------       --------
        TOTAL FINANCIAL ASSETS     $126,691         $24,629          $101,015         $1,047
                                -----------       ---------       -----------       --------

(a)  Mainly includes mutual fund investments

(b) The amounts presented differ from the amounts presented in the balance sheets because only certain assets or liabilities within these line items are measured at estimated fair value (e.g. debt and equity securities)

The following table summarizes the change in balance sheet carrying value associated with Level 3 financial assets carried at fair value during the years ended December 31, 2009 and 2008:

                                              YEAR ENDED DECEMBER 31, 2009    NON-
                                 TOTAL                                     REDEEMABLE
                                LEVEL 3                                    PREFERRED
                                 ASSETS            CORPORATE                 STOCKS
----------------------------------------------------------------------------------------
Balance, beginning of the
 period                           $1,047                $842                   $205
 Total losses
  (realized/unrealized)
  included in earnings              (115)               (115)                    --
 Net unrealized gains (losses)
  included in stockholder's
  equity                             160                 161                     (1)
 Purchases or issuances                5                   5                     --
 Net transfers in (out of)            61                 265                   (204)
                                --------            --------                 ------
        BALANCE, END OF PERIOD    $1,158              $1,158                   $ --
                                --------            --------                 ------

                                             YEAR ENDED DECEMBER 31, 2008    NON-
                                 TOTAL                                    REDEEMABLE
                                LEVEL 3                                   PREFERRED
                                 ASSETS            CORPORATE                STOCKS
---------------------------------------------------------------------------------------
Balance, beginning of the
 period                           $1,992             $1,992                   $ --
 Total losses
  (realized/unrealized)
  included in earnings              (881)              (881)                    --
 Net unrealized losses
  included in stockholder's
  equity                            (130)               (87)                   (43)
 Sales and settlements               (23)               (23)                    --
 Net transfers in (out of)            89               (159)                   248
                                --------            -------                 ------
        BALANCE, END OF PERIOD    $1,047               $842                   $205
                                --------            -------                 ------

Three different valuation techniques can be used in determining fair value for financial assets and liabilities: the market, income or cost approaches. The three valuation techniques described in the fair value measurements and disclosures guidance, which is within ASC Topic 820, are consistent with generally accepted valuation methodologies. The market approach valuation techniques use prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. When possible, quoted prices (unadjusted) in active markets are used as of the period-end date. Otherwise, valuation techniques consistent with the market approach including matrix pricing and comparables are used. Matrix pricing is a mathematical technique employed principally to value debt securities without relying exclusively on quoted prices for those securities but rather by relying on the securities' relationship to other benchmark quoted securities. Market approach valuation techniques often use market multiples derived from a set of comparables. Multiples might lie in ranges with a different multiple for each comparable. The selection of where within the range the appropriate multiple falls requires judgment, considering both qualitative and quantitative factors specific to the measurement.

66                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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Income approach valuation techniques convert future amounts, such as cash flows or earnings, to a single present amount, or a discounted amount. These techniques rely on current market expectations of future amounts as of the period-end date. Examples of income approach valuation techniques include present value techniques, option-pricing models, binomial or lattice models that incorporate present value techniques, and the multi-period excess earnings method.

Cost approach valuation techniques are based upon the amount that would be required to replace the service capacity of an asset at the period-end date, or the current replacement cost. That is, from the perspective of a market participant (seller), the price that would be received for the asset is determined based on the cost to a market participant (buyer) to acquire or construct a substitute asset of comparable utility, adjusted for obsolescence.

While not all three approaches are applicable to all financial assets or liabilities, where appropriate, one or more valuation techniques may be used. For all the financial assets and liabilities included in the above hierarchy, excluding private placement bonds, the market valuation technique is generally used. For private placement bonds, the income valuation technique is generally used. For the years ended December 31, 2009 and 2008, the application of the valuation technique applied to similar assets and liabilities has been consistent.

Level 1 and Level 2 securities are valued using various observable market inputs obtained from a pricing service. The pricing service prepares estimates of fair value measurements for our Level 2 securities using proprietary valuation models based on techniques such as matrix pricing which include observable market inputs. The fair value measurements and disclosures guidance, defines observable market inputs as the assumptions market participants would use in pricing the asset or liability developed on market data obtained from sources independent of the Company. The extent of the use of each observable market input for a security depends on the type of security and the market conditions at the balance sheet date. Depending on the security, the priority of the use of observable market inputs may change as some observable market inputs may not be relevant or additional inputs may be necessary. The following observable market inputs, listed in the approximate order of priority, are utilized in the pricing evaluation of Level 2 securities: benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data. The pricing service also evaluates each security based on relevant market information including: relevant credit information, perceived market movements and sector news. Valuation models can change period to period, depending on the appropriate observable inputs that are available at the balance sheet date to price a security. When market observable inputs are unavailable, the remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources and are categorized as Level 3 securities.

Management evaluates the following factors in order to determine whether the market for a financial asset is inactive. The factors include, but are not limited to:

-   There are few recent transactions,

-   Little information is released publicly,

- The available prices vary significantly over time or among market participants,

-   The prices are stale (i.e., not current), and

-   The magnitude of the bid-ask spread.

Illiquidity did not have a material impact in the fair value determination of the Company's financial assets.

The Company generally obtains one price for each financial asset. The Company performs a monthly analysis to assess if the evaluated prices represent a reasonable estimate of their fair value. This process involves quantitative and qualitative analysis and is overseen by investment and accounting professionals. Examples of procedures performed include, but are not limited to, initial and on-going review of pricing service methodologies, review of the prices received from the pricing service, review of pricing statistics and trends, and comparison of prices for certain securities with two different appropriate price sources for reasonableness. Following this analysis, the Company generally uses the best estimate of fair value based upon all available inputs. On infrequent occasions, a non-pricing service source may be more familiar with the market activity for a particular security than the pricing service. In these cases the price used is taken from the non-pricing service source. The pricing service provides information to indicate which securities were priced using market observable inputs so that the Company can properly categorize our financial assets in the fair value hierarchy.

Disclosures for Non-Financial Assets Measured at Fair Value on a Non-Recurring Basis

The Company also measures the fair value of certain assets on a non-recurring basis, generally on an annual basis, or when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. These assets include goodwill and finite-lived intangible assets. In accordance with the provisions of ASC Topic 350, INTANGIBLES -- GOODWILL AND OTHER, since the carrying amount of the Company was greater than its estimated fair value as determined in Step 1 of the impairment test, the Company was required to measure the fair value of goodwill in Step 2 of the impairment test. Goodwill of the Company with a carrying amount of $2,038 was written down to its implied fair value of $1,114, resulting in an impairment charge of $924, which was included in earnings for the period. See Note 13 for further information.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         67

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To estimate the fair value, the Company utilized both the income and market valuation approaches. Under the income approach, the Company determined the fair value considering distributable earnings which were estimated from operating plans. The resulting cash flows were then discounted using a market participant weighted average cost of capital estimated for the Company. After discounting the future discrete earnings to their present value, the Company estimated the terminal value attributable to the years beyond the discrete operating plan period. The discounted terminal value was then added to the aggregate discounted distributable earnings from the discrete operating plan period to estimate the fair value of Company. Under the market approach, the Company derived the fair value based on various financial multiples, including but not limited to: price to tangible book value of equity, price to estimated 2009 earnings and price to estimated 2010 earnings which were estimated based on publicly available data related to comparable guideline companies. In addition, financial multiples were also estimated from publicly available purchase price data for acquisitions of companies operating in the insurance industry. The estimated fair value of the Company was more heavily weighted towards the income approach because the earnings capacity of a business is generally considered the most important factor in the valuation of a business enterprise. This fair value determination was categorized as Level 3 (unobservable) in the fair value hierarchy.

The following tables present the Company's fair value hierarchy for goodwill measured at fair value on a non-recurring basis on which an impairment charge was recorded, and the related impairment charge as of December 31, 2009:

                                                                    ASSETS AT FAIR VALUE
                                                                     NON-RECURRING BASIS
                                          LEVEL 1                 LEVEL 2                LEVEL 3             TOTAL
-------------------------------------------------------------------------------------------------------------------
At December 31, 2009
Goodwill-                                      $ --                 $ --                  $1,114             $1,114
                                               ----                 ----                 -------            -------

                                           IMPAIRMENT CHARGES
                                           TWELVE MONTHS ENDED
                                              DECEMBER 31,
---------------------------------------------------------------
                                           2009          2008
                                          -------       -------
Goodwill-                                    $924          $ --
                                          -------       -------

FAIR VALUE OF FINANCIAL INSTRUMENTS DISCLOSURES

The financial instruments guidance, which is within ASC Topic 825, requires disclosure of fair value information about financial instruments, as defined therein, for which it is practicable to estimate such fair value. Therefore, it requires fair value disclosure for financial instruments that are not recognized in the balance sheets. However, this guidance excludes certain financial instruments including those related to insurance contracts and those accounted for under the equity method and joint ventures guidance, which is within ASC Topic 323, INVESTMENTS -- EQUITY METHOD AND JOINT VENTURES ( such as real estate joint ventures).

Please refer to the INPUTS AND VALUATION TECHNIQUES FOR FINANCIAL ASSETS AND LIABILITIES DISCLOSURES section above for the methods and assumptions used to estimate fair value for the following assets and liabilities:

-   Fixed maturity securities

-   Equity securities

-   Short-term investments

Fair values for separate account assets (with matching liabilities) and invested assets related to a modified coinsurance arrangement are obtained from an independent pricing service which uses observable market information. In the measurement of the fair value of certain financial instruments, other valuation techniques were utilized if quoted market prices were not available.

In estimating the fair value of the financial instruments presented, the Company used the following methods and assumptions:

CASH AND CASH EQUIVALENTS: the carrying amount reported approximates fair value because of the short maturity of the instruments.

COMMERCIAL MORTGAGE LOANS AND POLICY LOANS: the fair values of mortgage loans are estimated using discounted cash flow analyses, based on interest rates currently being offered for similar loans to borrowers with similar credit ratings. Mortgage loans with similar characteristics are aggregated for purposes of the calculations. The carrying value of policy loans reported in the balance sheets approximate fair value.

OTHER INVESTMENTS: the carrying value of the other investments approximates fair value.

POLICY RESERVES UNDER INVESTMENT PRODUCTS: the fair values for the Company's policy reserves under the investment products are determined using cash surrender value.

68                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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SEPARATE ACCOUNT ASSETS AND LIABILITIES: separate account assets and liabilities are reported at their estimated fair values, which are primarily based on quoted market prices.

FUNDS HELD UNDER REINSURANCE: the carrying amount reported approximates fair value due to the short maturity of the instruments.

The following table demonstrates the carrying value and fair value of our financial assets and liabilities as of December 31, 2009 and 2008.

                                               DECEMBER 31, 2009                DECEMBER 31, 2008
                                           CARRYING           FAIR          CARRYING               FAIR
                                            VALUE            VALUE            VALUE                VALUE
----------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS
Cash and cash equivalents                     $2,807           $2,807         $11,319              $11,319
Fixed maturity securities                    106,623          106,623          92,058               92,058
Equity securities                              7,574            7,574           6,196                6,196
Commercial mortgage loans on real estate      27,302           26,828          28,396               27,803
Policy loans                                      78               78              73                   73
Short-term investments                         3,891            3,891           6,870                6,870
Other investments                              1,432            1,432           1,829                1,829
Assets held in separate accounts              12,821           12,821          13,145               13,145
FINANCIAL LIABILITIES
Policy reserves under investment
 products (Individual and group
 annuities, subject to discretionary
 withdrawal)                                  $2,813           $2,601          $2,844               $2,615
Funds held under reinsurance                     104              104              68                   68
Liabilities related to separate accounts      12,821           12,821          13,145               13,145
                                          ----------       ----------       ---------            ---------

The fair value of the Company's liabilities for insurance contracts other-than-investment-type contracts are not required to be disclosed. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts.

5. INCOME TAXES

The Company is subject to U.S. tax and files a U.S. consolidated federal income tax return with its parent, Assurant, Inc. Information about the Company's current and deferred tax expense follows:

                                                  YEARS ENDED DECEMBER 31,
                                            2009            2008            2007
-----------------------------------------------------------------------------------
Current expense:
 Federal                                     $3,618          $4,559          $2,845
Deferred expense (benefit):
 Federal                                        298            (744)          1,112
                                          ---------       ---------       ---------
                TOTAL INCOME TAX EXPENSE     $3,916          $3,815          $3,957
                                          ---------       ---------       ---------

A reconciliation of the federal income tax rate to the Company's effective income tax rate follows:

                                                         DECEMBER 31,
                                           2009          2008             2007
------------------------------------------------------------------------------------
FEDERAL INCOME TAX RATE                      35.0%        35.0%            35.0%
RECONCILING ITEMS:
 Tax-exempt interest                         (2.6)        (1.5)            (0.7)
 Dividends-received deduction                 (.9)        (0.6)            (0.4)
 Goodwill impairment*                         2.8           --               --
 Permanent nondeductible expenses             0.1          2.0              0.2
 Change in valuation allowance                 --          2.5               --
 Other                                        0.1           --               --
                                          -------       ------            -----
EFFECTIVE INCOME TAX RATE:                   34.5%        37.4%            34.1%
                                          -------       ------            -----

*   See Note 13 for further information on goodwill impairment.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         69

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As of December 31, 2009 and 2008, the Company had no liability for unrecognized tax benefits.

The Company files federal income tax returns in the U.S. The Company has substantially concluded all U.S. federal income tax matters for years through 2004.

The tax effects of temporary differences that result in significant deferred tax assets and deferred tax liabilities are as follows:

                                                         DECEMBER 31,
                                                 2009              2008 (1)
--------------------------------------------------------------------------------
DEFERRED TAX ASSETS:
Deferred gains on reinsurance                    $1,135              $1,284
Investments                                       1,074               1,649
Deferred acquisition costs                          934                 857
Employee and post-retirement benefits               373                 314
Capital loss carryforwards                          335                 537
Net unrealized depreciation on securities            --               2,315
Other                                                64                  90
                                               --------            --------
                     TOTAL DEFERRED TAX ASSET     3,915               7,046
  Less valuation allowance                         (145)               (253)
                                               --------            --------
  Deferred tax assets, net of valuation
   allowance                                     $3,770              $6,793
                                               --------            --------
DEFERRED TAX LIABILITIES:
Policyholder and separate account reserves       $1,623              $2,015
Net unrealized appreciation on securities         1,784                  --
                                               --------            --------
                 TOTAL DEFERRED TAX LIABILITY     3,407               2,015
                                               --------            --------
                NET DEFERRED INCOME TAX ASSET      $363              $4,778
                                               --------            --------

(1) Components of the 2008 net deferred income tax asset have been reclassified to conform to the 2009 presentation. These reclassifications had no effect on the overall net deferred income tax asset.

The Company's total valuation allowance against deferred tax assets was reduced $108 from $253 at December 31, 2008 to $145 December 31, 2009, through other comprehensive income. The calculation of the valuation allowance is made at the consolidated return group level. A portion of the valuation allowance has been assigned to the Company based on the provisions of the tax sharing agreement. A cumulative valuation allowance of $145 has been recorded because it is management's assessment that it is more likely than not that deferred tax assets of $145 of deferred tax assets will not be realized.

The Company's ability to realize deferred tax assets depends on its ability to generate sufficient taxable income of the same character within the carryback or carryforward periods. In assessing future GAAP taxable income, the Company has considered all sources of taxable income available to realize its deferred tax asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences and carry forwards, taxable income in carryback years and tax-planning strategies. If changes occur in the assumptions underlying the Company's tax planning strategies or in the scheduling of the reversal of the Company's deferred tax liabilities, the valuation allowance may need to be adjusted in the future.

At December 31, 2009, the Company had no net operating loss carryforwards for U.S. federal income tax purposes. At December 31, 2009, the Company had a capital loss carryover for U.S. federal income tax purposes in the amount of $956 which will expire, if not utilized, in 2013.

6. PREMIUMS AND ACCOUNTS RECEIVABLE

Receivables are reported net of an allowance for uncollectible items. A summary of such receivables is as follows:

                                                               DECEMBER 31,
                                                            2009          2008
--------------------------------------------------------------------------------
Insurance premiums receivable                               $3,094        $2,597
Other receivables                                              193           365
                                                           -------       -------
                                                    TOTAL   $3,287        $2,962
                                                           -------       -------

7. STOCKHOLDER'S EQUITY

The Board of Directors of the Company has authorized 100,000 shares of common stock with a stated value of $20 per share. All the shares are issued and outstanding as of December 31, 2009 and 2008. All the outstanding shares at December 31, 2009 are owned by the Parent. See Note 1 for further information. The Company paid dividends of $4,399, $4,303, and $12,000 at December 31, 2009, 2008 and 2007, respectively.

70                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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The maximum amount of dividends which can be paid by the State of New York insurance companies to shareholders without prior approval of the Insurance Commissioner is subject to restrictions relating to statutory surplus. See Note 8 for further information.

8. STATUTORY INFORMATION

The Company prepares financial statements on the basis of statutory accounting principles ("SAP") prescribed or permitted by the New York Department of Commerce. Prescribed SAP includes the Accounting Practices and Procedures Manual of the National Association of Insurance Commissioners ("NAIC") as well as state laws, regulations and administrative rules.

The principal differences between SAP and GAAP are: 1) policy acquisition costs are expensed as incurred under SAP, but are deferred and amortized under GAAP;
2) the value of business acquired is not capitalized under SAP but is under GAAP; 3) amounts collected from holders of universal life-type and annuity products are recognized as premiums when collected under SAP, but are initially recorded as contract deposits under GAAP, with cost of insurance recognized as revenue when assessed and other contract charges recognized over the periods for which services are provided; 4) the classification and carrying amounts of investments in certain securities are different under SAP than under GAAP; 5) the criteria for providing asset valuation allowances, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP;
6) the timing of establishing certain reserves, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 7) certain assets are not admitted for purposes of determining surplus under SAP;
8) methodologies used to determine the amounts of deferred taxes and goodwill are different under SAP than under GAAP; and 9) the criteria for obtaining reinsurance accounting treatment is different under SAP than under GAAP.

Reconciliations of net income and stockholder's equity on the basis of statutory accounting to the related amounts presented in the accompanying statements were as follows:

                                                                    NET INCOME                       SHAREHOLDERS' EQUITY
                                                         2009          2008           2007           2009            2008
---------------------------------------------------------------------------------------------------------------------------------
Based on statutory accounting practices                 $10,904        $4,270         $5,747         $51,833         $45,986
Deferred acquisition costs                                 (328)         (114)            73             595             923
Deferred and uncollected premiums                            (1)           (6)            --              40              41
Policy and claim reserves                                (1,421)        1,971          2,225           6,030           7,451
Investment valuation difference                            (442)           49            (26)          4,818          (6,748)
Commissions and fees                                         60            27          1,256            (183)           (243)
Deferred taxes                                             (298)          744         (1,113)         (2,531)            785
Deferred gain on disposal of businesses                     (16)          151            171          (3,244)         (3,668)
Goodwill and intangibles                                   (903)           --             --           1,135           2,038
Income taxes                                                 --            --           (438)             --              --
Pension                                                    (170)         (148)          (148)         (1,066)           (896)
Reinsurance in unauthorized companies                        --            --             --              66              75
Interest maintenance reserve, deferral and
 amortization                                                51          (562)           (83)           (237)           (288)
Asset valuation reserve                                      --            --             --             485             271
Non-admitted assets and other                                 2            --             (4)          2,940           3,962
                                                       --------       -------       --------       ---------       ---------
Based on generally accepted accounting principles        $7,438        $6,382         $7,660         $60,681         $49,689
                                                       --------       -------       --------       ---------       ---------

Insurance enterprises are required by state insurance departments to adhere to minimum risk-based capital (RBC) requirements developed by the NAIC. The Company exceeds the minimum RBC requirements.

Dividend distributions to the Parent are restricted as to the amount by state regulatory requirements. A dividend is extraordinary when combined with all other dividends and distributions made within the preceding 12 months exceeds the lesser of 10% of the insurers surplus as regards to policyholders on December 31 of the next year, or the net gain from operations. The Company declared and paid ordinary dividends of $4,399 and $4,303 during the years ended December 31, 2009 and 2008, respectively. The Company had the ability, under state regulatory requirements, to dividend up to $4,849 to the Parent in 2009 without permission from New York regulators.

9. REINSURANCE

In the ordinary course of business, the Company is involved in both the assumption and cession of reinsurance with non-affiliated companies. The following table provides details of the reinsurance recoverables balance for the years ended December 31:

                                                           2009         2008
--------------------------------------------------------------------------------
Ceded future policy holder benefits and expense             $72,887      $53,021
Ceded unearned premium                                        7,567        8,607
Ceded claims and benefits payable                            47,441       45,709
Ceded paid losses                                             2,179        1,794
                                                        -----------  -----------
                                                 TOTAL     $130,074     $109,131
                                                        -----------  -----------

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         71

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The effect of reinsurance on premiums earned and benefits incurred was as follows:

                                                           YEARS ENDED DECEMBER 31,
                                                                   2009
                                               LONG                    SHORT
                                             DURATION                 DURATION             TOTAL
-------------------------------------------------------------------------------------------------------
Direct premiums and other
 considerations                               $10,185                  $44,702             $54,887
 Premiums assumed                                  --                    9,303               9,303
 Premiums ceded                               (10,185)                 (11,164)            (21,349)
                                             --------                 --------            --------
         NET EARNED PREMIUMS AND OTHER
                        CONSIDERATIONS           $ --                  $42,841             $42,841
                                             --------                 --------            --------
Direct policyholder benefits                  $27,967                  $30,810             $58,777
 Benefits assumed                                  --                    6,393               6,393
 Benefits ceded                               (27,962)                 (11,215)            (39,177)
                                             --------                 --------            --------
             NET POLICYHOLDER BENEFITS             $5                  $25,988             $25,993
                                             --------                 --------            --------

                                                           YEARS ENDED DECEMBER 31,
                                                                   2008
                                               LONG                    SHORT
                                             DURATION                 DURATION             TOTAL
--------------------------------------  ---------------------------------------------------------------
Direct premiums and other
 considerations                               $11,837                  $55,405             $67,242
 Premiums assumed                                  --                   25,020              25,020
 Premiums ceded                               (11,837)                 (15,572)            (27,409)
                                             --------                 --------            --------
         NET EARNED PREMIUMS AND OTHER
                        CONSIDERATIONS           $ --                  $64,853             $64,853
                                             --------                 --------            --------
Direct policyholder benefits                  $12,927                  $30,532             $43,459
 Benefits assumed                                  --                   21,176              21,176
 Benefits ceded                               (12,922)                 (12,086)            (25,008)
                                             --------                 --------            --------
             NET POLICYHOLDER BENEFITS             $5                  $39,622             $39,627
                                             --------                 --------            --------

                                                         YEARS ENDED DECEMBER 31,
                                                                   2007
                                               LONG                    SHORT
                                             DURATION                 DURATION             TOTAL
--------------------------------------  ---------------------------------------------------------------
Direct premiums and other
 considerations                               $10,340                  $56,149             $66,489
 Premiums assumed                                  --                   18,228              18,228
 Premiums ceded                               (10,340)                 (14,165)            (24,505)
                                             --------                 --------            --------
         NET EARNED PREMIUMS AND OTHER
                        CONSIDERATIONS           $ --                  $60,212             $60,212
                                             --------                 --------            --------
Direct policyholder benefits                  $14,118                  $35,515             $49,633
 Benefits assumed                                  --                   17,424              17,424
 Benefits ceded                               (14,112)                 (12,255)            (26,367)
                                             --------                 --------            --------
             NET POLICYHOLDER BENEFITS             $6                  $40,684             $40,690
                                             --------                 --------            --------

The Company utilizes ceded reinsurance for loss protection and capital management and business divestitures.

LOSS PROTECTION AND CAPITAL MANAGEMENT

As part of the Company's overall risk and capacity management strategy, the Company purchases reinsurance for certain risks underwritten by the Company, including significant individual or catastrophic claims, which enables the Company to free up capital to write additional business.

Under indemnity reinsurance transactions in which the Company is the ceding insurer, the Company remains liable for policy claims if the assuming company fails to meet its obligations. To mitigate this risk, the Company has control procedures to evaluate the financial condition of reinsurers and to monitor the concentration of credit risk. The selection of reinsurance companies is based on criteria related to solvency and reliability and, to a lesser degree, diversification as well as on developing strong relationships with the Company's reinsurers for the sharing of risks. A.M. Best ratings for The Hartford and John Hancock Life Insurance Company ("John Hancock"), the reinsurers we have the most exposure to, are A and A+, respectively, although A.M. Best recently placed a negative outlook on the issuer credit and financial strength ratings of The Hartford and a stable outlook for John Hancock. The majority of our remaining reinsurance exposure has been ceded to companies rated A- or better by A.M. Best, although A.M. Best continues to have a negative outlook on the Life and Health insurance industry.

BUSINESS DIVESTITURES

The Company has used reinsurance to exit certain businesses, such as the disposals of FFG and LTC. Reinsurance was used in theses cases to facilitate the transactions because the businesses shared legal entities with operating segments that the Company retained. Assets supporting liabilities ceded relating to these businesses are held in trusts for LTC and the separate accounts relating to FFG are still reflected in the Company's balance sheet. If the reinsurers became insolvent, we would be exposed to the risk that the assets in the trusts and/or the separate accounts would be insufficient to support the liabilities that would revert back to us. The reinsurance recoverable from The Hartford was $3,012 and $3,206 as of December 31, 2009 and 2008, respectively. The reinsurance recoverable from John Hancock was $81,234 and $59,063 as of December 31, 2009 and 2008, respectively.

The reinsurance agreement associated with the FFG sale also stipulates that The Hartford contribute funds to increase the value of the separate account assets relating to Modified Guaranteed Annuity business sold if such value declines below the value of the associated liabilities. If The Hartford fails to fulfill these obligations, the Company will be obligated to make these payments.

In addition, the Company would be responsible for administering this business in the event of reinsurer insolvency. We do not currently have the administrative systems and capabilities to process this business. Accordingly, we would need to obtain those capabilities in the event of an insolvency of one or more of the reinsurers of these businesses. We might be forced to obtain such capabilities on unfavorable terms with a resulting material adverse effect on our results of operations and financial condition.

As of December 31, 2009, we were not aware of any regulatory actions taken with respect to the solvency of the insurance subsidiaries of The Hartford or John Hancock that reinsure the FFG and LTC businesses and the Company has not been obligated to fulfill any of such reinsurers' obligations.

72                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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10. RESERVES

The following table provides reserve information of the Company's major product lines at the years ended December 31, 2009 and 2008:

                                                           DECEMBER 31, 2009
                                 FUTURE                                                        INCURRED
                                 POLICY                                                         BUT NOT
                              BENEFITS AND              UNEARNED             CASE              REPORTED
                                EXPENSES                PREMIUMS           RESERVES            RESERVES
------------------------------------------------------------------------------------------------------------
LONG DURATION CONTRACTS:
 Life insurance no longer
  offered                         $1,569                     $3                 $ --               $708
 FFG and other disposed
  businesses                      71,144                  2,365                  476             10,303
SHORT DURATION CONTRACTS:
 Group term life                      --                     57               12,184              1,175
 Group disability                     --                  1,152               93,897              5,650
 Medical                              --                      3                  721                 47
 Dental                               --                     80                   37                828
 Credit Life and
  Disability                          --                  5,731                2,934              2,283
                                 -------                 ------            ---------            -------
                     TOTAL       $72,713                 $9,391             $110,249            $20,994
                                 -------                 ------            ---------            -------

                                                           DECEMBER 31, 2008
                                 FUTURE                                                        INCURRED
                                 POLICY                                                         BUT NOT
                              BENEFITS AND              UNEARNED             CASE              REPORTED
                                EXPENSES                PREMIUMS           RESERVES            RESERVES
--------------------------  --------------------------------------------------------------------------------
LONG DURATION CONTRACTS:
 Life insurance no longer
  offered                         $1,657                     $3                 $ --               $686
 FFG and other disposed
  businesses                      51,180                  2,445                  364              8,324
SHORT DURATION CONTRACTS:
 Group term life                      --                     91               13,868              1,548
 Group disability                     --                    321               99,608              8,628
 Medical                              --                      4                  707                 27
 Dental                               --                     90                   50              1,080
 Credit Life and
  Disability                          --                  6,837                4,075              2,727
                                 -------                 ------            ---------            -------
                     TOTAL       $52,837                 $9,791             $118,672            $23,020
                                 -------                 ------            ---------            -------

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         73

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The following table provides a roll-forward of the Company's product lines with the most significant short duration claims and benefits payable balances: group term life and group disability lines of business. Claims and benefits payable is comprised of case and IBNR reserves.

                                                 GROUP           GROUP
                                               TERM LIFE       DISABILITY
------------------------------------------------------------------------------
BALANCE AS OF JANUARY 1, 2007, GROSS OF
 REINSURANCE                                     $16,629         $100,594
 Less: Reinsurance ceded and other (1)              (401)         (31,670)
                                               ---------       ----------
 Balance as of January 1, 2007, net of
  reinsurance                                     16,228           68,924
 Incurred losses related to:
  Current year                                     5,189           19,500
  Prior year's interest                              588            3,166
  Prior year(s)                                   (1,465)             439
                                               ---------       ----------
                   TOTAL INCURRED LOSSES           4,312           23,105
 Paid losses related to:
  Current year                                     2,851            3,807
  Prior year(s)                                    1,737           13,288
                                               ---------       ----------
                       TOTAL PAID LOSSES           4,588           17,095
 Balance as of December 31, 2007, net of
  reinsurance                                     15,952           74,934
 Plus: Reinsurance ceded and other (1)               395           31,700
                                               ---------       ----------
BALANCE AS OF DECEMBER 31, 2007, GROSS
 OF REINSURANCE                                 $ 16,347        $ 106,634
 Less: Reinsurance ceded and other (1)              (395)         (31,700)
                                               ---------       ----------
 Balance as of January 1, 2008, net of
  reinsurance                                     15,952           74,934
 Incurred losses related to:
  Current year                                     6,992           26,528
  Prior year's interest                              526            3,073
  Prior year(s)                                   (1,994)         (10,118)
                                               ---------       ----------
                   TOTAL INCURRED LOSSES           5,524           19,483
 Paid losses related to:
  Current year                                     4,115            6,402
  Prior year(s)                                    2,173           12,422
                                               ---------       ----------
                       TOTAL PAID LOSSES           6,288           18,824
 Balance as of December 31, 2008, net of
  reinsurance                                     15,188           75,593
 Plus: Reinsurance ceded and other (1)               228           32,643
                                               ---------       ----------
BALANCE AS OF DECEMBER 31, 2008, GROSS
 OF REINSURANCE                                 $ 15,416        $ 108,236
 Less: Reinsurance ceded and other (1)              (228)         (32,643)
                                               ---------       ----------
 Balance as of January 1, 2009, net of
  reinsurance                                     15,188           75,593
 Incurred losses related to:
  Current year                                     4,868           11,366
  Prior year's interest                              516            3,252
  Prior year(s)                                     (711)          (6,069)
                                               ---------       ----------
                   TOTAL INCURRED LOSSES           4,673            8,549
 Paid losses related to:
  Current year                                     3,391            2,856
  Prior year(s)                                    3,328           15,052
                                               ---------       ----------
                       TOTAL PAID LOSSES           6,719           17,908
 Balance as of December 31, 2009, net of
  reinsurance                                     13,142           66,234
 Plus: Reinsurance ceded and other (1)               217           33,313
                                               ---------       ----------
BALANCE AS OF DECEMBER 31, 2009, GROSS
 OF REINSURANCE                                   13,359           99,547
                                               ---------       ----------

(1) Reinsurance ceded and other includes claims and benefits payable balances that have either been (a) reinsured to third parties, (b) established for claims related expenses whose subsequent payment is not recorded as a paid claim, or (c) reserves established for obligations that would persist even if contracts were cancelled (such as extension of benefits), which cannot be analyzed appropriately under a roll-forward approach.

SHORT DURATION CONTRACTS

The Company's short duration contracts are comprised of group term life, group disability, medical, dental, and credit life. The principal products and services included in these categories are described in the summary of significant accounting polices. See Note 2 for further information.

74                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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Case and IBNR reserves are developed using actuarial principles and assumptions that consider, among other things, contractual requirements, historical utilization trends and payment patterns, benefit changes, medical inflation, seasonality, membership, product mix, legislative and regulatory environment, economic factors, disabled life mortality and claim termination rates and other relevant factors. The Company consistently applies the principles and assumptions listed above from year to year, while also giving due consideration to the potential variability of these factors.

Since case and IBNR reserves include estimates developed from various actuarial methods, the Company's actual losses incurred may be more or less than the Company's previously developed estimates. As shown in the table above, if the amounts listed on the line labeled "Incurred losses related to: Prior year" are negative (redundant) this means that the Company's actual losses incurred related to prior years for these lines were less than the estimates previously made by the Company. If the line labeled "Incurred losses related to: Prior year" are positive (deficient) this means that the Company's actual losses incurred related to prior years for these lines were greater than the estimates previously made by the Company.

The Group Term Life case and IBNR reserves redundancies in all years are due to actual mortality rates running below those assumed in prior year reserves, and actual recovery rates running higher than those assumed in prior year reserves.

Group Disability case and IBNR reserves show redundancies in 2008 and 2009 due to actual claim recovery rates exceeding those in prior year reserves. In 2007, there was a slight reserve deficiency as the block is small and subject to some volatility year to year.

The Company's group disability products are short duration contracts that include short and long term disability coverage. Case and IBNR reserves for long-term disability have been discounted at 5.25% in 2009. The December 31, 2009 and 2008 liabilities net of reinsurance include $65,007 and $73,673, respectively, of such reserves. The amount of discounts deducted from outstanding reserves as of December 31, 2009 and 2008 are $22,269 and $24,219, respectively.

LONG DURATION CONTRACTS

The Company's long duration contracts are comprised of life insurance (no longer offered) and FFG and LTC disposed businesses. The principal products and services included in these categories are described in the summary of significant accounting polices. See Note 2 for further information.

The reserves for FFG and LTC are included in the Company's reserves in accordance with the insurance guidance, which is within ASC Topic 944, FINANCIAL SERVICES --INSURANCE. The Company maintains an offsetting reinsurance recoverable related to these reserves. See Note 9 for further information.

11. RETIREMENT AND OTHER EMPLOYEE BENEFITS

The Parent sponsors a defined benefit pension plan and certain other post retirement benefits covering employees and certain agents who meet eligibility requirements as to age and length of service. Plan assets of the defined benefit plans are not specifically identified by each participating subsidiary. Therefore, a breakdown of plan assets is not reflected in these financial statements. The Company has no legal obligation for benefits under these plans. The benefits are based on years of service and career compensation. The Parent's pension plan funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as the Parent may determine to be appropriate from time to time up to the maximum permitted, and to charge each subsidiary an allocable amount based on its employee census. Pension costs allocated to the Company were approximately $151, $124 and $124 for 2009, 2008 and 2007, respectively.

The Parent sponsors a defined contribution plan covering substantially all employees. The defined contribution plan provides benefits payable to participants on retirement or disability and to beneficiaries of participants in the even of the participant's death. The amounts expense by the Company related to this plan were $56, $58 and $68 in 2009, 2008 and 2007, respectively.

With respect to retirement benefits, the Company participates in other health care and life insurance benefit plans (postretirement benefits) for retired employees, sponsored by our Parent. Health care benefits, either through the parent's sponsored retiree plan for retirees under age 65 or through a cost offset for individually purchased Medigap policies for retirees over age 65, are available to employees who retire on or after January 1, 1993, at age 55 or older, with 10 years or more service. Life insurance on a retiree pay all basis, is available to those who retire on or after January 1, 1993. During 2009, 2008 and 2007 the Company incurred expenses related to retirement benefits of $19, $24 and $24, respectively.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         75

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12. DEFERRED POLICY ACQUISITION COSTS

Information regarding deferred policy acquisition costs follows:

                                                      DECEMBER 31,
                                           2009          2008           2007
-----------------------------------------------------------------------------------
Beginning balance                           $923         $1,037         $1,188
 Costs deferred                              658          1,330          1,506
 Amortization                               (986)        (1,444)        (1,432)
 Cumulative effect of change in
  accounting principle                        --             --           (225)
                                          ------       --------       --------
                          ENDING BALANCE    $595           $923         $1,037
                                          ------       --------       --------

13. GOODWILL

Information regarding goodwill is as follows:

                                               GOODWILL FOR THE YEAR ENDED
                                                       DECEMBER 31,
                                            2009           2008           2007
--------------------------------------------------------------------------------
BALANCE AS OF JANUARY 1:                    $2,038         $2,038         $2,038
 Impairment*                                  (924)            --             --
                                          --------       --------       --------
 Goodwill                                    2,038          2,038          2,038
 Accumulated impairments losses               (924)            --             --
                                          --------       --------       --------
              BALANCE AS OF DECEMBER 31:    $1,114         $2,038         $2,038
                                          --------       --------       --------

*   See Notes 2 and 4 for further information.

14. OTHER COMPREHENSIVE INCOME (LOSS)

The Company's components of other comprehensive income (loss), net of tax, are as follows:

                                                                                                            ACCUMULATED OTHER
                                                             UNREALIZED GAINS                                 COMPREHENSIVE
                                                          (LOSSES) ON SECURITIES        OTTI                  INCOME (LOSS)
---------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 2007                                         $1,234                   $ --                 $1,234
Activity in 2008                                                     (5,533)                    --                 (5,533)
                                                               ------------        ---------------               --------
Balance at December 31, 2008                                         (4,299)                    --                 (4,299)
                                                               ------------        ---------------               --------
Cumulative effect of change in accounting principle
 (after-tax) (1)                                                        (77)                  (157)                  (234)
                                                               ------------        ---------------               --------
Activity in 2009                                                      7,802                    151                  7,953
                                                               ------------        ---------------               --------
                           BALANCE AT DECEMBER 31, 2009              $3,426                    $(6)                $3,420
                                                               ------------        ---------------               --------

(1) Related to the adoption of the new OTTI guidance for debt securities. See Notes 3 and 4 for further information.

The amounts in the unrealized gains (losses) on securities column are net of reclassification adjustments of $(321), $(3,279) and $(482), net of tax, in 2009, 2008 and 2007, respectively, for net realized gains (losses) on sales of securities included in net income. The amounts in the OTTI column are net of reclassification adjustments of $(96), net of tax, in 2009, for net realized gains (losses) on sales of securities included in net income.

15. RELATED PARTY TRANSACTIONS

The Company receives various services from the Parent. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment, information systems, actuarial and other administrative functions. The fees paid for these services for years ended December 31, 2009, 2008 and 2007 were $8,671, $8,403 and $9,605, respectively.

Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating as a separate company.

The Company cedes group liability business to its affiliate, Union Security Insurance Company ("USIC"). The Company has ceded $4,777, $7,806 and $6,813 of premium to USIC in 2009, 2008 and 2007, respectively. The Company has ceded $30,149, $30,802 and $29,569 of reserves in 2009, 2008 and 2007, respectively, to USIC. This agreement between the Company and its affiliate USIC was terminated effective January 1st, 2010 for new incurrals.

76                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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16. COMMITMENTS AND CONTINGENCIES

The Company leases sales office space under an operating lease arrangement. At December 31, 2009, the aggregate future minimum lease payments under this operating lease agreement were $155 for 2010. The Company does not have an operating lease arrangement that extends past 2010.

Rent expense was $233, $534 and $481 for 2009, 2008 and 2007 respectively.

The Company is involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. The Company may from time to time be subject to a variety of legal and regulatory actions relating to the Company's current and past business operations. While the Company cannot predict the outcome of any pending or future litigation, examination or investigation, and although no assurances can be given, the Company does not believe that any pending matter will have a material adverse effect on the Company's financial condition, results of operations, or cash flows.

On January 21, 2010, the SEC filed a civil complaint in the United States District Court for the Southern District of New York in connection with the previously disclosed SEC investigation into a finite reinsurance arrangement entered into by the Parent. In the complaint, the SEC charged the Parent with violating Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934, as amended, and Rules 12b-20, 13a-11 and 13a-13 thereunder. As previously disclosed by the Parent in a Current Report on Form 8-K on January 21, 2010, the Parent entered into a settlement with the SEC in which the Parent consented, without admitting or denying the allegations in the complaint, to the entry of a judgment requiring payment of a civil penalty of $3,500 and enjoining the Parent from violating the aforementioned federal securities laws. The court approved the settlement in a final judgment entered on January 25, 2010 and the Parent has paid the penalty.

As part of the settlement, the SEC granted permanent relief to the Company, exempting it from limitations on serving as depositor to investment companies under Section 9(a) of the Investment Company Act of 1940.

17. SUBSEQUENT EVENTS

On March 23, 2010, President Obama signed the Patient Protection and Affordable Care Act into law. The Company is in the process of evaluating the law's impact on its operations, which may be material.

(F) SELECTED FINANCIAL DATA

               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

                  FIVE-YEAR SUMMARY OF SELECTED FINANCIAL DATA

                                                                AS OF AND FOR THE YEARS ENDED
                                                                        DECEMBER 31,
                                            2009            2008            2007            2006            2005
-------------------------------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS DATA:
REVENUES
 Net earned premiums and other
  considerations                            $42,841         $64,853         $60,212         $61,338         $59,598
 Net investment income                        8,161           8,810           9,096           9,175           8,756
 Net realized (losses) gains on
  investments (1)                              (826)         (6,073)           (873)           (173)            146
 Amortization of deferred gain on
  disposal of businesses                        424             744             842             200           1,038
 Fees and other income                          593              80              70              47              31
                                          ---------       ---------       ---------       ---------       ---------
                          TOTAL REVENUES     51,193          68,414          69,347          70,587          69,569
                                          ---------       ---------       ---------       ---------       ---------
BENEFITS, LOSSES AND EXPENSES
 Policyholder benefits                       25,993          39,627          40,690          32,284          34,571
 Amortization of deferred acquisition
  costs                                         986           1,444           1,432           1,084             981
 Underwriting, general and
  administrative expenses                    11,936          17,146          15,608          16,697          16,656
 Goodwill impairment (2)                        924              --              --              --              --
                                          ---------       ---------       ---------       ---------       ---------
     TOTAL BENEFITS, LOSSES AND EXPENSES     39,839          58,217          57,730          50,065          52,208
                                          ---------       ---------       ---------       ---------       ---------
 Income before provision for income
  taxes                                      11,354          10,197          11,617          20,522          17,361
 Provision for income taxes                   3,916           3,815           3,957           7,081           5,957
                                          ---------       ---------       ---------       ---------       ---------
                              NET INCOME     $7,438          $6,382          $7,660         $13,441         $11,404
                                          ---------       ---------       ---------       ---------       ---------

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         77

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                                                                           AS OF AND FOR THE YEARS ENDED
                                                                                    DECEMBER 31,
                                                      2009             2008             2007             2006             2005
---------------------------------------------------------------------------------------------------------------------------------
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents and investments            $149,707         $146,741         $149,612         $153,234         $151,720
Total assets                                         $299,594         $281,407         $288,568         $287,498         $282,694
Policy liabilities (3)                               $213,347         $204,320         $199,321         $190,240         $184,946
Total stockholder's equity                            $60,681          $49,689          $53,143          $58,749          $56,443

(1) Included in net realized losses are other-than-temporary impairments of $411, $5,094, and $641 for 2009, 2008 and 2007, respectively.

(2) During the fourth quarter of 2009, following the completion of our annual goodwill impairment analysis, we recorded impairment charge of $924 related to Assurant Employee Benefits. The impairment charge resulted in a decrease to net income but did not have any related tax benefit.

(3) Policy liabilities include future policy benefits and expenses, unearned premiums and claims and benefits payable.

(G) SUPPLEMENTAL FINANCIAL DATA. NOT APPLICABLE.

(H) MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

Some of the statements under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in this registration statement may contain forward-looking statements which reflect our current views with respect to, among other things, future events, financial performance, business prospects, growth and operating strategies and similar matters. You can identify these statements by the fact that they may use words such as "will," "may," "anticipates," "expects," "estimates," "projects," "intends," "plans," "believes," "targets," "forecasts," "potential," "approximately," or the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this registration statement are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments.

In addition to other factors described in this statement, the following risk factors could cause our actual results to differ materially from those currently estimated by management: (i) general global economic, financial market and political conditions (including difficult conditions in financial markets and the global economic slowdown, fluctuations in interest rates, mortgage rates, monetary policies and inflationary pressure); (ii) failure to maintain significant client relationships, distribution sources and contractual arrangements; (iii) failure to attract and retain sales representatives; (iv) deterioration in the Company's market capitalization compared to its book value that could impair the Company's goodwill; (v) negative publicity and impact on our business due to unfavorable outcomes in litigation and/or regulatory investigations; (vi) current or new laws and regulations, including recently passed legislation relating to health care reform, that could increase our costs and/or decrease our revenues; (vii) inadequacy of reserves established for future claims losses; (viii) failure to predict or manage benefits, claims and other costs; (ix) diminished value of invested assets in our investment portfolio (due to, among other things, recent volatility in financial markets, other-than-temporary impairments, the global economic slowdown, credit and liquidity risk, and inability to assume an appropriate overall risk level); (x) inability of reinsurers to meet their obligations; (xi) insolvency of third parties to whom we have sold or may sell businesses through reinsurance or modified co-insurance; (xii) a decline in our credit or financial strength ratings (including the risk of ratings downgrades in the insurance industry);
(xiii) credit risk of some of our agents; (xiv) failure to protect client information and privacy; and (xv) significant competitive pressures in our businesses and cyclicality of the insurance industry. These risk factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report. For a more detailed discussion of the risk factors that could affect our actual results, please refer to the section entitled "Risk Factors" in this registration statement.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and accompanying notes which appear elsewhere in this report. It contains forward-looking statements that involve risks and uncertainties. Please see "Forward-Looking Statements" and "Risk Factors" for more information. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of

78                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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various factors, including those discussed below and elsewhere in this report, particularly under the headings the section titled "Risk Factors" and "Forward-Looking Statements."

CRITICAL FACTORS AFFECTING RESULTS

Our results depend on the adequacy of our product pricing, underwriting and the accuracy of our methodology for the establishment of reserves for future policyholder benefits and claims, returns on invested assets and our ability to manage our expenses. Therefore, factors affecting these items may have a material adverse effect on our results of operations or financial condition. For a listing of those factors see the section titled "Risk Factors."

REVENUES

We generate our revenues primarily from the sale of our insurance policies, fee income by providing administrative services to certain clients and investment income from the securities we own. Sales of insurance policies are recognized in revenue as earned premiums while sales of administrative services are recognized as fee income.

Our premium and fee income is supplemented by income earned from our investment portfolio. We recognize revenue from interest payments, dividends and sales of investments. Currently, our investment portfolio is primarily invested in fixed maturity securities. Both investment income and realized capital gains on these investments can be significantly impacted by changes in interest rates.

Interest rate volatility can increase or reduce unrealized gains or unrealized losses in our portfolios. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. Fluctuations in interest rates affect our returns on, and the market value of, fixed maturity and short-term investments.

The fair market value of the fixed maturity securities in our portfolio and the investment income from these securities fluctuate depending on general economic and market conditions. The fair market value generally increases or decreases in an inverse relationship with fluctuations in interest rates, while net investment income realized by us from future investments in fixed maturity securities will generally increase or decrease with interest rates. We also have investments that carry pre-payment risk, such as mortgage-backed and asset-backed securities. Actual net investment income and/or cash flows from investments that carry prepayment risk may differ from estimates at the time of investment as a result of interest rate fluctuations. In periods of declining interest rates, mortgage prepayments generally increase and mortgage-backed securities, commercial mortgage obligations and bonds are more likely to be prepaid or redeemed as borrowers seek to borrow at lower interest rates. Therefore, we may be required to reinvest those funds in lower interest-bearing investments.

EXPENSES

Our expenses are primarily policyholder benefits, selling, underwriting and general expenses.

Our profitability depends in part on accurately predicting policyholder benefits, claims and other costs. It also depends on our ability to manage future policyholder benefits and other costs through product design, underwriting criteria, and in health and dental insurance, negotiation of favorable provider contracts. Changes in the composition of the kinds of work available in the economy, market conditions and numerous other factors may also materially adversely affect our ability to manage claim costs. As a result of one or more of these factors or other factors, claims could substantially exceed our expectations, which could have a material adverse effect on our business, results of operations and financial condition.

Selling, underwriting and general expenses consist primarily of commissions, premium taxes, licenses, fees, amortization of DAC and general operating expenses. For a description of DAC, see Notes 2 and 12 to the Notes to Financial Statements included elsewhere in this report.

CRITICAL ACCOUNTING ESTIMATES

There are certain accounting policies that we consider to be critical due to the amount of judgment and uncertainty inherent in the application of those policies. In calculating financial statement estimates, the use of different assumptions could produce materially different estimates. In addition, if factors such as those described above or in the section titled "Risk Factors" cause actual events to differ from the assumptions used in applying the accounting policies and calculating financial estimates, there could be a material adverse effect on our results of operations, financial condition and liquidity.

The following critical accounting policies require significant estimates. The actual amounts realized could ultimately be materially different from the amounts currently provided for in our financial statements.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         79

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RESERVES

Reserves are established according to GAAP using generally accepted actuarial methods and are based on a number of factors. These factors include experience derived from historical claim payments and actuarial assumptions to arrive at loss development factors. Such assumptions and other factors include trends, the incidence of incurred claims, and the extent to which all claims have been reported and internal claims processing charges. The process used in computing reserves cannot be exact, particularly for liability coverages, since actual claim costs are dependent upon such complex factors as inflation, changes in doctrines of legal liabilities and damage awards. The methods of making such estimates and establishing the related liabilities are periodically reviewed and updated.

Reserves do not represent an exact calculation of exposure, but instead represent our best estimates, generally involving actuarial projections at a given time of what we expect the ultimate settlement and administration of a claim or group of claims will cost based on our assessment of facts and circumstances then known. The adequacy of reserves will be impacted by future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both external and internal events, including but not limited to: changes in the economic cycle, changes in the social perception of the value of work, emerging medical perceptions regarding physiological or psychological causes of disability, emerging health issues and new methods of treatment or accommodation, inflation, judicial trends, legislative changes and claims handling procedures.

Many of these items are not directly quantifiable, particularly on a prospective basis. Reserve estimates are refined as experience develops. Adjustments to reserves, both positive and negative, are reflected in the statement of operations of the period in which such estimates are updated. Because establishment of reserves is an inherently uncertain process involving estimates of future losses, there can be no certainty that ultimate losses will not exceed existing claims reserves. Future loss development could require reserves to be increased, which could have a material adverse effect on our earnings in the periods in which such increases are made.

The following table provides reserve information by our major lines of business for the years ended December 31, 2009 and 2008:

                                                                                  CLAIMS AND BENEFITS
                                                           DECEMBER 31, 2009            PAYABLE
                                 FUTURE                                                        INCURRED
                                 POLICY                                                         BUT NOT
                              BENEFITS AND              UNEARNED             CASE              REPORTED
                                EXPENSES                PREMIUMS           RESERVES            RESERVES
------------------------------------------------------------------------------------------------------------
LONG DURATION CONTRACTS:
 Life insurance no longer
  offered                          1,569                      3                   --                708
 FFG and other disposed
  businesses                      71,144                  2,365                  476             10,303
SHORT DURATION CONTRACTS:
 Group term life                      --                     57               12,184              1,175
 Group disability                     --                  1,152               93,897              5,650
 Medical                              --                      3                  721                 47
 Dental                               --                     80                   37                828
 Credit Life and
  Disability                          --                  5,731                2,934              2,283
                                 -------                 ------            ---------            -------
                     TOTAL       $72,713                 $9,391             $110,249            $20,994
                                 -------                 ------            ---------            -------

                                                                                  CLAIMS AND BENEFITS
                                                           DECEMBER 31, 2008            PAYABLE
                                 FUTURE                                                        INCURRED
                                 POLICY                                                         BUT NOT
                              BENEFITS AND              UNEARNED             CASE              REPORTED
                                EXPENSES                PREMIUMS            RESERVE            RESERVES
--------------------------  --------------------------------------------------------------------------------
LONG DURATION CONTRACTS:
 Life insurance no longer
  offered                          1,657                      3                   --                686
 FFG and other disposed
  businesses                      51,180                  2,445                  364              8,324
SHORT DURATION CONTRACTS:
 Group term life                      --                     91               13,868              1,548
 Group disability                     --                    321               99,608              8,628
 Medical                              --                      4                  707                 27
 Dental                               --                     90                   50              1,080
 Credit Life and
  Disability                          --                  6,837                4,075              2,727
                                 -------                 ------            ---------            -------
                     TOTAL       $52,837                 $9,791             $118,672            $23,020
                                 -------                 ------            ---------            -------

For a description of our reserving methodology, see Notes 2 and 10 to the Notes to Financial Statements included elsewhere in this report.

The following discusses the reserving process for our major long duration product line, and reserves recorded for our significant discontinued operations, FFG and LTC.

Long Duration Contracts

Reserves for future policy benefits are recorded as the present value of future benefits to policyholders and related expenses less the present value of future net premiums. Reserve assumptions are selected using best estimates for expected investment yield, inflation, mortality, morbidity, expenses and withdrawal rates. These assumptions reflect current trends, are based on our experience and may include a provision for possible adverse deviation. We also record an unearned revenue reserve which represents the balance of the excess of gross premiums over net premiums that is still to be recognized in future years' income in a constant relationship to either estimated gross profits or insurance in force.

Premium deficiency testing is performed annually. Such testing involves the use of best estimate assumptions to determine if the net liability position (all liabilities less DAC) exceeds the minimum liability needed to meet our obligations. Any premium deficiency would first be addressed by removing the provision for adverse deviation, if any. To the extent a premium deficiency still remains, it would be recognized immediately by a charge to the statement of operations and a corresponding reduction in DAC. Any additional deficiency would be recognized as a premium deficiency reserve.

80                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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Historically, premium deficiency testing has not resulted in a material adjustment to DAC or reserves. Such adjustments would occur only if economic or mortality conditions significantly deteriorated.

Risks related to the reserves recorded for contracts from FFG and LTC disposed businesses have been 100% ceded via reinsurance. While the Company has not been released from the contractual obligation to the policyholders, changes in and deviations from economic and mortality assumptions used in the calculation of these reserves will not directly affect our results of operations unless there is a default by the assuming reinsurer.

Short Duration Contracts

For short duration contracts, claims and benefits payable reserves are reported when insured events occur. The liability is based on the expected ultimate cost of settling the claims. The claims and benefits payable reserves include (1) case reserves for known but unpaid claims as of the balance sheet date; (2) IBNR reserves for claims where the insured event has occurred but has not been reported to us as of the balance sheet date; and (3) loss adjustment expense reserves for the expected handling costs of settling the claims. Periodically, we review emerging experience and make adjustments to our case reserves and assumptions where necessary. Below are further discussions on the reserving process for our major short duration products.

The Company's short duration contracts are comprised of group term life, group disability, medical, dental, and credit life. The principal products and services included in these categories are described in the summary of significant accounting polices. See Note 2 to the Notes to Financial Statements included elsewhere in this report.

Case and IBNR reserves are developed using actuarial principles and assumptions that consider, among other things, contractual requirements, historical utilization trends and payment patterns, benefit changes, medical inflation, seasonality, membership, product mix, legislative and regulatory environment, economic factors, disabled life mortality and claim termination rates and other relevant factors. The Company consistently applies the principles and assumptions listed above from year to year, while also giving due consideration to the potential variability of these factors.

Case or claim reserves are set for active claims on group long-term disability policies and for disability waiver of premium benefits on group term life policies. Assumptions considered in setting such reserves include disabled life mortality and claim recovery rates, claim management practices, awards for social security and other benefit offsets and yield rates eared on assets supporting the reserves. Group long-term disability and group long-term waiver or premium reserves are discounted because the payment pattern and ultimate cost are fixed and determinable on an individual claim basis.

Factors considered when setting IBNR reserves include patterns in elapsed time from claim incidence to claim reporting and elapsed time from claim reporting to claim payment,

Since case and IBNR reserves include estimates developed from various actuarial methods, the Company's actual losses incurred may be more or less than the Company's previously developed estimates. As shown in the table above, if the amounts listed on the line labeled "Incurred losses related to: Prior year" are negative (redundant) this means that the Company's actual losses incurred related to prior years for these lines were less than the estimates previously made by the Company. If the line labeled "Incurred losses related to: Prior year" are positive (deficient) this means that the Company's actual losses incurred related to prior years for these lines were greater than the estimates previously made by the Company.

The Group Term Life case and IBNR reserves redundancies in all years are due to actual mortality rates running below those assumed in prior year reserves, and actual recovery rates running higher than those assumed in prior year reserves.

Group Disability case and IBNR reserves show redundancies in 2008 and 2009 due to actual claim recovery rates exceeding those in prior year reserves. In 2007, there was a slight reserve deficiency as the block is small and subject to some volatility year to year.

The Company's group disability products are short duration contracts that include short and long term disability coverage. Case and IBNR reserves for long-term disability have been discounted at 5.25% in 2009. The December 31, 2009 and 2008 liabilities net of reinsurance include $65,007 and $73,673, respectively, of such reserves. The amount of discounts deducted from outstanding reserves as of December 31, 2009 and 2008 are $22,269 and $24,219, respectively.

DAC

The costs of acquiring new business that vary with and are primarily related to the production of new business are deferred to the extent that such costs are deemed recoverable from future premiums or gross profits. Acquisition costs primarily consist of commissions, policy issuance expenses, premium tax and certain direct marketing expenses.

Premium deficiency testing is performed annually. Such testing involves the use of best estimate assumptions, including the anticipation of interest income to determine if anticipated future policy premiums are adequate to recover all DAC and related claims, benefits and expenses. To the extent a premium deficiency exists, it is recognized immediately by a charge to

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         81

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the statement of operations and a corresponding reduction in DAC. If the premium deficiency is greater than unamortized DAC, a liability will be accrued for the excess deficiency.

Long Duration Contracts

Acquisition costs relating to worksite group life and disability consist primarily of first year commissions to brokers and one time policy transfer fees and costs of issuing new certificates. These acquisition costs are front-end loaded, thus they are deferred and amortized over the estimated terms of the underlying contracts.

Short Duration Contracts

Acquisition costs relating to monthly pay credit insurance business consist mainly of direct marketing costs and are deferred and amortized over the estimated average terms and balances of the underlying contracts.

Acquisition costs relating to group term life, group disability and group dental consist primarily of compensation to sales representatives. These acquisition costs are front-end loaded; thus, they are deferred and amortized over the estimated terms of the underlying contracts.

Acquisition costs on small group medical contracts consist primarily of commissions to agents and brokers and compensation to representatives. These contracts are considered short duration because the terms of the contract are not fixed at issue and they are not guaranteed renewable. As a result, these costs are not deferred, but rather are recorded in the statement of operations in the period in which they are incurred.

INVESTMENTS

We regularly monitor our investment portfolio to ensure investments that may be other-than-temporarily impaired are identified in a timely fashion, properly valued, and charged against earnings in the proper period. The determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held, the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery for equity securities and the intent to sell or whether it is more likely than not that the Company will be required to sell for fixed maturity securities. Inherently, there are risks and uncertainties involved in making these judgments. Changes in circumstances and critical assumptions such as a continued weak economy, a more pronounced economic downturn or unforeseen events which affect one or more companies, industry sectors, or countries could result in additional impairments in future periods for other-than-temporary declines in value. Any equity security whose price decline is deemed other-than-temporary is written down to its then current market value with the amount of the impairment reported as a realized loss in that period. The impairment of a fixed maturity security that the Company has the intent to sell or that it is more likely than not that the Company will be required to sell is deemed other-than-temporary and is written down to its market value at the balance sheet date, with the amount of the impairment reported as a realized loss in that period. For all other-than-temporarily impaired fixed maturity securities that do not meet either of these two criteria, the Company is required to analyze its ability to recover the amortized cost of the security by calculating the net present value of projected future cash flows. For these other-than-temporarily impaired fixed maturity securities, the net amount recognized in earnings is equal to the difference between the amortized cost of the fixed maturity security and its net present value. See also "Investments" in Note 3 to the Notes to Financial Statements included elsewhere in this report.

REINSURANCE

Reinsurance recoverables include amounts related to paid benefits and estimated amounts related to unpaid policy and contract claims, future policyholder benefits and policyholder contract deposits. The cost of reinsurance is accounted for over the terms of the underlying reinsured policies using assumptions consistent with those used to account for the policies. Amounts recoverable from reinsurers are estimated in a manner consistent with claim and claim adjustment expense reserves or future policy benefits reserves and are reported in our balance sheets. The ceding of insurance does not discharge our primary liability to our insureds. An estimated allowance for doubtful accounts is recorded on the basis of periodic evaluations of balances due from reinsurers, reinsurer solvency, management's experience and current economic conditions.

The following table sets forth our reinsurance recoverables as of the dates indicated:

                                         AS OF                     AS OF
                                   DECEMBER 31, 2009         DECEMBER 31, 2008
----------------------------------------------------------------------------------
Reinsurance recoverables                 $130,074                  $109,131

We have used reinsurance to exit certain businesses, such as the dispositions of FFG and LTC. The reinsurance recoverables relating to these dispositions amounted to $84,246 and $62,270 at December 31, 2009 and 2008, respectively.

82                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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In the ordinary course of business, we are involved in both the assumption and cession of reinsurance with non-affiliated companies. The following table provides details of the reinsurance recoverables balance for the years ended December 31:

                                             2009         2008
------------------------------------------------------------------
Ceded future policyholder benefits and        $72,887      $53,021
 expense
Ceded unearned premium                          7,567        8,607
Ceded claims and benefits payable              47,441       45,709
Ceded paid losses                               2,179        1,794
                                          -----------  -----------
                                   TOTAL     $130,074     $109,131
                                          -----------  -----------

We utilize reinsurance for loss protection and capital management and business dispositions. See also the section titled "Quantitative and Qualitative Disclosures About Market Risk -- Credit Risk."

LIQUIDITY AND CAPITAL RESOURCES

The primary sources of funds for the Company consist of premiums and fees collected, the proceeds from the sales and maturity of investments and investment income. Cash is primarily used to pay insurance claims, agent commissions, operating expenses and taxes. We generally invest our excess funds in order to generate investment income. We also have the ability to receive capital infusions from our Parent, if needed. Please see Assurant's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for additional information related to our Parent.

RETIREMENT AND OTHER EMPLOYEE BENEFITS

The Parent sponsors a defined benefit pension plan and certain other post retirement benefits covering employees and certain agents who meet eligibility requirements as to age and length of service. Plan assets of the defined benefit plans are not specifically identified by each participating subsidiary. Therefore, a breakdown of plan assets is not reflected in the financial statements included elsewhere in this report. The Company has no legal obligation for benefits under these plans. The benefits are based on years of service and career compensation. The Parent's pension plan funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as the Parent may determine to be appropriate from time to time up to the maximum permitted, and to charge each subsidiary an allocable amount based on its employee census. Pension costs allocated to the Company were approximately $151, $124 and $124 for 2009, 2008 and 2007, respectively.

CONTINGENCIES

We follow the requirements of the contingencies guidance, which is included within ASC Topic 450, CONTINGENCIES. This requires management to evaluate each contingent matter separately. A loss is reported if reasonably estimable and probable. We establish reserves for these contingencies at the best estimate, or, if no one estimated number within the range of possible losses is more probable than any other, we report an estimated reserve at the low end of the estimated range. Contingencies affecting the Company include litigation matters which are inherently difficult to evaluate and are subject to significant changes.

DEFERRED TAXES

Deferred income taxes are recorded for temporary differences between the financial reporting and income tax bases of assets and liabilities, based on enacted tax laws and statutory tax rates applicable to the periods in which the Company expects the temporary differences to reverse. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized. The Company has significant deferred tax assets resulting from temporary differences that may reduce taxable income in future periods. For the detailed components of our deferred tax assets, liabilities and valuation allowance see Note 5 to the Notes to Financial Statements included elsewhere in this report.

ASC Topic 740, INCOME TAXES ,states that a deferred tax asset should be reduced by a valuation allowance if, based on the weight of all available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. The valuation allowance should be sufficient to reduce the deferred tax asset to the amount that is more likely than not to be realized. In determining whether the Company's deferred tax asset is realizable, the Company considered all available evidence, including both positive and negative evidence. The realization of deferred tax assets depends upon the existence of sufficient taxable income of the same character during the carryback or carryforward period. The Company considered all sources of taxable income available to realize the deferred tax asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences and carry forwards, taxable income in carry back years and tax-planning strategies.

The Company has concluded that it is not more likely than not that it will generate sufficient taxable income of the same character in the foreseeable future to realize all of its deferred tax assets related to capital loss carryovers.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         83

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The realization of deferred tax assets depends upon the existence of sufficient taxable income of the same character during the carry back or carryforward period. U.S. tax rules mandate that capital losses can only be recovered against capital gains. An example of capital gains would be gains from the sale of investments. The Company is dependent upon having capital gain income in the foreseeable future to use the capital loss carryforward in its entirety. To support the capital deferred tax asset, the Company is able to rely on future taxable capital gain income from gross unrealized gains in its investment portfolio, which has increased from the prior year's unprecedented market declines. The Company is also able to rely on the use of various tax planning strategies to forecast taxable capital gains in the foreseeable future.

ASC Topic 740 indicates that a tax planning strategy is an action that management ordinarily might not take, but would take, if necessary, to realize a tax benefit for a carryforward before it expires. These are actions that are prudent and feasible and would result in the realization of deferred tax assets. Examples include, but are not limited to, changing the character of taxable or deductible amounts from ordinary income or loss to capital gain or loss or accelerating taxable amounts.

As of December 31, 2009, the Company has a cumulative valuation allowance of $145 against deferred tax assets as it is management's assessment that it is more likely than not that $145 of deferred tax assets will not be realized.

The Company believes it is more likely than not that the remainder of its deferred tax assets will be realized in the foreseeable future. Accordingly, other than noted herein for capital loss carryovers a valuation allowance has not been established.

Future reversal of the valuation allowance will be recognized either when the benefit is realized or when it has been determined that it is more likely than not that the benefit will be realized. Depending on the nature of the taxable income that results in a reversal of the valuation allowance, and on management's judgment, the reversal will be recognized either through other comprehensive (loss) income or through continuing operations in the statement of operations. Likewise, if the Company determines that it is not more likely than not that it would be able to realize all or part of the deferred tax asset in the future, an adjustment to the deferred tax asset valuation allowance would be recorded through a charge to continuing operations in the statement of operations in the period such determination is made.

In determining the appropriate valuation allowance, certain judgments are made by management relating to recoverability of deferred tax assets, use of tax loss and tax credit carryforwards, levels of expected future taxable income and available tax planning strategies. The assumptions in making these judgments are updated periodically by management based on current business conditions that affect the Company and overall economic conditions. These management judgments are therefore subject to change based on factors that include, but are not limited to, changes in expected capital gain income in the foreseeable future and the ability of the Company to successfully execute its tax planning strategies.

VALUATION AND RECOVERABILITY OF GOODWILL

Goodwill represented $1,114 and $2,038 of our $299,594 and $281,407 of total assets as of December 31, 2009 and 2008, respectively. We review our goodwill annually in the fourth quarter for impairment or more frequently if indicators of impairment exist. We regularly assess whether any indicators of impairment exist. Such indicators include, but are not limited to: a significant decline in our expected future cash flows due to changes in company-specific factors or the broader business climate. The evaluation of such factors requires considerable management judgment. Any adverse change in these factors could have a significant impact on the recoverability of goodwill and could have a material impact on our financial statements.

The goodwill impairment test has two steps. The Company first compares its estimated fair value with its net book value. If the estimated fair value exceeds its net book value, goodwill is deemed not to be impaired, and no further testing is necessary. If the net book value exceeds its estimated fair value, we then perform a second test to measure the amount of impairment, if any. To determine the amount of any impairment, we would determine the implied fair value of goodwill in the same manner as if the Company were being acquired in a business combination. Specifically, we would determine the fair value of all of the assets and liabilities of the Company, including any unrecognized intangible assets, in a hypothetical calculation that would yield the implied fair value of goodwill. If the implied fair value of goodwill were less than the recorded goodwill, we would record an impairment charge for the difference.

The following describes the valuation methodologies used in both 2009 and 2008 to derive the estimated fair value of the Company.

For the Company we identify a group of peer companies, which have operations that are as similar as possible. A Guideline Company Method is used to value the Company based upon its relative performance to its peer companies, based on several measures, including price to trailing 12 month earnings, price to projected earnings, price to tangible net worth and return on equity.

A Dividend Discount Method ("DDM") is used to value the Company based upon the expected earnings available for distribution over future periods. The Company determined the estimated fair value considering distributable earnings which were estimated from operating plans. Operating plan cash flows were then discounted using a market participant weighted average cost of capital estimated for the Company. After discounting the future discrete earnings to their present value, the Company estimated the terminal value attributable to the years beyond the discrete operating plan period. The discounted

84                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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terminal value was then added to the aggregate discounted distributable earnings from the discrete operating plan period to estimate the fair value of the Company.

A Guideline Transaction Method values the Company based on available data concerning the purchase prices paid in acquisitions of companies operating in the insurance industry. The application of certain financial multiples calculated from these transactions provides an indication of estimated fair value of the Company.

While all three valuation methodologies are considered in assessing fair value, the DDM received the highest weighting of the three methodologies, since it uses the earnings capacity of a business which is generally considered the most important factor in the valuation of a business enterprise.

In the fourth quarter, we conducted our annual assessment of goodwill using the methodologies discussed above. After completing the Step 1 analysis, we determined that the Company had a fair value less than its net book value. Accordingly, Management performed a Step 2 test for the Company. Step 2 utilizes acquisition accounting guidance and requires the fair value calculation of all individual assets and liabilities of the Company (excluding goodwill, but including any unrecognized intangible assets). The net fair value of assets less liabilities is then compared to the Company's total estimated fair value as calculated in Step 1. The excess of estimated fair value over the net asset value equals the implied fair value of goodwill. The implied fair value of goodwill is then compared to the carrying value of goodwill to determine the Company's impairment. Based on our Step 2 test it was determined that $924 of goodwill related to the Company was impaired, resulting in a non-cash charge. This impairment reflects both challenging near term growth environment for the Company and an increased net book value, primarily related to its investment portfolio. Management remains confident in the long-term prospects of the Company.

The determination of fair value of the Company requires us to make significant estimates and assumptions. These estimates and assumptions primarily include, but are not limited to, earnings and required capital projections discussed above, discount rates, terminal growth rates, operating income and dividend forecasts and the weighting assigned to the results of each of the three valuation methods described above. Due to the inherent uncertainty involved in making these estimates, actual results could differ materially from those estimates. We evaluated the significant assumptions used to determine the estimated fair values of the Company, both individually and in the aggregate and concluded they are reasonable.

Changes in certain assumptions could have a significant impact on the goodwill impairment assessment.

Should weak market conditions continue for an extended period, or should the operating results decline substantially compared to projected results, we could determine that we need to record an additional non-cash impairment charge related to goodwill.

RECENT ACCOUNTING PRONOUNCEMENTS -- ADOPTED

See Note 2 to the Notes to Financial Statements included elsewhere in this registration statement.

RECENT ACCOUNTING PRONOUNCEMENTS -- NOT YET ADOPTED

See Note 2 to the Notes to Financial Statements included elsewhere in this registration statement.

RESULTS OF OPERATIONS

The table below presents information regarding our results of operations:

                                              FOR THE YEARS ENDED DECEMBER 31,
                                            2009            2008            2007
----------------------------------------------------------------------------------------
REVENUES:
 Net earned premiums and other
  considerations (2)                        $42,841         $64,853         $60,212
 Net investment income                        8,161           8,810           9,096
 Net realized losses on investments            (826)         (6,073)           (873)
 Amortization of deferred gains on
  disposal of businesses                        424             744             842
 Fees and other income                          593              80              70
                                          ---------       ---------       ---------
                          TOTAL REVENUES     51,193          68,414          69,347
                                          ---------       ---------       ---------
BENEFITS, LOSSES AND EXPENSES:
 Policyholder benefits (2)                   25,993          39,627          40,690
 Selling, underwriting and general
  expenses (1)                               12,922          18,590          17,040
                                          ---------       ---------       ---------
     TOTAL BENEFITS, LOSSES AND EXPENSES     38,915          58,217          57,730
                                          ---------       ---------       ---------
INCOME BEFORE PROVISION FOR INCOME TAXES
 AND GOODWILL IMPAIRMENT                     12,278          10,197          11,617
 Provision for income taxes                   3,916           3,815           3,957
                                          ---------       ---------       ---------
   NET INCOME BEFORE GOODWILL IMPAIRMENT      8,362           6,382           7,660
 Goodwill impairment                            924              --              --
                                          ---------       ---------       ---------
                              NET INCOME     $7,438          $6,382          $7,660
                                          ---------       ---------       ---------

(1) Includes amortization of DAC and underwriting, general and administrative expenses.

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(2) Includes single premium on closed blocks of group disability business. For closed blocks of business we receive a single, upfront premium and in turn we record a virtually equal amount of claim reserves. We then manage the claims using our claim management practices.

The following discussion provides a general overall analysis of the results for the twelve months ended December 31, 2009 ("Twelve Months 2009"), twelve months ended December 31, 2008 ("Twelve Months 2008") and twelve months ended December 31, 2007 ("Twelve Months 2007"). Please see the discussion that follows for a more detailed analysis of the fluctuations.

YEAR ENDED DECEMBER 31, 2009 COMPARED TO THE YEAR ENDED DECEMBER 31, 2008

NET INCOME

Net income increased $1,056, or 17%, to $7,438 for Twelve Months 2009 from $6,382 for Twelve Months 2008. The increase was primarily driven by lower net realized losses on investments. Other-than-temporary impairments were $267 (after-tax) for Twelve Months 2009 compared with $3,311 (after-tax) for Twelve Months 2008. These increases were partially offset by lower net earned premium across all product lines and less favorable disability loss experience compared to Twelve Months ended 2008. In addition, Twelve Months 2009 includes a non-cash goodwill impairment of $924.

Total Revenues

Total revenues decreased $17,221, or 25%, to $51,193 for Twelve Months 2009 from $68,414 for Twelve Months 2008. This decrease was primarily due to a decrease in net earned premiums of $22,012. There were no assumed single premiums on closed blocks of business, net of reinsurance, for Twelve Months 2009 compared to $9,250 for Twelve Months 2008. Excluding single premium on closed blocks of business, net earned premiums decreased 23%, or $12,762, driven by decreases in all products. The overall decrease is due to increased lapses and fewer covered lives due to higher unemployment, along with a difficult sales environment which presents a challenge to revenue growth. This was partially offset by lower net realized losses driven by the write down of other-than-temporary impairments of $411 for Twelve Months 2009 compared to $5,094 for Twelve Months 2008.

Total Benefits, Losses and Expenses

Total benefits, losses and expenses decreased $19,302, or 33% to $38,915 for Twelve Months 2009 from $58,217 for Twelve Months 2008. This decrease was primarily due to no assumed single premiums on closed blocks of business, net of reinsurance, for Twelve Months 2009 compared with $9,250 for Twelve Months 2008. Also contributing to the decrease was a reduction in policyholder benefits and commission related expenses due to declining premium in force and a $900 fine from the New York Department of Insurance related to a financial and market conduct exam in 2008.

Income Taxes

Income taxes increased $101, or 3%, to $3,916 for Twelve Months 2009 from $3,815 for Twelve Months 2008. The change in income taxes was not proportionate to pretax income primarily due to permanent tax differences in 2008 related to a fine assessed by the New York Department of Insurance related to a financial and market conduct exam and a valuation allowance against deferred tax assets, which is primarily attributable to capital losses resulting from dispositions of investments.

YEAR ENDED DECEMBER 31, 2008 COMPARED TO DECEMBER 31, 2007

NET INCOME

Net income decreased $1,278, or 17%, to $6,382 for Twelve Months 2008 from $7,660 for Twelve Months 2007. The decrease in net income was primarily due to an increase in net realized losses on investments driven by the write-down of other-than-temporary impairments of $3,311 (after-tax) in 2008 compared to $417 (after-tax) in 2007. This was partially offset by favorable experience in the disability business in 2008 compared to 2007.

Total Revenues

Total revenues decreased $933, or 1%, to $68,414 for Twelve Months 2008 from $69,347 for Twelve Months 2007. This decrease was primarily due to the write-down of other-than-temporary impairments in our investment portfolio of $5,094 in 2008 compared to $641 in 2007 and the continued decline of our domestic credit business. This was partially offset by an increase in assumed single premiums on closed blocks of business, net of reinsurance, to $9,250 in 2008 from $4,059 in 2007.

Total Benefits, Losses and Expenses

Total benefits, losses and expenses increased $487, or 1%, to $58,217 for Twelve Months 2008 from $57,730 for Twelve Months 2007. This increase was primarily due to assumed single premiums on closed blocks of business, net of reinsurance, as $9,250 was recorded in 2008 compared to $4,059 in 2007, and a $900 fine from the New York Department of Insurance

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related to a financial and market conduct exam. This was partially offset by favorable experience in the disability business in 2008 compared to 2007.

Income Taxes

Income taxes decreased $142, or 4%, to $3,815 for Twelve Months 2008 from $3,957 for Twelve Months 2007. The change in income taxes was not proportionate to pretax income primarily due a permanent tax difference related to a fine assessed by the New York Department of Insurance related to a financial and market conduct exam and a valuation allowance against deferred tax assets, which is primarily attributable to capital losses resulting from dispositions of investments.

INVESTMENTS

See Note 3 and 4 to the Notes to Financial Statements included elsewhere in this report.

CASH FLOWS

We monitor cash flows, and forecasts are provided on a monthly basis. Trend and variance analyses are used to project future cash needs making adjustments to the forecasts when needed.

The table below shows our recent net cash flows:

                                              FOR THE YEARS ENDED DECEMBER 31,
                                            2009            2008            2007
----------------------------------------------------------------------------------------
NET CASH (USED IN) PROVIDED BY:
 Operating activities                       $(4,149)        $16,556         $10,387
 Investing activities                            36          (4,950)             29
 Financing activities                        (4,399)         (4,303)        (12,000)
                                          ---------       ---------       ---------
                      NET CHANGE IN CASH    $(8,512)         $7,303         $(1,584)
                                          ---------       ---------       ---------

CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2009, 2008, AND 2007.

Operating activities:

Net cash (used in) provided by operating activities was $(4,149) and $16,556 for the years ended December 31, 2009 and 2008, respectively. The decrease in operating activities is primarily due to reduced gross written premium in LTD business and an increase in claim payments for LTD.

Net cash provided by operating activities was $16,556 and $10,387 for the years ended December 31, 2008 and 2007, respectively. The increase in operating activities was mainly due to the increase in gross written premiums in the Disability Reinsurance Management Services ("DRMS") disability business and lower claim payments in the Kansas City ("KC") disability business.

Investing Activities:

Net cash provided by investing activities was $36 compared to $(4,950) used in the years ended December 31, 2009 and 2008, respectively. The increase in investing activities is primarily due to fewer purchases of short-term investments, fixed maturity securities and equity securities; partially offset by a decrease in sales of fixed maturity securities and equity securities.

Net cash used in investing activities was $(4,950) compared to $29 provided by for the years ended December 31, 2008 and 2007, respectively. The change in investing activities was mainly due to an increase in purchases of short-term investments, fixed maturity securities and equity securities, partially offset by fewer purchases of commercial mortgage loans.

Financing Activities:

Net cash used in financing activities was $4,399 and $4,303 for the years ended December 31, 2009 and 2008, respectively. The increase in cash used in financing activities is due to an increase in the amount of dividends paid to our parent, Assurant, Inc.

Net cash used in financing activities was $4,303 and $12,000 for the years ended December 31, 2008 and 2007, respectively. The decrease in net cash used in financing activities was due to a decrease in the amount of dividends paid to our parent, Assurant, Inc.

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COMMITMENTS AND CONTINGENCIES

We have obligations and commitment to third parties as a result of our operations. These obligations and commitments, as of December 31, 2009, are detailed in the table below by maturity date as of the dates indicated:

                                                     LESS THAN 1    AS OF DECEMBER 31, 2009    3-5               MORE THAN 5
                                 TOTAL                  YEAR                  YEARS           YEARS                 YEARS
---------------------------------------------------------------------------------------------------------------------------------
CONTRACTUAL OBLIGATIONS:
Insurance liabilities (1)        $331,162               $26,202               $33,800         $26,899               $244,260
Operating leases                      155                   155                    --              --                     --
                              -----------             ---------             ---------       ---------            -----------
       TOTAL OBLIGATIONS AND
                 COMMITMENTS     $331,317               $26,357               $33,800         $26,899               $244,260
                              -----------             ---------             ---------       ---------            -----------

(1) Insurance liabilities, reflected in the commitments and contingencies table above, include products for which we are currently making periodic payments and products for which we are not making periodic payments, but for which we believe the amount and timing of future payments is essentially fixed and determinable. Amounts included in insurance liabilities reflect estimated cash payments to be made to policyholders.

Liabilities for future policy benefits and expenses of $72,713 and claims and benefits payable of $131,243 have been included in the commitments and contingencies table. Significant uncertainties relating to these liabilities include mortality, morbidity, expenses, persistency, investment returns, inflation, contract terms and the timing of payments.

OFF-BALANCE SHEET ARRANGEMENTS

The Company does not have any off-balance sheet arrangements that are reasonably likely to have a material effect on the financial condition, results of operations, liquidity, or capital resources of the Company.

(I)  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS. NONE

(J)  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a provider of insurance products, effective risk management is fundamental to our ability to protect both our customers' and our stockholder's interests. We are exposed to potential loss from various market risks, in particular interest rate risk, credit risk and inflation risk.

Interest rate risk is the possibility that the fair value of liabilities will change more or less than the market value of investments in response to changes in interest rates, including changes in the slope or shape of the yield curve and changes in spreads due to credit risks and other factors.

Credit risk is the possibility that counterparties may not be able to meet payment obligations when they become due. We assume counterparty credit risk in many forms. A counterparty is any person or entity from which cash or other forms of consideration are expected to extinguish a liability or obligation to us. Primarily, our credit risk exposure is concentrated in our fixed income securities portfolio and, to a lesser extent, in our reinsurance recoverables.

Inflation risk is the possibility that a change in domestic price levels produces an adverse effect on earnings. This typically happens when only one of invested assets or liabilities is indexed to inflation.

INTEREST RATE RISK

Interest rate risk arises as we invest substantial funds in interest-sensitive fixed income assets, such as fixed maturity investments, mortgage-backed and asset-backed securities and commercial mortgage loans. There are two forms of interest rate risk -- price risk and reinvestment risk. Price risk occurs when fluctuations in interest rates have a direct impact on the market valuation of these investments. As interest rates rise, the market value of these investments falls, and conversely, as interest rates fall, the market value of these investments rises. Reinvestment risk occurs when fluctuations in interest rates have a direct impact on expected cash flows from mortgage-backed and asset-backed securities. As interest rates fall, an increase in prepayments on these assets results in earlier than expected receipt of cash flows forcing us to reinvest the proceeds in an unfavorable lower interest rate environment. Conversely as interest rates rise, a decrease in prepayments on these assets results in later than expected receipt of cash flows forcing us to forgo reinvesting in a favorable higher interest rate environment. As of December 31, 2009, we held $106,623 of fixed maturity securities at fair market value and $27,302 of commercial mortgages at amortized cost for a combined total of 91% of total invested assets. As of December 31, 2008, we held $92,058 of fixed maturity securities at fair market value and $28,396 of commercial mortgages at amortized cost for a combined total of 89% of total invested assets.

We manage interest rate risk by selecting investments with characteristics such as duration, yield, currency and liquidity tailored to the anticipated cash outflow characteristics of our insurance and reinsurance liabilities.

88                         UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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Our group long-term disability reserves are also sensitive to interest rates. Group long-term disability and group term life waiver of premium reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is determined by taking into consideration actual and expected earned rates on our asset portfolio.

The interest rate sensitivity relating to price risk of our fixed maturity security assets is assessed using hypothetical scenarios that assume several positive and negative parallel shifts of the yield curves. We have assumed that the United States and Canadian yield curve shifts are of equal direction and magnitude. The individual securities are repriced under each scenario using a valuation model. For investments such as callable bonds and mortgage-backed and asset-backed securities, a prepayment model was used in conjunction with a valuation model. Our actual experience may differ from the results noted below particularly due to assumptions utilized or if events occur that were not included in the methodology. The following table summarizes the results of this analysis for bonds, mortgage-backed and asset-backed securities held in our investment portfolio:

                INTEREST RATE MOVEMENT ANALYSIS OF MARKET VALUE
               OF FIXED MATURITY SECURITIES INVESTMENT PORTFOLIO
                            AS OF DECEMBER 31, 2009

                                             -100             -50               0                50              100
-----------------------------------------------------------------------------------------------------------------------------
Total market value                          $113,347         $109,974         $106,623         $103,331         $100,153
% Change in market value from base case         6.31%            3.14%            0.00%           (3.09)%          (6.07)%
$ Change in market value from base case       $6,724           $3,351             $ --          $(3,292)         $(6,470)

CREDIT RISK

We have exposure to credit risk primarily from customers, as a holder of fixed maturity securities and by entering into reinsurance cessions.

Our risk management strategy and investment policy is to invest in debt instruments of high credit quality issuers and to limit the amount of credit exposure with respect to any one issuer. We attempt to limit our credit exposure by imposing fixed maturity portfolio limits on individual issuers based upon credit quality. Currently our portfolio limits are 1.5% for issuers rated AA-and above, 1% for issuers rated A- to A+, 0.75% for issuers rated BBB- to BBB+ and 0.38% for issuers rated BB- to BB+. These portfolio limits are further reduced for certain issuers with whom we have credit exposure on reinsurance agreements. We use the lower of Moody's or S&P's ratings to determine an issuer's rating.

We are also exposed to the credit risk of our reinsurers. When we reinsure, we are still liable to our insureds regardless of whether we get reimbursed by our reinsurer. As part of our overall risk and capacity management strategy, we purchase reinsurance for certain risks that we underwrite.

For at least 50% of our $130,074 of reinsurance recoverables at December 31, 2009, we are protected from the credit risk by using various types of risk mitigation mechanisms such as trusts, letters of credit or by withholding the assets in a modified coinsurance or co-funds-withheld arrangement. For example, reserves of $81,234 as of December 31, 2009 relating to a large coinsurance arrangement with John Hancock related to sale of business are held in trusts. If the value of the assets in these trusts falls below the value of the associated liabilities, John Hancock, as the case may be, will be required to put more assets in the trusts. We may be dependent on the financial condition of John Hancock, whose A.M. Best rating is currently A+. The A.M. Best ratings of John Hancock are stable. For recoverables that are not protected by these mechanisms, we are dependent solely on the credit of the reinsurer. Occasionally, the credit worthiness of the reinsurer becomes questionable. See the section titled "Risk Factors" for further information. A majority of our reinsurance exposure has been ceded to companies rated A- or better by A.M. Best.

INFLATION RISK

Inflation risk arises as we invest substantial funds in nominal assets, which are not indexed to the level of inflation, whereas the underlying liabilities are indexed to the level of inflation. We have inflation risk in our individual and small employer group health insurance businesses to the extent that medical costs increase with inflation, and we have not been able to increase premiums to keep pace with inflation.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                         89

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(K) EXECUTIVE OFFICERS

The table below sets forth certain information, as of April 30, 2010, concerning each person deemed to be an Executive Officer of the Company. There are no arrangements or understandings between any Executive Officer and any other person pursuant to which the officer was selected.

NAME                    AGE  POSITIONS
----------------------------------------------------------------------------------------------------------------------------
John S. Roberts          54  Chief Executive Officer and Chairman of the Board; Executive Vice President, Assurant, Inc.
Manuel J. Becerra        46  President and Director
                             Treasurer and Chief Financial Officer; Assistant Vice President, Statutory Accounting,
Tamhra V. Mangelsen      48  Assurant, Inc.
                             Chief Administrative Officer, Vice President, Assistant Secretary and Director; Director of
Paula M. SeGuin          42  Compliance, Assurant, Inc.

JOHN S. ROBERTS, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD; EXECUTIVE VICE PRESIDENT, ASSURANT, INC. Please see Mr. Roberts' biography in the section below entitled "DIRECTORS".

MANUEL J. BECERRA, PRESIDENT AND DIRECTOR. Please see Mr. Becerra's biography in the section below entitled "DIRECTORS".

TAMHRA V. MANGELSEN, TREASURER AND CHIEF FINANCIAL OFFICER; ASSISTANT VICE PRESIDENT, STATUTORY ACCOUNTING, ASSURANT, INC. Ms. Mangelsen has served as Treasurer and Chief Financial Officer of the Company since 2007 and as Assistant Vice President, Statutory Accounting of Assurant, Inc. since 2008. She previously served as Director of Statutory Accounting at Assurant, Inc. from 2006 to 2008 and as Manager of Statutory Accounting at Assurant, Inc. from 2001 to 2006.

PAULA M. SEGUIN, CHIEF ADMINISTRATIVE OFFICER, VICE PRESIDENT, ASSISTANT SECRETARY AND DIRECTOR; DIRECTOR OF COMPLIANCE, ASSURANT, INC. Please see Ms. SeGuin's biography in the section below entitled "DIRECTORS".

DIRECTORS

We currently have nine directors. The biographies of each of the directors below contain information regarding the person's service as a director, business experience, director positions held currently and/or during the last five years, and experience that led the Company to conclude that they should serve as directors.

JOHN S. ROBERTS, CHAIRMAN OF THE BOARD. Mr. Roberts, age 54, has served as Chief Executive Officer and Chairman of the Board of Directors of the Company since May 2009. He also currently serves as President and Chief Executive Officer of Assurant Employee Benefits, a division of Assurant, Inc., and Executive Vice President of Assurant, Inc. He served as President and Chief Executive Officer of Assurant Employee Benefits on an interim basis from July 2007 to March 2009. Prior to this, he served as Senior Vice President of Assurant Employee Benefits and President of Disability RMS, an affiliate of the Company, since 2003. Mr. Roberts' management experience relating to group life, group dental, group long-term disability and short-term disability insurance products led the Company to conclude that he should serve as Chairman of the Board.

MANUEL J. BECERRA, DIRECTOR. Mr. Becerra, age 46, has served as President and a director of the Company since March 2007. He currently serves as the President of Diversified Financial Services and Executive Vice President of Wireless Solutions (each a business line within Assurant Solutions, a division of Assurant, Inc.). Mr. Becerra has held a variety of progressively responsible management positions at Assurant Solutions (and its predecessor) since 1990. Mr. Becerra's experience as overall manager of credit insurance products and related support operations led the Company to conclude that he should serve as a director.

ALLEN R. FREEDMAN, DIRECTOR. Mr. Freedman, age 70, has been a director of the Company since April 1989 and has also served as a member of the Assurant, Inc. Board of Directors since its inception in 1979. Mr. Freedman is currently the owner and principal of arfreedman&co, a private investor, and is the former Chairman and Chief Executive Officer of Assurant, Inc., where he served as Chief Executive Officer until May 2000 and Chairman until his retirement in July 2000. In 1979, Mr. Freedman became Assurant's President and first employee, initiating its initial strategy and orchestrating its growth over the next 21 years. Beginning in 1978, he initiated and supervised most aspects of Assurant's U.S. operations. Since his retirement as Chairman and Chief Executive Officer of Assurant, he has served as a director of StoneMor Partners LP (formerly Cornerstone Family Services) and as Chairman of its Audit Committee and a member of its Investment Committee. Until January 2007, he also served as Chairman of the Board of Directors of Indus International, Inc. Mr. Freedman also serves as Trustee of Eaton Vance Mutual Funds and is on the Board of Directors of the Association of Audit Committee Members, Inc. As former Chief Executive Officer and founder of Assurant, Mr. Freedman's historical knowledge of Assurant's operations and his leadership experience at Assurant, together with his other board and financial services experience, enable him to provide valuable advice to the Company's Board.

DALE E. GARDNER, DIRECTOR. Mr. Gardner, age 79, has served as a director of the Company since April 1989. Mr. Gardner is a retired certified public accountant, having previously led the private accounting firm Gardner & Buhl CPAs PC in New

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York. Mr. Gardner's financial and accounting experience, as well as his business leadership experience, led the Company to conclude that he should serve as a director.

MELISSA J.T. HALL, DIRECTOR. Ms. Hall, age 45, has served as a director of the Company since September 2005. She has also served as Senior Vice President, Taxation of Assurant, Inc. since August 2005, having previously served as Vice President, Taxation and Financial Ratings since July 1997. Ms. Hall's 16 years of experience at the Parent and her valuable financial and tax experience led the Company to conclude that she should serve as a director.

TERRY J. KRYSHAK, DIRECTOR. Mr. Kryshak, age 59, has served as a director of the Company, as well as Senior Vice President, since April 1991. He also serves as Vice President, Risk and Advisory Services of Assurant, Inc. Mr. Kryshak's extensive experience, earlier in his career, in the administration and operation of the Company led the Company to conclude that he should serve as a director.

H. CARROLL MACKIN, DIRECTOR. Mr. Mackin, age 69, is the former Executive Vice President and Treasurer of Assurant, Inc., where he served from 1980 until his retirement in 1997. Mr. Mackin has been a director of the Company since September 2005 and has been a member of the Assurant, Inc. Board of Directors since October 1996. Mr. Mackin served as a consultant to Assurant in 1979. He was Assurant's fourth employee and initiated many of its early activities, including consolidating its investment departments and starting its first treasury function. Before joining Assurant, he was Director of Investments at Forstmann, Leff. He is currently principal owner of Great Northern Manufacturing, LLC, a Louisville, Kentucky based manufacturer of specialty nails. Mr. Mackin's extensive experience with Assurant's treasury and investment functions, and with the insurance industry, enables him to provide valuable advice to the Company's Board.

ESTHER L. NELSON, DIRECTOR. Ms. Nelson, age 57, has served as a director of the Company since April 1999.Ms. Nelson currently serves as the General and Artistic Director of the Boston Lyric Opera, having held this position since September 2008. Prior to this position, Ms. Nelson was a Management Consultant to artistic associations in New York, Virginia, Tennessee, Maine and Germany. Ms. Nelson also served as general director of Glimmerglass Opera from 1996 to 2002. Ms. Nelson's valuable leadership and management experience led the Company to conclude that she should serve as a director.

PAULA M. SEGUIN, DIRECTOR. Ms. SeGuin has served as Chief Administrative Officer since 2004, as Vice President and Assistant Secretary of the Company since 2000, and as a director of the Company since May 2007. Ms. SeGuin has also served as Director of Compliance at Assurant, Inc. since January 2005. Ms. SeGuin's day-to-day administrative experience at the headquarters of the Company led it to conclude that she should serve as a director.

(L) EXECUTIVE COMPENSATION

                      COMPENSATION DISCUSSION AND ANALYSIS

I. EXECUTIVE SUMMARY

INTRODUCTION

This Compensation Discussion and Analysis ("CD&A") provides a detailed review of the compensation principles and strategic objectives governing the compensation of the following individuals, who were serving as our named executive officers during 2009:

John S. Roberts          Chief Executive Officer; Executive Vice President,
                         Assurant, Inc.
Manuel J. Becerra        President
Tamhra V. Mangelsen      Treasurer and Chief Financial Officer; Assistant Vice
                         President, Statutory Accounting, Assurant, Inc.
Paula M. SeGuin          Chief Administrative Officer, Vice President and
                         Assistant Secretary; Director of Compliance, Assurant,
                         Inc.

Throughout this CD&A, we refer to the above-named individuals as our "named executive officers" or "NEOs," and to Mr. Roberts as our "Chief Executive Officer" or "CEO."

Because the Company is a wholly-owned subsidiary of Assurant, Inc. (hereafter, "Assurant" or the "Parent") and each of the NEOs have roles at the Parent (or a division of the Parent) in addition to serving as officers of the Company, our compensation programs, awards and measures are primarily based on and part of the compensation program of the Parent.

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Because Mr. Roberts serves as both Chief Executive Officer of Assurant Employee Benefits, a division of Assurant, and as Executive Vice President of Assurant and a member of Assurant's Management Committee, (1) his 2009 compensation was based on a combination of both Assurant- and Assurant Employee Benefits-specific goals and objectives. The 2009 compensation of Ms. Mangelsen and Ms. SeGuin was based on a compensation program focused on the goals and objectives of the Parent. The 2009 compensation of Mr. Becerra was based on a compensation program focused principally on the goals and objectives of Assurant Solutions, a division of Assurant. All of our NEOs participate in the Parent's long-term equity incentive program.

For more detailed information on Assurant's 2009 compensation programs, awards and objectives, please see Assurant's Proxy Statement, as filed with the SEC on April 8, 2010.

OUR EXECUTIVE COMPENSATION PRINCIPLES

Our core executive compensation principles are based on the principles of Assurant and are set forth below:

- Executive compensation opportunities at the Company should be sufficiently competitive to attract and retain talented executives who can successfully execute the Company's business strategy while remaining at levels that are aligned with the long-term interests of shareholders. (2)

- Annual incentive and long-term equity incentive programs at Assurant, including at the Company, should support both Assurant's and the Company's business strategy and motivate our executives to deliver above-average results over a sustained period.

- A substantial portion of target total direct compensation provided to our named executive officers should be tied to business performance.

- Our executive compensation programs should reinforce a culture of accountability that views risk management as a priority.

II. THE COMPENSATION DECISION MAKING PROCESS; INPUT FROM MANAGEMENT

The Compensation Committee of the Parent's Board of Directors (the "Assurant Compensation Committee") oversees Assurant's executive compensation program and advises the full Board on general aspects of Assurant's compensation and benefit policies. The Assurant Compensation Committee specifically determined the compensation of Mr. Roberts in early 2009 because he served as an executive officer of the Parent during 2009.

As part of its process, the Assurant Compensation Committee evaluates the recommendations of Assurant's Chief Executive Officer along with information and analysis provided by Towers Watson & Co. ("Towers Watson"), its independent compensation consultant. The Assurant Compensation Committee exercises its discretion in evaluating, modifying, approving or rejecting the Chief Executive Officer's recommendations, and makes all final decisions with regard to base salary, short term incentives and long-term incentives for Assurant's executive officers. The Assurant Compensation Committee meets periodically in executive session without any members of management present to discuss recommendations and make decisions with respect to compensation of Assurant's executive officers (including Mr. Roberts).

The compensation of Mr. Becerra was determined through a process whereby the President and Chief Executive Officer of Assurant Solutions, annually reviews the performance and compensation of his direct reports and makes decisions regarding their compensation. The compensation of Ms. Mangelsen and Ms. SeGuin was determined through a process whereby members of senior management at the Parent annually reviews the performance and compensation of Ms. Mangelsen and Ms. SeGuin, and makes decisions regarding their compensation.

LEVEL OF COMPENSATION PROVIDED

MARKET POSITIONING. Assurant and the Company believe that the best way to attract and retain top talent while maintaining appropriate levels of compensation is to provide target total direct compensation opportunities to our NEOs at levels and on terms that are competitive with the market and/or peer companies as further described below. The relative levels of each element of total direct compensation (base salary, annual incentive and long-term equity incentive) are also determined by reference to these benchmarks.

------------

(1) The Management Committee of Assurant, Inc. consists of the President and Chief Executive Officer, all of the Executive Vice Presidents of Assurant and the Chief Executive Officers of each of Assurant's operating segments. The Management Committee is ultimately responsible for setting the policies, strategy and direction of Assurant, subject to the overall discretion and supervision of the Assurant Board of Directors.

(2) Union Security Life Insurance Company of New York does not have securities that are traded publicly and therefore, all references to shares and shareholders in this CD&A refer to those of the Parent.

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MANAGEMENT COMMITTEE LEVEL NAMED EXECUTIVE OFFICER -- ASSURANT'S COMPENSATION PEER GROUP. Assurant's goal is to provide target total direct compensation for its executive officers at levels and on terms consistent with those of a select group of publicly traded companies that it views as its peers (its "compensation peer group"). Assurant aims to set target total direct compensation for each Management Committee-level NEO, including Mr. Roberts, at approximately the median level provided to executives with similar responsibilities at companies in the Parent's compensation peer group. While Assurant faces competition in each of its businesses, it does not believe that any single competitor directly competes in all of its business lines. Additionally, the business lines in which Assurant operate are generally characterized by a limited number of competitors. Assurant believes that the following companies collectively represent the best match for Assurant because they operate in the insurance or financial services sector and may share one or more of the following characteristics : similar product lines; similar services and business models; similar revenues and assets and a similar talent pool for recruiting new employees:

-    Aetna Inc.                           -    Coventry Health Care, Inc.               -    Stancorp Financial Group, Inc.
-    Aflac Incorporated                   -    Genworth Financial, Inc.                 -    Sunlife Financial, Inc.
-    Cigna Corporation                    -    Hanover Insurance Group Inc.             -    Torchmark Corporation
-    Conseco, Inc.                        -    Humana Inc.                              -    Unum Group
-    CNA Financial Corporation            -    Markel Corporation                       -    W.R. Berkley Corporation
                                          -    Principal Financial Group, Inc.

COMPANY-LEVEL NAMED EXECUTIVE OFFICERS -- COMPANY MARKET SURVEY DATA. The Company is not a publicly-traded company and does not have a compensation peer group, however, it does rely on certain market survey data to set target total direct compensation that is competitive with the market. The Company targets base compensation at the 50th percentile of market. Compensation levels for total direct compensation (including mix of base pay, short-term incentive compensation and long-term incentive compensation) is established based upon market data for comparable positions at comparable companies in the insurance and financial services industries. Short-term incentive compensation and long-term incentive compensation are aligned with recommended targets for each NEO's grade and scope of responsibility.

III. ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

BASE SALARIES

MANAGEMENT COMMITTEE-LEVEL NAMED EXECUTIVE OFFICER. In December 2008, Towers Watson presented to the Assurant Compensation Committee peer group proxy statement data on annual base salaries for certain Assurant, Inc. executive officers. Based on that information and its desire to compensate Mr. Roberts at the same level paid to his Management Committee peers ($500,000), Mr. Roberts' base salary was increased to $500,000.

COMPANY-LEVEL NAMED EXECUTIVE OFFICERS. The base salaries for Mr. Becerra, Ms. Mangelsen and Ms. SeGuin are intended to be competitive with that of available market data reviewed by Assurant. In 2009, base salaries for these NEOs were increased to the amounts shown in column (c) of the Summary Compensation Table below.

ANNUAL INCENTIVE COMPENSATION

OVERVIEW. Since Assurant's inception as a public company, and consistent with its sustainable growth strategy, it has allocated 40% of the target annual incentive opportunity provided to its executives to profitability measures and 40% to top-line revenue growth for specified areas. As further described below, Assurant uses operating measures for these financial targets because they exclude the impact of net realized gains (losses) on investments and other unusual and/or non-recurring or infrequent items. The remaining 20% of the target opportunity is allocated to strategic development goals that, in 2009 and 2010, focus on specific risk management objectives. Management takes a number of factors into account when developing recommended performance goals. In any given year, these factors may include analyst expectations, results from prior years, opportunities for strategic growth and economic trends that may impact our business (E.G., levels of consumer spending, unemployment rates, mortgage default rates or prevailing conditions in the credit markets).

Financial targets for Mr. Roberts apply to the Assurant Employee Benefits business segment. Top-line growth is measured through a combination of gross or net earned premiums and fees and gross written premium/new sales of designated products. Profitability is measured using net operating income ("NOI") and operating return on equity ("ROE") for the segment. NOI is determined by excluding net realized gains or losses on investments and unusual and/or infrequent items from net income. Operating ROE for the business segment is determined by dividing NOI for the segment by average stockholders' equity for the segment. For additional information regarding these measures, please see the earnings release and financial supplement furnished as Exhibits 99.1 and 99.2, respectively, to Assurant's Current Report on Form 8-K filed with the SEC on February 4, 2010.

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For Ms. Mangelsen and Ms. SeGuin, top-line revenue growth is measured by a weighted average of the performance results of the business segments, and profitability is measured using consolidated operating earnings per share ("EPS") and operating ROE. Consolidated operating EPS is determined by dividing NOI for Assurant as a whole by the weighted average number of diluted shares of Assurant Common Stock outstanding during the year. Operating ROE for Assurant is determined by dividing NOI for Assurant as a whole by average stockholders' equity for the year, excluding accumulated other comprehensive income ("AOCI"). For additional information regarding these measures, please see the earnings release and financial supplement furnished as Exhibits 99.1 and 99.2, respectively, to Assurant's Current Report on Form 8-K filed with the SEC on February 4, 2010.

Performance against strategic development goals was evaluated for Mr. Roberts, Ms. Mangelsen and SeGuin in 2009 based on a composite of business-level results.

2009 PERFORMANCE GOALS AND RESULTS.

- FINANCIAL METRICS. In setting performance goals for 2009 for Mr. Roberts, the Assurant Compensation Committee sought to establish challenging goals while recognizing the need to implement strategies for containing risk in a highly volatile market environment. The Assurant Compensation Committee anticipated that many financial services organizations would continue to experience fallout from the 2008 financial crisis in 2009. Accordingly, certain financial targets were adjusted downward from 2008 levels to encourage prudent deployment of available capital.

- ENTERPRISE RISK MANAGEMENT. To reinforce a culture that views risk management as a priority, in 2009 the Assurant Compensation Committee approved the following enterprise risk management objectives as our strategic development goals: (i) (a) establishing a structure for identifying material enterprise risks, and (b) defining parameters for catastrophe and portfolio risk and incorporating these parameters into strategic decision making, (ii) development and achievement of specified goals under a compliance plan for each business segment and (iii) retention of individuals identified as key contributors and potential future senior executives. Each goal was weighted equally. Risk management was an objective that factored into each NEO's short term incentive program.

The following table sets forth performance goals applicable to Mr. Roberts, Ms. Mangelsen and Ms. SeGuin for 2009, along with the resulting multipliers:

                        MANAGEMENT COMMITTEE-LEVEL NEOS
           2009 ANNUAL INCENTIVE PERFORMANCE TARGETS AND RESULTS (1)

                           (dollar amounts expressed in millions)

                                                                                                                           2009
WEIGHT  PERFORMANCE METRIC                                     0.0         0.5         1.0         1.5         2.0        RESULTS
---------------------------------------------------------------------------------------------------------------------------------
        ASSURANT ENTERPRISE
(25%)   EPS                                                   $4.50       $4.70       $4.90       $5.10       $5.30         $3.9
(15%)   Annualized operating Return on Equity (ROE)           11.50   %   12.00   %   12.50   %   13.00   %   13.50   %    10.06
(40%)   Revenue Growth (2)                                                                                                   N/A
(20%)   Enterprise Risk Management (3)                                                                                       N/A
        ASSURANT EMPLOYEE BENEFITS
(25%)   Net Operating Income (NOI)                              $56         $60         $64         $68         $72        $42.2
(15%)   Operating Return on Equity (ROE)                      10.75   %   11.50   %   12.25   %   13.00   %   13.75   %     8.11
(40%)   Revenue Growth
        25% Net earned premium                                 $740        $770        $800        $830        $860       $747.0
        75% New sales                                          $145        $155        $165        $175        $185       $130.9
(20%)   Enterprise Risk Management (3)                                                                                       N/A

             PERFORMANCE  COMPOSITE
WEIGHT       MULTIPLIER   MULTIPLIER
------

(25%)           0.00
(15%)    %      0.00         0.76
(40%)           0.91
(20%)           1.97

(25%)           0.00
(15%)    %      0.00         0.41
(40%)
                0.12
                0.00
(20%)           1.97

(1) Dollar amounts applicable to performance metrics other than EPS are expressed in millions.

(2) The corporate-level revenue growth multiplier is determined based on a weighted average of the performance multipliers applicable to each business segment, which are weighted as follows: Assurant Specialty Property -- 25%; Assurant Solutions -- 30%; Assurant Health -- 25%; and Assurant Employee Benefits -- 20%. The revenue growth multiplier for Assurant Health was 1.47, based on weighted targets of $1.38 billon for net earned premium and fee income (25%) and $460 million for new sales (75%), and results of $1.42 billion for net earned premium and fee income and $490.9 million for new sales. The revenue growth multiplier for Assurant Solutions was 1.17, based on weighted targets of $2.1 billion for net earned premium and fee income (25%) and $2.9 billion for gross written premium (75%) and results of $2.29 billion for net earned premium and fee income and $2.86 billion for gross written premium. The revenue growth multiplier for Assurant Specialty Property was 0.75, based on weighted targets of $1.38 billion for net earned premium and fee income (25%) and $2.2 billion for gross earned written premium (75%) and results of $1.46 billion for net earned premium and fee income and $2.1 billion for gross written premium.

(3) The corporate-level enterprise risk management multiplier of 1.97 was determined based on the average of the multipliers for the following objectives, which were weighted equally: (i) (a) establishing a structure for identifying material enterprise risks, and (b) defining parameters for catastrophe and portfolio risk and incorporating these parameters into strategic decision making (2.0), (ii) development and achievement of specified goals under a compliance plan for each business segment (1.92) and (iii) retention of individuals identified as key contributors and future senior executives (2.0).

Financial targets for Mr. Becerra apply to the Assurant Solutions business segment. Top-line growth is measured through a combination of gross or net earned premiums and fees and gross written premium/new sales of designated products. Profitability is measured using NOI and operating return on equity ROE for the segment. NOI is determined by excluding net

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realized gains or losses on investments and unusual and/or infrequent items from net income. Operating ROE for the business segment is determined by dividing NOI for the segment by average stockholders' equity for the segment. For additional information regarding these measures, please see the earnings release and financial supplement furnished as Exhibits 99.1 and 99.2, respectively, to Assurant's Current Report on Form 8-K filed with the SEC on February 4, 2010.

2009 PERFORMANCE GOALS AND RESULTS.

- FINANCIAL METRICS. Financial metrics for Assurant Solutions were determined on the same basis that financial metrics were determined for each of the Assurant's business segments, as described above under the heading " -- ANNUAL INCENTIVE COMPENSATION -- MANAGEMENT COMMITTEE-LEVEL NAMED EXECUTIVE OFFICERS -- 2009 PERFORMANCE GOALS AND RESULTS" above.

- ENTERPRISE RISK MANAGEMENT. For Mr. Becerra, the components of the Enterprise Risk Management goal are based largely upon the components described above for the Management Committee-level NEOs, with objectives for the Assurant Solutions segment's compliance-based sub-component that relate to: (i) the establishment of an ongoing compliance program for contract preparation and processing; (ii) oversight of third party administrators and
    (iii) information privacy and security.

The following table sets forth performance goals applicable to Mr. Becerra for 2009, along with the resulting multipliers:

             2009 ANNUAL INCENTIVE PERFORMANCE TARGETS AND RESULTS

(DOLLAR AMOUNTS EXPRESSED IN MILLIONS)
-----------------------------------------------------------------------

                                                                                                                   2009
WEIGHT   PERFORMANCE METRIC                      0.0          0.5          1.0          1.5          2.0         RESULTS
------------------------------------------------------------------------------------------------------------------------------
         ASSURANT SOLUTIONS
 (25%)   Net Operating Income (NOI)               $115         $125         $135         $145         $155         $120.1
 (15%)   Operating Return on Equity (ROE)         7.30    %    7.95    %    8.60    %    9.25    %    9.90    %      7.50    %
 (40%)   Revenue Growth
         25% Net Earned Premium + Fee Income    $1,900       $2,000       $2,100       $2,200       $2,300       $2,294.0
         75% Gross Written Premium              $2,500       $2,700       $2,900       $3,100       $3,300       $2,857.9
 (20%)   Enterprise Risk Management                                                                                   N/A

         PERFORMANCE    COMPOSITE
WEIGHT    MULTIPLIER   MULTIPLIER
-------

 (25%)       0.26
 (15%)       0.17
 (40%)                    0.94
             1.97
             0.90
 (20%)       1.92

The performance targets included in the table above are disclosed only to assist investors and other readers in understanding executive compensation provided to Assurant's executive officers. They are not intended to provide guidance on, and should not be relied on as predictive of, Assurant's future performance or the future performance of the Company or any of Assurant's operating segments.

The following table shows target annual incentive compensation, the weighted average multipliers for each NEO and the resulting annual incentive award payout for 2009:

                                 2009 TARGET                     2009                     2009 ANNUAL
 NAMED EXECUTIVE OFFICER       ANNUAL INCENTIVE               MULTIPLIER               INCENTIVE PAYMENT
------------------------------------------------------------------------------------------------------------
John S. Roberts                   $400,000                       0.41                       $164,000
                                                     (Assurant Employee Benefits)
Manuel J. Becerra                 $179,791                       0.94                       $169,004
                                                         (Assurant Solutions)
Tamhra V. Mangelesen              $21,167                        0.76                       $16,087
                                                        (Assurant Enterprise)
Paula M. SeGuin                   $16,208                        0.76                       $12,318
                                                        (Assurant Enterprise)

2009 TARGET ANNUAL INCENTIVE AWARDS. Mr. Roberts target annual incentive award opportunity was increased to the same level awarded to his Assurant Management Committee peers (80% of base salary). No other NEOs received percentage increases during 2009.

LONG-TERM EQUITY INCENTIVE COMPENSATION

Both Management Committee- and Company-level NEOs participate in Assurant's long-term equity incentive compensation program.

INTRODUCTION OF RSUS AND PSUS IN 2009. In connection with the adoption of the Assurant, Inc. Long Term Equity Incentive Plan (the "ALTEIP") in 2008, the Assurant Compensation Committee reviewed Assurant's long-term equity compensation program. All of the Company's NEOs participated in the program in 2009. The purpose of the review was to select a new vehicle that would:

- Encourage executives to focus on long-term decision making rather than on short-term changes in our stock price

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- Enable us to measure our performance with respect to key financial measures (in addition to stock price) over an extended period relative to our competitors

-   Promote collaboration and cooperation across the global enterprise

At the conclusion of its review process, the Assurant Compensation Committee approved the use of RSUs and PSUs as Assurant's equity compensation vehicles. A stock unit represents the right to receive a share of common stock at a specified date in the future, subject, in the case of PSUs, to the attainment of pre-established performance criteria. Because stock units reflect the performance of actual shares of stock, the Assurant Compensation Committee determined that RSUs and PSUs were best suited to the promotion of an ownership culture. In addition, the relatively uniform tax treatment afforded to stock units internationally provides an effective platform for collaboration and cooperation throughout the global enterprise. The Assurant Compensation Committee also believes that a 50/50 split between RSU and PSU components of our long-term equity compensation program provides an appropriate balance between direct alignment with shareholders through equity holdings and performance-weighted equity compensation.

PSUS -- MEASURING RELATIVE PERFORMANCE. The Assurant Compensation Committee selected PSUs as an equity compensation vehicle to ensure that a portion of long-term equity compensation would be paid only if the Assurant made tangible progress with respect to key financial measures over an extended period. For each year in the applicable performance cycle, Assurant's performance with respect to selected metrics is compared against the performance of the other companies in the A.M. Best U.S. Insurance Index and assigned a percentile ranking. These rankings are then averaged to determine the composite percentile ranking for the performance period.

The Assurant Compensation Committee established the following metrics for the 2009 - 2011 PSU performance cycle:

           METRIC                                     DEFINITION                             WEIGHTING
--------------------------------------------------------------------------------------------------------
Growth in EPS                 Year-over-year growth in Assurant's GAAP EPS                      1/3
Growth in Revenue             Year-over-year growth in total Assurant's GAAP revenue            1/3
                              Percent change in Assurant stock price plus dividend yield
Total Shareholder Return      percentage                                                        1/3

As indicated in the chart below, executives do not receive any payout if the Parent's composite percentile ranking falls below the 25th percentile. If the composite percentile ranking is at or above the 75th percentile, the maximum payout is attained. Payouts for performance between the 25th and the 75th percentiles are determined on a straight-line basis using linear interpolation.

2009 TARGET LONG-TERM EQUITY INCENTIVE AWARDS.

MANAGEMENT COMMITTEE-LEVEL NEO. In February 2009, Towers Watson presented data to the Assurant Compensation Committee demonstrating that target total direct compensation was low compared to Assurant's compensation peer group, particularly with respect to long-term equity compensation. To bring the target total direct compensation opportunity for these NEOs to between the 25th and 50th percentiles of Assurant's compensation peer group, the Assurant Compensation Committee approved an increase in the target long-term incentive opportunity from 65% of base salary to 150% of base salary for Mr. Roberts.

COMPANY-LEVEL NEOS. Mr. Becerra's target long-term incentive opportunity was increased from from 40% to 45% of base salary and Ms. SeGuin's long-term incentive opportunity was increased from 10% to 15% of base salary. It was also the first year of participation for Ms. Mangelsen, who received a target long-term incentive compensation opportunity of 10% of base salary.

CHANGES FOR 2010 - 2012 PSU PERFORMANCE CYCLE.

- SHIFT TO BOOK VALUE. In light of the significant volatility in EPS across the financial services sector, and in response to comments from our investors, the Assurant Compensation Committee decided to replace growth in GAAP EPS with growth in Assurant's book value per diluted share excluding AOCI as a performance metric for the 2010 - 2012 PSU performance cycle. The Assurant Compensation Committee believes that this change will provide a more consistent basis for comparing the Assurant's long-term financial performance to that of our competitors. The other metrics (growth in revenue and total shareholder return) remain the same for PSUs awarded in 2010.

- ADJUSTMENTS TO INDEX. The Assurant Compensation Committee also approved a change to the group of competitors used in the determination of our composite percentile ranking. For the 2010 - 2012 performance cycle, Assurant's performance will be measured against companies in the A.M. Best U.S. Insurance Index, excluding those with revenues of less than $1 billion or that are not in the health or insurance Global Industry Classification Standard codes. This change will enable us to more accurately benchmark our performance against the performance of companies of comparable size that operate one or more businesses similar to ours.

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Payments in respect of PSUs awarded under the ALTEIP are intended to be deductible, to the maximum extent possible, as "performance based compensation" within the meaning of Section 162(m). Additional information regarding the terms and conditions of RSUs and PSUs awarded under the ALTEIP is provided under the heading "NARRATIVE TO THE SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE -- LONG TERM INCENTIVE AWARDS" below.

STOCK OWNERSHIP GUIDELINES. Ownership of Assurant stock is an important vehicle for aligning the interests of executives and the Parent's shareholders. For this reason, Assurant has implemented ownership requirements that apply to those NEOs who serve on Assurant's Management Committee (Mr. Roberts). If he fails to comply with the guidelines by the later of July 1, 2011 or five years following the date of his permanent appointment to a specified position, he will be prohibited from selling any shares of Assurant stock until compliance is achieved. Additional information about Assurant's Stock Ownership Guidelines is provided under the heading " -- STOCK OWNERSHIP GUIDELINES" below.

COMPENSATION LEVELS AND PAY MIX FOR 2010

MANAGEMENT COMMITTEE-LEVEL NAMED EXECUTIVE OFFICER. In January 2010, Towers Watson presented data to the Assurant Compensation Committee demonstrating that the target total direct compensation opportunity provided to the NEOs who serve on Assurant, Inc.'s Management Committee continued to fall below median levels for similarly-situated executives at companies in Assurant's compensation peer group. The Assurant Compensation Committee approved compensation increases designed to bring target total direct compensation opportunities closer to median levels for each position. To ensure that the interests of the Management Committee-level NEOs and Assurant's shareholders remain aligned, adjustments were made primarily to the long-term incentive pay component for Mr. Roberts, as detailed below:

- CEO COMPENSATION. To reflect Mr. Roberts' permanent appointment as Chief Executive Officer of Assurant Employee Benefits, Mr. Roberts's annual incentive opportunity for 2010 increased from 80% to 90% of base salary. The Assurant Compensation Committee approved an increase in the long-term incentive component of Mr. Roberts's compensation from 150% to 175% of base salary.

COMPANY-LEVEL NAMED EXECUTIVE OFFICERS. Mr. Becerra, Ms. Mangelsen and. SeGuin each received base salary increases of approximately 2% for 2010.

IV. Benefits and Perquisites

The Company's named executive officers participate in the same health care, disability, life insurance, pension and 401(k) benefit plans made available generally to the Assurant's U.S. employees. In addition, some of these executives are eligible for certain change of control benefits, supplemental retirement plans and limited perquisites described below.

CHANGE OF CONTROL BENEFITS. Assurant is party to a change of control agreement (each, a "COC Agreement") with Messrs. Roberts and Becerra. The purpose of the COC Agreements is to enable these executives to focus on maximizing shareholder value in the context of a control transaction without regard to personal concerns related to job security. The COC Agreement with Mr. Roberts applies in the context of a change of control of Assurant Employee Benefits (as defined in the COC Agreement); the COC Agreement with Mr. Becerra applies in the context of a change of control of Assurant Solutions (as defined in the COC Agreement).

During 2009, the COC Agreements with Messrs. Roberts and Becerra included tax gross-up provisions intended to mitigate the impact of the federal excise tax imposed on certain payments under IRC Section 280G. However, effective as of February 1, 2010, Mr. Roberts and fellow members of Assurant's Management Committee, entered into an amendment eliminating the excise tax gross up provisions in his COC Agreement with Assurant. Accordingly, he is entitled to receive either (i) the full benefits payable in connection with a change of control (whether under the COC Agreement or otherwise) or (ii) a reduced amount that falls below the applicable safe harbor provided under the IRC, whichever amount generates the greater after-tax value for the executive.

Tax gross-up provisions in the COC Agreement with Mr. Becerra still exist. These agreements provide that, in the event that change of control payments are subject to an excise tax under IRC Section 4999, the executive will be entitled to receive an additional payment such that he is placed in the same after-tax position as if no excise tax had been imposed. However, if the change of control payments exceeded the maximum amount that the executive could have received without being subject to the tax by five percent or less, then the executive will not receive the gross-up payment and instead the change of control payments will be reduced to the maximum amount that the executive could have received without being subject to the tax.

The COC Agreement with each applicable NEO contains a "double trigger," meaning that benefits are generally payable only upon a termination of employment "without cause" or for "good reason" within two years following a change of control. Executives who have COC Agreements are also subject to non-compete and non-solicitation provisions. Additional information regarding the terms and conditions of the COC Agreements is provided under the heading "NARRATIVE TO THE POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL TABLE -- CHANGE OF CONTROL AGREEMENTS" below.

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RETIREMENT PLANS. Certain NEOs participate in the Supplemental Executive Retirement Plan (the "SERP"), the Assurant Executive Pension Plan (the "Executive Pension Plan"), the Assurant Executive 401(k) Plan (the "Executive 401(k) Plan") and/or the Assurant Pension Plan (the "Pension Plan"). The goals of these retirement plans are to provide certain senior executives with competitive levels of income replacement upon retirement and provide a package that will both attract and retain talented executives in key positions. The Executive Pension Plan is designed to replace income levels capped under the Pension Plan by the compensation limit of IRC Section 401(a)(17) ($245,000 for 2009). The SERP is designed to supplement the pension benefits provided under the Pension Plan, Executive Pension Plan and Social Security so that total income replacement from these programs will equal up to 50% of an NEO's base salary plus his or her annual incentive target. Additional information regarding the terms and conditions of these plans is provided under the headings "NARRATIVE TO THE PENSION BENEFITS TABLE" below and "NARRATIVE TO THE NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS TABLE" below.

DEFERRED COMPENSATION PLANS. Certain NEOs are also eligible to participate in the Amended and Restated Assurant Deferred Compensation Plan (the "ADC Plan"). The ADC Plan provides key employees the ability to defer a portion of their eligible compensation which is then notionally invested in a variety of mutual funds. Deferrals and withdrawals under the ADC Plan are intended to be fully compliant with IRC Section 409A ("Section 409A"). Prior to the adoption of
Section 409A and the establishment of the ADC Plan in 2005, some of the NEOs were eligible to participate in the Assurant Investment Plan (the "AIP"). However, after the enactment of Section 409A, the AIP was frozen as of January 1, 2005 and, currently, only withdrawals may be made.

Additional information regarding the terms and conditions of these plans is provided under the heading "NARRATIVE TO THE NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS TABLE" below.

HEALTH AND WELFARE BENEFITS. As part of Assurant's general benefits program, it provides Long-Term Disability ("LTD") coverage for all benefits-eligible employees under a group policy. LTD benefits replace 60% of employees' monthly plan pay (which is generally defined as base salary plus the annual incentive target award amount), up to a maximum monthly benefit of $15,000. As an additional benefit, NEOs who are members of Assurant's Management Committee, including Mr. Roberts, are eligible for Executive LTD coverage, subject to underwriting for amounts in excess of a guaranteed benefit of $3,000. Executive LTD supplements benefits payable under the standard coverage and provides a maximum monthly benefit of $25,000, less amounts payable under the group policy. This coverage is provided through the purchase of individual policies on a bi-annual basis and is fully paid for by Assurant.

COMMUTING EXPENSES. In 2009 and prior years, Assurant reimbursed Mr. Roberts for commuting expenses incurred in connection with his service as Interim President and Chief Executive Officer, Assurant Employee Benefits.

FINANCIAL PLANNING. In 2009 and prior years, certain NEOs and directors were entitled to financial planning services. As part of Assurant's cost reduction initiatives, this benefit was eliminated for NEOs who serve as members of the Parent's Management Committee, including Mr. Roberts, effective January 1, 2010.

Additional information regarding executive LTD, commuting and financial planning benefits is provided in footnote 4 to the Summary Compensation Table below.

V. 2009 SPECIAL PROMOTION AWARDS

2009 was a transition year for Assurant's management team. Effective as of March 15, 2009, John Roberts was promoted to the position of President and Chief Executive Officer, Assurant Employee Benefits, a position he had held on an interim basis while Michael J. Peninger, currently Executive Vice President and Chief Financial Officer of Assurant, was serving as Assurant's Interim Chief Financial Officer. In recognition of his appointment, the Assurant Compensation Committee awarded a one-time special bonus equal to 60% of base salary, or $300,000 to Mr. Roberts. The award was paid in a cash lump sum on July 31, 2009.

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VII. RELATED POLICIES AND CONSIDERATIONS

PARENT STOCK OWNERSHIP GUIDELINES

As noted above, Assurant believes that a sustained level of Assurant stock ownership is critical to ensuring that the creation of long-term value for its shareholders remains a primary objective for its executives (one of whom is an NEO of the Company) and non-employee directors. Accordingly, in 2006 Assurant adopted the following Stock Ownership Guidelines and holding requirements for Assurant's non-employee directors and senior executives:

Assurant, Inc. Non-Employee Director               Must own Assurant stock with a market value equal to 5 times the annual base cash retainer
Assurant, Inc. Chief Executive Officer             Must own Assurant stock with a market value equal to 5 times current base salary
Assurant, Inc. Executive Vice President            Must own Assurant stock with a market value equal to 3 times current base
(including Chief Financial Officer and operating   salary
segment Chief Executive Officers)

Individuals have five years from the later of July 1, 2006 or the date of their permanent appointment to a specified position to acquire the required holdings. These requirements only apply to Mr. Roberts, who serves as a member of Assurant's Management Committee. Mr. Roberts had a compliance date of March 15, 2014. Eligible sources of Assurant shares include personal holdings, restricted stock, RSUs, 401(k) holdings and Assurant's Employee Stock Purchase Plan shares. The Assurant Compensation Committee tracks the ownership amount of Assurant's non-employee directors and Management Committee on an annual basis. Individuals who do not comply with the guidelines as of the applicable compliance date will be prohibited from selling shares of Assurant stock until they achieve compliance.

TIMING OF EQUITY GRANTS

Assurant does not coordinate the timing of equity awards with the release of material non-public information. Under Assurant's Equity Grant Policy, equity awards granted by the Assurant Compensation Committee pursuant to the ALTEIP must be granted on the second Thursday in March each year. If the Assurant Compensation Committee decides that a second grant in the same calendar year is necessary for, among other reasons, salary adjustments, promotions or new hires, additional awards under the ALTEIP may be granted on the second Thursday in November.

TAX AND ACCOUNTING IMPLICATIONS

Under Section 162(m), certain compensation amounts in excess of $1 million paid to a public corporation's chief executive officer and the three other most highly-paid executive officers (other than the chief financial officer) is not deductible for federal income tax purposes unless the executive compensation is awarded under a performance-based plan approved by shareholders. The Assurant Compensation Committee continues to emphasize performance-based compensation for Assurant's executives and seeks to minimize the impact of Section 162(m). However, because the Assurant Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executives necessary to successfully execute the Company's business strategy, in any year the Assurant Compensation Committee may approve non-performance based compensation (as defined for purposes of Section 162(m)) in excess of $1 million.

The compensation that Assurant pays to the NEOs is reflected in our financial statements as required by U.S. generally accepted accounting principles. The Assurant Compensation Committee considers the financial statement impact, along with other factors, in determining the amount and form of compensation provided to executive officers of Assurant. We account for stock-based compensation under the ALTEIP and all predecessor plans in accordance with the requirements of FASB ASC Topic 718.

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                    COMPENSATION OF NAMED EXECUTIVE OFFICERS

SUMMARY COMPENSATION

The following table sets forth the cash and other compensation earned by the NEOs for all services in all capacities during 2009, 2008 and 2007, as applicable.

        SUMMARY COMPENSATION TABLE FOR FISCAL YEARS 2009, 2008 AND 2007

             NAME AND                                                       STOCK             OPTION
            PRINCIPAL                     SALARY       BONUS (3)         AWARDS (1)         AWARDS (1)
             POSITION               YEAR    ($)           ($)                ($)                ($)
               (A)                  (B)     (C)           (D)                (E)                (F)
----------------------------------------------------------------------------------------------------------
John S. Roberts,
Chief Executive Officer;            2009  500,000       300,000            752,391                 --
 Executive Vice President,          2008  415,000        67,438            444,610            283,307
 Assurant, Inc.                     2007  340,998             0             35,618            130,415
Manuel Becerra,
President                           2009  359,582             0            162,315                  0
                                    2008  349,108        43,639             34,934            139,887
                                    2007  338,939        50,075             33,906            141,134
Tamrha Mangelsen,
Treasurer and Chief Financial       2009  141,110             0             14,146                  0
 Officer;Assistant Vice President,  2008  133,500             0                  0                  0
 Statutory Accounting, Assurant,
 Inc.                               2007  118,000             0                  0                  0
Paula SeGuin,
Chief Administrative Officer,       2009  108,052             0             16,260                  0
 Vice President and Assistant       2008  104,600         3,923                  0             12,170
 Secretary; Director of
 Compliance, Assurant, Inc.         2007   99,619         5,000                  0              8,901

                                                           CHANGE IN
                                                         PENSION VALUE
                                                              AND                ALL
                                       NON-EQUITY        NONQUALIFIED           OTHER
             NAME AND                INCENTIVE PLAN        DEFERRED            COMPEN-
            PRINCIPAL                 COMPENSATION       COMPENSATION        SATION (4)       TOTAL
             POSITION                      ($)          EARNINGS (2)($)          ($)           ($)
               (A)                         (G)                (H)                (I)           (J)
----------------------------------  -----------------------------------------------------------------
John S. Roberts,
Chief Executive Officer;                 164,000            242,105            139,797       2,098,293
 Executive Vice President,               310,213                  0             64,192       1,584,760
 Assurant, Inc.                          317,250                  0             38,425        862,706
Manuel Becerra,
President                                169,004             41,066             33,638        765,605
                                          89,023             71,853             49,601        778,045
                                         271,151             54,448             45,736        935,389
Tamrha Mangelsen,
Treasurer and Chief Financial             16,087             13,405             11,539        196,287
 Officer;Assistant Vice President,        21,494             11,476             11,192        177,662
 Statutory Accounting, Assurant,
 Inc.                                     26,385              4,258              9,972        158,615
Paula SeGuin,
Chief Administrative Officer,             12,318              9,674              9,007        155,311
 Vice President and Assistant             18,043             10,823              9,396        158,955
 Secretary; Director of
 Compliance, Assurant, Inc.               25,702             10,138              8,661        158,021

(1) The amounts reported in column (e) for 2009 represent awards of PSUs and RSUs, and for 2008 and 2007 represent awards of restricted stock. These amounts are consistent with the grant date fair values of each award computed in accordance with FASB ASC Topic 718.

     The 2009 PSU values included in column (e) are computed based on the achievement of target level performance for each award. Assuming the achievement of maximum level performance for each NEO, the amounts in column (e) (representing both RSUs and PSUs) would be $941,090 for Mr. Roberts, $203,024 for Mr. Becerra, $17,694 for Ms. Mangelsen and $20,338 for Ms. SeGuin. The grant date fair value of PSUs was estimated on the grant date using a Monte Carlo simulation model. Please see Footnote 18, "STOCK BASED COMPENSATION -- PERFORMANCE SHARE UNITS", of the Assurant Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC (the "Assurant 2009 Form 10-K") for a discussion of the Monte Carlo simulation model and the assumptions used in this valuation.

     The SARs amounts reported in column (f) for 2008 and 2007 are consistent with the grant date fair value computed in accordance with FASB ASC Topic
     718. The fair value of each outstanding SAR was estimated on the grant date using a Black-Scholes option-pricing model and expense is amortized over the applicable vesting period. Please see Footnote 18, "STOCK BASED COMPENSATION -- STOCK APPRECIATION RIGHTS", of the Assurant 2009 Form 10-K for a discussion of the Black-Scholes option-pricing model and the assumptions used in this valuation.

(2) The change in pension value is the aggregate change in the actuarial present value of the respective NEO's accumulated benefit under the Parent's three defined benefit pension plans (the Assurant SERP, the Assurant Executive Pension Plan and the Assurant Pension Plan) from December 31, 2008 to December 31, 2009, from December 31, 2007 to December 31, 2008 and from December 31, 2006 to December 31, 2007. For each plan, the change in the pension value is determined as the present value of the NEO's accumulated benefits at December 31, 2007, December 31, 2008 or December 31, 2009 plus the amount of any benefits paid from the plan during the year less the present value of the accumulated benefits at December 31, 2006, December 31, 2007 or December 31, 2008, as applicable. Present values of accumulated benefits at December 31, 2006, December 31, 2007, December 31, 2008 and December 31, 2009 use the same assumptions as included in the financial statements in the Parent's Annual Reports on Form 10-K for the fiscal years ending December 31, 2006, December 31, 2007, December 31, 2008 and December 31, 2009, respectively, as filed with the SEC.

(3) The amount in column (d) for Mr. Roberts reflects special promotion bonus awarded on July 13, 2009. Mr. Roberts received a special bonus equal to 60% of his base salary, or $300,000, in recognition of his promotion to President and Chief Executive Officer, Assurant Employee Benefits. The 2008 amounts in column (d) for Messrs. Roberts and Becerra and Ms. SeGuin represent a one-time special appreciation bonus, equal to 25% of their 2008 annual short term incentive program target award, paid by the Parent to express its special appreciation for their efforts during 2007.

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(4) The table below details the amounts reported in the "All Other Compensation" column, which include premiums paid for Executive Long Term Disability, Parent contributions to the Executive 401(k) Plan, Parent contributions to the Assurant 401(k) Plan, perquisites and other personal benefits, dividends and dividend equivalents; and certain other amounts during 2009:

                                                               PARENT               PARENT
                                                            CONTRIBUTIONS        CONTRIBUTIONS
                                           EXECUTIVE        TO EXECUTIVE          TO ASSURANT
                 NAME                         LTD              401(K)               401(K)
-------------------------------------------------------------------------------------------------
John S. Roberts                               $817              $60,566              $17,150
Manuel Becerra                                  --              $14,252              $17,150
Tamrha Mangelsen                                --                   --              $11,382
Paula SeGuin                                    --                   --               $8,827

                                            PERQUISITES
                                             AND OTHER          DIVIDENDS AND
                                             PERSONAL             DIVIDEND
                 NAME                        BENEFITS          EQUIVALENTS (1)      TOTAL
--------------------------------------  ----------------------------------------------------
John S. Roberts                                $45,315   (2)        $15,949         $139,797
Manuel Becerra                                      --               $2,236          $33,638
Tamrha Mangelsen                                    --                 $157          $11,539
Paula SeGuin                                        --                 $180           $9,007

(1) The amounts in this column reflect the dollar value of dividends and dividend equivalents paid in 2009 on unvested awards of restricted stock and RSUs, respectively, that were not factored into the grant date fair value required to be reported for these awards in column (e). The amounts in column (i) for each of 2008 and 2007 also reflect the dollar value of dividends paid on restricted stock that were not factored into the grant date fair values reported in column (e). No dividends or dividend equivalents were paid on PSUs in 2009.

(2) This amount includes (1) Parent paid expenses totaling $32,301 for Mr. Roberts' commuting expenses to Kansas City, including lease payments, incidental expenses and related payments in connection with his service as Interim President and Chief Executive Officer of Assurant Employee Benefits; and (2) Parent paid expenses totaling $13,000 for Mr. Roberts' use of financial planning services.

GRANTS OF PLAN-BASED AWARDS

The table below sets forth individual grants of awards made to each NEO during 2009.

             GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL YEAR 2009

                                                           ESTIMATED FUTURE
                                                       PAYOUTS UNDER NON-EQUITY
                                                       INCENTIVE PLAN AWARDS (1)
                                            THRESHOLD         TARGET             MAXIMUM
       NAME              GRANT DATE            ($)              ($)                ($)
        (A)                  (B)               (C)              (D)                (E)
---------------------------------------------------------------------------------------------
John S. Roberts           3/12/2009             --                 --                 --
                          3/12/2009             --                 --                 --
                                 --              0            400,000            800,000
Manuel Becerra            3/12/2009             --                 --                 --
                          3/12/2009             --                 --                 --
                                 --              0            179,791            359,582
Tamrha V. Mangelsen       3/12/2009             --                 --                 --
                          3/12/2009             --                 --                 --
                                 --              0             21,167             42,333
Paula M. SeGuin           3/12/2009             --                 --                 --
                          3/12/2009             --                 --                 --
                                 --              0             16,208             32,416


                                      ESTIMATED FUTURE
                                    PAYOUTS UNDER EQUITY
                                    INCENTIVE PLAN AWARDS
                        THRESHOLD          TARGET           MAXIMUM
       NAME                (#)              (#)               (#)
        (A)                (F)              (G)               (H)
-------------------  ---------------------------------------------------
John S. Roberts              --                --                --
                          9,255            18,509            27,764
                             --                --                --
Manuel Becerra               --                --                --
                          1,997             3,993             5,990
                             --                --                --
Tamrha V. Mangelsen          --                --                --
                            174               348               522
                             --                --                --
Paula M. SeGuin              --                --                --
                            200               400               600
                             --                --                --

                        ALL OTHER         ALL OTHER
                          STOCK            OPTION
                         AWARDS:           AWARDS:         EXERCISE            GRANT
                        NUMBER OF         NUMBER OF         OR BASE          DATE FAIR
                          SHARES         SECURITIES        PRICE OF          STOCK AND
                         OF STOCK        UNDERLYING         OPTION             OPTION
                         OR UNITS          OPTIONS          AWARDS             AWARDS
       NAME                (#)               (#)          ($/SH) (2)          ($) (2)
        (A)                (I)               (J)              (K)               (L)
-------------------  ----------------------------------------------------------------------
John S. Roberts           18,509              --             20.26            $374,992
                              --              --             20.39            $377,399
                              --              --                --                  --
Manuel Becerra             3,993              --             20.26             $80,898
                              --              --             20.39             $81,417
                              --              --                --                  --
Tamrha V. Mangelsen          348              --             20.26              $7,050
                              --              --             20.39              $7,096
                              --              --                --                  --
Paula M. SeGuin              400              --             20.26              $8,104
                              --              --             20.39              $8,156
                              --              --                --                  --

(1) The values in columns (c), (d), and (e) are based on multiplying a 0 (threshold), 1 (target), and 2 (maximum) multiplier times each NEO's annual incentive target award percentage. The actual annual incentive award earned by each NEO for 2009 performance is reported in the column entitled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.

(2) The base price of 2009 RSU awards is equal to the closing price of Assurant, Inc. Common Stock on the grant date. The grant date fair value of each RSU award was computed in accordance with FASB ASC Topic 718 using the closing price of Assurant, Inc. Common Stock on the grant date.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                        101

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     The base price of 2009 PSU awards and the grant date fair value of each PSU award were computed in accordance with FASB ASC Topic 718 based on achievement of target performance and estimated on the grant date using a Monte Carlo simulation model. Please see Footnote 18, "STOCK BASED COMPENSATION --PERFORMANCE SHARE UNITS", of the Assurant 2009 Form 10-K for a discussion of the Monte Carlo simulation model and the assumptions used in this valuation.

NARRATIVE TO THE SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS
TABLE

ANNUAL INCENTIVE AWARDS

Annual incentive awards for Mr. Roberts are paid pursuant to the Assurant, Inc. Executive Short Term Incentive Plan, a plan intended to meet the requirements of IRC Section 162(m). The aggregate payments to all ESTIP participants for any performance period cannot exceed 5% of the Parent's net income (as defined in the ESTIP). At the end of each year, the Compensation Committee of the Parent's Board of Directors (the "Parent Compensation Committee") certifies the amount of the Parent's net income and the maximum award amounts that can be paid under the ESTIP. The Parent Compensation Committee then has discretion to pay an incentive award that is less than the applicable maximum. In 2009, the Parent Compensation Committee exercised negative discretion to reduce participants' awards by applying the performance goals described in the CD&A under the heading " -- ANNUAL INCENTIVE COMPENSATION" above. The threshold, target and maximum payout amounts disclosed in the Grants of Plan-Based Awards Table reflect the application of these performance goals.

Annual incentive payments for Mr. Becerra, Ms. Mangelsen and Ms. SeGuin were paid pursuant to the annual incentive program applicable to the Parent or Assurant Solutions, as applicable. For more information regarding the performance criteria applicable to each of our NEOs, please see the section entitled "CD&A -- ANNUAL INCENTIVE COMPENSATION."

LONG TERM EQUITY INCENTIVE AWARDS

The Parent's outstanding equity-based awards have been granted under two long-term incentive compensation plans, the ALTEIP and the Assurant, Inc. 2004 Long-Term Incentive Plan (the "ALTIP"). The ALTEIP was approved by the Parent's stockholders in May 2008. Since that time, equity grants to our named executive officers have been awarded pursuant to the ALTEIP. In 2009, 50% of each NEO's target long-term equity incentive award was provided in the form of RSUs, and 50% in the form of PSUs. The RSUs vest in three equal annual installments on each of the first three anniversaries of the grant date. Dividend equivalents on RSUs are paid in cash during the vesting period. Participants do not have voting rights with respect to RSUs. PSUs vest on the third anniversary of the grant date, subject to a participant's continuous employment through the vesting date and the level of performance achieved. Dividend equivalents on PSUs are accrued and paid in cash at the end of the performance period in accordance with the level of performance achieved. Participants do not have voting rights with respect to PSUs.

Prior to the adoption of the ALTEIP, our named executive officers were awarded stock appreciation rights ("SARs") and shares of restricted stock under the ALTIP. No additional equity awards may be granted under the ALTIP. Restricted stock awards granted under the ALTIP also vest in three equal installments on each of the first three anniversaries of the grant date. Restricted stock award recipients, as beneficial owners of the shares, have full voting and dividend rights with respect to the shares during and after the restricted period. Dividends are paid in cash and are not eligible for reinvestment during the restricted period. SARs granted under the ALTIP vest on the third anniversary of the grant date. To the extent not previously exercised, SARs are automatically exercised on the earliest of (i) the fifth anniversary of the grant date, (ii) the second anniversary of the participant's termination of employment for reason of death or disability or (iii) ninety days following the participant's termination of employment for reasons other than retirement, disability or death.

102                        UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The table below provides information concerning unexercised options and stock that has not vested for each NEO outstanding as of December 31, 2009.

              OUTSTANDING EQUITY AWARDS TABLE FOR FISCAL YEAR 2009

                            Option Awards (1)                Stock Awards (1)
                      ------------------------------  ------------------------------

                                                           EQUITY
                                                          INCENTIVE
                                                            PLAN
                                                           AWARDS:
                        NUMBER OF        NUMBER OF        NUMBER OF
                       SECURITIES       SECURITIES       SECURITIES
                       UNDERLYING       UNDERLYING       UNDERLYING
                       UNEXERCISED      UNEXERCISED      UNEXERCISED        OPTION
                         OPTIONS          OPTIONS         UNEARNED         EXERCISE       OPTION
                           (#)              (#)            OPTIONS        PRICE (2)     EXPIRATION
       NAME          EXERCISABLE (2)   UNEXERCISABLE         (#)             ($)         DATE (2)
        (A)                (B)              (C)              (D)             (E)           (F)
--------------------------------------------------------------------------------------------------
JOHN S. ROBERTS           Converted)
                             SARs(2
                              7,909                                          31.30      01/01/2014
                     All Other SARs
                              8,397                                          35.64      06/30/2010
                              9,595                                          49.25      04/01/2011
                                           10,950  (4)                       53.48      03/08/2012
                                           20,050  (5)                       60.65      03/13/2013
MANUEL BECERRA            Converted)
                             SARs(2
                              3,205                                          22.00      01/01/2014
                              7,964                                          26.56      01/01/2014
                     All Other SARs
                              8,588                                          35.64      06/30/2010
                                850                                          43.05      11/11/2010
                             12,759                                          49.25      04/01/2011
                                           11,850  (4)                       53.48      03/08/2012
                                           9,900   (5)                       60.65      03/13/2013
TAMRHA V. MANGELSEN       Converted)
                             SARs(2
                                 --           --              --               --              --
                     All Other SARs
                                 --           --              --               --              --
PAULA M. SEGUIN           Converted)
                             SARs(2
                                 --           --              --               --              --
                     All Other SARs
                                             900   (4)                       53.48      03/08/2010
                                           1,000   (5)                       60.65      03/13/2011

                                                                              EQUITY
                                                            EQUITY          INCENTIVE
                                                           INCENTIVE           PLAN
                                                             PLAN            AWARDS:
                                                            AWARDS:         MARKET OR
                                                           NUMBER OF          PAYOUT
                                           MARKET          UNEARNED          VALUE OF
                        NUMBER OF         VALUE OF          SHARES,          UNEARNED
                         SHARES          SHARES OR         UNITS OR          SHARES,
                        OR UNITS          UNITS OF           OTHER           UNITS OR
                        OF STOCK           STOCK            RIGHTS            OTHER
                          THAT              THAT             THAT             RIGHTS
                          HAVE              HAVE             HAVE           THAT HAVE
                       NOT VESTED      NOT VESTED (3)     NOT VESTED      NOT VESTED (3)
       NAME                (#)              ($)               (#)              ($)
        (A)                (G)              (H)               (I)              (J)
-------------------  --------------------------------------------------------------------
JOHN S. ROBERTS

                            224   (6)       6,604
                          1,000   (7)      29,480
                            742   (8)      21,874
                          7,840   (9)      231,123
                          18,509 (10)      545,645
                                                             18,509 (11)      545,645
MANUEL BECERRA

                            212   (6)       6,250
                            385   (8)      11,350
                          3,993  (10)      117,714
                                                             3,993  (11)      117,714
TAMRHA V. MANGELSEN

                            348  (10)      10,259
                                                               348  (11)      10,259
PAULA M. SEGUIN

                            400  (10)      11,792
                                                               400  (11)      11,792

(1) These columns represent awards under the ALTEIP, ALTIP, Business Value Rights Plan (the "BVR Plan") and their predecessor plans. Awards are either SARs, restricted stock, RSUs or PSUs.

The BVR Plan is a subplan of the Assurant, Inc. 2004 Long-Term Incentive Plan, under which SARs may be granted to eligible employees. SARs granted under the BVR Plan vest and are automatically exercised (and will thereupon expire) on the earliest of (i) the third anniversary of the grant date, (ii) the date of grantee's retirement, disability, or death, or (iii) the date of a Change of Control (as defined in the 2004 Long-Term Incentive Plan"). While certain awards remain outstanding under the BVR Plan, no grants are being made any longer under the BVR Plan.

(2) Until June 29, 2005, Assurant maintained the Assurant Appreciation Incentive Rights Plan ("AAIR Plan"), which provided for the issuance of Assurant, Inc. and operating segment cash settled appreciation rights ("AAIR Plan rights"). In 2005, Assurant decided to no longer issue operating segment rights or cash settled appreciation rights. The ALTIP was adopted to provide for the payment of appreciation to participants in the form of Assurant, Inc. Common Stock. As a result of the adoption of the ALTIP, the AAIR Plan rights were converted into SARs on June 30, 2005. The intrinsic value of the converted SARs did not change from that of the AAIR Plan rights. "Converted SARs" refers to the AAIR Plan rights (granted over several years prior to our initial public offering) that were converted to SARs on June 30, 2005. In delivering equivalent intrinsic value to the converted SARs, differing base prices may have resulted. Therefore, certain converted SARs with the same expiration date may have differing base prices in the table above.

(3) The value was determined using the December 31, 2009 closing price of Assurant, Inc. Common Stock of $29.48.

(4)  This award vested on March 8, 2010.

(5)  This award vests on March 13, 2011

(6) This restricted stock award was granted on March 8, 2007 and vested in three equal annual installments on each of the first three anniversaries of the grant date.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                        103

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(7) This restricted stock award was granted on January 8, 2008 with 1,000 shares to vest on the first anniversary of the grant date and 500 shares to vest on each of the second and third anniversaries of the grant date.

(8) This restricted stock award was granted on March 13, 2008 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

(9) This restricted stock award was granted on November 13, 2008 and vests in three equal annual installments on each of the first three anniversaries of the grant date

(10) This restricted stock unit award was granted on March 12, 2009 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

(11) This PSU award was granted on March 12, 2009 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. The values in columns (i) and (j) are based on the Parent's achievement of target performance during 2009 with respect to the performance metrics as compared against the performance of the other companies in the A.M. Best U.S. Insurance Index. Please see the section entitled "CD&A -- Long-Term Equity Incentive Compensation -- PSUs -- Measuring Relative Performance" above for further details.

OPTION EXERCISES AND STOCK VESTED IN LAST FISCAL YEAR

The following table provides information regarding all of the SARs that were exercised by the NEOs during 2009, and all of the shares of restricted stock held by the NEOs that vested during 2009 on an aggregated basis.

          OPTION EXERCISES AND STOCK VESTED TABLE FOR FISCAL YEAR 2009

                                    OPTION AWARDS                               STOCK AWARDS
                          NUMBER OF                                 NUMBER OF
                           SHARES                   VALUE             SHARES
                         ACQUIRED ON             REALIZED ON       ACQUIRED ON                 VALUE
                          EXERCISE                EXERCISE           VESTING                REALIZED ON
        NAME                 (#)                     ($)               (#)                VESTING ($) (1)
        (A)                  (B)                     (C)               (D)                      (E)
-----------------------------------------------------------------------------------------------------------
John S. Roberts              --                      --               1,000                  30,810
                                                                      221                    3,799
                                                                      370                    7,570
                                                                      209                    4,707
                                                                      3,914                  121,921
Tamrha V. Mangelsen          --                      --               --                     --
Manuel Becerra               --                      --               222                    4,999
                                                                      211                    3,627
                                                                      191                    3,908
Paula M. SeGuin              --                      --               --                     --

(1) The value realized on vesting was determined using the closing price of Assurant, Inc. Common Stock on the vesting date (or prior trading day if the vesting date fell on a weekend or holiday).

PENSION BENEFITS

The Parent maintains three defined benefit pension plans. Two are nonqualified executive defined benefit pension plans, the Assurant Supplement Retirement Plan (the "Assurant SERP") and the Assurant Executive Pension Plan. In addition, the Parent maintains the Assurant Pension Plan, a broad-based, tax qualified, defined benefit pension plan.

The table below describes each plan that provides for pension payments to the NEOs.

                  PENSION BENEFITS TABLE FOR FISCAL YEAR 2009

                                                 NUMBER OF YEARS OF              PRESENT VALUE OF              PAYMENTS DURING
      NAME               PLAN NAME            CREDITED SERVICE (1) (#)        ACCUMULATED BENEFIT ($)       LAST FISCAL YEAR ($)
      (A)                   (B)                          (C)                            (D)                          (E)
-----------------------------------------------------------------------------------------------------------------------------------
John S. Roberts   Pension Plan                          1                            6,900                           0
                  Executive Pension Plan                1                            15,284                          0
                  SERP                                  2.5                          219,921                         0
Tamrha V.         Pension Plan                          12                           54,959                          0
 Mangelsen
                  Executive Pension Plan                N/A                          N/A                             0
                  SERP                                  N/A                          N/A                             0
Manuel Becerra    Pension Plan                          19.3                         193,230                         0
                  Executive Pension Plan                19.3                         305,798                         0
                  SERP                                  N/A                          N/A                             0
Paula M. SeGuin   Pension Plan                          16                           80,340                          0
                  Executive Pension Plan                N/A                          N/A                             0
                  SERP                                  N/A                          N/A                             0

(1) None of the NEOs have more years of credited service under any of the plans than actual years of service with the Company.

104                        UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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NARRATIVE TO THE PENSION BENEFITS TABLE

The following is a description of the plans and information reported in the Pension Benefits Table.

THE ASSURANT PENSION PLAN

Eligible employees may generally participate in the Assurant Pension Plan on January 1 or July 1 after completing one year of service with the Company. Credited service for determining a participant's benefit accrues after an employee begins participating in the plan and has no limit. Eligible compensation under this plan is subject to the applicable limit under Internal Revenue Code ("IRC") Section 401(a)(17) (which was $245,000 for 2009). Each active plan participant on December 31, 2000 was given the choice of continuing to have his or her benefits calculated under the applicable prior plan formula or to have his or her benefits determined under the current pension formula. Benefits for employees joining (or rejoining) the plan after December 31, 2000 are determined under the current pension formula. All the NEOs are covered under the current plan formula.

Under the current plan formula, the lump sum value of the benefit is based on the participant's accumulated annual accrual credits multiplied by their final average earnings, but is not less than the present value of accrued benefits under the prior plan formula. Final average earnings (for both the current and prior plan formula) is defined as the highest average annual compensation for five consecutive complete calendar years of employment during the ten consecutive complete calendar years immediately prior to the participant's termination of employment. As set forth below, annual accrual credits are measured in percentages and increase as participants reach certain credited service milestones.

YEARS OF SERVICE           CREDIT
--------------------------------------
Years 1 through 10              3%
Years 11 through 20             6%
Years 21 through 30             9%
Years over 30                  12%

Under the current plan formula, the present value of accumulated benefits at December 31, 2009 is determined as the lump sum value of the benefit based on the participant's accumulated annual accrual credits and final average earnings (which is limited by IRC Section 401(a)(17)) at December 31, 2009, but is not less than the present value of accrued benefits under the prior plan formula.

The normal retirement age for the Assurant Pension Plan is 65. Benefits are actuarially reduced for any payment prior to age 65. A participant covered under the prior plan formula generally can commence his or her benefit at age 55, provided that he or she has accrued ten years of credited service, or elect to commence benefits at age 65. Participants covered under the current plan formula may immediately commence their benefit at termination of employment or they may elect to defer the commencement up to age 65. A participant becomes 100% vested in the benefits under the current plan formula after three years of vesting service. If the participant elected to participate in the prior plan formula, the benefits will become vested after five years of vesting service. All of the participating NEOs are 100% vested. If the participant is married, the normal form of payment is a 50% joint and survivor annuity. If the participant is not married, the normal form of payment is a life annuity.

THE ASSURANT EXECUTIVE PENSION PLAN

Eligible employees may generally begin participating in the Assurant Executive Pension Plan on January 1 or July 1 after completing one year of service with the Company and when their eligible compensation exceeds the IRC Section 401(a)(17) compensation limit (which was $245,000 for 2009). Eligible compensation for participants covered under the current plan formula is not capped. With respect to the plan formula to determine benefits, the elections made under the Assurant Pension Plan on December 31, 2000 also apply to the Assurant Executive Pension Plan. All the NEOs are covered under the current plan formula.

A participant's benefit under the Assurant Executive Pension Plan is equal to the benefit he or she would have received under the Assurant Pension Plan at normal retirement age (65), recognizing all eligible compensation (not subject to the IRC limit) reduced by the benefit payable under the Assurant Pension Plan. The benefits under the Assurant Executive Pension Plan are payable only in a lump sum following termination of employment. Payments will be made following termination of employment and are subject to the restrictions under IRC Section 409A. Service covered under each of these formulas begins with participation in the Assurant Executive Pension Plan and has no limit. A participant becomes vested in the benefits under the Assurant Executive Pension Plan after three years of service if the participant has elected to participate in the current plan formula, and after five years of service if the participant has elected to participate in the prior plan formula. All of the NEOs are currently 100% vested in their Executive Pension Plan benefit.

The methodology for determining the present value of the accumulated benefits under the Assurant Executive Pension Plan uses the same assumptions and methodologies as the Assurant Pension Plan described above, except that benefits calculated under the prior plan formula are paid as a lump sum rather than an annuity. For current plan formula participants, the present value of accumulated benefits at December 31, 2009 is determined as the lump sum value of the benefit based on

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                        105

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the participant's accumulated annual accrual credits and unlimited final average earnings as of December 31, 2009 offset by the Assurant Pension Plan benefits.

THE ASSURANT SERP

To participate in the Assurant SERP, an executive is nominated by the Parent and approved by the Parent Compensation Committee. Under the Assurant SERP, when a participant terminates employment, he or she is entitled to a benefit equal to a "Target Benefit" that is offset by the participant's benefit payable from the Assurant Pension Plan, the Assurant Executive Pension Plan and the participant's estimated Social Security benefit. The Target Benefit is equal to 50% of the participant's eligible compensation multiplied by a fraction, not to exceed 1.0, whose numerator is equal to the number of months of credited service at termination, and whose denominator is equal to 240. After 20 years of credited service and turning age 60 or 62, as applicable, a participant will earn a full 50% benefit under the Assurant SERP payable as a life annuity. Generally, credited service is based on the participant's years of service with the Company. If a participant was formerly employed by an acquired company, then service with that company may be recognized under the Assurant SERP at the discretion of the Parent Compensation Committee. In 2006, based on a study of the market practice, the Parent Compensation Committee approved a change to the normal retirement age from age 60 to age 62. This change is effective only for participants joining the Assurant SERP during 2007 or later. Since Mr. Roberts was approved for participation in the Assurant SERP after January 1, 2007, the change in normal retirement age applies to him. For participants who join the Assurant SERP on or after January 1, 2010, the normal retirement age has been increased to 65. A participant commences vesting in the Assurant SERP on the second anniversary of participation and continues to vest at the rate of 3% for each month of employment thereafter with the Company.

For benefits earned and vested as of December 31, 2004, the participant may commence his or her vested SERP benefit at any time following termination and the default form of payment under the Assurant SERP is a single lump sum payment that is the actuarial equivalent of the Assurant SERP benefit payable as a life annuity (but a participant may elect a different form of benefit). For benefits earned or vested after December 31, 2004, the only form of payment available under the Assurant SERP is a single lump payment that is the actuarial equivalent of the Assurant SERP benefit payable as a life annuity.

Mr. Roberts is 0% vested in his SERP benefit. None of the NEOs have attained normal retirement age as of December 31, 2009; therefore, if they had terminated employment on or prior to that date, their SERP benefit would have been actuarially reduced to their respective ages.

The present value of the accumulated benefits at December 31, 2009 was determined based on the December 31, 2009 accrued benefit using the base salary, target ESTIP award and credited service at December 31, 2009. The present value of the accumulated benefits at December 31, 2009 is determined assuming the following: (1) the executives will retire from the Company at the plan's normal retirement age; (2) the executives will receive their benefits in accordance with their current form of payment elections; and (3) the present value of single lump sum benefits is determined using an interest rate of 5.73% to the retirement date and a lump sum conversion factor (1) at retirement.

NUMBER OF YEARS OF CREDITED SERVICE

The number of years of credited service varies between plans for the following reasons. Eligibility for the Assurant Pension Plan and Executive Pension Plan is based on a one year waiting period from date of hire and results in the same amount of credited service under both plans. Eligibility under the Assurant SERP generally recognizes all service with the Company; however, if a participant was formerly employed by an acquired company, then service with that company may or may not be recognized under the Assurant SERP at the discretion of the Parent Compensation Committee. Mr. Roberts has prior service that was not recognized. For purposes of determining the amount of benefits payable under the Assurant SERP, credited service is capped at 20 years.

------------

(1) The lump sum values shown for Mr. Roberts is based on December monthly bond segment rates of 2.35% for years 0-5, 5.65% for year 5-20 and 6.45% for years 20+. The mortality is based on the IRC Section 417(e) mortality prescribed by the PPA.

106                        UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS

The table below sets forth, for each NEO, information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. The Parent currently maintains the Amended and Restated Assurant Deferred Compensation Plan (the "ADC Plan"), which provides for the deferral of compensation on a basis that is not tax-qualified. The Assurant Investment Plan (the "AIP") was frozen in December 2004. The Assurant Executive 401(k) Plan (the "Executive 401(k) Plan") is a nonqualified defined contribution plan. Ms. Mangelsen and Ms. SeGuin do not participate in any of these plans.

            NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED
             DEFERRED COMPENSATION PLANS TABLE FOR FISCAL YEAR 2009

                                                           EXECUTIVE           REGISTRANT
                                                        CONTRIBUTIONS IN    CONTRIBUTIONS IN
                                                            LAST FY          LAST FY (1),(2)
               NAME                                           ($)                  ($)
               (A)                        PLAN                (B)                  (C)
----------------------------------------------------------------------------------------------
John S. Roberts                     ADC Plan                       0                    0   (3)
                                    AIP                            0   (4)              0   (4)
                                      Executive 401(k)             0   (4)         60,566
                                                                 ---  ---        --------
                                                TOTAL              0               60,566
Manuel Becerra                      ADC Plan                       0                        (3)
                                    AIP                            0   (4)              0   (4)
                                      Executive 401(k)             0   (4)         14,252
                                                                 ---  ---        --------
                                                TOTAL              0               14,252
                                                                 ---             --------

                                        AGGREGATE           AGGREGATE             AGGREGATE
                                       EARNINGS IN         WITHDRAWALS/          BALANCE AT
                                       LAST FY (1)        DISTRIBUTIONS         LAST FYE (1)
               NAME                        ($)                 ($)                   ($)
               (A)                         (D)                 (E)                   (F)
----------------------------------  -------------------------------------------------------------
John S. Roberts                                 0                   0                      0
                                                0                   0                      0
                                           33,024                   0                179,510
                                         --------            --------            -----------
                                           33,024                   0                179,510
Manuel Becerra                                112   (5)        81,172                416,207
                                           49,632   (5)             0                743,636
                                              984                   0                214,678
                                         --------            --------            -----------
                                           50,728              81,172              1,374,521
                                         --------            --------            -----------

(1) The amounts in column (c) were reported as compensation in the last completed fiscal year in the "All Other Compensation" column of the Summary Compensation Table as follows: for Mr. Roberts, $60,566 of Company contributions to the Executive 401(k) Plan; and for Mr. Becerra, $14,252 of Company contributions to the Executive 401(k) Plan.

     The NEOs' Aggregate Earnings in the last fiscal year reported in column (d) with respect to the ADC Plan, and AIP, as applicable, represent the capital gains or losses on investments in publicly available mutual funds, interest and dividends held in the plans during 2009. Assurant does not provide any preferential or above market earnings or contributions. These earnings are not reported in any column of the Summary Compensation Table. With respect to the Executive 401(k) Plan, the aggregate earnings represent capital gains or losses, interest and dividends on the aggregate balance during 2009. Similarly, Assurant does not provide any above market or preferential earnings and these earnings are not reported in the Summary Compensation Table.

     For the AIP Plan, no contributions could have been made during the fiscal year 2009 since the plan has been frozen since December 2004.

(2) The Executive 401(k) Plan amounts reported in this column reflect the Parent contribution to the Executive 401(k) Plan (7% of eligible compensation in excess of the limit under IRC Section 401(a)(17)) that was made in February 2010.

(3)  The Parent does not currently make any contributions to the ADC Plan.

(4) Since the AIP has been frozen since December 2004, no contributions could have been made during fiscal year 2009. The Executive 401(k) Plan does not provide for participant contributions.

(5) The earnings in the ADC Plan and AIP are based on a comparison of balances from March 31, 2009 through December 31, 2009 due to unavailability of data as of December 31, 2009.

NARRATIVE TO THE NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS TABLE

The following is a description of the plans and information reported in the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table.

THE ADC PLAN

Participation in the ADC Plan is restricted to a select group of management or highly compensated employees of Assurant. Under the terms of the ADC Plan, deferral elections can be made once a year with respect to base salary, incentive payments or (with respect to the Board of Directors) director fees to be earned in the following year. Benefits under the ADC Plan are notionally invested in accordance with participant elections among various publicly available mutual funds and deferred amounts and any notional earning or losses are notionally credited to a deemed investment account. Currently, Assurant does not provide any above market earnings or preferential earnings to the participants. Each deferral must remain

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in the plan for at least one full calendar year, until July 1 of the following year or until the earlier of termination, disability or death. Deferrals cannot be changed or revoked during the plan year, except as permitted by applicable law. Upon voluntary or involuntary termination (including retirement) or disability, participants can withdraw their account balances from the ADC Plan in a lump sum or in annual installments over five, ten or fifteen years or other agreed upon installment schedule between the participant and the administrator As a result of IRC Section 409A, certain key employees (including the NEOs) are subject to a six-month waiting period for distributions following termination.

THE AIP

Prior to the establishment of the ADC Plan in 2005, eligible employees were able to participate in the AIP. The AIP provided key employees the ability to exchange a portion of their compensation for options to purchase certain publicly available mutual funds. Assurant did not provide any above market earnings or preferential earnings to the participants. The AIP was frozen in December 2004. Since then, participants have been able to withdraw from the AIP and have the ability to change their investment elections but any new deferrals of compensation have been made through the ADC Plan.

THE EXECUTIVE 401(K) PLAN

Eligible employees may generally participate in this plan after completing one year of service with the Company and when their eligible compensation exceeds the compensation limit under the IRC. The Parent makes an annual contribution for each participant in this plan equal to 7% of eligible compensation in excess of the IRC limit (which was $245,000 for 2009). The participant must be employed on the last regularly scheduled work day of the year in order to receive the contribution unless the participant retires, becomes totally disabled, dies or his or her employment is terminated in the fourth quarter of the year as a result of a reduction in work force. The participants select among various publicly available mutual funds in which the contributions are deemed to be invested on a tax deferred basis. These notional contributions are credited with notional earnings and losses based on the performance of the mutual funds. Currently, Assurant does not provide any above market earnings or preferential earnings to the participants. For the NEOs, eligibility for retirement under the Executive 401(k) Plan is based upon reaching age 55 and completing ten years of service. Please see footnote 4 to the Summary Compensation Table above, for quantification of Company contributions to the Executive 401(k) Plan in 2009. The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of IRC Section 409A. A participant becomes vested in the benefits under the Executive 401(k) Plan after three years of service. Messrs. Becerra and Roberts are currently 100% vested in their Executive 401(k) Plan benefit.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following section sets forth for each NEO, an estimate of potential payments the NEO would have received at, following, or in connection with termination of employment under the circumstances enumerated below on December 31, 2009.

         POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL TABLE

                                              PAYOUT IF            PAYOUT IF
                                             TERMINATES           TERMINATES           PAYOUT IF
                                             VOLUNTARILY          VOLUNTARILY         TERMINATES
                                              12/31/09             12/31/09          INVOLUNTARILY
                                        (NOT RETIREMENT) (1)   (RETIREMENT) (1)      12/31/09 (2)
                 NAME                            (A)                  (B)                 (C)
-----------------------------------------------------------------------------------------------------
JOHN S. ROBERTS
Long-Term Equity Awards (4)                          --                --               $303,113
STIP Award (5)                                       --                --                     --
Executive Pension Plan (6)                      $15,284                --                $15,284
SERP (7)                                             --                --                     --
Executive 401(k) Plan (8)                      $179,510                --               $179,510
Severance (9)                                        --                --                     --
                                              ---------               ---              ---------
                                 TOTAL         $194,794                --               $497,907
                                              ---------               ---              ---------
MANUEL BECERRA
Long-Term Equity Awards (4)                          --                --                $65,387
STIP Award (5)                                       --                --                     --
Executive Pension Plan (6)                     $305,798                --               $305,798
SERP                                                 --                --                     --
Executive 401(k) Plan (8)                      $214,678                --               $214,678
Severance (9)                                        --                --                     --
                                              ---------               ---              ---------
                                 TOTAL         $520,476                --               $585,863
                                              ---------               ---              ---------

                                             PAYOUT IF                                 PAYOUT IF
                                            TERMINATES            PAYOUT IF           TERMINATED
                                          UPON CHANGE OF         TERMINATED              UPON
                                              CONTROL            UPON DEATH           DISABILITY
                                           12/31/09 (3)           12/31/09             12/31/09
                 NAME                           (D)                  (E)                  (F)
--------------------------------------  -------------------------------------------------------------
JOHN S. ROBERTS
Long-Term Equity Awards (4)                      --                $346,950             $346,950
STIP Award (5)                                   --                      --                   --
Executive Pension Plan (6)                       --                 $15,284              $15,284
SERP (7)                                         --                $269,664             $269,664
Executive 401(k) Plan (8)                        --                $179,510             $179,510
Severance (9)                                    --                      --                   --
                                                ---               ---------            ---------
                                 TOTAL           --                $811,408             $811,408
                                                ---               ---------            ---------
MANUEL BECERRA
Long-Term Equity Awards (4)                      --                 $75,351              $75,351
STIP Award (5)                                   --                      --                   --
Executive Pension Plan (6)                       --                $305,798             $305,798
SERP                                             --                      --                   --
Executive 401(k) Plan (8)                        --                $214,678             $214,678
Severance (9)                                    --                      --                   --
                                                ---               ---------            ---------
                                 TOTAL           --                $595,827             $595,827
                                                ---               ---------            ---------

(1) As of December 31, 2009, none of the NEOs qualify for retirement, the column entitled "Payout if Terminated Voluntarily (Retirement)" is not applicable to them.

(2) The values in this column reflect involuntary termination not for cause. In the event of involuntary termination for cause, the same amounts would be payable except (1) the NEOs would not receive a SERP payment and (2) the NEOs would not receive a prorata vesting from the ALTEIP grants.

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     Ms. Mangelsen and Ms. SeGuin would receive $5,719 and $6,545, respectively, in the event of involuntary termination not for cause, or termination due to death or disability.

(3) A sale of USLIC would not trigger any payments for the NEOs under their respective Change of Control Employment Agreements.

(4) These amounts assume accelerated vesting and/or exercise of all or a portion of unvested equity awards on December 31, 2009 based on the closing stock price of $29.48. These amounts also reflect pro-rata vesting in the event of death or disability. Pro-rata vesting in the event of retirement only applies to awards granted prior to 2007.

(6) Executive Pension Plan benefits are payable only as a lump sum payment and as soon as administratively feasible following termination (in compliance with IRC Section 409A).

(7)  SERP payments are all shown as the present value of the retirement benefit.

(8) This amount includes the Parent contribution to the Executive 401(k) Plan which was made in February 2010 since that amount would have been payable to an NEO if he or she terminated on December 31, 2009.

(9) Although no agreements exist with respect to the exact severance amounts an NEO would receive upon voluntary termination (retirement) or involuntary termination, the Parent may consider paying discretionary severance amounts (including a welfare benefit lump sum and costs of outplacement services) depending on the facts and circumstances of the NEO's termination.

NARRATIVE TO THE POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL TABLE

The following is a description of the information reported in the Potential Payments Upon Termination or Change of Control Table, including the material terms of the Change of Control Agreements and the methodology and material assumptions made in calculating the Executive Pension Plan and SERP benefits payable in the event of disability or death. The material terms of the Executive Pension Plan and the SERP are described in the section entitled "NARRATIVE TO THE PENSION BENEFITS TABLE". The material terms of the ADC Plan and the Executive 401(k) Plan are described in the section entitled "NARRATIVE TO THE NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS TABLE". Additional information on the ALTEIP is described in the CD&A and the section entitled "NARRATIVE TO THE SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE".

Ms. Mangelsen and Ms. SeGuin (who are not listed in the table) would have only received payments in the event of involuntary termination not for cause or due to death or disability on December 31, 2009. In each case, Ms. Mangelsen would have received $5,719 and Ms. SeGuin would have received $6,545. Additionally, under an annual incentive program policy, each of Ms. Mangelsen and Ms. SeGuin would have also received an annual incentive award on March 15, 2010 based on full-year 2009 results in the case of involuntarily termination not for cause or due to death. For more information, including the amount of their annual incentive awards, please see the CD&A.

TREATMENT OF ANNUAL INCENTIVE AWARDS

Under the ESTIP (which applied to Mr. Roberts), if a participant's employment is terminated during a performance period due to disability or death, the Committee may grant the participant an award in any amount the Committee deems appropriate. If a participant's employment is terminated during a performance period due to retirement, any award for that participant will be subject to the maximum limits under the ESTIP (participant's allocated portion of 5% of the Parent Company's net income as defined under the ESTIP), based on the amount of the Parent Company's net income for the full performance period. If a participant's employment terminates for any other reason, any award paid to that participant will be subject to the maximum limits described above, pro-rated to reflect the number of days in the performance period that the participant was employed. Upon a change of control of the Parent Company, each participant will be paid an amount based on the level of achievement of the performance goals as determined by the Committee no later than the date of the change of control.

ACCELERATED AND PRO-RATED VESTING OF EQUITY AWARDS

Upon a termination due to death or disability, SARs, restricted stock, RSUs and PSUs vest on a pro-rata basis (subject, in the case of PSUs, to the level of performance achieved). Pro-rata vesting upon retirement is discretionary for restricted stock and SAR awards. RSUs and PSUs vest in full upon retirement (subject, in the case of PSUs, to the level of performance achieved), except for grants made in the year of retirement, which are forfeited. RSUs and PSUs vest on a pro-rata basis upon an involuntary termination without cause (subject, in the case of PSUs, to the level of performance achieved), and are forfeited upon a voluntary termination. Unvested SARs and restricted stock are forfeited in the event of a voluntary or involuntary termination.

THE SERP

Mr. Roberts is 0% vested in SERP benefit. Mr. Roberts had not attained normal retirement age under the SERP as of December 31, 2009; therefore, if he had terminated employment, his SERP benefit would have been actuarially reduced to his age.

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If there is a change of control with respect to the Parent or applicable operating segment, and within two years after the change of control a participant's employment is terminated without cause or the participant terminates employment for good reason (as defined in the SERP), then (1) the participant will become 100% vested in his or her SERP benefit; (2) the participant will be credited with 36 additional months of service for purposes of computing his or her target benefit; (3) the actuarial reduction for commencement of the SERP benefit prior to normal retirement age will be calculated as though the participant was 36 months older than his or her actual age; and (4) the participant may receive his or her SERP benefit following a change of control at a time and in an optional form that is different than the time and optional form that he or she would receive under circumstances not related to a change of control. This election may not be changed within one year prior to the participant's termination date. In the event of a termination of employment other than described above, the following applies: (i) a participant will automatically become 100% vested in his or her SERP benefit in the event of death or disability, (ii) a participant will forfeit any remaining benefit in the event he or she is terminated for cause or commits a material breach of certain covenants regarding non-competition, confidentiality, non-solicitation of employees or non-solicitation of customers.

Mr. Roberts does not have a grandfathered benefit earned and vested as of December 31, 2004. For Mr. Roberts, as of January 1, 2008, for benefits earned and vested after December 31, 2004, the only form of payment available under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity.

THE EXECUTIVE 401(K) PLAN

The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of IRC Section 409A.

CHANGE OF CONTROL AGREEMENTS

Assurant, Inc. is a party to a COC Agreement with Messrs. Roberts and Becerra. The COC Agreements generally provide that if, during the two-year period following a change of control (as defined in the COC Agreements), the executive's employment is terminated by the Company other than for cause (as defined in the COC Agreements) or disability (as defined in the COC Agreements), or by the executive for good reason (as defined in the COC Agreements), the executive would be entitled to receive, subject to the executive's execution of a release of claims, within 60 days of the termination (or such later date that may be required by tax laws governing deferred compensation), a payment equal to
0.5 times the target annual ESTIP or short term incentive program ("STIP") award for the year in which the date of termination occurs, an amount of cash severance equal to two (in the case of Mr. Becerra) or three (in the case of Mr. Roberts) times the sum of the executive's annual base salary plus target STIP or ESTIP award, continued welfare benefits for the 18-month period following the date of termination, and outplacement benefits.

The following provision was effective in 2009, but was eliminated for Mr. Roberts, who served as a member of the Management Committee in February 2010, as described above in the section entitled "CD&A -- BENEFITS AND PERQUISITES". In the event that an executive were subject to an excise tax under IRC Section 4999, the executive would have been entitled to receive an additional payment such that the executive is placed in the same after-tax position as if no excise tax had been imposed. However, if the executive's change of control payments exceeded the maximum amount that the executive could have received without being subject to the tax by five percent or less, then the executive would not have received the gross-up payment and instead the executive's change of control payments would have been reduced to the maximum amount that the executive could have received without being subject to the tax.

TERMINATION IN ANTICIPATION OF A CHANGE OF CONTROL. If an executive's employment is terminated by Assurant without cause or by the executive for good reason prior to the date on which a change of control occurs, and if it is reasonably demonstrated by the executive that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a change of control or (ii) otherwise arose in connection with or anticipation of a change of control, then the executive will be entitled to the severance and other benefits described above.

FUNDING OF SEVERANCE PAYMENT OBLIGATIONS. Within five business days of the executive's date of termination after a change of control, Assurant must establish and fund a trust in an amount of cash equal to the amount of the severance payments to which the executive is entitled.

DEFINITION OF "CHANGE OF CONTROL". For purposes of the agreements, change of control is defined to mean:

- a change in a majority of the Assurant's Board of Directors (the "Incumbent Board") excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or threatened proxy contest;

- an acquisition by an individual, entity or a group of 30% or more of the Assurant's Common Stock or voting securities (excluding an acquisition directly from Assurant, by Assurant, by an employee benefit plan of Assurant or pursuant to a transaction described immediately below);

- consummation of a merger, consolidation or similar transaction, or sale of all or substantially all of Assurant's assets other than a business combination in which all or substantially all of the stockholders of Assurant receive 60% or more of the

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  stock of the company resulting from the business combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no person owns 30% or more of the stock of the resulting corporation, who did not own such stock immediately before the business combination;

-   stockholder approval of a complete liquidation or dissolution of Assurant;
    or

- for the NEOs who are officers of an operating division of Assurant only (Messrs. Roberts and Becerra), the sale or other disposition of the companies, assets or businesses comprising the division having (A) book value equal to at least 70% of the book value of the aggregate consolidated assets of the division immediately prior to such sale or disposition; or (B) market value equal to at least 70% of the market value of the aggregate consolidated assets of the division immediately prior to such sale or disposition; provided, that neither an initial public offering of some or all of the division nor a spin-off to Assurant's stockholders of some or all of the companies or business divisions comprising the division (or a transaction having a similar effect) shall constitute a change of control.

  A sale or other disposition of the Company would not trigger the COC agreements of Messrs. Roberts or Becerra.

NON-COMPETITION AND NON-SOLICITATION. Under the COC Agreements, executives may not engage in activity competitive with Assurant (including as an employee or officer of a competitor) or solicit customers of Assurant during the period beginning on January 1, 2009 and expiring on the date of a change of control. If the executive's employment is terminated before a change of control occurs, the length of the applicable non-competition period varies based on the type of termination. Specifically, if the executive's employment is terminated by Assurant for cause or by the executive without good reason, the non-competition period will expire six months after the date of termination. If the executive's employment is terminated by Assurant without cause or by the executive for good reason, the non-competition period will expire on the date of termination. Executives also may not employ or offer to employ officers or employees of Assurant or any of its subsidiaries during the period beginning on January 1, 2009 and ending one year after the date of termination of the executive's employment.

AMOUNTS PREVIOUSLY EARNED AND PAYABLE REGARDLESS OF TERMINATION OR CHANGE OF CONTROL

The amounts reflected in the Potential Payments Upon Termination or Change of Control Table show payments that the NEOs could only receive in the event of termination or change of control. The amounts reflected below were earned in previous years and were already available to the NEOs through withdrawal or exercise regardless of termination or change of control. These amounts include vested and unexercised SARs and deferred compensation balances held in the AIP and/or ADC Plan. The vested and unexercised SARs amounts below assume a vesting date of December 31, 2009, an exercise date of December 31, 2009 and a base price of $29.48.

The following amounts would have been available on December 31, 2009 for withdrawal or exercise Mr. Bercerra regardless of termination or change of control: $416,207 from the ADC Plan, $743,636 from the AIP and $47,229 in vested and unexercised SARs.

COMPENSATION OF DIRECTORS

The following table sets forth the cash and other compensation earned by (or accrued to) the members of the Board of Directors of the Company for all services in all capacities during the fiscal year ended December 31, 2009.

                DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2009

                                FEES
                             EARNED OR                                        NON-EQUITY
                              PAID IN           STOCK         OPTION        INCENTIVE PLAN
                                CASH           AWARDS         AWARDS         COMPENSATION
          NAME                  ($)              ($)            ($)               ($)
          (A)                   (B)              (C)            (D)               (E)
---------------------------------------------------------------------------------------------
Allen Freedman (1)              4,000             --             --                --
Esther Nelson                   4,000             --             --                --
Dale Gardner                    4,000             --             --                --
H. Carroll Mackin (1)           4,000             --             --                --

                               CHANGE IN
                             PENSION VALUE
                                  AND
                             NONQUALIFIED
                               DEFERRED             ALL OTHER
                             COMPENSATION         COMPENSATION      TOTAL
          NAME                 EARNINGS                ($)           ($)
          (A)                     (F)                  (G)           (H)
------------------------  ------------------------------------------------
Allen Freedman (1)                 --                   --           4,000
Esther Nelson                      --                   --           4,000
Dale Gardner                       --                   --           4,000
H. Carroll Mackin (1)              --                   --           4,000

(1) Messrs. Freedman and Mackin also serve as members of the Parent's Board of Directors. Please see Assurant's 2010 Proxy Statement, as filed with the SEC, for further details on related compensation matters.

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NARRATIVE TO THE DIRECTOR COMPENSATION TABLE

The table above reflects payments made to independent outside directors of the Company. Messrs. Roberts, Becerra and Kryshak, Ms. Hall and Ms. SeGuin, who are employees of Assurant and served as directors of the Company during 2009, received no additional compensation for their service as directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Section 1202 of the New York Insurance Law requires the Company to establish a Compensation Committee of its Board of Directors whose function is to evaluate the performance of officers deemed to be principal officers of the Company and to recommend the selection and compensation of such principal officers. The Company's Nominating, Audit and Compensation Committee (the "Committee") serves this function and is comprised of Messrs. Freedman, Gardner and Mackin and Ms. Nelson. The Committee evaluates the performance and recommends the selection and compensation of the Company's Chief Administrative Officer (principal officer), Ms. SeGuin.

Compensation decisions regarding the other executive officers of the Company are made either by the Compensation Committee of the Assurant, Inc. Board of Directors, by members of the Assurant, Inc. Management Committee, or by one or more members of senior management of Assurant, Inc. or the respective division of Assurant where such executive officer is located.

Mr. Freedman, who serves on the Committee, was previously President and Chief Executive Officer of the Company from 1995 to 1997.

No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions) of another entity, one of whose executive officers served on the Committee or as a director of the Company. No executive officer of the Company served as a director of another entity, one of whose executive officers served on the Committee.

No member of the Committee had any relationship pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons.

(M) SECURITY OWNERSHIP OF BENEFICIAL HOLDERS

Union Security Life Insurance Company of New York is a wholly-owned subsidiary of Assurant, Inc. and does not have any other voting securities held by any entity or individual other than Assurant, Inc.

SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information concerning the beneficial ownership of Common Stock of Assurant, Inc. as of December 31, 2009 by Union Security Life Insurance Company of New York's Chief Executive Officer, Chief Financial Officer and two most highly compensated executive officers, each director, and all executive officers and directors as a group. As of December 31, 2009, Assurant, Inc. had 116,797,887 outstanding shares of Common Stock. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to their shares, except to the extent that authority is shared by their spouses, and have record and beneficial ownership of their shares.

                             SHARES OF COMMON
                                STOCK OWNED           PERCENTAGE
NAME OF BENEFICIAL OWNER     BENEFICIALLY (1)          OF CLASS
--------------------------------------------------------------------
John S. Roberts                    15,982             *
Manuel J. Becerra                   2,832             *
Paula M. SeGuin                       326             *
Tamrha V. Mangelsen                 1,265             *
Terry J. Kryshak                    4,082             *
Melissa J. T. Hall                  2,232             *
Allen R. Freedman                   6,822             *
H. Carroll Mackin                   6,822             *
Dale E. Gardner                         0             *
Esther L. Nelson                        0             *
All directors and                  40,363             *
 executive officers as a
 group (10 persons)

*      Less than one percent of class.

(1) (a) Includes: for Mr. Roberts, 9,806 shares of restricted stock; for Mr. Becerra, 597 shares of restricted stock; for Mr. Kryshak, 347 shares of restricted stock; for Ms. Hall, 542 shares of restricted stock; and for all executive officers as a group, 11,292 shares of restricted stock awarded under the Assurant, Inc. 2004 Long-Term Incentive Plan.

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       (b) Includes: 4,827 shares of Common Stock subject to a five-year holding period awarded to each of Messrs. Freedman and Mackin under the Directors Compensation Plan. The directors as a group hold a total of 9,654 shares of Common Stock subject to a five-year holding period.

       (c) Includes vested and unexercised stock appreciation rights ("SARs") that could have been exercised on or within 60 days of December 31, 2009 in exchange for the following gross amounts of Common Stock as of December 31, 2009: for Mr. Becerra, 1,603 shares; for Mr. Kryshak, 1,444 shares; for Mr. Freedman, 404 shares, for Mr. Mackin 404 shares. Vested and unexercised SARs that could have been exercised on or within 60 days of December 31, 2009 in exchange for gross amounts of Common Stock, for all directors and executive officers as a group, totaled 3,855 shares.

(N) TRANSACTIONS WITH RELATED PERSONS

The Company is a wholly-owned subsidiary of the Parent and therefore received various ordinary course services from the Parent during 2009. These services included assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment, information systems, actuarial and other administrative functions. The fees paid by the Company to the Parent for these services during 2009 totaled $8,671,000. Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating as a separate company.

The Company cedes group liability insurance business to its affiliate, Union Security Insurance Company ("USIC") which is also an indirect wholly owned subsidiary of the Parent. The Company has ceded $4,777,000 of premiums and $30,149,000 of its reserves to USIC in 2009. This relationship between the Company and USIC was terminated effective January 1, 2010 for new incurrals.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Parent has adopted the Assurant, Inc. Related Person Transaction Policy in order to provide written guidelines on the review, approval and monitoring of transactions involving related persons (directors and executive officers or their immediate family members, or stockholders owning five percent or greater of the Parent's outstanding common stock). The policy covers any related person transaction that meets the minimum threshold for disclosure under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

POLICY:

- Related person transactions must be approved by the Nominating and Corporate Governance Committee of the Parent's Board of Directors (the "Nominating Committee"), which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. In determining whether to approve or ratify a transaction, the Nominating Committee will take into account, among other factors it deems appropriate: (1) the benefits to the Company; (2) the extent of the related person's interest in the transaction, including the related person's position(s) or relationship(s) with, or ownership in, the entity that is a party to, or has an interest in, the transaction; (3) the impact on a director's independence if the related person is a director, an immediate family member of a director or an entity in which the director is a partner, stockholder or executive officer; and (4) whether the transaction is on terms no less favorable than terms generally available to an unrelated third-party under similar circumstances.

- If a related person transaction will be ongoing, the Nominating Committee may establish guidelines for management to follow in its ongoing dealings with the related person. Thereafter, the Nominating Committee, on at least an annual basis, will review and assess the ongoing relationship with the related person to see that it remains appropriate.

PROCEDURES:

- Prior to entering into a transaction, related persons must notify the Parent's law department of any potential related person transaction, as required by the Parent's Code of Ethics, and must provide all relevant facts and circumstances of the proposed transaction. In addition, the law department will periodically obtain information on proposed related person transactions through various sources.

- If the law department determines that the proposed transaction involves a related person and an amount in excess of $120,000, the proposed transaction will be submitted to the Nominating Committee for consideration at its next meeting. In those instances where the law department determines that it is not practicable or desirable to wait until the next Nominating Committee meeting, the Nominating Committee will call a special meeting to consider proposed transaction.

- The Nominating Committee will review the facts of all related person transactions that require approval and either approve or disapprove the entry into the transaction. If advance approval is not feasible, then the transaction will be considered and, if the Nominating Committee determines it to be appropriate, ratified at its next meeting.

- No director will participate in any discussion or approval of a transaction in which he or she is a related person.

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DIRECTOR INDEPENDENCE

We are not a listed issuer and therefore are not subject to the listing requirements of any national securities exchange or inter-dealer quotation system. As a New York domiciled insurance company, we are subject to certain independence requirements under Section 1202 of the New York Insurance Law ("Section 1202"). Under Section 1202, our Board is required to have at least seven directors. Additionally one-third of the total directors must not be officers or employees of the Company or any entity controlling or under common control with the Company. The Company currently has nine directors. Four directors (Messrs. Freedman, Gardner and Mackin and Ms. Nelson) are not officers or employees of the Company, the Parent or any affiliates, and therefore meet the independence requirements under Section 1202.

114                        UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                              AT DECEMBER 31, 2009
                      SCHEDULE I -- SUMMARY OF INVESTMENTS
                   OTHER-THAN-INVESTMENTS IN RELATED PARTIES

                                                                     COST OR
                                                                    AMORTIZED                                     AMOUNT AT
                                                                      COST                   FAIR              WHICH SHOWN IN
                                                                                             VALUE              BALANCE SHEET
                                                                                        (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
 United States Government and government agencies and                     $452                   $539                   $539
  authorities
 States, municipalities and political subdivisions                      23,975                 25,503                 25,503
 Foreign governments                                                       760                    845                    845
 Asset-backed                                                              144                    150                    150
 Commercial mortgage-backed                                              4,905                  5,001                  5,001
 Residential mortgage-backed                                             6,796                  7,142                  7,142
 Corporate                                                              64,277                 67,443                 67,443
                                                                   -----------            -----------            -----------
                             TOTAL FIXED MATURITY SECURITIES           101,309                106,623                106,623
                                                                   -----------            -----------            -----------
EQUITY SECURITIES:
 Non-redeemable preferred stocks                                         7,791                  7,574                  7,574
 Commercial mortgage loans on real estate, at amortized cost            27,302                 26,828                 27,302
 Policy loans                                                               78                     78                     78
 Short-term investments                                                  3,891                  3,891                  3,891
 Other investments                                                       1,432                  1,432                  1,432
                                                                   -----------            -----------            -----------
                                           TOTAL INVESTMENTS          $141,803               $146,426               $146,900
                                                                   -----------            -----------            -----------

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                        115

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               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
               FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 & 2007
              SCHEDULE III -- SUPPLEMENTARY INSURANCE INFORMATION

                DEFERRED                FUTURE
              ACQUISITION               POLICY                                        CLAIMS AND
                  COST               BENEFITS AND              UNEARNED                BENEFITS                 PREMIUM
                                       EXPENSES                PREMIUMS                PAYABLE                  REVENUE
                                                               (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------------
2009               $595                 $72,713                 $9,391                 $131,243                 $42,841
                 ------                 -------                 ------                 --------                 -------
2008               $923                 $52,837                 $9,791                 $141,692                 $64,853
                 ------                 -------                 ------                 --------                 -------
2007             $1,037                 $47,004                 $9,722                 $142,595                 $60,212
                 ------                 -------                 ------                 --------                 -------

                                       BENEFITS              AMORTIZATION
                                    CLAIMS, LOSSES           OF DEFERRED
                  NET                     AND                   POLICY                 OTHER*
               INVESTMENT             SETTLEMENT             ACQUISITION              OPERATING
                 INCOME                EXPENSES                 COSTS                 EXPENSES
                                                (IN THOUSANDS)
----------  ---------------------------------------------------------------------------------------
2009             $8,161                 $25,993                   $986                 $12,860
                 ------                 -------                 ------                 -------
2008             $8,810                 $39,627                 $1,444                 $17,146
                 ------                 -------                 ------                 -------
2007             $9,096                 $40,690                 $1,432                 $15,608
                 ------                 -------                 ------                 -------

*   Includes goodwill impairment and other expenses

116                        UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                     FOR THE YEARS ENDED DECEMBER 31, 2009
                           SCHEDULE IV -- REINSURANCE

                                                                 CEDED TO                 ASSUMED FROM
                                           DIRECT                 OTHER                      OTHER
                                           AMOUNT               COMPANIES                  COMPANIES
                                                                    (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------
LIFE INSURANCE IN FORCE                   $2,592,928              $461,081                      $ --
                                        ------------            ----------                  --------
PREMIUMS:
 Life insurance                               11,785                 3,940                        --
 Accident and health insurance                43,102                17,409                     9,303
                                        ------------            ----------                  --------
                 TOTAL EARNED PREMIUMS       $54,887               $21,349                    $9,303
                                        ------------            ----------                  --------
BENEFITS:
 Life insurance                               10,057                 4,737                        --
 Accident and health insurance                48,720                34,440                     6,393
                                        ------------            ----------                  --------
           TOTAL POLICYHOLDER BENEFITS       $58,777               $39,177                    $6,393
                                        ------------            ----------                  --------

                                                              PERCENTAGE OF
                                            NET                  AMOUNT
                                           AMOUNT            ASSUMED TO NET
                                                    (IN THOUSANDS)
--------------------------------------  --------------------------------------
LIFE INSURANCE IN FORCE                   $2,131,847                 --
                                        ------------
PREMIUMS:
 Life insurance                                7,845                 --
 Accident and health insurance                34,996               26.6%
                                        ------------
                 TOTAL EARNED PREMIUMS       $42,841               21.7%
                                        ------------
BENEFITS:
 Life insurance                                5,320                 --
 Accident and health insurance                20,673               30.9%
                                        ------------
           TOTAL POLICYHOLDER BENEFITS       $25,993               24.6%
                                        ------------

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                        117

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               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                     FOR THE YEARS ENDED DECEMBER 31, 2008
                           SCHEDULE IV -- REINSURANCE

                                                                 CEDED TO                ASSUMED FROM
                                           DIRECT                 OTHER                      OTHER
                                           AMOUNT               COMPANIES                  COMPANIES
                                                                    (IN THOUSANDS)
--------------------------------------------------------------------------------------------------------------
LIFE INSURANCE IN FORCE                   $3,413,779              $591,163                      $ --
                                        ------------            ----------                 ---------
PREMIUMS:
 Life insurance                               16,192                 5,781                        --
 Accident and health insurance                51,050                21,628                    25,020
                                        ------------            ----------                 ---------
                 TOTAL EARNED PREMIUMS       $67,242               $27,409                   $25,020
                                        ------------            ----------                 ---------
BENEFITS:
 Life insurance                               14,232                 7,574                        --
 Accident and health insurance                29,227                17,434                    21,176
                                        ------------            ----------                 ---------
           TOTAL POLICYHOLDER BENEFITS       $43,459               $25,008                   $21,176
                                        ------------            ----------                 ---------

                                                              PERCENTAGE OF
                                            NET                  AMOUNT
                                           AMOUNT            ASSUMED TO NET
                                                    (IN THOUSANDS)
--------------------------------------  --------------------------------------
LIFE INSURANCE IN FORCE                   $2,822,616                 --
                                        ------------
PREMIUMS:
 Life insurance                               10,411                 --
 Accident and health insurance                54,442               46.0%
                                        ------------
                 TOTAL EARNED PREMIUMS       $64,853               38.6%
                                        ------------
BENEFITS:
 Life insurance                                6,658                 --
 Accident and health insurance                32,969               64.2%
                                        ------------
           TOTAL POLICYHOLDER BENEFITS       $39,627               53.4%
                                        ------------

118                        UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                     FOR THE YEARS ENDED DECEMBER 31, 2007
                           SCHEDULE IV -- REINSURANCE

                                                                      CEDED TO                ASSUMED FROM
                                                DIRECT                 OTHER                      OTHER
                                                AMOUNT               COMPANIES                  COMPANIES
                                                                      (IN THOUSANDS)
--------------------------------------------------------------------------------------------------------------
LIFE INSURANCE IN FORCE                        $3,580,670              $608,163                      $ --
                                             ------------            ----------                 ---------
PREMIUMS:
 Life insurance                                    15,896                 4,849                        --
 Accident and health insurance                     50,593                19,656                    18,228
                                             ------------            ----------                 ---------
                 TOTAL EARNED PREMIUMS            $66,489               $24,505                   $18,228
                                             ------------            ----------                 ---------
BENEFITS:
 Life insurance                                    11,420                 5,873                        --
 Accident and health insurance                     38,213                20,494                    17,424
                                             ------------            ----------                 ---------
           TOTAL POLICYHOLDER BENEFITS            $49,633               $26,367                   $17,424
                                             ------------            ----------                 ---------

                                                                   PERCENTAGE OF
                                                 NET                  AMOUNT
                                                AMOUNT            ASSUMED TO NET
                                                      (IN THOUSANDS)
--------------------------------------  -------------------------------------------
LIFE INSURANCE IN FORCE                        $2,972,507                 --
                                             ------------
PREMIUMS:
 Life insurance                                    11,047                 --
 Accident and health insurance                     49,165               31.7%
                                             ------------
                 TOTAL EARNED PREMIUMS            $60,212               30.3%
                                             ------------
BENEFITS:
 Life insurance                                     5,547                 --
 Accident and health insurance                     35,143               49.6%
                                             ------------
           TOTAL POLICYHOLDER BENEFITS            $40,690               42.8%
                                             ------------

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                        119

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               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                     AS OF DECEMBER 31, 2009, 2008 AND 2007
                SCHEDULE V -- VALUATION AND QUALIFYING ACCOUNTS

                                                                    ADDITIONS
                                      BALANCE AT        CHARGED TO             CHARGED TO                           BALANCE AT
                                     BEGINNING OF       COSTS AND                 OTHER                               END OF
                                         YEAR            EXPENSES               ACCOUNTS          DEDUCTIONS           YEAR
---------------------------------------------------------------------------------------------------------------------------------
2009:
 Valuation allowance for deferred
  tax assets                              $253              $ --                   $(108)            $ --               $145
 Valuation allowance for mortgage
  loans on real estate                     103               252                      --               --                355
                                        ------            ------                 -------             ----             ------
                            TOTAL         $356              $252                   $(108)            $ --               $500
                                        ------            ------                 -------             ----             ------
2008:
 Valuation allowance for deferred
  tax assets                              $ --              $253                    $ --             $ --               $253
 Valuation allowance for mortgage
  loans on real estate                      70                33                      --               --                103
                                        ------            ------                 -------             ----             ------
                            TOTAL          $70              $286                    $ --             $ --               $356
                                        ------            ------                 -------             ----             ------
2007:
 Valuation allowance for deferred
  tax assets                              $ --              $ --                    $ --             $ --               $ --
 Valuation allowance for mortgage
  loans on real estate                      33                37                      --               --                 70
                                        ------            ------                 -------             ----             ------
                            TOTAL          $33               $37                    $ --             $ --                $70
                                        ------            ------                 -------             ----             ------

120                        UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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TABLE OF CONTENTS TO STATEMENT OF ADDITIONAL INFORMATION

GENERAL INFORMATION
  Safekeeping of Assets
  Experts
  Independent Registered Public Accounting Firm
  Non-Participating
  Misstatement of Age or Sex
  Principal Underwriter
PERFORMANCE RELATED INFORMATION
  Total Return for all Sub-Accounts
  Yield for Sub-Accounts
  Money Market Sub-Accounts
  Additional Materials
  Performance Comparisons
FINANCIAL STATEMENTS

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                        121

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APPENDIX I -- SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS

We will determine the Market Value Adjustment by multiplying the General Account value that is withdrawn or transferred from the existing Guarantee Period (after deduction of any applicable surrender charge) by the following factor:

               [(1 + I)/(1 + J + .0025)] TO THE POWER OF N/12 - 1

where,

- I is the guaranteed interest rate we credit to the general account value that is withdrawn or transferred from the existing Guarantee Period.

- J is the guaranteed interest rate we are then offering for new Guarantee Periods with durations equal to the number of years remaining in the existing Guarantee Period (rounded up to the next higher number of years).

- N is the number of months remaining in the existing Guarantee Period (rounded up to the next higher number of months).

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

  Amount withdrawn or transferred                                       $10,000
  Existing Guarantee Period                                             7 Years
  Time of withdrawal or transfer                                        Beginning of 3rd year of Existing Guarantee Period
  Guaranteed Interest Rate (I)                                          8%*
  Guaranteed Interest Rate for new 5-year guarantee (J)                 7%*
  Remaining Guarantee Period (N)                                        60 months
Market Value Adjustment:                                            =   $10,000 x [[(1 + .08)/(1 + .07 + .0025)]TO THE POWER OF
                                                                        60/12 -1]
                                                                    =   $354.57

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$10,354.57

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

  Amount withdrawn or transferred                                       $10,000
  Existing Guarantee Period                                             7 Years
  Time of withdrawal or transfer                                        Beginning of 3rd year of Existing Guarantee Period
  Guaranteed Interest Rate (I)                                          8%*
  Guaranteed Interest Rate for new 5-year guarantee (J)                 9%*
  Remaining Guarantee Period (N)                                        60 months
Market Value Adjustment:                                            =   $10,000 x [[(1 + .08)/(1 + .09 + .0025)]TO THE POWER OF
                                                                        60/12 -1]
                                                                    =   -$559.14

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$9,440.86

SAMPLE CALCULATION 3: NEGATIVE ADJUSTMENT

  Amount withdrawn or transferred                                       $10,000
  Existing Guarantee Period                                             7 Years
  Time of withdrawal or transfer                                        Beginning of 3rd year of Existing Guarantee Period
  Guaranteed Interest Rate (I)                                          8%*
  Guaranteed Interest Rate for new 5-year guarantee (J)                 7.75%*
  Remaining Guarantee Period (N)                                        60 months
Market Value Adjustment:                                            =   $10,000 x [[(1 + .08)/(1 + .0775 + .0025)]TO THE POWER OF
                                                                        60/12 -1]
                                                                    =   0

Amount transferred or withdrawn (adjusted for Market Value Adjustment): $10,000

122                        UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK

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SAMPLE CALCULATION 4: NEUTRAL ADJUSTMENT

  Amount withdrawn or transferred:                                     $10,000
  Existing Guarantee Period:                                           7 years
  Time of withdrawal or transfer                                       Beginning of 3rd year of Existing Guarantee Period
  Guaranteed Interest Rate (I)                                         8%*
  Guaranteed Interest Rate for new 5 year guarantee (J)                8%*
  Remaining Guarantee Period (N)                                       60 months
Market Value Adjustment                                            =   $10,000 x [[(1 + .08)/(1 + .08 + .0025)]TO THE POWER OF 60/12
                                                                       -1]
                                                                   =   -$114.94

Amount transferred or withdrawn (adjusted for Market Value Adjustment): $
9,885.06

*   Assumed for illustrative purposes only.

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK                        123

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APPENDIX II -- INVESTMENTS BY UNION SECURITY

Union Security's legal obligations with respect to the Guarantee Periods are supported by our general account assets. These general account assets also support our obligations under other insurance and annuity contracts. Investments purchased with amounts allocated to the Guarantee Periods are the property of Union Security, and you have no legal rights in such investments. Subject to applicable law, we have sole discretion over the investment of assets in our general account. Neither our general account nor the Guarantee Periods are subject to registration under the Investment Company Act of 1940.

We will invest amounts in our general account in compliance with applicable state insurance laws and regulations concerning the nature and quality of investments for the general account. Within specified limits and subject to certain standards and limitations, these laws generally permit investment in:

-   federal, state and municipal obligations,

-   preferred and common stocks,

-   corporate bonds,

-   real estate mortgages and mortgage backed securities,

-   real estate, and

-   certain other investments, including various derivative investments.

See the Financial Statements for information on our investments.

When we establish guaranteed interest rates, we will consider the available return on the instruments in which we invest amounts allocated to the general account. However, this return is only one of many factors we consider when we establish the guaranteed interest rates. See "Guarantee Periods."

Generally, we expect to invest amounts allocated to the Guarantee Periods in debt instruments. We expect that these debt instruments will approximately match our liabilities with regard to the Guarantee Periods. We also expect that these debt instruments will primarily include:

(1) securities issued by the United States Government or its agencies or instrumentalities. These securities may or may not be guaranteed by the United States Government;

(2) debt securities that, at the time of purchase, have an investment grade within the four highest grades assigned by Moody's Investors Services, Inc. ("Moody's"), Standard & Poor's Corporation ("Standard & Poor's"), or any other nationally recognized rating service. Moody's four highest grades are: Aaa, Aa, A, and Baa. Standard & Poor's four highest grades are: AAA, AA, A, and BBB;

(3) other debt instruments including, but not limited to, issues of, or guaranteed by, banks or bank holding companies and corporations. Although not rated by Moody's or Standard & Poor's, we deem these obligations to have an investment quality comparable to securities that may be purchased as stated above;

(4) other evidences of indebtedness secured by mortgages or deeds of trust representing liens upon real estate.

Except as required by applicable state insurance laws and regulations, we are not obligated to invest amounts allocated to the general account according to any particular strategy.

The Contracts are reinsured by Hartford Life Insurance Company. As part of this reinsurance arrangement, the assets supporting the General Account under the Contracts are held by Union Security; however, these assets are managed by Hartford Investment Management Company ("HIMCO"), an affiliate of Hartford Life and Annuity Insurance Company. HIMCO generally invests those assets as described above for the Contract General Account related investments of Union Security.

To obtain a Statement of Additional Information, please complete the form below and mail to:

     Union Security Life Insurance Company of New York
     c/o Hartford Life Insurance Company
     P.O. Box 5085
     Hartford, Connecticut 06102-5085

Please send a Statement of Additional Information for TD Waterhouse Variable Annuity to me at the following address:

----------------------------------------------------------------
                              Name
----------------------------------------------------------------
                            Address
----------------------------------------------------------------
     City/State                                   Zip Code

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of Union Security Life Insurance Company of New York:

In our opinion, the accompanying balance sheets and the related statements of operations, changes in stockholder's equity and cash flows present fairly, in all material respects, the financial position of Union Security Life Insurance Company of New York (the "Company"), a direct wholly-owned subsidiary of Assurant, Inc. at December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the accompanying financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and financial statement schedules are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with standards of the Public Company Accounting Oversight Board (United States), which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the financial statements, the Company changed the manner in which it accounts for other-than-temporary impairment of debt securities on April 1, 2009.

/s/ PricewaterhouseCoopers LLP

April 23, 2010
New York, New York

               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                                 BALANCE SHEET
                         AT DECEMBER 31, 2009 AND 2008

                                              DECEMBER 31,                DECEMBER 31,
                                                  2009                        2008
                                                      (IN THOUSANDS EXCEPT PER
                                                      SHARE AND SHARE AMOUNTS)
------------------------------------------------------------------------------------------
ASSETS
 Investments:
 Fixed maturity securities available for
  sale, at fair value (amortized cost --
  $101,309 in 2009 and $96,696 in 2008)          $106,623                     $92,058
 Equity securities available for sale,
  at fair value (cost -- $7,791 in 2009
  and $8,173 in 2008)                               7,574                       6,196
 Commercial mortgage loans on real
  estate, at amortized cost                        27,302                      28,396
 Policy loans                                          78                          73
 Short-term investments                             3,891                       6,870
 Other investments                                  1,432                       1,829
                                               ----------                  ----------
                       TOTAL INVESTMENTS          146,900                     135,422
                                               ----------                  ----------
 Cash and cash equivalents                          2,807                      11,319
 Premiums and accounts receivable, net              3,287                       2,962
 Reinsurance recoverables                         130,074                     109,131
 Accrued investment income                          1,585                       1,516
 Tax receivable                                        --                          65
 Deferred acquisition costs                           595                         923
 Deferred income taxes, net                           363                       4,778
 Goodwill                                           1,114                       2,038
 Other assets                                          48                         108
 Assets held in separate accounts                  12,821                      13,145
                                               ----------                  ----------
                            TOTAL ASSETS         $299,594                    $281,407
                                               ----------                  ----------
LIABILITIES
 Future policy benefits and expenses              $72,713                     $52,837
 Unearned premiums                                  9,391                       9,791
 Claims and benefits payable                      131,243                     141,692
 Commissions payable                                2,098                       4,682
 Reinsurance balances payable                         994                         714
 Funds held under reinsurance                         104                          68
 Deferred gain on disposal of businesses            3,244                       3,668
 Accounts payable and other liabilities             3,733                       4,715
 Due to affiliates                                  1,807                         406
 Tax payable                                          765                          --
 Liabilities related to separate
  accounts                                         12,821                      13,145
                                               ----------                  ----------
                       TOTAL LIABILITIES          238,913                     231,718
                                               ----------                  ----------
COMMITMENTS AND CONTINGENCIES (NOTE 16)
STOCKHOLDER'S EQUITY
 Common stock, par value $20 per share,
  100,000 shares authorized, issued, and
  outstanding                                       2,000                       2,000
 Additional paid-in capital                        43,006                      43,006
 Retained earnings                                 12,255                       8,982
 Accumulated other comprehensive income
  (loss)                                            3,420                      (4,299)
                                               ----------                  ----------
              TOTAL STOCKHOLDER'S EQUITY           60,681                      49,689
                                               ----------                  ----------
     TOTAL LIABILITIES AND STOCKHOLDER'S
                                  EQUITY         $299,594                    $281,407
                                               ----------                  ----------

             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                            STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

                                                  YEARS ENDED DECEMBER 31,
                                            2009            2008            2007
                                                       (IN THOUSANDS)
----------------------------------------------------------------------------------------
REVENUES
 Net earned premiums and other
  considerations                            $42,841         $64,853         $60,212
 Net investment income                        8,161           8,810           9,096
 Net realized losses on investments,
  excluding other-than-temporary
  impairment losses                            (415)           (979)           (232)
  Total other-than-temporary impairment
   losses                                      (376)         (5,094)           (641)
  Portion of gain recognized in other
   comprehensive income, before taxes           (35)             --              --
                                          ---------       ---------       ---------
 Net other-than-temporary impairment
  losses recognized in earnings                (411)         (5,094)           (641)
 Amortization of deferred gain on
  disposal of businesses                        424             744             842
 Fees and other income                          593              80              70
                                          ---------       ---------       ---------
                          TOTAL REVENUES     51,193          68,414          69,347
                                          ---------       ---------       ---------
BENEFITS, LOSSES AND EXPENSES
 Policyholder benefits                       25,993          39,627          40,690
 Amortization of deferred acquisition
  costs                                         986           1,444           1,432
 Underwriting, general and
  administrative expenses                    11,936          17,146          15,608
 Goodwill impairment                            924              --              --
                                          ---------       ---------       ---------
     TOTAL BENEFITS, LOSSES AND EXPENSES     39,839          58,217          57,730
                                          ---------       ---------       ---------
 Income before provision for income
  taxes                                      11,354          10,197          11,617
 Provision for income taxes                   3,916           3,815           3,957
                                          ---------       ---------       ---------
                              NET INCOME     $7,438          $6,382          $7,660
                                          ---------       ---------       ---------

             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                  YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

                                                                                                 ACCUMULATED
                                           COMMON             ADDITIONAL                            OTHER
                                           STOCK                PAID-IN          RETAINED       COMPREHENSIVE
                                                                CAPITAL          EARNINGS       INCOME (LOSS)         TOTAL
                                                                          (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 2007                   $2,000               $43,006          $11,389            $2,354            $58,749
 Dividends                                     --                    --          (12,000)               --            (12,000)
 Cumulative effect of change in
  accounting principles                        --                    --             (146)               --               (146)
 Comprehensive income:
  Net income                                   --                    --            7,660                --              7,660
  Other comprehensive income:
   Net change in unrealized gains on
    securities, net of taxes                   --                    --               --            (1,120)            (1,120)
                                                                                                                     --------
  Total comprehensive income                                                                                            6,540
                                                                                                                     --------
          BALANCE, DECEMBER 31, 2007       $2,000               $43,006           $6,903            $1,234            $53,143
                                          -------               -------          -------            ------           --------
 Dividends                                     --                    --           (4,303)               --             (4,303)
 Comprehensive income:
  Net income                                   --                    --            6,382                --              6,382
  Other comprehensive income:
   Net change in unrealized gains on
    securities, net of taxes                   --                    --               --            (5,533)            (5,533)
                                                                                                                     --------
   Total comprehensive income                                                                                             849
                                                                                                                     --------
          BALANCE, DECEMBER 31, 2008       $2,000               $43,006           $8,982            $(4,299)          $49,689
                                          -------               -------          -------            ------           --------
 Dividends                                     --                    --           (4,399)               --             (4,399)
 Cumulative effect of change in
  accounting principles (Note 2)               --                    --              234              (234)                --
 Comprehensive income:
  Net income                                   --                    --            7,438                --              7,438
  Other comprehensive income:
   Net change in unrealized losses
    on securities, net of taxes                --                    --               --             7,802              7,802
   Net change in
    other-than-temporary impairment
    gains recognized in other
    comprehensive income, net of
    taxes                                                                                              151                151
                                                                                                                     --------
  Total other comprehensive income                                                                                      7,953
                                                                                                                     --------
   Total comprehensive income                                                                                          15,391
                                                                                                                     --------
          BALANCE, DECEMBER 31, 2009       $2,000               $43,006          $12,255            $3,420            $60,681
                                          -------               -------          -------            ------           --------

             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

                                                  YEARS ENDED DECEMBER 31,
                                            2009            2008            2007
                                                       (IN THOUSANDS)
----------------------------------------------------------------------------------------
OPERATING ACTIVITIES
 Net income                                  $7,438          $6,382          $7,660
 Adjustments to reconcile net income to
  net cash provided by operating
  activities:
  Change in reinsurance recoverable         (20,943)         (2,310)         (5,538)
  Change in premiums and accounts
   receivable                                 1,076             409              12
  Change in deferred acquisition costs          328             114             (74)
  Change in accrued investment income           (69)             30              35
  Change in insurance policy reserves
   and expenses                               9,027           4,999           9,081
  Change in accounts payable and other
   liabilities                                 (982)            151          (1,113)
  Change in commissions payable              (2,584)            257            (209)
  Change in reinsurance balances payable        280            (647)            847
  Change in funds held under reinsurance         36              (7)             (1)
  Amortization of deferred gain on
   disposal of businesses                      (424)           (744)           (842)
  Change in income taxes                      1,129           1,862            (286)
  Net realized losses on investments            826           6,073             873
  Goodwill impairment                           924              --              --
  Other                                        (211)            (13)            (58)
                                          ---------       ---------       ---------
NET CASH (USED IN) PROVIDED BY OPERATING
                              ACTIVITIES     (4,149)         16,556          10,387
                                          ---------       ---------       ---------
INVESTING ACTIVITIES
 Sales of:
  Fixed maturity securities available
   for sale                                   9,666          19,499          19,739
  Equity securities available for sale          960           2,921           3,081
 Maturities, prepayments, and scheduled
  redemption of:
  Fixed maturity securities available
   for sale                                   4,851           5,886           6,289
 Purchase of:
  Fixed maturity securities available
   for sale                                 (19,303)        (24,454)        (19,089)
  Equity securities available for sale         (603)         (5,263)         (3,093)
 Change in commercial mortgage loans on
  real estate                                 1,094           2,350          (9,060)
 Change in short-term investments             2,979          (6,282)          1,813
 Change in other invested assets                397             362             333
 Change in policy loans                          (5)             31              16
                                          ---------       ---------       ---------
NET CASH PROVIDED BY (USED IN) INVESTING
                              ACTIVITIES        $36         $(4,950)            $29
                                          ---------       ---------       ---------
FINANCING ACTIVITIES
 Dividends paid                              (4,399)         (4,303)        (12,000)
                                          ---------       ---------       ---------
   NET CASH USED IN FINANCING ACTIVITIES     (4,399)         (4,303)        (12,000)
                                          ---------       ---------       ---------
 Change in cash and cash equivalents         (8,512)          7,303          (1,584)
 Cash and cash equivalents at beginning
  of period                                  11,319           4,016           5,600
                                          ---------       ---------       ---------
 Cash and cash equivalents at end of
  period                                     $2,807         $11,319          $4,016
                                          ---------       ---------       ---------
Supplemental information:
 Income taxes paid, net of refunds           $2,788          $1,952          $4,243
                                          ---------       ---------       ---------

             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009, 2008 AND 2007
(IN THOUSANDS EXCEPT SHARE DATA)

--------------------------------------------------------------------------------

1. NATURE OF OPERATIONS

Union Security Life Insurance Company of New York (the "Company") is a provider of life insurance products including group disability insurance, group dental insurance, group life insurance and credit insurance. The Company is a wholly-owned subsidiary of Assurant, Inc. (the "Parent"). The Parent's common stock is traded on the New York Stock Exchange under the symbol AIZ.

The Company is domiciled in New York and is qualified to sell life, health and annuity insurance in the state of New York.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Amounts are presented in United States of America ("U.S.") dollars and all amounts are in thousands, except for number of shares.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. The items on the Company's balance sheet affected by the use of estimates include but are not limited to, investments, premiums and accounts receivable, reinsurance recoverables, deferred acquisition costs ("DAC"), deferred income taxes and associated valuation allowances, goodwill, future policy benefits and expenses, unearned premiums, claims and benefits payable, deferred gain on disposal of businesses, and commitments and contingencies. The estimates are sensitive to market conditions, investment yields, mortality, morbidity, commissions and other acquisition expenses, policyholder behavior and other factors. Actual results could differ from the estimates reported. The Company believes the amounts reported are reasonable and adequate.

COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) is comprised of net income, net unrealized gains and losses on securities classified as available-for-sale and net unrealized gains and losses on other-than-temporarily impaired securities, less deferred income taxes.

RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform to the 2009 presentation.

REVENUE RECOGNITION

The Company recognizes revenue when realized or realizable and earned. Revenue generally is realized or realizable and earned when persuasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable, and collectability is reasonably assured.

FAIR VALUE

The Company uses an exit price for its fair value measurements. An exit price is defined as the amount received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In measuring fair value, the Company gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. See Note 4 for further information.

INVESTMENTS

Fixed maturity and equity securities are classified as available-for-sale, as defined in the investments guidance, which is included within the Financial Accounting Standards Board's ("FASB") Accounting Standards Codification ("ASC") Topic 320, INVESTMENTS -- DEBT AND EQUITY SECURITIES and reported at fair value. If the fair value is higher than the amortized cost for fixed maturity securities or the purchase cost for equity securities, the excess is an unrealized gain; and, if lower than cost, the difference is an unrealized loss. The net unrealized gains and losses, less deferred income taxes, are included in accumulated other comprehensive income (loss) ("AOCI").

Commercial mortgage loans on real estate are reported at unpaid balances, adjusted for amortization of premium or discount, less allowance for losses. The allowance is based on management's analysis of factors including actual loan loss experience, specific events based on geographical, political or economic conditions, industry experience, loan groupings that have probable and estimable losses and individually impaired loan loss analysis. A loan is considered individually impaired when it becomes probable the Company will be unable to collect all amounts due, including principal and interest, according to the contractual terms of the loan agreement. Changes in the allowance for loan losses are recorded in net realized losses on investments, excluding other-than-temporary impairment losses.

Policy loans are reported at unpaid principal balances, which do not exceed the cash surrender value of the underlying policies.

Short-term investments include money market funds and short maturity investments. These amounts are reported at cost, which approximates fair value.

Other investments consist primarily of investments in certified capital companies ("CAPCOs"). The Company's CAPCOs consist of debt instruments that are recorded at amortized cost, which approximates fair value.

The Company monitors its investment portfolio to identify investments that may be other-than-temporarily impaired. In addition, securities, aggregated by issuer, whose market price is equal to 80% or less of their original purchase price or which had a discrete credit event resulting in the debtor defaulting or seeking bankruptcy protection are added to a potential write-down list, which is discussed at quarterly meetings attended by members of the Company's investment, accounting and finance departments. See Note 3 for further information.

Realized gains and losses on sales of investments are recognized on the specific identification basis.

Investment income is recorded as earned net of investment expenses. The Company uses the interest method to recognize interest income on its commercial mortgage loans.

The Company anticipates prepayments of principal in the calculation of the effective yield for mortgage-backed securities and structured securities. The retrospective method is used to adjust the effective yield.

CASH AND CASH EQUIVALENTS

The Company considers cash on hand, all operating cash and working capital cash to be cash equivalents. These amounts are carried at cost, which approximates fair value. Cash balances are reviewed at the end of each reporting period to determine if negative cash balances exist. If negative cash balances do exist, the cash accounts are netted with other positive cash accounts of the same bank provided the right of offset exists between the accounts. If the right of offset does not exist, the negative cash balances are reclassified to accounts payable.

RECEIVABLES

The Company records a receivable when revenue has been earned but the cash has not been collected. The Company maintains allowances for doubtful accounts for probable losses resulting from the inability to collect payments.

REINSURANCE

Reinsurance recoverables include amounts related to paid benefits and estimated amounts related to unpaid policy and contract claims, future policyholder benefits and policyholder contract deposits. The cost of reinsurance is recognized over the terms of the underlying reinsured policies using assumptions consistent with those used to account for the policies. Amounts recoverable from reinsurers are estimated in a manner consistent with claim and claim adjustment expense reserves or future policy benefits reserves and are reported in the balance sheets. The cost of reinsurance related to long-duration contracts is recognized over the life of the underlying reinsured policies. The ceding of insurance does not discharge the Company's primary liability to insureds. An allowance for doubtful accounts is recorded on the basis of periodic evaluations of balances due from reinsurers, reinsurer solvency, management's experience and current economic conditions.

Reinsurance balances payable include amounts related to ceded premiums and estimated amounts related to assumed paid or incurred losses, which are reported based upon ceding entities' estimations.

Funds held under reinsurance represent amounts contractually held from assuming companies in accordance with reinsurance agreements.

Reinsurance premiums assumed are calculated based upon payments received from ceding companies together with accrual estimates, which are based on both payments received and in-force policy information received from ceding companies. Any subsequent differences arising on such estimates are recorded in the period in which they are determined.

INCOME TAXES

The Company reports its taxable income in a consolidated federal income tax return along with other affiliated subsidiaries of the Parent. Income tax expense or benefit is allocated among the affiliated subsidiaries by applying corporate income tax rates to taxable income or loss determined on a separate return basis according to a tax allocation agreement.

Current federal income taxes are recognized based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income taxes are recorded for temporary differences between the financial reporting basis and income tax basis of assets and liabilities, based on enacted tax laws and statutory tax rates applicable to the periods in which the Company expects the temporary differences to reverse. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized.

The Company classifies net interest expense related to tax matters and any applicable penalties as a component of income tax expense.

DEFERRED ACQUISITION COSTS

The costs of acquiring new business that vary with and are primarily related to the production of new business are deferred to the extent that such costs are deemed recoverable from future premiums or gross profits. Acquisition costs primarily consist of commissions, policy issuance expenses, premium taxes and certain direct marketing expenses.

Premium deficiency testing is performed annually and generally reviewed quarterly. Such testing involves the use of best estimate assumptions including the anticipation of interest income to determine if anticipated future policy premiums are adequate to recover all DAC and related claims, benefits and expenses. To the extent a premium deficiency exists, it is recognized immediately by a charge to the statement of operations and a corresponding reduction in DAC. If the premium deficiency is greater than unamortized DAC, a liability will be accrued for the excess deficiency.

Acquisition costs relating to monthly pay credit insurance business consist mainly of direct marketing costs and are deferred and amortized over the estimated average terms and balances of the underlying contracts.

Acquisition costs relating to group term life, group disability and group dental consist primarily of compensation to sales representatives. These acquisition costs are front-end loaded; thus, they are deferred and amortized over the estimated terms of the underlying contracts.

PROPERTY AND EQUIPMENT

Property and equipment are reported at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over estimated useful lives with a maximum of 7 years for furniture and a maximum of 5 years for equipment. Expenditures for maintenance and repairs are charged to income as incurred. Expenditures for improvements are capitalized and depreciated over the remaining useful life of the asset.

Property and equipment also includes capitalized software costs, which represent costs directly related to obtaining, developing or upgrading internal use software. Such costs are capitalized and amortized using the straight-line method over their estimated useful lives.

GOODWILL

Goodwill represents the excess of acquisition costs over the net fair value of identifiable assets acquired and liabilities assumed in a business combination. Goodwill is deemed to have an indefinite life and is not amortized, but rather is tested at least annually for impairment. The Company reviews goodwill annually in the fourth quarter for impairment, or more frequently if indicators of impairment exist. The Company regularly assesses whether any indicators of impairment exist. Such indicators include, but are not limited to: a significant decline in expected future cash flows due to changes in company-specific factors or the broader business climate. The evaluation of such factors requires considerable management judgment.

The goodwill impairment test has two steps. The Company first compares its estimated fair value with its net book value. If the estimated fair value exceeds its net book value, goodwill is deemed not to be impaired, and no further testing is necessary. If the net book value exceeds its estimated fair value, the Company would perform a second test to measure the amount of impairment if any. To determine the amount of any impairment, the Company would determine the implied fair value of goodwill in the same manner as if the Company were being acquired in a business combination. Specifically, the Company would determine the fair value of all of the assets and liabilities, including any unrecognized intangible assets, in a hypothetical calculation that would yield the implied fair value of goodwill. If the implied fair value of goodwill were less than the recorded goodwill, the Company would record an impairment charge for the difference.

In the fourth quarters of 2009 and 2008, the Company conducted its annual assessments of goodwill. Based on the results of the 2009 assessment, the Company concluded that the net book value of its goodwill exceeded its estimated fair value and therefore performed a Step 2 test. Based on the results of the Step 2 test, the Company recorded a $924 impairment charge. Based on the results of the 2008 assessment, the Company concluded that its estimated fair value exceeded its net book value and therefore goodwill was not impaired. See Notes 4 and 13 for further information.

OTHER ASSETS

Other assets primarily include prepaid items and intangible assets. Intangible assets that have finite lives, including but not limited to, customer relationships, customer contracts and other intangible assets, are amortized over their estimated useful lives. Intangible assets deemed to have indefinite useful lives, primarily certain state licenses, are not amortized and are subject to at least annual impairment tests. Impairment exists if the carrying amount of the indefinite-lived intangible asset exceeds its fair value. For other intangible assets subject to amortization, impairment is recognized if the carrying amount is not recoverable and exceeds the fair value of the intangible asset. There were no impairments of finite-lived or indefinite-lived intangible assets in either 2009 or 2008.

SEPARATE ACCOUNTS

Assets and liabilities associated with separate accounts relate to premium and annuity considerations for variable life and annuity products for which the contract-holder, rather than the Company, bears the investment risk. Separate account assets (with matching liabilities) are reported at fair value. Revenues and expenses related to the separate account assets and liabilities, to the extent of benefits paid or provided to the separate account policyholders, are excluded from the amounts reported in the accompanying statements of operations because the accounts are administered by reinsurers.

Prior to April 2, 2001, Fortis Financial Group ("FFG") had issued variable insurance products registered as securities under the Securities Act of 1933, as amended. These products featured fixed premiums, a minimum death benefit, and policyholder returns linked to an underlying portfolio of securities. The variable insurance products issued by FFG have been 100% reinsured with The Hartford Financial Services Group, Inc. and certain of its subsidiaries ("The Hartford").

RESERVES

Reserves are established in accordance with GAAP, using generally accepted actuarial methods and are based on a number of factors. These factors include experience derived from historical claim payments and actuarial assumptions to arrive at loss development factors. Such assumptions and other factors include trends, the incidence of incurred claims, the extent to which all claims have been reported, and internal claims processing charges. The process used in computing reserves cannot be exact, since actual claim costs are dependent upon such complex factors as inflation, changes in doctrines of legal liabilities and damage awards. The methods of making such estimates and establishing the related liabilities are periodically reviewed and updated.

Reserves do not represent an exact calculation of exposure, but instead represent our best estimates, generally involving actuarial projections at a given time, of what we expect the ultimate settlement and administration of a claim or group of claims will cost based on our assessment of facts and circumstances then known. The adequacy of reserves will be impacted by future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both external and internal events, including but not limited to: changes in the economic cycle, changes in the social perception of the value of work, emerging medical perceptions regarding physiological or psychological causes of disability, emerging health issues and new methods of treatment or accommodation, inflation, judicial trends, legislative changes and claims handling procedures.

Many of these items are not directly quantifiable, particularly on a prospective basis. Reserve estimates are refined as experience develops. Adjustments to reserves, both positive and negative, are reflected in the statement of operations of the period in which such estimates are updated. Because establishment of reserves is an inherently uncertain process involving estimates of future losses, there can be no certainty that ultimate losses will not exceed existing claims reserves. Future loss development could require reserves to be increased, which could have a material adverse effect on our earnings in the periods in which such increases are made.

Long Duration Contracts

The Company's long duration contracts include traditional life insurance policies (no longer offered), FFG and long term care ("LTC") contracts disposed.

Risks related to the reserves recorded for all long duration have been 100% ceded via reinsurance. While the Company has not been released from the contractual obligation to the policyholders, changes in and deviations from economic mortality, morbidity, and expense assumptions used in the calculation of these reserves will not directly affect our results of operations unless there is a default by the assuming reinsurer.

Short Duration Contracts

The Company's short duration contracts include group term life contracts, group disability contracts, medical contracts, dental contracts, and credit life contracts. For short duration contracts, claims and benefits payable reserves are recorded when insured events occur. The liability is based on the expected ultimate cost of settling the claims. The claims and benefits payable reserves include (1) case reserves for known but unpaid claims as of the balance sheet date; (2) incurred but not reported ("IBNR") reserves for claims where the insured event has occurred but has not been reported to the Company as of the balance sheet date; and (3) loss adjustment expense reserves for the expected handling costs of settling the claims.

For group disability, the case reserves and the IBNR reserves are recorded at an amount equal to the net present value of the expected future claims payments. Group long-term disability and group term life waiver of premiums reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is reviewed quarterly by taking into consideration actual and expected earned rates on our asset portfolio. Group long term disability and group term life reserve adequacy studies are performed annually, and morbidity and mortality assumptions are adjusted where appropriate Changes in the estimated liabilities are recorded as a charge or credit to policyholder benefits as estimates are revised.

DEFERRED GAIN ON DISPOSAL OF BUSINESSES

The Company recorded a deferred gain on disposal of businesses utilizing reinsurance. On March 1, 2000, the Parent sold its LTC business using a coinsurance contract. On April 2, 2001, the Company sold its FFG business using coinsurance and a modified coinsurance contract. Since the form of sales did not discharge the Company's primary liability to the insureds, the gain on these disposals was deferred and reported as a liability. The liability is decreased and recognized as revenue over the estimated life of the contracts' terms. The Company reviews and evaluates the estimates affecting the deferred gain on disposal of businesses annually or when significant information affecting the estimates becomes known to the Company.

PREMIUMS

Long Duration Contracts

Premiums for LTC insurance and traditional life insurance contracts within FFG are recognized as revenue when due from the policyholder. For universal life insurance and investment-type annuity contracts within FFG, revenues consist of charges assessed against policy balances. For the FFG and LTC businesses previously sold, all revenue is ceded.

Short Duration Contracts

The Company's short duration contracts are those on which the Company recognizes revenue on a pro-rata basis over the contract term. The Company's short duration contracts primarily include group term life, group disability, dental, and credit life and disability.

TOTAL OTHER-THAN-TEMPORARY IMPAIRMENT LOSSES

For debt securities with credit losses and non-credit losses or gains, total other-than-temporary impairment ("OTTI") losses is the total of the decline in fair value from either the most recent OTTI determination or a prior period end in which the fair value declined until the current period end valuation date. This amount does not include any securities that had fair value increases. For equity securities and debt securities that the Company has the intent to sell or if it is more likely than not that it will be required to sell, for equity securities that have an OTTI or for debt securities if there are only credit losses, total other-than-temporary impairment losses is the total amount by which the fair value of the security is less than its amortized cost basis at the period end valuation date and the decline in fair value is deemed to be other-than-temporary.

FEE AND OTHER INCOME

The Company derives fee and other income primarily from providing administrative services. Fee income is recognized when services are performed.

UNDERWRITING, GENERAL AND ADMINISTRATIVE EXPENSES

Underwriting, general and administrative expenses consist primarily of commissions, premium taxes, licenses, fees, salaries and personnel benefits and other general operating expenses.

LEASES

The Company records expenses for operating leases on a straight-line basis over the lease term.

CONTINGENCIES

The Company follows the guidance on contingencies, which is included within ASC Topic 450, CONTINGENCIES, which requires the Company to evaluate each contingent matter separately. A loss contingency is recorded if reasonably estimable and probable. The Company establishes reserves for these contingencies at the best estimate, or if no one estimated number within the range of possible losses is more probable than any other, the Company records an estimated reserve at the low end of the estimated range. Contingencies affecting the Company primarily relate to litigation matters which are inherently difficult to evaluate and are subject to significant changes. The Company believes the contingent amounts recorded are adequate and reasonable.

RECENT ACCOUNTING PRONOUNCEMENTS -- ADOPTED

On July 1, 2009, the Company adopted the new guidance on GAAP, which is within ASC Topic 105, GAAP. The new guidance establishes a single source of authoritative accounting and reporting guidance recognized by the FASB for nongovernmental entities (the "Codification"). The Codification does not change current GAAP, but is intended to simplify user access to all authoritative GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The adoption of the new guidance did not have an impact on the Company's financial position or results of operations. References to accounting guidance contained in the Company's financial statements and disclosures have been updated to reflect terminology consistent with the Codification. Plain English references to the accounting guidance have been made along with references to the ASC topic number and name.

On October 1, 2009, the Company adopted the new guidance on measuring the fair value of liabilities, which is within ASC Topic 820, FAIR VALUE MEASUREMENTS AND DISCLOSURES. When the quoted price in an active market for an identical liability is not available, this new guidance requires that either the quoted price of the identical or similar liability when traded as an asset or another valuation technique that is consistent with the fair value measurements and disclosures guidance be used to fair value the liability. The adoption of this new guidance did not have an impact on the Company's financial position or results of operations.

On June 30, 2009, the Company adopted the new subsequent events guidance, which is within ASC Topic 855, SUBSEQUENT EVENTS. This new guidance establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The adoption of the new guidance did not have an impact on the Company's financial position or results of operations. See Note 17 for further information.

On April 1, 2009, the Company adopted the new OTTI guidance, which is within ASC Topic 320, INVESTMENTS -- DEBT AND EQUITY SECURITIES. This new guidance amends the previous guidance for debt securities and modifies the presentation and disclosure requirements for debt and equity securities. In addition, it amends the requirement for an entity to positively assert the intent and ability to hold a debt security to recovery to determine whether an OTTI exists and replaces this provision with the assertion that an entity does not intend to sell or it is not more likely than not that the entity will be required to sell a security prior to recovery of its amortized cost basis. Additionally, this new guidance modifies the presentation of certain OTTI debt securities to only present the impairment loss within the results of operations that represents the credit loss associated with the OTTI with the remaining impairment loss being presented within other comprehensive income (loss) ("OCI"). At adoption, the Company recorded a cumulative effect adjustment to reclassify the non-credit component of previously recognized OTTI securities which resulted in an increase of $234 (after-tax) in retained earnings and a decrease of $234 (after-tax) in AOCI. See Note 3 for further information.

On April 1, 2009, the Company adopted the new guidance on determining fair value in illiquid markets, which is within ASC Topic 820, FAIR VALUE MEASUREMENTS AND DISCLOSURES. This new guidance clarifies how to estimate fair value when the volume and level of activity for an asset or liability have significantly decreased. This new guidance also clarifies how to identify circumstances indicating that a transaction is not orderly. Under this new guidance, significant decreases in the volume and level of activity of an asset or liability, in relation to normal market activity, requires further evaluation of transactions or quoted prices and exercise of significant judgment in arriving at fair values. This new guidance also requires additional interim and annual disclosures. The adoption of this new guidance did not have an impact on the Company's financial position or results of operations.

On January 1, 2009, the Company adopted the revised business combinations guidance, which is within ASC Topic 805, BUSINESS COMBINATIONS. The revised guidance retains the fundamental requirements of the previous guidance in that the acquisition method of accounting be used for all business combinations, that an acquirer be identified for each business combination and for goodwill to be recognized and measured as a residual. The revised guidance expands the definition of transactions and events that qualify as business combinations to all transactions and other events in which one entity obtains control over one or more other businesses. The revised guidance broadens the fair value measurement and recognition of assets acquired, liabilities assumed and interests transferred as a result of business combinations. It also increases the disclosure requirements for business combinations in the consolidated financial statements. The adoption of the revised guidance did not have an impact on the Company's financial position or results of operations. However, should the Company enter into any business combination in 2010 or beyond, our financial position or results of operations could incur a significantly different impact than had it recorded the acquisition under the previous business combinations guidance. Earnings volatility could result, depending on the terms of the acquisition.

On January 1, 2009, the Company adopted the new consolidations guidance, which is within ASC Topic 810, CONSOLIDATION. The new guidance requires that a noncontrolling interest in a subsidiary be separately reported within equity and the amount of consolidated net income attributable to the noncontrolling interest be presented in the statement of operations. The new guidance also calls for consistency in reporting changes in the parent's ownership interest in a subsidiary and necessitates fair value measurement of any noncontrolling equity investment retained in a deconsolidation. The adoption of the new guidance did not have an impact on the Company's financial position or results of operations.

On January 1, 2009, the Company applied the fair value measurements and disclosures guidance, which is within ASC Topic 820, FAIR VALUE MEASUREMENTS AND DISCLOSURES, for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The application of this guidance for those assets and liabilities did not have an impact on the Company's financial position or results of operations. The Company's non-financial assets measured at fair value on a non-recurring basis include goodwill and intangible assets. In a business combination, the non-financial assets and liabilities of the acquired company would be measured at fair value in accordance with the fair value measurements and disclosures guidance. The requirements of this guidance include using an exit price based on an orderly transaction between market participants at the measurement date assuming the highest and best use of the asset by market participants. To perform a market valuation, the Company is required to use a market, income or cost approach valuation technique(s). The Company performed its annual impairment analyses of goodwill and indefinite-lived intangible assets in the fourth quarter of 2009. Step 1 of the impairment test indicated that the net book value of the Company's goodwill was greater than its estimated fair value. Based on the results of the Step 1 test, the Company was required to measure the fair value of its goodwill in Step 2 of the impairment test. As mentioned above, the application of this guidance which was used to measure the fair value of goodwill in Step 2 of the impairment test did not have an impact on the Company's financial position or results of operations during 2009.

On January 1, 2008, the Company adopted the fair value measurements and disclosures guidance, which is within ASC Topic 820, FAIR VALUE MEASUREMENTS AND DISCLOSURES. This guidance defined fair value, addressed how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP and expanded disclosures about fair value measurements. This guidance was applied prospectively for financial assets and liabilities measured on a recurring basis as of January 1, 2008. The adoption of this guidance did not have an impact on the Company's financial position or results of operations. See Note 4 for further information.

RECENT ACCOUNTING PRONOUNCEMENTS -- NOT YET ADOPTED

In June 2009, the FASB issued new guidance on the accounting for a variable interest entity ("VIE"), which is within ASC Topic 810, CONSOLIDATION. This new guidance amends the consolidation guidance applicable to VIEs to require a qualitative assessment in the determination of the primary beneficiary of the VIE, to require an ongoing reconsideration of the primary beneficiary, to amend the events that trigger a reassessment of whether an entity is a VIE and to change the consideration of kick-out rights in determining if an entity is a VIE. This new guidance provides two transition alternatives: (i) retrospective application with a cumulative-effect adjustment to retained earnings as of the beginning of the first year adjusted; or (ii) application as of the date of adoption with a cumulative-effect adjustment to retained earnings recognized on that date. This new guidance is effective as of the beginning of the Company's first fiscal year beginning after November 15, 2009, and for interim periods within those fiscal years. Therefore, the Company is required to adopt this guidance on January 1, 2010. The adoption of this new guidance will not have a material impact on the Company's financial position and results of operations.

3. INVESTMENTS

The following tables show the cost or amortized cost, gross unrealized gains and losses and fair value and OTTI of our fixed maturity and equity securities as of the dates indicated:

                                                                 DECEMBER 31, 2009
                                        COST OR                          GROSS                  GROSS
                                        AMORTIZED                     UNREALIZED              UNREALIZED
                                        COST                             GAINS                  LOSSES
-----------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
 United States Government and
  government agencies and authorities              $452                     $87                   $ --
 States, municipalities and political
  subdivisions                                   23,975                   1,537                     (9)
 Foreign governments                                760                      85                     --
 Asset-backed                                       144                       6                     --
 Commercial mortgage-backed                       4,905                      97                     (1)
 Residential mortgage-backed                      6,796                     368                    (22)
 Corporate                                       64,277                   3,768                   (602)
                                             ----------                 -------                 ------
       TOTAL FIXED MATURITY SECURITIES         $101,309                  $5,948                  $(634)
                                             ----------                 -------                 ------
EQUITY SECURITIES:
 Non-redeemable preferred stocks                 $7,791                    $358                  $(575)
                                             ----------                 -------                 ------

                                                  DECEMBER 31, 2009

                                             FAIR                  OTTI IN
                                             VALUE                AOCI (1)
--------------------------------------  -------------------------------------
FIXED MATURITY SECURITIES:
 United States Government and                                          $
  government agencies and authorities        $539                     --
 States, municipalities and political
  subdivisions                               25,503                   --
 Foreign governments                          845                     --
 Asset-backed                                 150                     --
 Commercial mortgage-backed                  5,001                    --
 Residential mortgage-backed                 7,142                   (22)
 Corporate                                   67,443                   12
                                              ---                    ---
       TOTAL FIXED MATURITY SECURITIES       $106,623                $(10)
                                              ---                    ---
EQUITY SECURITIES:
                                                                       $
 Non-redeemable preferred stocks             $7,574                   --
                                              ---                    ---

(1) Represents the amount of other-than-temporary gains (losses) in AOCI, which, from April 1, 2009, were not included in earnings under the new OTTI guidance for debt securities.

                                                                  DECEMBER 31, 2008
                                      COST OR                   GROSS                     GROSS
                                     AMORTIZED                UNREALIZED               UNREALIZED              FAIR
                                       COST                     GAINS                    LOSSES                VALUE
----------------------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
 United States Government and
  government agencies and
  authorities                             $426                     $167                      $ --                 $593
 States, municipalities and
  political subdivisions                23,966                      363                      (340)              23,989
 Foreign governments                       762                       51                       (23)                 790
 Asset-backed                              247                        3                        --                  250
 Commercial mortgage-backed              5,707                       --                      (828)               4,879
 Residential mortgage-backed             7,919                      282               -                          8,201
 Corporate                              57,669                    1,022                    (5,335)              53,356
                                     ---------                 --------                 ---------            ---------
          TOTAL FIXED MATURITY
                    SECURITIES         $96,696                   $1,888                   $(6,526)             $92,058
                                     ---------                 --------                 ---------            ---------
EQUITY SECURITIES:
 Non-redeemable preferred
  stocks                                $8,173                      $42                   $(2,019)              $6,196
                                     ---------                 --------                 ---------            ---------

The cost or amortized cost and fair value of fixed maturity securities at December 31, 2009 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                       COST OR
                                      AMORTIZED
                                        COST           FAIR VALUE
------------------------------------------------------------------
Due in one year or less                     $941              $969
Due after one year through
 five years                               25,705            27,001
Due after five years through
 ten years                                24,722            26,115
Due after ten years                       38,096            40,245
                                     -----------       -----------
                         TOTAL            89,464            94,330
Asset-backed                                 144               150
Commercial mortgage-backed                 4,905             5,001
Residential mortgage-backed                6,796             7,142
                                     -----------       -----------
                         TOTAL          $101,309          $106,623
                                     -----------       -----------

Major categories of net investment income were as follows:

                                     YEARS ENDED DECEMBER 31,
                                 2009          2008          2007
------------------------------------------------------------------------
Fixed maturity securities        $6,012        $6,199        $6,673
Equity securities                   590           578           617
Commercial mortgage loans on
 real estate                      1,628         1,908         1,451
Policy loans                          6             7             8
Short-term investments               51           106           138
Other investments                   138           171           202
Cash and cash equivalents            39           134           282
                                -------       -------       -------
       TOTAL INVESTMENT INCOME    8,464         9,103         9,371
Investment expenses                (303)         (293)         (275)
                                -------       -------       -------
         NET INVESTMENT INCOME   $8,161        $8,810        $9,096
                                -------       -------       -------

No material investments of the Company were non-income producing for the years ended December 31, 2009, 2008, and 2007.

The following table summarizes the proceeds from sales of available-for-sale securities and the gross realized gains and gross realized losses that have been included in earnings as a result of those sales.

                                        YEARS ENDED DECEMBER 31,
                                  2009            2008            2007
-------------------------------------------------------------------------
Proceeds from sales               $10,626         $22,418         $22,822
Gross realized gains                  218             776             576
Gross realized losses                 381           1,737             771

For securities sold at a loss during 2009, the average period of time these securities were trading continuously at a price below book value was approximately 19 months.

After a period of declining market values in the fixed maturity and equity security markets, the credit markets have shown continued improvement throughout 2009. This is primarily due to specific U.S. government intervention which resulted in a lower threat of systemic collapse, enhanced liquidity in the market, and improved economic prospects. As a result, many securities in the portfolio have shown improved market values throughout the year.

We recorded net realized (losses) gains, including other-than-temporary impairments, in the statement of operations as follows:

                                               YEARS ENDED DECEMBER 31,
                                           2009          2008          2007
---------------------------------------------------------------------------------
Net realized (losses) gains related to
 sales:
 Fixed maturity securities                 $(161)         $(259)        $103
 Equity securities                            (2)          (686)        (298)
 Commercial mortgage loans on real
  estate                                    (252)           (34)         (37)
                                          ------       --------       ------
    TOTAL NET REALIZED LOSSES RELATED TO
                                   SALES    (415)          (979)        (232)
Net realized losses related to
 other-than-temporary impairments:
 Fixed maturity securities                  (388)        (2,982)        (415)
 Equity securities                           (23)        (2,112)        (226)
                                          ------       --------       ------
    TOTAL NET REALIZED LOSSES RELATED TO
        OTHER-THAN-TEMPORARY IMPAIRMENTS    (411)        (5,094)        (641)
                                          ------       --------       ------
               TOTAL NET REALIZED LOSSES   $(826)       $(6,073)       $(873)
                                          ------       --------       ------

OTHER-THAN-TEMPORARY IMPAIRMENTS

Adoption of the New OTTI Guidance

On April 1, 2009, the Company adopted the new OTTI guidance, which is within ASC Topic 320. See Note 2 for further information. The new OTTI guidance requires entities to separate an OTTI of a debt security into two components when there are credit related losses associated with the impaired debt security for which the Company asserts that it does not have the intent to sell, and it is more likely than not that it will not be required to sell before recovery of its cost basis. Prior to April 1, 2009, the Company had to determine whether it had the intent and ability to hold the investment for a sufficient period of time for the value to recover. When the analysis of the above factors resulted in the Company's conclusion that declines in market values were other-than-temporary, the cost of the securities was written down to market value and the reduction in value was reflected as a realized loss in the statement of operations. Under the new OTTI guidance, the amount of the OTTI related to a credit loss is recognized in earnings, and the amount of the OTTI related to other, non-credit, factors (E.G., interest rates, market conditions, etc.) is recorded as a component of other comprehensive income. In instances where no credit loss exists but it is more likely than not that the Company will have to sell the debt security prior to the anticipated recovery, the decline in market value below amortized cost is recognized as an OTTI in earnings. In periods after the recognition of an OTTI on debt securities, the Company accounts for such securities as if they had been purchased on the measurement date of the OTTI at an amortized cost basis equal to the previous amortized cost basis less the OTTI recognized in earnings. For debt securities for which OTTI were recognized in earnings, the difference between the new amortized cost basis and the cash flows expected to be collected will be accreted or amortized into net investment income.

The new OTTI guidance required that the Company record, as of April 1, 2009, the date of adoption, a cumulative effect adjustment to reclassify the noncredit component of a previously recognized OTTI from retained earnings to other comprehensive income. For purposes of calculating the cumulative effect adjustment, the Company reviewed OTTI it had recorded through realized losses on securities held at March 31, 2009, which were $2,730, and estimated the portion related to credit losses (I.E., where the present value of cash flows expected to be collected are lower than the amortized cost basis of the security) and the portion related to all other factors. The Company determined that $2,357 of the OTTI previously recorded related to specific credit losses and $373 related to all other factors. Under the new OTTI guidance, the Company increased the amortized cost basis of these debt securities by $360 and recorded a cumulative effect adjustment, net of tax, in its shareholders' equity section. The cumulative effect adjustment had no effect on total shareholders' equity as it increased retained earnings and reduced accumulated other comprehensive income.

For the twelve months ended December 31, 2009, the Company recorded $376 of OTTI of which $411 was related to credit losses and recorded as net OTTI losses recognized in earnings, while the remaining $(35) related to all other factors was recorded as an unrealized gain component of AOCI.

The following table sets forth the amount of credit loss impairments recognized within the results of operations on fixed maturity securities held by the Company as of the dates indicated, for which a portion of the OTTI loss was recognized in AOCI, and the corresponding changes in such amounts.

BALANCE, APRIL 1, 2009                     $ 2,357
Additions for credit loss impairments
 recognized in the current period on
 securities not previously impaired             22
Additions for credit loss impairments
 recognized in the current period on
 securities previously impaired                158
Reductions for credit loss impairments
 previously recognized on securities
 which matured, paid down, prepaid, or
 were sold during the period                  (710)
                                          --------
BALANCE, DECEMBER 31, 2009                  $1,827
                                          --------

We regularly monitor our investment portfolio to ensure investments that may be other-than-temporarily impaired are identified in a timely fashion, properly valued, and charged against earnings in the proper period. The determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held, the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery for equity securities and the intent to sell or whether it is more likely than not that the Company will be required to sell for fixed maturity securities. Inherently, there are risks and uncertainties involved in making these judgments. Changes in circumstances and critical assumptions such as a continued weak economy, a more pronounced economic downturn or unforeseen events which affect one or more companies, industry sectors, or countries could result in additional impairments in future periods for other-than-temporary declines in value. Any equity security whose price decline is deemed other-than-temporary is written down to its then current market value with the amount of the impairment reported as a realized loss in that period. The impairment of a fixed maturity security that the Company has the intent to sell or that it is more likely than not that the Company will be required to sell is deemed other-than-temporary and is written down to its market value at the Balance Sheet date with the amount of the impairment reported as a realized loss in that period. For all other-than-temporarily impaired fixed maturity securities that do not meet either of these two criteria, the Company is required to analyze its ability to recover the amortized cost of the security by calculating the net present value of projected future cash flows. For these other-than-temporarily impaired fixed maturity securities, the net amount recognized in earnings is equal to the difference between the amortized cost of the fixed maturity security and its net present value.

The Company considers different factors to determine the amount of projected future cash flows and discounting methods for corporate debt and residential and commercial mortgage-backed or asset-backed securities. For corporate debt securities, the split between the credit and non-credit losses is driven principally by assumptions regarding the amount and timing of projected future cash flows. The net present value is calculated by discounting the Company's best estimate of projected future cash flows at the effective interest rate implicit in the security at the date of acquisition. For residential and commercial mortgage-backed and asset-backed securities, cash flow estimates, including prepayment assumptions, are based on data from widely accepted third-party data sources or internal estimates. In addition to prepayment assumptions, cash flow estimates vary based on assumptions regarding the underlying collateral including default rates, recoveries and changes in value. The net present value is calculated by discounting the Company's best estimate of projected future cash flows at the effective interest rate implicit in the fixed maturity security prior to impairment at the Balance Sheet date. The discounted cash flows becomes the new amortized cost basis of the fixed maturity security.

In periods subsequent to the recognition of an other-than-temporary impairment, the Company generally accretes the discount (or amortize the reduced premium) into net investment income, up to the non-discounted amount of projected future cash flows, resulting from the reduction in cost basis, based upon the amount and timing of the expected future cash flows over the estimated period of cash flows.

Realized gains and losses on sales of investments are recognized on the specific identification basis.

The investment category and duration of the Company's gross unrealized losses on fixed maturity securities and equity securities at December 31, 2009 and 2008 were as follows:

                                                                   DECEMBER 31, 2009
                                              LESS THAN 12 MONTHS                     12 MONTHS OR MORE
                                          FAIR            UNREALIZED             FAIR            UNREALIZED
                                         VALUE              LOSSES              VALUE              LOSSES
---------------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
 States, municipalities and political
  subdivisions                              $543                $(9)               $ --               $ --
 Commercial mortgage-backed                  250                 (1)                 --                 --
 Residential mortgage-backed                 165                (22)                 --                 --
 Corporate                                 3,923                (75)              6,277               (527)
                                        --------            -------            --------            -------
       TOTAL FIXED MATURITY SECURITIES    $4,881              $(107)             $6,277              $(527)
                                        --------            -------            --------            -------
EQUITY SECURITIES:
 Non-redeemable preferred stocks            $ --               $ --              $2,602              $(575)
                                        --------            -------            --------            -------

                                                  DECEMBER 31, 2009
                                                           TOTAL
                                               FAIR             UNREALIZED
                                               VALUE              LOSSES
--------------------------------------  --------------------------------------
FIXED MATURITY SECURITIES:
 States, municipalities and political
  subdivisions                                    $543                $(9)
 Commercial mortgage-backed                        250                 (1)
 Residential mortgage-backed                       165                (22)
 Corporate                                      10,200               (602)
                                             ---------            -------
       TOTAL FIXED MATURITY SECURITIES         $11,158              $(634)
                                             ---------            -------
EQUITY SECURITIES:
 Non-redeemable preferred stocks                $2,602              $(575)
                                             ---------            -------

                                                                     DECEMBER 31, 2008
                                                LESS THAN 12 MONTHS                       12 MONTHS OR MORE
                                          FAIR              UNREALIZED              FAIR             UNREALIZED
                                          VALUE               LOSSES               VALUE               LOSSES
--------------------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
 States, municipalities and political
  subdivisions                            $11,999                $(310)               $498                 $(30)
 Foreign government                           484                  (23)                 --                   --
 Commercial mortgage-backed                 4,879                 (828)                 --                   --
 Corporate                                 24,987               (3,322)              6,526               (2,013)
                                        ---------            ---------            --------            ---------
       TOTAL FIXED MATURITY SECURITIES    $42,349              $(4,483)             $7,024              $(2,043)
                                        ---------            ---------            --------            ---------
EQUITY SECURITIES:
 Non-redeemable preferred stocks           $3,692                $(928)             $1,896              $(1,091)
                                        ---------            ---------            --------            ---------

                                                   DECEMBER 31, 2008
                                                            TOTAL
                                               FAIR              UNREALIZED
                                               VALUE               LOSSES
--------------------------------------  ----------------------------------------
FIXED MATURITY SECURITIES:
 States, municipalities and political
  subdivisions                                 $12,497                $(340)
 Foreign government                                484                  (23)
 Commercial mortgage-backed                      4,879                 (828)
 Corporate                                      31,513               (5,335)
                                             ---------            ---------
       TOTAL FIXED MATURITY SECURITIES         $49,373              $(6,526)
                                             ---------            ---------
EQUITY SECURITIES:
 Non-redeemable preferred stocks                $5,588              $(2,019)
                                             ---------            ---------

Total gross unrealized losses represent less than 9% and 16% of the aggregate fair value of the related securities at December 31, 2009 and 2008, respectively. Approximately 9% and 63% of these gross unrealized losses have been in a continuous loss position for less than twelve months at December 31, 2009 and 2008, respectively. The total gross unrealized losses are comprised of 88 and 249 individual securities at December 31, 2009 and 2008, respectively. In accordance with its policy described above, the Company concluded that for these securities an adjustment to its results of operations for other-than-temporary impairments of the gross unrealized losses was not warranted at December 31, 2009 and 2008. These conclusions are based on a detailed analysis of the underlying credit and expected cash flows of each security. As of December 31, 2009, the gross unrealized losses that have been in a continuous loss position for twelve months or more were concentrated in non-redeemable preferred stocks and in the financial, energy, and consumer cyclical industries of the Company's corporate fixed maturity securities. For these concentrations, gross unrealized losses of twelve months or more were $1,001, or 91%, of the total. The gross unrealized losses are primarily attributable to widening credit spreads associated with an underlying shift in overall credit risk premium. As of December 31, 2009, the Company did not intend to sell the securities and it was not more likely than not that the Company would be required to sell the securities before the anticipated recovery of their amortized cost basis.

The cost or amortized cost and fair value of available for sale fixed maturity securities in an unrealized loss position at December 31, 2009, by contractual maturity, is shown below:

                                                COST OR
                                               AMORTIZED
                                                 COST              FAIR VALUE
----------------------------------------------------------------------------------
Due in one year or less                              $75                  $62
Due after one year through five years              1,127                1,087
Due after five years through ten years             3,553                3,487
Due after ten years                                6,599                6,107
                                               ---------            ---------
                                   TOTAL          11,354               10,743
Commercial mortgage-backed                           251                  250
Residential mortgage-backed                          187                  165
                                               ---------            ---------
                                   TOTAL         $11,792              $11,158
                                               ---------            ---------

The Company has exposure to sub-prime and related mortgages within our fixed maturity security portfolio. At December 31, 2009, approximately 2.3% of the residential mortgage-backed holdings had exposure to sub-prime mortgage collateral. This represented approximately 0.2% of the total fixed income portfolio and 3.5% of the total unrealized loss position. There is one security with sub-prime exposure, which is below investment grade. All residential mortgage-backed securities, including those with sub-prime exposure, are reviewed as part of the ongoing other-than-temporary impairment monitoring process.

The Company has made commercial mortgage loans, collateralized by the underlying real estate, on properties located throughout the U.S. and Canada. At December 31, 2009, approximately 49% of the outstanding principal balance of commercial mortgage loans was concentrated in the states of California, Texas, and New York. Although the Company has a diversified loan portfolio, an economic downturn could have an adverse impact on the ability of its debtors to repay their loans. The outstanding balance of commercial mortgage loans range in size from $426 to $2,647 at December 31, 2009 and from $435 to $2,700 at December 31, 2008. The mortgage loan valuation allowance for losses was $355 and $103 at December 31, 2009 and 2008, respectively.

At December 31, 2009, there are no outstanding loan commitments.

The Company has short term investments and fixed maturities of $539 and $593 at December 31, 2009 and 2008, respectively, on deposit with various governmental authorities as required by law.

4.  FAIR VALUE DISCLOSURES

Inputs and Valuation Techniques for Financial Assets and Liabilities Disclosures

The fair value measurements and disclosures guidance, which is within ASC Topic 820, defines fair value, establishes a framework for measuring fair value, creates a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In accordance with this guidance, the Company has categorized its recurring basis financial assets and liabilities into a three-level fair value hierarchy based on the priority of the inputs to the valuation technique.

The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The levels of the fair value hierarchy and its application to the Company's financial assets and liabilities are described below:

- Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Financial assets and liabilities utilizing Level 1 inputs include certain U.S. mutual funds, money market funds and certain foreign securities.

- Level 2 inputs utilize other than quoted prices included in Level 1 that are observable for the asset, either directly or indirectly, for substantially the full term of the asset. Level 2 inputs include quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active and inputs other than quoted prices that are observable in the marketplace for the asset. The observable inputs are used in valuation models to calculate the fair value for the asset. Financial assets utilizing Level 2 inputs include corporate, municipal, foreign government and private placement bonds, U.S. Government and agency securities, residential and commercial mortgage-backed securities, asset-backed securities, non-redeemable preferred stocks and certain U.S. and foreign mutual funds.

- Level 3 inputs are unobservable but are significant to the fair value measurement for the asset, and include situations where there is little, if any, market activity for the asset. These inputs reflect management's own assumptions about the assumptions a market participant would use in pricing the asset. Financial assets utilizing Level 3 inputs include certain non-redeemable preferred stocks and corporate and foreign bonds that were quoted by brokers and could not be corroborated by Level 2 inputs.

A review of fair value hierarchy classifications is conducted on a quarterly basis. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.

The following tables present the Company's fair value hierarchy for those recurring basis assets and liabilities as of December 31, 2009 and 2008.

                                                               DECEMBER 31, 2009
                                             TOTAL           LEVEL 1          LEVEL 2         LEVEL 3
------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS
Fixed maturity securities:
 United States Government and government
  agencies and authorities                       $539            $ --              $539           $ --
 State, municipalities and political
  subdivisions                                 25,503              --            25,503             --
 Foreign governments                              845              --               845             --
 Asset-backed                                     150              --               150             --
 Commercial mortgage-backed                     5,001              --             5,001             --
 Residential mortgage-backed                    7,142              --             7,142             --
 Corporate                                     67,443              --            66,285          1,158
Non-redeemable preferred stocks                 7,574              --             7,574             --
Short term investments                          3,891           3,891                               --
Cash equivalents                                  953(b)          953                               --
Assets held in separate accounts               12,271(b)        8,782(a)          3,489             --
                                          -----------       ---------       -----------       --------
                  TOTAL FINANCIAL ASSETS     $131,312         $13,626          $116,528         $1,158
                                          -----------       ---------       -----------       --------

                                                               DECEMBER 31, 2008
                                             TOTAL           LEVEL 1          LEVEL 2         LEVEL 3
------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS
Fixed maturity securities:
 United States Government and government
  agencies and authorities                       $593            $ --              $593           $ --
 State, municipalities and political
  subdivisions                                 23,989              --            23,989             --
 Foreign governments                              790              --               790             --
 Asset-backed                                     250              --               250             --
 Commercial mortgage-backed                     4,879              --             4,879             --
 Residential mortgage-backed                    8,201              --             8,201             --
 Corporate                                     53,356              --            52,514            842
Non-redeemable preferred stocks                 6,196              --             5,991            205
Short term investments                          6,870           6,621               249             --
Cash equivalents                                8,941(b)        8,941                --             --
Assets held in separate accounts               12,626(b)        9,067(a)          3,559             --
                                          -----------       ---------       -----------       --------
                  TOTAL FINANCIAL ASSETS     $126,691         $24,629          $101,015         $1,047
                                          -----------       ---------       -----------       --------

(a)  Mainly includes mutual fund investments

(b) The amounts presented differ from the amounts presented in the balance sheets because only certain assets or liabilities within these line items are measured at estimated fair value (e.g. debt and equity securities)

The following table summarizes the change in balance sheet carrying value associated with Level 3 financial assets carried at fair value during the years ended December 31, 2009 and 2008:

                                                        YEAR ENDED DECEMBER 31, 2009
                                                                                        NON-
                                           TOTAL                                     REDEEMABLE
                                          LEVEL 3                                    PREFERRED
                                           ASSETS            CORPORATE                 STOCKS
--------------------------------------------------------------------------------------------------
Balance, beginning of the period            $1,047                $842                   $205
 Total losses (realized/unrealized)
  included in earnings                        (115)               (115)                    --
 Net unrealized gains (losses) included
  in stockholder's equity                      160                 161                     (1)
 Purchases or issuances                          5                   5                     --
 Net transfers in (out of)                      61                 265                   (204)
                                          --------            --------                 ------
                  BALANCE, END OF PERIOD    $1,158              $1,158                   $ --
                                          --------            --------                 ------

                                                       YEAR ENDED DECEMBER 31, 2008
                                                                                       NON-
                                           TOTAL                                    REDEEMABLE
                                          LEVEL 3                                   PREFERRED
                                           ASSETS            CORPORATE                STOCKS
-------------------------------------------------------------------------------------------------
Balance, beginning of the period            $1,992             $1,992                   $ --
 Total losses (realized/unrealized)
  included in earnings                        (881)              (881)                    --
 Net unrealized losses included in
  stockholder's equity                        (130)               (87)                   (43)
 Sales and settlements                         (23)               (23)                    --
 Net transfers in (out of)                      89               (159)                   248
                                          --------            -------                 ------
                  BALANCE, END OF PERIOD    $1,047               $842                   $205
                                          --------            -------                 ------

Three different valuation techniques can be used in determining fair value for financial assets and liabilities: the market, income or cost approaches. The three valuation techniques described in the fair value measurements and disclosures guidance, which is within ASC Topic 820, are consistent with generally accepted valuation methodologies. The market approach valuation techniques use prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. When possible, quoted prices (unadjusted) in active markets are used as of the period-end date. Otherwise, valuation techniques consistent with the market approach including matrix pricing and comparables are used. Matrix pricing is a mathematical technique employed principally to value debt securities without relying exclusively on quoted prices for those securities but rather by relying on the securities' relationship to other benchmark quoted securities. Market approach valuation techniques often use market multiples derived from a set of comparables. Multiples might lie in ranges with a different multiple for each comparable. The selection of where within the range the appropriate multiple falls requires judgment, considering both qualitative and quantitative factors specific to the measurement.

Income approach valuation techniques convert future amounts, such as cash flows or earnings, to a single present amount, or a discounted amount. These techniques rely on current market expectations of future amounts as of the period-end date. Examples of income approach valuation techniques include present value techniques, option-pricing models, binomial or lattice models that incorporate present value techniques, and the multi-period excess earnings method.

Cost approach valuation techniques are based upon the amount that would be required to replace the service capacity of an asset at the period-end date, or the current replacement cost. That is, from the perspective of a market participant (seller), the price that would be received for the asset is determined based on the cost to a market participant (buyer) to acquire or construct a substitute asset of comparable utility, adjusted for obsolescence.

While not all three approaches are applicable to all financial assets or liabilities, where appropriate, one or more valuation techniques may be used. For all the financial assets and liabilities included in the above hierarchy, excluding private placement bonds, the market valuation technique is generally used. For private placement bonds, the income valuation technique is generally used. For the years ended December 31, 2009 and 2008, the application of the valuation technique applied to similar assets and liabilities has been consistent.

Level 1 and Level 2 securities are valued using various observable market inputs obtained from a pricing service. The pricing service prepares estimates of fair value measurements for our Level 2 securities using proprietary valuation models based on techniques such as matrix pricing which include observable market inputs. The fair value measurements and disclosures guidance, defines observable market inputs as the assumptions market participants would use in pricing the asset or liability developed on market data obtained from sources independent of the Company. The extent of the use of each observable market input for a security depends on the type of security and the market conditions at the balance sheet date. Depending on the security, the priority of the use of observable market inputs may change as some observable market inputs may not be relevant or additional inputs may be necessary. The following observable market inputs, listed in the approximate order of priority, are utilized in the pricing evaluation of Level 2 securities: benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data. The pricing service also evaluates each security based on relevant market information including: relevant credit information, perceived market movements and sector news. Valuation models can change period to period, depending on the appropriate observable inputs that are available at the balance sheet date to price a security. When market observable inputs are unavailable, the remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources and are categorized as Level 3 securities.

Management evaluates the following factors in order to determine whether the market for a financial asset is inactive. The factors include, but are not limited to:

-   There are few recent transactions,

-   Little information is released publicly,

- The available prices vary significantly over time or among market participants,

-   The prices are stale (i.e., not current), and

-   The magnitude of the bid-ask spread.

Illiquidity did not have a material impact in the fair value determination of the Company's financial assets.

The Company generally obtains one price for each financial asset. The Company performs a monthly analysis to assess if the evaluated prices represent a reasonable estimate of their fair value. This process involves quantitative and qualitative analysis and is overseen by investment and accounting professionals. Examples of procedures performed include, but are not limited to, initial and on-going review of pricing service methodologies, review of the prices received from the pricing service, review of pricing statistics and trends, and comparison of prices for certain securities with two different appropriate price sources for reasonableness. Following this analysis, the Company generally uses the best estimate of fair value based upon all available inputs. On infrequent occasions, a non-pricing service source may be more familiar with the market activity for a particular security than the pricing service. In these cases the price used is taken from the non-pricing service source. The pricing service provides information to indicate which securities were priced using market observable inputs so that the Company can properly categorize our financial assets in the fair value hierarchy.

Disclosures for Non-Financial Assets Measured at Fair Value on a Non-Recurring Basis

The Company also measures the fair value of certain assets on a non-recurring basis, generally on an annual basis, or when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. These assets include goodwill and finite-lived intangible assets. In accordance with the provisions of ASC Topic 350, INTANGIBLES -- GOODWILL AND OTHER, since the carrying amount of the Company was greater than its estimated fair value as determined in Step 1 of the impairment test, the Company was required to measure the fair value of goodwill in Step 2 of the impairment test. Goodwill of the Company with a carrying amount of $2,038 was written down to its implied fair value of $1,114, resulting in an impairment charge of $924, which was included in earnings for the period. See Note 13 for further information.

To estimate the fair value, the Company utilized both the income and market valuation approaches. Under the income approach, the Company determined the fair value considering distributable earnings which were estimated from operating plans. The resulting cash flows were then discounted using a market participant weighted average cost of capital estimated for the Company. After discounting the future discrete earnings to their present value, the Company estimated the terminal value attributable to the years beyond the discrete operating plan period. The discounted terminal value was then added to the aggregate discounted distributable earnings from the discrete operating plan period to estimate the fair value of Company. Under the market approach, the Company derived the fair value based on various financial multiples, including but not limited to: price to tangible book value of equity, price to estimated 2009 earnings and price to estimated 2010 earnings which were estimated based on publicly available data related to comparable guideline companies. In addition, financial multiples were also estimated from publicly available purchase price data for acquisitions of companies operating in the insurance industry. The estimated fair value of the Company was more heavily weighted towards the income approach because the earnings capacity of a business is generally considered the most important factor in the valuation of a business enterprise. This fair value determination was categorized as Level 3 (unobservable) in the fair value hierarchy.

The following tables present the Company's fair value hierarchy for goodwill measured at fair value on a non-recurring basis on which an impairment charge was recorded, and the related impairment charge as of December 31, 2009:

                                                                    ASSETS AT FAIR VALUE
                                                                     NON-RECURRING BASIS
                                             LEVEL 1              LEVEL 2                LEVEL 3             TOTAL
-------------------------------------------------------------------------------------------------------------------
At December 31, 2009
Goodwill-                                      $ --                 $ --                  $1,114             $1,114
                                               ----                 ----                 -------            -------

                                                     IMPAIRMENT CHARGES
                                                       TWELVE MONTHS
                                                           ENDED
                                                        DECEMBER 31,
                                            2009                       2008
--------------------------------------------------------------------------------
Goodwill-                                         $924                 $ --
                                                 -----                 ----

FAIR VALUE OF FINANCIAL INSTRUMENTS DISCLOSURES

The financial instruments guidance, which is within ASC Topic 825, requires disclosure of fair value information about financial instruments, as defined therein, for which it is practicable to estimate such fair value. Therefore, it requires fair value disclosure for financial instruments that are not recognized in the balance sheets. However, this guidance excludes certain financial instruments including those related to insurance contracts and those accounted for under the equity method and joint ventures guidance, which is within ASC Topic 323, INVESTMENTS -- EQUITY METHOD AND JOINT VENTURES (such as real estate joint ventures).

Please refer to the INPUTS AND VALUATION TECHNIQUES FOR FINANCIAL ASSETS AND LIABILITIES DISCLOSURES section above for the methods and assumptions used to estimate fair value for the following assets and liabilities:

-   Fixed maturity securities

-   Equity securities

-   Short-term investments

Fair values for separate account assets (with matching liabilities) and invested assets related to a modified coinsurance arrangement are obtained from an independent pricing service which uses observable market information. In the measurement of the fair value of certain financial instruments, other valuation techniques were utilized if quoted market prices were not available.

In estimating the fair value of the financial instruments presented, the Company used the following methods and assumptions:

CASH AND CASH EQUIVALENTS: the carrying amount reported approximates fair value because of the short maturity of the instruments.

COMMERCIAL MORTGAGE LOANS AND POLICY LOANS: the fair values of mortgage loans are estimated using discounted cash flow analyses, based on interest rates currently being offered for similar loans to borrowers with similar credit ratings. Mortgage loans with similar characteristics are aggregated for purposes of the calculations. The carrying value of policy loans reported in the balance sheets approximate fair value.

OTHER INVESTMENTS: the carrying value of the other investments approximates fair value.

POLICY RESERVES UNDER INVESTMENT PRODUCTS: the fair values for the Company's policy reserves under the investment products are determined using cash surrender value.

SEPARATE ACCOUNT ASSETS AND LIABILITIES: separate account assets and liabilities are reported at their estimated fair values, which are primarily based on quoted market prices.

FUNDS HELD UNDER REINSURANCE: the carrying amount reported approximates fair value due to the short maturity of the instruments.

The following table demonstrates the carrying value and fair value of our financial assets and liabilities as of December 31, 2009 and 2008.

                                               DECEMBER 31, 2009                DECEMBER 31, 2008
                                           CARRYING           FAIR          CARRYING               FAIR
                                            VALUE            VALUE            VALUE                VALUE
----------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS
Cash and cash equivalents                     $2,807           $2,807         $11,319              $11,319
Fixed maturity securities                    106,623          106,623          92,058               92,058
Equity securities                              7,574            7,574           6,196                6,196
Commercial mortgage loans on real estate      27,302           26,828          28,396               27,803
Policy loans                                      78               78              73                   73
Short-term investments                         3,891            3,891           6,870                6,870
Other investments                              1,432            1,432           1,829                1,829
Assets held in separate accounts              12,821           12,821          13,145               13,145
FINANCIAL LIABILITIES
Policy reserves under investment              $2,813           $2,601          $2,844               $2,615
 products (Individual and group
 annuities, subject to discretionary
 withdrawal)
Funds held under reinsurance                     104              104              68                   68
Liabilities related to separate accounts      12,821           12,821          13,145               13,145
                                          ----------       ----------       ---------            ---------

The fair value of the Company's liabilities for insurance contracts other-than-investment-type contracts are not required to be disclosed. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts.

5. INCOME TAXES

The Company is subject to U.S. tax and files a U.S. consolidated federal income tax return with its parent, Assurant, Inc. Information about the Company's current and deferred tax expense follows:

                                               YEARS ENDED DECEMBER 31,
                                           2009          2008          2007
-----------------------------------------------------------------------------
Current expense:
 Federal                                   $3,618        $4,559        $2,845
                                          -------       -------       -------
Deferred expense (benefit):
 Federal                                      298          (744)        1,112
                                          -------       -------       -------
                TOTAL INCOME TAX EXPENSE   $3,916        $3,815        $3,957
                                          -------       -------       -------

A reconciliation of the federal income tax rate to the Company's effective income tax rate follows:

                                                                 DECEMBER 31,
                                               2009                  2008                  2007
-----------------------------------------------------------------------------------------------------
FEDERAL INCOME TAX RATE                         35.0%                 35.0%                 35.0%
RECONCILING ITEMS:
 Tax-exempt interest                            (2.6)                 (1.5)                 (0.7)
 Dividends-received deduction                    (.9)                 (0.6)                 (0.4)
 Goodwill impairment*                            2.8                    --                    --
 Permanent nondeductible expenses                0.1                   2.0                   0.2
 Change in valuation allowance                    --                   2.5                    --
 Other                                           0.1                    --                    --
                                               -----                 -----                 -----
EFFECTIVE INCOME TAX RATE:                      34.5%                 37.4%                 34.1%
                                               -----                 -----                 -----

*   See Note 13 for further information on goodwill impairment.

As of December 31, 2009 and 2008, the Company had no liability for unrecognized tax benefits.

The Company files federal income tax returns in the U.S. The Company has substantially concluded all U.S. federal income tax matters for years through 2004.

The tax effects of temporary differences that result in significant deferred tax assets and deferred tax liabilities are as follows:

                                                   DECEMBER 31,
                                           2009             2008 (1)
-------------------------------------------------------------------------
DEFERRED TAX ASSETS:
 Deferred gains on reinsurance             $1,135             $1,284
 Investments                                1,074              1,649
 Deferred acquisition costs                   934                857
 Employee and post-retirement benefits        373                314
 Capital loss carryforwards                   335                537
 Net unrealized depreciation on
  securities                                   --              2,315
 Other                                         64                 90
                                          -------            -------
                TOTAL DEFERRED TAX ASSET    3,915              7,046
                                          -------            -------
 Less valuation allowance                    (145)              (253)
                                          -------            -------
 Deferred tax assets, net of valuation
  allowance                                $3,770             $6,793
                                          -------            -------
DEFERRED TAX LIABILITIES:
 Policyholder and separate account
  reserves                                 $1,623             $2,015
 Net unrealized appreciation on
  securities                                1,784                 --
                                          -------            -------
            TOTAL DEFERRED TAX LIABILITY    3,407              2,015
                                          -------            -------
           NET DEFERRED INCOME TAX ASSET     $363             $4,778
                                          -------            -------

(1) Components of the 2008 net deferred income tax asset have been reclassified to conform to the 2009 presentation. These reclassifications had no effect on the overall net deferred income tax asset.

The Company's total valuation allowance against deferred tax assets was reduced $108 from $253 at December 31, 2008 to $145 December 31, 2009, through other comprehensive income. The calculation of the valuation allowance is made at the consolidated return group level. A portion of the valuation allowance has been assigned to the Company based on the provisions of the tax sharing agreement. A cumulative valuation allowance of $145 has been recorded because it is management's assessment that it is more likely than not that deferred tax assets of $145 of deferred tax assets will not be realized.

The Company's ability to realize deferred tax assets depends on its ability to generate sufficient taxable income of the same character within the carryback or carryforward periods. In assessing future GAAP taxable income, the Company has considered all sources of taxable income available to realize its deferred tax asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences and carry forwards, taxable income in carryback years and tax-planning strategies. If changes occur in the assumptions underlying the Company's tax planning strategies or in the scheduling of the reversal of the Company's deferred tax liabilities, the valuation allowance may need to be adjusted in the future.

At December 31, 2009, the Company had no net operating loss carryforwards for U.S. federal income tax purposes. At December 31, 2009, the Company had a capital loss carryover for U.S. federal income tax purposes in the amount of $956 which will expire, if not utilized, in 2013.

6. PREMIUMS AND ACCOUNTS RECEIVABLE

Receivables are reported net of an allowance for uncollectible items. A summary of such receivables is as follows:

                                              DECEMBER 31,
                                           2009          2008
---------------------------------------------------------------
Insurance premiums receivable              $3,094        $2,597
Other receivables                             193           365
                                          -------       -------
                                   TOTAL   $3,287        $2,962
                                          -------       -------

7. STOCKHOLDER'S EQUITY

The Board of Directors of the Company has authorized 100,000 shares of common stock with a stated value of $20 per share. All the shares are issued and outstanding as of December 31, 2009 and 2008. All the outstanding shares at December 31, 2009 are owned by the Parent. See Note 1 for further information. The Company paid dividends of $4,399, $4,303, and $12,000 at December 31, 2009, 2008 and 2007, respectively.

The maximum amount of dividends which can be paid by the State of New York insurance companies to shareholders without prior approval of the Insurance Commissioner is subject to restrictions relating to statutory surplus. See Note 8 for further information.

8. STATUTORY INFORMATION

The Company prepares financial statements on the basis of statutory accounting principles ("SAP") prescribed or permitted by the New York Department of Commerce. Prescribed SAP includes the Accounting Practices and Procedures Manual of the National Association of Insurance Commissioners ("NAIC") as well as state laws, regulations and administrative rules.

The principal differences between SAP and GAAP are: 1) policy acquisition costs are expensed as incurred under SAP, but are deferred and amortized under GAAP;
2) the value of business acquired is not capitalized under SAP but is under GAAP; 3) amounts collected from holders of universal life-type and annuity products are recognized as premiums when collected under SAP, but are initially recorded as contract deposits under GAAP, with cost of insurance recognized as revenue when assessed and other contract charges recognized over the periods for which services are provided; 4) the classification and carrying amounts of investments in certain securities are different under SAP than under GAAP; 5) the criteria for providing asset valuation allowances, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP;
6) the timing of establishing certain reserves, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 7) certain assets are not admitted for purposes of determining surplus under SAP;
8) methodologies used to determine the amounts of deferred taxes and goodwill are different under SAP than under GAAP; and 9) the criteria for obtaining reinsurance accounting treatment is different under SAP than under GAAP.

Reconciliations of net income and stockholder's equity on the basis of statutory accounting to the related amounts presented in the accompanying statements were as follows:

                                                       NET INCOME                       SHAREHOLDERS' EQUITY
                                            2009          2008           2007           2009            2008
--------------------------------------------------------------------------------------------------------------------
Based on statutory accounting practices    $10,904        $4,270         $5,747         $51,833         $45,986
Deferred acquisition costs                    (328)         (114)            73             595             923
Deferred and uncollected premiums               (1)           (6)            --              40              41
Policy and claim reserves                   (1,421)        1,971          2,225           6,030           7,451
Investment valuation difference               (442)           49            (26)          4,818          (6,748)
Commissions and fees                            60            27          1,256            (183)           (243)
Deferred taxes                                (298)          744         (1,113)         (2,531)            785
Deferred gain on disposal of businesses        (16)          151            171          (3,244)         (3,668)
Goodwill and intangibles                      (903)           --             --           1,135           2,038
Income taxes                                    --            --           (438)             --              --
Pension                                       (170)         (148)          (148)         (1,066)           (896)
Reinsurance in unauthorized companies           --            --             --              66              75
Interest maintenance reserve, deferral
 and amortization                               51          (562)           (83)           (237)           (288)
Asset valuation reserve                         --            --             --             485             271
Non-admitted assets and other                    2            --             (4)          2,940           3,962
                                          --------       -------       --------       ---------       ---------
Based on generally accepted accounting
 principles                                 $7,438        $6,382         $7,660         $60,681         $49,689
                                          --------       -------       --------       ---------       ---------

Insurance enterprises are required by state insurance departments to adhere to minimum risk-based capital (RBC) requirements developed by the NAIC. The Company exceeds the minimum RBC requirements.

Dividend distributions to the Parent are restricted as to the amount by state regulatory requirements. A dividend is extraordinary when combined with all other dividends and distributions made within the preceding 12 months exceeds the lesser of 10% of the insurers surplus as regards to policyholders on December 31 of the next year, or the net gain from operations. The Company declared and paid ordinary dividends of $4,399 and $4,303 during the years ended December 31, 2009 and 2008, respectively. The Company had the ability, under state regulatory requirements, to dividend up to $4,849 to the Parent in 2009 without permission from New York regulators.

9. REINSURANCE

In the ordinary course of business, the Company is involved in both the assumption and cession of reinsurance with non-affiliated companies. The following table provides details of the reinsurance recoverables balance for the years ended December 31:

                                             2009        2008
----------------------------------------------------------------
Ceded future policy holder benefits and
 expense                                     $72,887     $53,021
Ceded unearned premium                         7,567       8,607
Ceded claims and benefits payable             47,441      45,709
Ceded paid losses                              2,179       1,794
                                          ----------  ----------
                                   TOTAL    $130,074    $109,131
                                          ----------  ----------

The effect of reinsurance on premiums earned and benefits incurred was as follows:

                                                          YEARS ENDED DECEMBER 31,
                                        2009
                                              LONG                    SHORT
                                            DURATION                DURATION             TOTAL
----------------------------------------------------------------------------------------------------
Direct premiums and other
 considerations                              $10,185                 $44,702            $54,887
 Premiums assumed                                 --                   9,303              9,303
 Premiums ceded                              (10,185)                (11,164)           (21,349)
                                             -------                 -------            -------
         NET EARNED PREMIUMS AND OTHER
                        CONSIDERATIONS          $ --                 $42,841            $42,841
                                             -------                 -------            -------
Direct policyholder benefits                 $27,967                 $30,810            $58,777
 Benefits assumed                                 --                   6,393              6,393
 Benefits ceded                              (27,962)                (11,215)           (39,177)
                                             -------                 -------            -------
             NET POLICYHOLDER BENEFITS            $5                 $25,988            $25,993
                                             -------                 -------            -------

                                                          YEARS ENDED DECEMBER 31,
                                                                 2008
                                              LONG                    SHORT
                                            DURATION                DURATION             TOTAL
--------------------------------------  ------------------------------------------------------------
Direct premiums and other
 considerations                              $11,837                 $55,405            $67,242
 Premiums assumed                                 --                  25,020             25,020
 Premiums ceded                              (11,837)                (15,572)           (27,409)
                                             -------                 -------            -------
         NET EARNED PREMIUMS AND OTHER
                        CONSIDERATIONS          $ --                 $64,853            $64,853
                                             -------                 -------            -------
Direct policyholder benefits                 $12,927                 $30,532            $43,459
 Benefits assumed                                 --                  21,176             21,176
 Benefits ceded                              (12,922)                (12,086)           (25,008)
                                             -------                 -------            -------
             NET POLICYHOLDER BENEFITS            $5                 $39,622            $39,627
                                             -------                 -------            -------

                                                       YEARS ENDED DECEMBER 31,
                                                                 2007
                                              LONG                    SHORT
                                            DURATION                DURATION             TOTAL
--------------------------------------  ------------------------------------------------------------
Direct premiums and other
 considerations                              $10,340                 $56,149            $66,489
 Premiums assumed                                 --                  18,228             18,228
 Premiums ceded                              (10,340)                (14,165)           (24,505)
                                             -------                 -------            -------
         NET EARNED PREMIUMS AND OTHER
                        CONSIDERATIONS          $ --                 $60,212            $60,212
                                             -------                 -------            -------
Direct policyholder benefits                 $14,118                 $35,515            $49,633
 Benefits assumed                                 --                  17,424             17,424
 Benefits ceded                              (14,112)                (12,255)           (26,367)
                                             -------                 -------            -------
             NET POLICYHOLDER BENEFITS            $6                 $40,684            $40,690
                                             -------                 -------            -------

The Company utilizes ceded reinsurance for loss protection and capital management and business divestitures.

LOSS PROTECTION AND CAPITAL MANAGEMENT

As part of the Company's overall risk and capacity management strategy, the Company purchases reinsurance for certain risks underwritten by the Company, including significant individual or catastrophic claims, which enables the Company to free up capital to write additional business.

Under indemnity reinsurance transactions in which the Company is the ceding insurer, the Company remains liable for policy claims if the assuming company fails to meet its obligations. To mitigate this risk, the Company has control procedures to evaluate the financial condition of reinsurers and to monitor the concentration of credit risk. The selection of reinsurance companies is based on criteria related to solvency and reliability and, to a lesser degree, diversification as well as on developing strong relationships with the Company's reinsurers for the sharing of risks. A.M. Best ratings for The Hartford and John Hancock Life Insurance Company ("John Hancock"), the reinsurers we have the most exposure to, are A and A+, respectively, although A.M. Best recently placed a negative outlook on the issuer credit and financial strength ratings of The Hartford and a stable outlook for John Hancock. The majority of our remaining reinsurance exposure has been ceded to companies rated A- or better by A.M. Best, although A.M. Best continues to have a negative outlook on the Life and Health insurance industry.

BUSINESS DIVESTITURES

The Company has used reinsurance to exit certain businesses, such as the disposals of FFG and LTC. Reinsurance was used in theses cases to facilitate the transactions because the businesses shared legal entities with operating segments that the Company retained. Assets supporting liabilities ceded relating to these businesses are held in trusts for LTC and the separate accounts relating to FFG are still reflected in the Company's balance sheet. If the reinsurers became insolvent, we would be exposed to the risk that the assets in the trusts and/or the separate accounts would be insufficient to support the liabilities that would revert back to us. The reinsurance recoverable from The Hartford was $3,012 and $3,206 as of December 31, 2009 and 2008, respectively. The reinsurance recoverable from John Hancock was $81,234 and $59,063 as of December 31, 2009 and 2008, respectively.

The reinsurance agreement associated with the FFG sale also stipulates that The Hartford contribute funds to increase the value of the separate account assets relating to Modified Guaranteed Annuity business sold if such value declines below the value of the associated liabilities. If The Hartford fails to fulfill these obligations, the Company will be obligated to make these payments.

In addition, the Company would be responsible for administering this business in the event of reinsurer insolvency. We do not currently have the administrative systems and capabilities to process this business. Accordingly, we would need to obtain those capabilities in the event of an insolvency of one or more of the reinsurers of these businesses. We might be forced to obtain such capabilities on unfavorable terms with a resulting material adverse effect on our results of operations and financial condition.

As of December 31, 2009, we were not aware of any regulatory actions taken with respect to the solvency of the insurance subsidiaries of The Hartford or John Hancock that reinsure the FFG and LTC businesses and the Company has not been obligated to fulfill any of such reinsurers' obligations.

10. RESERVES

The following table provides reserve information of the Company's major product lines at the years ended December 31, 2009 and 2008:

                                                                         DECEMBER 31, 2009
                                              FUTURE                                                           INCURRED
                                              POLICY                                                           BUT NOT
                                           BENEFITS AND              UNEARNED               CASE               REPORTED
                                             EXPENSES                PREMIUMS             RESERVES             RESERVES
----------------------------------------------------------------------------------------------------------------------------
LONG DURATION CONTRACTS:
 Life insurance no longer
 offered                                       $1,569                      $3                  $ --                $708
 FFG and other disposed
 businesses                                    71,144                   2,365                   476              10,303
SHORT DURATION CONTRACTS:
 Group term life                                   --                      57                12,184               1,175
 Group disability                                  --                   1,152                93,897               5,650
 Medical                                           --                       3                   721                  47
 Dental                                            --                      80                    37                 828
 Credit Life and Disability                        --                   5,731                 2,934               2,283
                                             --------                 -------            ----------            --------
                                 TOTAL        $72,713                  $9,391              $110,249             $20,994
                                             --------                 -------            ----------            --------

                                                                         DECEMBER 31, 2008
                                              FUTURE                                                           INCURRED
                                              POLICY                                                           BUT NOT
                                           BENEFITS AND              UNEARNED               CASE               REPORTED
                                             EXPENSES                PREMIUMS             RESERVES             RESERVES
--------------------------------------  ------------------------------------------------------------------------------------
LONG DURATION CONTRACTS:
 Life insurance no longer
 offered                                       $1,657                      $3                  $ --                $686
 FFG and other disposed
 businesses                                    51,180                   2,445                   364               8,324
SHORT DURATION CONTRACTS:
 Group term life                                   --                      91                13,868               1,548
 Group disability                                  --                     321                99,608               8,628
 Medical                                           --                       4                   707                  27
 Dental                                            --                      90                    50               1,080
 Credit Life and Disability                        --                   6,837                 4,075               2,727
                                             --------                 -------            ----------            --------
                                 TOTAL        $52,837                  $9,791              $118,672             $23,020
                                             --------                 -------            ----------            --------

The following table provides a roll-forward of the Company's product lines with the most significant short duration claims and benefits payable balances: group term life and group disability lines of business. Claims and benefits payable is comprised of case and IBNR reserves.

                                                 GROUP           GROUP
                                               TERM LIFE       DISABILITY
------------------------------------------------------------------------------
BALANCE AS OF JANUARY 1, 2007, GROSS OF
 REINSURANCE                                     $16,629         $100,594
 Less: Reinsurance ceded and other (1)              (401)         (31,670)
                                               ---------       ----------
 Balance as of January 1, 2007, net of
  reinsurance                                     16,228           68,924
 Incurred losses related to:
  Current year                                     5,189           19,500
  Prior year's interest                              588            3,166
  Prior year(s)                                   (1,465)             439
                                               ---------       ----------
                   TOTAL INCURRED LOSSES           4,312           23,105
 Paid losses related to:
  Current year                                     2,851            3,807
  Prior year(s)                                    1,737           13,288
                                               ---------       ----------
                       TOTAL PAID LOSSES           4,588           17,095
 Balance as of December 31, 2007, net of
  reinsurance                                     15,952           74,934
 Plus: Reinsurance ceded and other (1)               395           31,700
                                               ---------       ----------
BALANCE AS OF DECEMBER 31, 2007, GROSS
 OF REINSURANCE                                 $ 16,347        $ 106,634
 Less: Reinsurance ceded and other (1)              (395)         (31,700)
                                               ---------       ----------
 Balance as of January 1, 2008, net of
  reinsurance                                     15,952           74,934
 Incurred losses related to:
  Current year                                     6,992           26,528
  Prior year's interest                              526            3,073
  Prior year(s)                                   (1,994)         (10,118)
                                               ---------       ----------
                   TOTAL INCURRED LOSSES           5,524           19,483
 Paid losses related to:
  Current year                                     4,115            6,402
  Prior year(s)                                    2,173           12,422
                                               ---------       ----------
                       TOTAL PAID LOSSES           6,288           18,824
 Balance as of December 31, 2008, net of
  reinsurance                                     15,188           75,593
 Plus: Reinsurance ceded and other (1)               228           32,643
                                               ---------       ----------
BALANCE AS OF DECEMBER 31, 2008, GROSS
 OF REINSURANCE                                  $15,416         $108,236
                                               ---------       ----------
 Less: Reinsurance ceded and other (1)              (228)         (32,643)
                                               ---------       ----------
 Balance as of January 1, 2009, net of
  reinsurance                                     15,188           75,593
 Incurred losses related to:
  Current year                                     4,868           11,366
  Prior year's interest                              516            3,252
  Prior year(s)                                     (711)          (6,069)
                                               ---------       ----------
                   TOTAL INCURRED LOSSES           4,673            8,549
 Paid losses related to:
  Current year                                     3,391            2,856
  Prior year(s)                                    3,328           15,052
                                               ---------       ----------
                       TOTAL PAID LOSSES           6,719           17,908
 Balance as of December 31, 2009, net of
  reinsurance                                     13,142           66,234
 Plus: Reinsurance ceded and other (1)               217           33,313
                                               ---------       ----------
BALANCE AS OF DECEMBER 31, 2009, GROSS
 OF REINSURANCE                                   13,359           99,547
                                               ---------       ----------

(1) Reinsurance ceded and other includes claims and benefits payable balances that have either been (a) reinsured to third parties, (b) established for claims related expenses whose subsequent payment is not recorded as a paid claim, or (c) reserves established for obligations that would persist even if contracts were cancelled (such as extension of benefits), which cannot be analyzed appropriately under a roll-forward approach.

Short Duration Contracts

The Company's short duration contracts are comprised of group term life, group disability, medical, dental, and credit life. The principal products and services included in these categories are described in the summary of significant accounting polices. See Note 2 for further information.

Case and IBNR reserves are developed using actuarial principles and assumptions that consider, among other things, contractual requirements, historical utilization trends and payment patterns, benefit changes, medical inflation, seasonality, membership, product mix, legislative and regulatory environment, economic factors, disabled life mortality and claim termination rates and other relevant factors. The Company consistently applies the principles and assumptions listed above from year to year, while also giving due consideration to the potential variability of these factors.

Since case and IBNR reserves include estimates developed from various actuarial methods, the Company's actual losses incurred may be more or less than the Company's previously developed estimates. As shown in the table above, if the amounts listed on the line labeled "Incurred losses related to: Prior year" are negative (redundant) this means that the Company's actual losses incurred related to prior years for these lines were less than the estimates previously made by the Company. If the line labeled "Incurred losses related to: Prior year" are positive (deficient) this means that the Company's actual losses incurred related to prior years for these lines were greater than the estimates previously made by the Company.

The Group Term Life case and IBNR reserves redundancies in all years are due to actual mortality rates running below those assumed in prior year reserves, and actual recovery rates running higher than those assumed in prior year reserves.

Group Disability case and IBNR reserves show redundancies in 2008 and 2009 due to actual claim recovery rates exceeding those in prior year reserves. In 2007, there was a slight reserve deficiency as the block is small and subject to some volatility year to year.

The Company's group disability products are short duration contracts that include short and long term disability coverage. Case and IBNR reserves for long-term disability have been discounted at 5.25% in 2009. The December 31, 2009 and 2008 liabilities net of reinsurance include $65,007 and $73,673, respectively, of such reserves. The amount of discounts deducted from outstanding reserves as of December 31, 2009 and 2008 are $22,269 and $24,219, respectively.

Long Duration Contracts

The Company's long duration contracts are comprised of life insurance (no longer offered) and FFG and LTC disposed businesses. The principal products and services included in these categories are described in the summary of significant accounting polices. See Note 2 for further information.

The reserves for FFG and LTC are included in the Company's reserves in accordance with the insurance guidance, which is within ASC Topic 944, FINANCIAL SERVICES --INSURANCE. The Company maintains an offsetting reinsurance recoverable related to these reserves. See Note 9 for further information.

11. RETIREMENT AND OTHER EMPLOYEE BENEFITS

The Parent sponsors a defined benefit pension plan and certain other post retirement benefits covering employees and certain agents who meet eligibility requirements as to age and length of service. Plan assets of the defined benefit plans are not specifically identified by each participating subsidiary. Therefore, a breakdown of plan assets is not reflected in these financial statements. The Company has no legal obligation for benefits under these plans. The benefits are based on years of service and career compensation. The Parent's pension plan funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as the Parent may determine to be appropriate from time to time up to the maximum permitted, and to charge each subsidiary an allocable amount based on its employee census. Pension costs allocated to the Company were approximately $151, $124 and $124 for 2009, 2008 and 2007, respectively.

The Parent sponsors a defined contribution plan covering substantially all employees. The defined contribution plan provides benefits payable to participants on retirement or disability and to beneficiaries of participants in the even of the participant's death. The amounts expense by the Company related to this plan were $56, $58 and $68 in 2009, 2008 and 2007, respectively.

With respect to retirement benefits, the Company participates in other health care and life insurance benefit plans (postretirement benefits) for retired employees, sponsored by our Parent. Health care benefits, either through the parent's sponsored retiree plan for retirees under age 65 or through a cost offset for individually purchased Medigap policies for retirees over age 65, are available to employees who retire on or after January 1, 1993, at age 55 or older, with 10 years or more service. Life insurance on a retiree pay all basis, is available to those who retire on or after January 1, 1993. During 2009, 2008 and 2007 the Company incurred expenses related to retirement benefits of $19, $24 and $24, respectively.

12. DEFERRED POLICY ACQUISITION COSTS

Information regarding deferred policy acquisition costs follows:

                                                      DECEMBER 31,
                                           2009          2008           2007
-----------------------------------------------------------------------------------
Beginning balance                           $923         $1,037         $1,188
 Costs deferred                              658          1,330          1,506
 Amortization                               (986)        (1,444)        (1,432)
 Cumulative effect of change in
  accounting principle                        --             --           (225)
                                          ------       --------       --------
                          ENDING BALANCE    $595           $923         $1,037
                                          ------       --------       --------

13. GOODWILL

Information regarding goodwill is as follows:

                                              GOODWILL FOR THE YEAR ENDED
                                                     DECEMBER 31,
                                           2009          2008          2007
-----------------------------------------------------------------------------
Balance as of January 1:                   $2,038        $2,038        $2,038
 Impairment*                                 (924)           --            --
                                          -------       -------       -------
 Goodwill                                   2,038         2,038         2,038
 Accumulated impairments losses              (924)           --            --
                                          -------       -------       -------
              BALANCE AS OF DECEMBER 31:   $1,114        $2,038        $2,038
                                          -------       -------       -------

*   See Notes 2 and 4 for further information.

14. OTHER COMPREHENSIVE INCOME (LOSS)

The Company's components of other comprehensive income (loss), net of tax, are as follows:

                                                  UNREALIZED                               ACCUMULATED
                                              GAINS (LOSSES) ON                        OTHER COMPREHENSIVE
                                                  SECURITIES           OTTI               INCOME (LOSS)
---------------------------------------------------------------------------------------------------------------
Balance at December 31, 2007                         $1,234             $ --                   $1,234
Activity in 2008                                     (5,533)              --                   (5,533)
                                                   --------           ------                 --------
Balance at December 31, 2008                         (4,299)              --                   (4,299)
                                                   --------           ------                 --------
Cumulative effect of change in
 accounting principle (after-tax) (1)                  $(77)           $(157)                    (234)
Activity in 2009                                      7,802              151                    7,953
                                                   --------           ------                 --------
            BALANCE AT DECEMBER 31, 2009             $3,426              $(6)                  $3,420
                                                   --------           ------                 --------

(1) Related to the adoption of the new OTTI guidance for debt securities. See Notes 3 and 4 for further information.

The amounts in the unrealized gains (losses) on securities column are net of reclassification adjustments of $(321), $(3,279) and $(482), net of tax, in 2009, 2008 and 2007, respectively, for net realized gains (losses) on sales of securities included in net income. The amounts in the OTTI column are net of reclassification adjustments of $(96), net of tax, in 2009, for net realized gains (losses) on sales of securities included in net income.

15. RELATED PARTY TRANSACTIONS

The Company receives various services from the Parent. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment, information systems, actuarial and other administrative functions. The fees paid for these services for years ended December 31, 2009, 2008 and 2007 were $8,671, $8,403 and $9,605, respectively.

Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating as a separate company.

The Company cedes group liability business to its affiliate, Union Security Insurance Company ("USIC"). The Company has ceded $4,777, $7,806 and $6,813 of premium to USIC in 2009, 2008 and 2007, respectively. The Company has ceded $30,149, $30,802 and $29,569 of reserves in 2009, 2008 and 2007, respectively, to USIC. This agreement between the Company and its affiliate USIC was terminated effective January 1st, 2010 for new incurrals.

16. COMMITMENTS AND CONTINGENCIES

The Company leases sales office space under an operating lease arrangement. At December 31, 2009, the aggregate future minimum lease payments under this operating lease agreement were $155 for 2010. The Company does not have an operating lease arrangement that extends past 2010.

Rent expense was $233, $534 and $481 for 2009, 2008 and 2007 respectively.

The Company is involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. The Company may from time to time be subject to a variety of legal and regulatory actions relating to the Company's current and past business operations. While the Company cannot predict the outcome of any pending or future litigation, examination or investigation, and although no assurances can be given, the Company does not believe that any pending matter will have a material adverse effect on the Company's financial condition, results of operations, or cash flows.

On January 21, 2010, the SEC filed a civil complaint in the United States District Court for the Southern District of New York in connection with the previously disclosed SEC investigation into a finite reinsurance arrangement entered into by the Parent. In the complaint, the SEC charged the Parent with violating Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934, as amended, and Rules 12b-20, 13a-11 and 13a-13 thereunder. As previously disclosed by the Parent in a Current Report on Form 8-K on January 21, 2010, the Parent entered into a settlement with the SEC in which the Parent consented, without admitting or denying the allegations in the complaint, to the entry of a judgment requiring payment of a civil penalty of $3,500 and enjoining the Parent from violating the aforementioned federal securities laws. The court approved the settlement in a final judgment entered on January 25, 2010 and the Parent has paid the penalty.

As part of the settlement, the SEC granted permanent relief to the Company, exempting it from limitations on serving as depositor to investment companies under Section 9(a) of the Investment Company Act of 1940.

17. SUBSEQUENT EVENTS

On March 23, 2010, President Obama signed the Patient Protection and Affordable Care Act into law. The Company is in the process of evaluating the law's impact on its operations, which may be material.

               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                              AT DECEMBER 31, 2009
                      SCHEDULE I -- SUMMARY OF INVESTMENTS
                   OTHER-THAN-INVESTMENTS IN RELATED PARTIES

                                                                                              AMOUNT AT
                                                                                                WHICH
                                                                                              SHOWN IN
                                                 COST OR                                       BALANCE
                                                AMORTIZED                                       SHEET
                                                  COST                   FAIR
                                                                         VALUE
                                                                    (IN THOUSANDS)
-------------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
 United States Government and government
  agencies and authorities                            $452                   $539                   $539
 States, municipalities and political
  subdivisions                                      23,975                 25,503                 25,503
 Foreign governments                                   760                    845                    845
 Asset-backed                                          144                    150                    150
 Commercial mortgage-backed                          4,905                  5,001                  5,001
 Residential mortgage-backed                         6,796                  7,142                  7,142
 Corporate                                          64,277                 67,443                 67,443
                                               -----------            -----------            -----------
         TOTAL FIXED MATURITY SECURITIES           101,309                106,623                106,623
                                               -----------            -----------            -----------
EQUITY SECURITIES:
 Non-redeemable preferred stocks                     7,791                  7,574                  7,574
Commercial mortgage loans on real
 estate, at amortized cost                          27,302                 26,828                 27,302
Policy loans                                            78                     78                     78
Short-term investments                               3,891                  3,891                  3,891
Other investments                                    1,432                  1,432                  1,432
                                               -----------            -----------            -----------
                       TOTAL INVESTMENTS          $141,803               $146,426               $146,900
                                               -----------            -----------            -----------

               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
               FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 & 2007
              SCHEDULE III -- SUPPLEMENTARY INSURANCE INFORMATION

                DEFERRED               FUTURE
              ACQUISITION              POLICY                                      CLAIMS AND
                  COST              BENEFITS AND             UNEARNED               BENEFITS                PREMIUM
                                      EXPENSES               PREMIUMS               PAYABLE                 REVENUE
                                                             (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------------------------
2009               $595                $72,713                $9,391                $131,243                $42,841
                 ------                -------                ------                --------                -------
2008               $923                $52,837                $9,791                $141,692                $64,853
                 ------                -------                ------                --------                -------
2007             $1,037                $47,004                $9,722                $142,595                $60,212
                 ------                -------                ------                --------                -------

                                      BENEFITS             AMORTIZATION
                                   CLAIMS, LOSSES          OF DEFERRED
                  NET                    AND                  POLICY                OTHER*
               INVESTMENT            SETTLEMENT            ACQUISITION             OPERATING
                 INCOME               EXPENSES                COSTS                EXPENSES
                                               (IN THOUSANDS)
----------  ------------------------------------------------------------------------------------
2009             $8,161                $25,993                  $986                $12,860
                 ------                -------                ------                -------
2008             $8,810                $39,627                $1,444                $17,146
                 ------                -------                ------                -------
2007             $9,096                $40,690                $1,432                $15,608
                 ------                -------                ------                -------

*   Includes goodwill impairment and other expenses

               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                     FOR THE YEARS ENDED DECEMBER 31, 2009
                           SCHEDULE IV -- REINSURANCE

                                                             CEDED TO                 ASSUMED FROM
                                                              OTHER                      OTHER
                                                            COMPANIES                  COMPANIES
                                       DIRECT
                                       AMOUNT
                                                                (IN THOUSANDS)
-----------------------------------------------------------------------------------------------------------
LIFE INSURANCE IN FORCE               $2,592,928              $461,081                      $ --
                                    ------------            ----------                  --------
PREMIUMS:
 Life insurance                           11,785                 3,940                        --
 Accident and health insurance            43,102                17,409                     9,303
                                    ------------            ----------                  --------
             TOTAL EARNED PREMIUMS       $54,887               $21,349                    $9,303
                                    ------------            ----------                  --------
BENEFITS:
 Life insurance                           10,057                 4,737                        --
 Accident and health insurance            48,720                34,440                     6,393
                                    ------------            ----------                  --------
       TOTAL POLICYHOLDER BENEFITS       $58,777               $39,177                    $6,393
                                    ------------            ----------                  --------

                                                          PERCENTAGE OF
                                                              AMOUNT
                                                          ASSUMED TO NET
                                        NET
                                       AMOUNT
                                                (IN THOUSANDS)
----------------------------------  ---------------------------------------
LIFE INSURANCE IN FORCE               $2,131,847                 --
                                    ------------
PREMIUMS:
 Life insurance                            7,845                 --
 Accident and health insurance            34,996               26.6%
                                    ------------
             TOTAL EARNED PREMIUMS       $42,841               21.7%
                                    ------------
BENEFITS:
 Life insurance                            5,320                 --
 Accident and health insurance            20,673               30.9%
                                    ------------
       TOTAL POLICYHOLDER BENEFITS       $25,993               24.6%
                                    ------------

               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                     FOR THE YEARS ENDED DECEMBER 31, 2008
                           SCHEDULE IV -- REINSURANCE

                                                             CEDED TO                ASSUMED FROM
                                                              OTHER                      OTHER
                                                            COMPANIES                  COMPANIES
                                       DIRECT
                                       AMOUNT
                                                                (IN THOUSANDS)
----------------------------------------------------------------------------------------------------------
LIFE INSURANCE IN FORCE               $3,413,779              $591,163                      $ --
                                    ------------            ----------                 ---------
PREMIUMS:
 Life insurance                           16,192                 5,781                        --
 Accident and health insurance            51,050                21,628                    25,020
                                    ------------            ----------                 ---------
             TOTAL EARNED PREMIUMS       $67,242               $27,409                   $25,020
                                    ------------            ----------                 ---------
BENEFITS:
 Life insurance                           14,232                 7,574                        --
 Accident and health insurance            29,227                17,434                    21,176
                                    ------------            ----------                 ---------
       TOTAL POLICYHOLDER BENEFITS       $43,459               $25,008                   $21,176
                                    ------------            ----------                 ---------

                                                          PERCENTAGE OF
                                                              AMOUNT
                                                          ASSUMED TO NET
                                        NET
                                       AMOUNT
                                                (IN THOUSANDS)
----------------------------------  ---------------------------------------
LIFE INSURANCE IN FORCE               $2,822,616                 --
                                    ------------
PREMIUMS:
 Life insurance                           10,411                 --
 Accident and health insurance            54,442               46.0%
                                    ------------
             TOTAL EARNED PREMIUMS       $64,853               38.6%
                                    ------------
BENEFITS:
 Life insurance                            6,658                 --
 Accident and health insurance            32,969               64.2%
                                    ------------
       TOTAL POLICYHOLDER BENEFITS       $39,627               53.4%
                                    ------------

               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                     FOR THE YEARS ENDED DECEMBER 31, 2007
                           SCHEDULE IV -- REINSURANCE

                                                                  CEDED TO                ASSUMED FROM
                                       DIRECT                      OTHER                      OTHER
                                       AMOUNT                    COMPANIES                  COMPANIES
                                                                (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------
LIFE INSURANCE IN FORCE               $3,580,670                   $608,163                      $ --
                                    ------------                 ----------                 ---------
PREMIUMS:
 Life insurance                           15,896                      4,849                        --
 Accident and health
  insurance                               50,593                     19,656                    18,228
                                    ------------                 ----------                 ---------
        TOTAL EARNED PREMIUMS            $66,489                    $24,505                   $18,228
                                    ------------                 ----------                 ---------
BENEFITS:
 Life insurance                           11,420                      5,873                        --
 Accident and health
  insurance                               38,213                     20,494                    17,424
                                    ------------                 ----------                 ---------
  TOTAL POLICYHOLDER BENEFITS            $49,633                    $26,367                   $17,424
                                    ------------                 ----------                 ---------

                                                               PERCENTAGE OF
                                        NET                       AMOUNT
                                       AMOUNT                 ASSUMED TO NET
                                                (IN THOUSANDS)
-----------------------------  ------------------------------------------------
LIFE INSURANCE IN FORCE               $2,972,507                      --
                                    ------------
PREMIUMS:
 Life insurance                           11,047                      --
 Accident and health
  insurance                               49,165                    31.7%
                                    ------------
        TOTAL EARNED PREMIUMS            $60,212                    30.3%
                                    ------------
BENEFITS:
 Life insurance                            5,547                      --
 Accident and health
  insurance                               35,143                    49.6%
                                    ------------
  TOTAL POLICYHOLDER BENEFITS            $40,690                    42.8%
                                    ------------

               UNION SECURITY LIFE INSURANCE COMPANY OF NEW YORK
                     AS OF DECEMBER 31, 2009, 2008 AND 2007

                SCHEDULE V -- VALUATION AND QUALIFYING ACCOUNTS

                                                        ADDITIONS
                            BALANCE AT      CHARGED TO              CHARGED                          BALANCE AT
                           BEGINNING OF      COSTS AND             TO OTHER                            END OF
                               YEAR          EXPENSES              ACCOUNTS         DEDUCTIONS          YEAR
------------------------------------------------------------------------------------------------------------------
2009:
 Valuation allowance for
  deferred tax assets           $253            $ --                 $(108)            $ --              $145
 Valuation allowance for
  mortgage loans on real
  estate                        103              252                    --               --               355
                                ---            -----                 -----             ----             -----
                    TOTAL       $356            $252                 $(108)            $ --              $500
                                ---            -----                 -----             ----             -----
2008:
 Valuation allowance for          $
  deferred tax assets            --             $253                  $ --             $ --              $253
 Valuation allowance for
  mortgage loans on real
  estate                         70               33                    --               --               103
                                ---            -----                 -----             ----             -----
                    TOTAL       $70             $286                  $ --             $ --              $356
                                ---            -----                 -----             ----             -----
2007:
 Valuation allowance for          $
  deferred tax assets            --             $ --                  $ --             $ --              $ --
 Valuation allowance for
  mortgage loans on real
  estate                         33               37                    --               --                70
                                ---            -----                 -----             ----             -----
                    TOTAL       $33              $37                  $ --             $ --               $70
                                ---            -----                 -----             ----             -----